AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2002

                                                      REGISTRATION NO. 333-90736
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                               AMENDMENT NO. 1 TO
                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             WESTERN OIL SANDS INC.
             (Exact name of Registrant as specified in its charter)

         ALBERTA, CANADA                        1311                            NOT APPLICABLE
(Province or other jurisdiction of   (Primary Standard Industrial       (I.R.S. Employer Identification
incorporation or organization)       Classification Code Number)                No., if applicable)

SUITE 2400, ERNST & YOUNG TOWER, 440 SECOND AVENUE S.W., CALGARY, ALBERTA, T2P 5E9, (403) 233-1700
   (Address and telephone number of Registrant's principal executive offices)

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                               NEW YORK, NY 10011
                                 (212) 894-8700
            (Name, address and telephone number (including area code)
                   of agent for service in the United States)

                                   -----------

                                   COPIES TO:

   CHARLES BERARD                                    DALE M. SARRO
  MACLEOD DIXON LLP                                 ANDREW J. FOLEY
3700, 400-3 AVENUE SW                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON
 CALGARY, AB T2P 4H2                          1285 AVENUE OF THE AMERICAS
   (403) 267-8222                               NEW YORK, NY 10019-6064
                                                    (212) 373-3000

                                   -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                                   -----------

                           PROVINCE OF ALBERTA, CANADA
                (Principal jurisdiction regulating this offering)

                                   -----------

It is proposed that this filing shall become effective (check appropriate box below):

A. [_] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.   [X]:at some future date (check appropriate box below)

         1. [_] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
         2. [_] pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
         3. [X] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
         4. [_] after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [_]



         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

================================================================================

                                     PART I
                           INFORMATION REQUIRED TO BE
                       DELIVERED TO OFFEREES OR PURCHASERS



NO SECURITIES REGULATORY AUTHORITY HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENCE TO CLAIM OTHERWISE.

                              SHORT FORM PROSPECTUS

New Issue                                                          July 8, 2002


                                    [GRAPHIC]
                           [LOGO - WESTERN OIL SANDS]

                             Western Oil Sands Inc.

                    Exchange Offer for US$450,000,000 of our
                      8 3/8% Senior Secured Notes Due 2012

                                     -------

TERMS OF THE EXCHANGE OFFER


         o It will expire at 5:00 p.m., New York City time, on August 9, 2002, unless we extend it.


         o If all the conditions to this exchange offer are satisfied, we will exchange all of our 8 3/8% Senior Secured Notes due 2012 issued on April 23, 2002, which we refer to as the initial notes, that are validly tendered and not withdrawn for new notes, which we refer to as the exchange notes.

         o You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

         o The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

         THERE IS NO MARKET THROUGH WHICH THESE SECURITIES MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL SECURITIES PURCHASED UNDER THE SHORT FORM PROSPECTUS.

         BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE
SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 17.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         NO UNDERWRITER HAS BEEN INVOLVED IN THE PREPARATION OF THIS SHORT FORM PROSPECTUS OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS SHORT FORM PROSPECTUS.



         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales or exchange notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


Summary............................................................            1
Risk Factors.......................................................           16
Use of Proceeds....................................................           31
Capitalization.....................................................           32
Selected Consolidated Financial Data...............................           33
Management's Discussion and Analysis of Financial Condition
and Results of Operations..........................................           34
Business...........................................................           39
Management.........................................................           64
Executive Compensation and Remuneration of Directors...............           69
Stock Options......................................................           70
Certain Relationships and Related Transactions.....................           71
Security Ownership of Principal Shareholders and Management........           72
Description of Contingent Equity...................................           72
Inter-Creditor Agreements and Collateral...........................           73
Description of Other Indebtedness..................................           81
The Exchange Offer.................................................           84
Description of the Exchange Notes..................................           91
Description of the Initial Notes...................................          141
Book-entry, Delivery and Form......................................          141
Registration Rights................................................          144
Income Tax Consequences............................................          146
Plan of Distribution...............................................          149
Certain Legal Matters..............................................          150
Experts............................................................          150
Interest of Experts................................................          150
Independent Accountants............................................          150
Where You Can Find More Information................................          151
Index to Financial Statements......................................          F-1
Summary of the Report of Gilbert Laustsen Jung Associates Ltd......          A-1
Purvin & Gertz, Inc. Summary Review of the Athabasca Oil Sands
Project, Including Reports by NorWest Mine Services, Inc...........          B-1
Purvin & Gertz, Inc. Update of Summary Review of the Athabasca
Oil Sands Project, Including NorWest's Update of Muskeg River......          C-1
Certificate of Western Oil Sands Inc...............................          D-1


                                     -------

                       DOCUMENTS INCORPORATED BY REFERENCE

         INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM DOCUMENTS FILED WITH SECURITIES COMMISSIONS OR SIMILAR REGULATORY AUTHORITIES IN CANADA. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Western at Suite 2400, 440 Second Avenue S.W., Calgary, Alberta, T2P 5E9 (Telephone (403) 233-1700). The following documents have been filed with the securities commission or similar authority in each of the provinces of Canada and are specifically incorporated by reference into, and form an integral part, of this short form prospectus:

         1.       the Annual Information Form dated May 10, 2002; and

         2. the Management Information Circular dated March 27, 2002 in connection with the annual and special meeting of shareholders held on May 7, 2002 (excluding those portions thereof which, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein, being the disclosure given under the headings "Composition of the Compensation Committee", "Report on Executive Compensation" and "Report on Corporate Governance").

         We also incorporate by reference any other filings made with the Securities and Exchange Commission, or the Commission, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to termination of this exchange offering.

         Any of the following documents, if filed by us with the provincial securities commissions or similar authorities in Canada after the date of this short form prospectus and before the termination of the offering, are deemed to be incorporated by reference in this short form prospectus:

                  (a) material change reports (except confidential material change reports);

                  (b)      comparative interim financial statements;

                  (c) comparative financial statements for Western's most recently completed financial year, together with the accompanying report of the auditor; and

                  (d) information circulars (other than any disclosure comparable to the portion of our Management Information Circular dated March 27, 2002 which is not incorporated in this short form prospectus).

         Documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this short form prospectus or in any other subsequently filed document that is also incorporated by reference in this short form prospectus.

           ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

         We are a corporation organized under the laws of Alberta, Canada and are governed by the applicable provincial and federal laws of Canada. Most of our directors and officers and some of the experts named in this prospectus reside principally in Canada. Because these persons are located outside the United States it may not be possible for you to effect service of process within the United States upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because all or a substantial portion of our assets and the assets of these persons are located outside the United States. We have been advised by Macleod Dixon LLP, our Canadian counsel, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, our directors and officers or the experts named in this prospectus.

                      PRESENTATION OF FINANCIAL INFORMATION

         The historical financial statements contained in this prospectus are reported in Canadian dollars and have been prepared in accordance with generally accepted accounting principles in Canada. Note 13 to our historical consolidated financial statements contained in this prospectus summarizes the differences between generally accepted accounting principles in Canada and in the United States.

                               EXCHANGE RATE DATA

         We prepare our financial statements in Canadian dollars. In this prospectus, unless otherwise specified, all references to "$" refer to Canadian dollars and all references to "US$" refer to United States dollars.


         The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates on the last day of each month during the period indicated and the exchange rates at the end of the period for one Canadian dollar, expressed in United States dollars, based on the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.


                                                  YEAR ENDED DECEMBER 31,
                                                 1999       2000      2001
                                                 ----       ----      ----

High for period..........................       0.6925     0.6969    0.6697
Low for period...........................       0.6535     0.6410    0.6241
End of period............................       0.6925     0.6669    0.6279
Average for period.......................       0.6746     0.6734    0.6459

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. The words "believe", "expect", "intend", "estimate" and "anticipate" and similar expressions, as well as future or conditional verbs such as "will", "should", "would" and "could" often identify forward-looking statements. Specific forward-looking statements contained in this prospectus include, among others, statements regarding:

         o our expected operational and financial performance in future periods, including projected commodity price, production and cash flows as set forth in the Purvin & Gertz, Inc. reports attached to this prospectus as Appendices B and C;

         o the completion of, and the capital expenditures for, the Project's construction;

         o timing for achieving construction completion, start-up and commercial operation of the Project;

         o our ability to obtain equipment, feedstocks and labor in a timely and cost effective manner;

         o our ability to market products successfully to our anticipated customers;

         o        the impact of increasing competition;

         o        our ability to obtain financing on acceptable terms;

         o        our estimated cost to operate and maintain the Project; and

         o our resources and reserves and the estimated present value of our future net cash flows.

         Some of the risks that could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

         o        volatility of oil and natural gas prices;

         o        performance of facilities owned or operated by third parties;

         o        labor and/or equipment shortages, disruptions or costs;

         o        uncertainty of estimates of oil resources and reserves;

         o        competition;

         o difficulties encountered and costs incurred during the extraction and processing of bitumen and upgrading of bitumen products;

         o difficulties encountered and costs incurred in delivering upgraded bitumen products to commercial markets;

         o inability to complete construction of the Project within the contemplated timing or costs;

         o        difficulties or delays encountered in start-up of operations;

         o        availability and prices of alternative products;

         o        changes in customer demand;

         o        currency fluctuations;

         o        uncertainty in our ability to attract capital;

         o changes in, or the introduction of new, government regulations relating to the oil sands business;

         o        compliance with environmental regulations;

         o liabilities stemming from damage, including damage to the environment;

         o loss of the services of any of our executive officers or key employees;

         o lack of sole control over expenditure decisions relating to the Project; and

         o        adverse changes in the economy generally.

         The information contained in this prospectus, including the information provided under the heading "Risk Factors", identifies additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

         Our forward-looking statements are expressly qualified in their entirety by this cautionary statement. Our forward-looking statements are only made as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.


         PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying summary financial projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP audit report included in this prospectus relates to our historical financial information. It does not extend to the summary financial projections and should not be read to do so.


                          DEFINITIONS AND OTHER MATTERS

         As used in this prospectus, the following terms have the meaning indicated:

         "(0)API" means degrees API, a measure of the density of crude oil and oil products;

         "ATCO Power" and "ATCO Pipelines" means ATCO Power Canada Ltd. and ATCO Gas and Pipelines Ltd., respectively, each subsidiaries of ATCO Ltd.;

         "bbls", "Mbbls" and "MMbbls" mean barrels, thousand barrels and million barrels, respectively;

         "bbls/d" means barrels per day;

         "BHP" means Broken Hill Proprietary Company Limited;

         "btu" and "MMbtu" mean British thermal units and million British thermal units, respectively;

         "Corridor" means Corridor Pipeline Ltd., a subsidiary of BC Gas Inc.;

         "EBITDA" means earnings before deducting interest expenses, taxes, depletion, depreciation and amortization;

         "Edmonton Par" means light sweet crude oil at a reference sales point in Edmonton, Alberta in western Canada, a common benchmark for Canadian crude oil that typically trades at a small discount to WTI;

         "finding and development costs" means capital costs to acquire, explore for, and develop reserves;

         "GAAP" means generally accepted accounting principles;

         "Henry Hub" means natural gas located at a reference sales point in the state of Louisiana in the southern United States;

         "HSVGO" means heavy sour vacuum gas oil;

         "probable reserves" means those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggests the likelihood of their existence and future recovery;

         "Project" means the design and construction of facilities and the implementation of operations of the Muskeg River mine, extraction plant, upgrader, ATCO cogeneration facilities, Corridor Pipeline and all other facilities and related agreements necessary to mine, extract, transport and upgrade bitumen from oil sands deposits on the western portion of Lease 13;

         "Project administrator" means Shell Canada Limited;

         "proved reserves" means those quantities of reserves estimated as recoverable with a high degree of certainty under current technology and existing economic conditions, from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data;

         "Purvin & Gertz" and "PGI" mean Purvin & Gertz, Inc.;

         "resources" means in-place bitumen where the ore contains greater than 7% bitumen and the in-place ratio of total volume to bitumen is less than 12:1 with the waste to ore stripping ratio less than 1.5:1. Resources are not necessarily economically extractable;

         "sour condensate" means high sulphur liquid hydrocarbon obtained from natural gas wells or plants;

         "Suncor" means Suncor Energy Inc.;

         "Syncrude" means Syncrude Canada Ltd.;

         "start-up" means the date on which first scheduled production from the Project occurs;

         "TMPL" means Trans Mountain Pipeline Company Ltd., a subsidiary of BC Gas Inc.;

         "ton" means 2000 pounds and is equivalent to approximately 0.91 tonnes;

         "tonne" means 1000 kilograms and is equivalent to approximately 1.1 tons; and

         "turnaround" means planned maintenance of a facility undertaken periodically and which normally is of a significant nature requiring the complete shut-down of the facility;

         "WTI" means West Texas Intermediate grade crude oil at a reference sales point in Cushing, Oklahoma, a common benchmark for crude oil.

         All reserve estimates, including proved and probable reserves, have been independently estimated and verified by Gilbert Laustsen Jung Associates Ltd., independent petroleum consultants of Calgary, Alberta, in their report dated April 4, 2002. References in this prospectus to "GLJ" refer to Gilbert Laustsen Jung Associates Ltd. and to the "GLJ report" refer to the report of GLJ dated April 4, 2002. A summary of the GLJ report is attached to this prospectus as Appendix A.


         All resource estimates have been independently verified by NorWest Corporation (formerly NorWest Mine Services, Inc.), independent mining consultants of Salt Lake City, Utah, in their report dated January 18, 2000. All references in this prospectus to "NorWest" refer to NorWest Corporation and to the "NorWest report" refer to the report of NorWest dated January 18, 2000.


         The definitions of "probable reserves", "proved reserves" and "resources" have been provided to us by our independent consultants. The definitions of "proved reserves" and "resources" are not necessarily equivalent to those definitions required by the Commission. The Commission does not have a definition of "probable reserves".

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CLOSELY. EXCEPT WHERE THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES IN THIS PROSPECTUS TO (I) "WESTERN", "WE", "OUR" AND "US" REFER TO WESTERN OIL SANDS INC. AND ALL OF OUR SUBSIDIARIES, INCLUDING WESTERN OIL SANDS L.P., THE WHOLLY-OWNED LIMITED PARTNERSHIP THROUGH WHICH WE HOLD OUR INTEREST IN THE JOINT VENTURE; (II) "SHELL" AND "CHEVRON" REFER TO SHELL CANADA LIMITED AND CHEVRON CANADA LIMITED, RESPECTIVELY; AND (III) "OWNERS" REFERS TO WESTERN, SHELL AND CHEVRON, COLLECTIVELY.

         THE TERM "INITIAL NOTES" REFERS TO THE 8 3/8% SENIOR SECURED NOTES DUE 2012 THAT WERE ISSUED ON APRIL 23, 2002 IN A PRIVATE OFFERING. THE TERM "EXCHANGE NOTES" REFERS TO THE 8 3/8% SENIOR SECURED NOTES DUE 2012 OFFERED BY THIS PROSPECTUS. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE TERM "NOTES" REFERS TO THE INITIAL NOTES AND THE EXCHANGE NOTES, COLLECTIVELY.

OUR COMPANY

         We hold a 20% undivided ownership interest in a multi-billion dollar joint venture that is exploiting a portion of one of the largest reservoirs of crude oil in the world. Shell and Chevron hold the remaining 60% and 20% ownership interests in the joint venture, respectively. The Project, which includes facilities owned by the joint venture and third parties, will use established processes to mine oil sands deposits, extract and transport bitumen, and upgrade the bitumen into synthetic crude oil and vacuum gas oil, or VGO.

         The initial design capacity for the Project supports a non-declining bitumen production rate of approximately 155,000 bbls/d that, together with purchased feedstocks, supports total upgraded output of approximately 190,000 bbls/d. At full capacity, our share of the expected upgraded output will be approximately 38,000 bbls/d. Following start-up, we believe that the owners will be able to increase production at a relatively low capital cost through the implementation of debottlenecking and other initiatives.

         We have agreed to sell our share of VGO production, which will be approximately 12,000 bbls/d, to an affiliate of Shell under a long-term sales agreement, and we will take the remainder of our share of total sales volumes and market it to refineries throughout North America.

         The joint venture will develop the western portion of Lease 13, a large oil sands lease in the Athabasca region of northeastern Alberta, Canada, held by the owners and granted by the Government of Alberta. According to GLJ, the western portion of Lease 13 contains approximately 1.7 billion bbls of proved and probable reserves and is sufficient for 30 years of non-declining bitumen production at 155,000 bbls/d. We have the option to participate in expansion opportunities, including on the remainder of Lease 13 and on two other nearby oil sands leases owned by Shell, referred to as Leases 88 and 89. The following table outlines the joint venture's proved and probable reserves on the western portion of Lease 13, as estimated by GLJ, and the resources available for future expansion opportunities on the remainder of Lease 13 and Leases 88 and 89, as verified by NorWest:

                                                          TOTAL        OUR SHARE
                                                          -----        ---------
                                                         (MMBBLS)       (MMBBLS)
                                                         --------       --------

JOINT VENTURE
  Reserves on western portion of Lease 13..........       1,681            336
                                                          =====            ===

FUTURE OPPORTUNITIES(1)
  Resources on remainder of Lease 13...............       3,200            640
  Resources on Leases 88 and 89....................       3,900            780
                                                          -----            ---

                                                          7,100          1,420
                                                          =====          =====
------------------------
(1) Assumes we maintain a 20% participation, which entails certain significant costs and risks. See "Risk Factors."

         We were selected by Shell in July 1999 to participate in the joint venture due to our considerable expertise in mining and resource extraction, which is critical to the success of any oil sands project and complements Shell's expertise in hydrocarbon management and upgrading. We have a combined 500 man years of mining and resource extraction expertise derived from the design, development and construction of over 15 mining and processing facilities throughout the world. We are actively involved in the construction of, and will have primary operational responsibility for, the mine and the extraction plant.

OUR INDUSTRY


         Oil sands are composed primarily of sand, bitumen, mineral rich clays and water. Bitumen, in its raw state, is a heavy, viscous, crude oil. According to the Alberta Energy and Utilities Board, or AEUB, total Canadian in-place bitumen volume is approximately 2.5 trillion bbls, of which 300 billion bbls are potentially recoverable under anticipated technology and economic conditions. While not an exact comparison, according to Canada's National Energy Board, or NEB, these potentially recoverable bitumen resources are approximately equivalent in size to Saudi Arabia's proved conventional oil reserves.


         Existing oil sands operators Suncor and Syncrude have focused their oil sands developments in northern Alberta, at sites near Lease 13, since 1967 and 1978, respectively. Syncrude is a joint venture among several oil and gas producers, including Imperial Oil Resources (an affiliate of Exxon Mobil Corporation) and Petro-Canada. Suncor and Syncrude have reported their 2001 average daily synthetic crude oil production as 123,200 bbls/d and 223,000 bbls/d, respectively.

THE PROJECT

         Shell initiated the development of the western portion of Lease 13 due in part to the success experienced by other oil sands operators in reducing their capital and operating costs through the evolution of mining and extraction processes and favorable changes to the governmental tax and royalty regimes applicable to oil sands operations. Shell initially chose BHP to participate in the pre-feasibility and feasibility studies of the Project due to BHP's expertise in mining and mineral extraction. Following BHP's withdrawal from the Project, we employed most of the BHP team involved in the execution of the feasibility study. Shell conducted an extensive review of potential replacements and selected Chevron and Western to participate in the joint venture.

         The Project consists of several critical facilities owned by the joint venture, as well as other facilities owned by third parties:


JOINT VENTURE FACILITIES

Muskeg River Mine:                      Located on the western portion of Lease
                                        13, the mine will employ proven
                                        continuous open pit mining methods in a
                                        truck and shovel operation to mine the
                                        oil sands.

Extraction Plant:                       Located at the Muskeg River mine, the
                                        extraction plant will separate the
                                        bitumen from the mined oil sands.

Upgrader:                               Located adjacent to Shell's Scotford
                                        refinery, the upgrader will convert
                                        bitumen and other feedstocks into
                                        synthetic crude oil streams and VGO
                                        utilizing a proven hydro-conversion
                                        process.

SHARED FACILITIES

Hydrogen Manufacturing Unit, or         Owned by the owners and an affiliate of
  HMU:                                  Shell, the HMU is located at the
                                        upgrader and will supply approximately
                                        75% of the hydrogen requirements of the
                                        upgrader.

THIRD-PARTY FACILITIES

Corridor Pipeline:                      Owned by Corridor, the pipelines will
                                        transport diluted bitumen from the
                                        extraction plant to the upgrader via a
                                        444 kilometer pipeline and synthetic
                                        crude oil from the upgrader to the
                                        pipeline systems in Edmonton, Alberta
                                        via a 43 kilometer pipeline.

ATCO Cogeneration Facilities:           Owned by ATCO Power, the cogeneration
                                        facilities will be located at the Muskeg
                                        River mine and upgrader, and will supply the power and steam requirements of the mine and extraction plant and the upgrader.

ATCO Gas Pipeline:                      Owned by ATCO Pipelines, this pipeline
                                        connects the intra-Alberta gas pipeline
                                        network, west of the Muskeg River mine,
                                        to the mine and cogeneration facility.

         Financing for the HMU has been obtained by the owners and an affiliate of Shell. Each of Corridor, ATCO Power and ATCO Pipelines are responsible for financing their respectively owned facilities.

         The Project uses engineering, procurement and construction management organizations, or EPCM contractors, with significant experience in large-scale construction projects, including other oil sands projects. The Project's design, engineering and procurement are substantially complete and construction is at peak activity levels. We believe the Project will start-up late in the fourth quarter of 2002 and will reach 85% of design capacity in the second quarter of 2003. The Project administrator's view is that start-up could slip into early 2003. Operations teams have been established and are working closely with the EPCM contractors and owners' management groups to optimize start-up performance.


         As of March 31, 2002, engineering and construction of the mining and extraction facility were approximately 100% and 79% complete, respectively. As of March 31, 2002, engineering and construction of the upgrader were approximately 98% and 69% complete, respectively. All major equipment purchases are complete or under committed cost agreements. Based on information available to us as of March 31, 2002, we have estimated our share of forecasted total costs to be approximately $961.6 million, which is approximately 3.6% less than the Project administrator's current view of costs. Labor productivity levels and other costs at each construction site have varied throughout the development of the Project and labor productivity and such other costs have not met our expectations. We believe, therefore, that our share of forecasted total costs will increase and that such increase may be material.


OUR STRENGTHS

LARGE RESOURCE BASE WITH SIGNIFICANT RESERVES AND OPPORTUNITIES FOR EXPANSION

         The oil sands in the Athabasca region represent the largest known single source of crude oil in Canada. According to GLJ, the western portion of Lease 13 contains approximately 1.7 billion bbls of proved and probable reserves, which is sufficient for 30 years of non-declining bitumen production at 155,000 bbls/d. Our share of total reserves is approximately 336 million bbls. Total estimated bitumen reserves and resources of Leases 13, 88 and 89 are, according to GLJ and NorWest, approximately 8.8 billion bbls, with our share, assuming we maintain a 20% participation, totaling approximately 1.8 billion bbls.

LOWER COST AND RISK PROFILE COMPARED TO CONVENTIONAL OIL EXPLORATION AND PRODUCTION

         Unlike conventional oil exploration and production, the Project is expected to have a constant non-declining rate of daily production and therefore will not have to incur ongoing exploration risk to maintain its production rate. Our total costs per bbl, which include operating, finding and development and royalty costs, are expected to be lower than the average total costs per bbl for conventional oil producers primarily due to our finding and development costs which are currently estimated to be less than $2.90 per bbl. Our royalties are expected to be less than 1% of gross revenues until capital costs associated with the mine and extraction plant, including a return on capital, are fully recovered. Income taxes will be deferred due to accelerated capital cost allowances.

STRONG SPONSORSHIP

         The joint venture benefits from the participation, sponsorship and execution capabilities of Shell and Chevron. Shell and its affiliates provide significant expertise in the upgrading process and in managing large and multi-stage projects around the world. Chevron and its affiliates provide substantial expertise in the upgrading process as a recognized leader in catalysts and hydro-cracking and hydro-treating technologies. In addition, both Shell and Chevron add significant refining expertise and have extensive capital resources.

PROVEN PROCESSES

         The Project will use many of the operating processes employed by other oil sands operations in the Athabasca region. The joint venture benefits from knowledge of process improvements that have resulted in operating efficiencies and reduced operating costs for other oil sands projects over the last several years. In addition, the Project has adopted mining and extraction techniques commonly used in other mineral extraction processes, including those for copper, gold, coal and nickel, that are expected to further improve operating efficiency and product quality and reduce environmental emissions. The oil sands extraction process employed by the Project was successfully tested during the 12 month operation of the Project's pilot plant. Furthermore, the upgrader will utilize a process that is employed by a number of other upgraders and refineries in North America, including Syncrude.

ESTABLISHED MARKETS FOR PRODUCTS

         We have agreed to sell our share of VGO production, which will be approximately one-third of our share of upgraded output, to an affiliate of Shell under a long-term sales agreement. The remaining upgrader output and any third party feedstocks will initially form the basis for two streams of synthetic crude oil (one heavy and one light), and later a single stream, which we intend to sell to numerous refineries throughout North America. Synthetic crude oil has been produced by other oil sands projects in the Athabasca region for more than 20 years, and has competed with conventional crude oil production. We expect that the demand for the two synthetic crude oil streams which we initially produce will be strong due to their favorable sulphur and aromatics content. We believe that within one year of start-up we will be in a position to take our share of upgrader output and create a single stream blend which we believe will have an even higher demand and a greater value than the two synthetic crude oil streams.

EXPERIENCED WESTERN MANAGEMENT TEAM

         We contribute design, construction and operations expertise for the critical mining and extraction processes of the joint venture. In June 1999, Guy Turcotte, our President and CEO, joined 20 former BHP personnel, who have a combined 500 man years of mining and resource extraction expertise, to form Western and to participate in the joint venture. In addition, Mr. Turcotte has more than 20 years of oil and gas production and marketing experience. He was the founder of Chauvco Resources Ltd. (sold to Pioneer Natural Resources Company in 1997) and is the Chairman and CEO of Fort Chicago Energy Partners, the largest partner in the $5 billion Alliance Pipeline.

PROJECT FEASIBILITY REPORTS AND INDEPENDENT REVIEWS

         Since 1996, numerous studies, reports and reviews from independent experts and consultants have been commissioned. The most recent of these studies, reports and reviews include:

FIRM                                                                 STUDY                                           DATE
----                                                                 -----                                           ----
Shell, BHP and third parties......   Feasibility Study                                                           November 1999

GLJ...............................   Reserve Evaluation(1)                                                       April 2002

Purvin & Gertz....................   Update of Summary Review of the Athabasca Oil Sands Project, Including      April 2002
                                     NorWest's Update of Muskeg River(2)
                                     Summary Review of the Athabasca Oil Sands Project, Including Reports by     August 2001
                                     NorWest Mine Services, Inc.(2)

NorWest...........................   Update of Muskeg River Mine Construction Status(3)                          April 2002
                                     Update of Athabasca Oil Sands Project Due Diligence Report(3)               June 2001
                                     Review of Extraction Plant Reports, Muskeg River Oil Sands Projects(3)      June 2001
                                     Western Oil Sands Bitumen Reserves and Resources Report                     January 2000

------------------------
(1)      A summary of the GLJ report is attached as Appendix A.

(2) Attached as Appendices B and C and referred to as the Purvin & Gertz report.

(3)      Summarized in the Purvin & Gertz report.

PRE-FEASIBILITY AND FEASIBILITY STUDIES

         In 1996, Shell and BHP undertook a $133 million pre-feasibility and feasibility study process that lasted approximately four years. These studies identified and designed mitigation programs for the major risks regarding the design, engineering, construction and operation of the mine, extraction plant and upgrader. The feasibility study considered, among other things, resource characterization and reserves, proposed technical scope and associated facility costs, commercial arrangements, environmental considerations, risk factors and risk mitigation and economics. Additionally, the feasibility study included third-party technical analysis. The technical risks that were identified in the feasibility study were tested in pilot plant operations, which ran for a 12 month period and produced bitumen that exceeded the quality specifications required by the upgrader.

RESERVE EVALUATION

         We engaged GLJ to conduct reserve estimates and an economic evaluation of our interest in the joint venture. Established in 1972, GLJ provides independent geological and engineering consulting services to companies in the petroleum industry, including reserve and economic evaluations, technical studies, advice and opinions. The GLJ report considered, among other things, resource estimates, capital and operating costs, production rates and forecasted oil and natural gas prices in its economic evaluation. These evaluations estimate approximately 1.1 billion bbls of proved and 1.7 billion bbls of proved plus probable crude oil reserves for the western portion of Lease 13.

UPGRADER AND SUMMARY PROJECT REVIEWS

         We engaged Purvin & Gertz to prepare an independent review of the upgrader. Purvin & Gertz is an oil and gas industry engineering and consulting firm that has been providing companies in the oil and gas industry with independent consulting reports for over 50 years. The Purvin & Gertz report considered, among other things, upgrader facilities and process risk, utilities and offsites, project contractors, feedstock and product prices, and capital and operating costs. Its report concluded that, subject to suitable bitumen feed quality from the Muskeg River mine, it did not see a major technology risk with the upgrading process and our operating cost estimates were reasonable.

         We also engaged Purvin & Gertz to provide us with reviews of the Project as a whole, including summaries of other independent reviews. This report covers all major facilities, capital costs, project schedules, processes, operating costs and joint venture and related agreements. The report confirmed the technical feasibility and economics of the Project and analyzed projected financial results for our share of the joint venture. The most recent report updates the capital cost, schedule and projected financial results of the Project.

JOINT VENTURE AGREEMENT

         The joint venture among the owners commenced December 6, 1999. Under the joint venture agreement, an executive committee, comprised of two members from each of Shell, Chevron and Western, has the authority to make most decisions related to the Project. Voting on the executive committee is based on each owner's ownership interest. Except for a limited number of matters relating to specific operational aspects of the upgrader, ordinary resolutions require the votes of two or more owners with combined votes in excess of 50% of the owners' interests. In respect of maintenance shutdown or for safety, environmental or regulatory compliance under applicable laws relating to the upgrader and refinery, ordinary resolutions require the votes of one or more owners with combined votes in excess of 50% of the owners' interests. Extraordinary resolutions of the executive committee require the votes of two or more owners holding combined ownership interests representing at least 85% of the owners' interests. Given the current interests of the owners in the joint venture, extraordinary resolutions effectively require unanimity. Extraordinary resolutions are required for, among other things, material changes in basic design, suspension of construction, certain curtailments or permanent shut down and abandonment of facilities, and removal of the project administrator or an operator. Unanimous approval of the owners is expressly required for, among other things, mortgaging or encumbering joint venture assets and amendments to certain Project agreements.

FINANCING PLAN


         We estimate our forecasted total costs, prior to mitigation initiatives, to be approximately $961.6 million. As of December 31, 2001, we had incurred approximately $613.5 million of these costs and had approximately $348.1 million of remaining forecasted total costs to be incurred. As of March 31, 2002, we estimate that our remaining forecasted total costs to be incurred are $243.9 million, which includes $29.5 million for unallocated contingencies and allowances. We estimate that the net proceeds we received from the offering of the initial notes, together with all our other sources of funds, will be sufficient to fully fund our remaining forecasted total costs. We also have an $88 million subordinated cost overrun facility which can be drawn at any time to fund Project costs, and Project delay/cost overrun insurance which are not included as sources of funds. Furthermore, our net revenues prior to March 31, 2003, are estimated by Purvin & Gertz to be up to $50 million using our start-up assumptions.


         The table below summarizes our projected sources and uses of capital from March 31, 2002:

SOURCES OF FUNDS                                                 USES OF FUNDS
----------------                                                 -------------
(IN MILLIONS)                                                    (IN MILLIONS)
Senior secured notes(1)...........................        $710.9 Remaining forecasted total costs(3)...............      $243.9
Senior credit facility(2).........................          75.0 Interest during construction(4)...................        67.9
Cash and cash equivalents.........................          70.2 Repay existing indebtedness(5)....................       473.9
                                                                 Financing fees and expenses.......................        17.2
                                                                 General corporate purposes(6).....................        53.2
                                                          ------                                                         ------
TOTAL SOURCES.....................................        $856.1 TOTAL USES........................................      $856.1
                                                          ======                                                         ======

------------------------
(1) US$450 million converted to Canadian dollars at noon buying rate on April 16, 2002, which was US$1.00 = $1.5798.

(2) Represents the amount available to be drawn on this facility which is comprised of a $75 million debt service/completion facility and a $25 million letter of credit facility.

(3) Represents those forecasted total costs to be incurred after March 31, 2002 and includes $38.7 million of our estimated operating expenses from start-up until March 31, 2003. Forecasted total costs currently exceed the original budget contained in the feasibility study. Does not include capital leases or any associated capital costs incurred by us in respect of the HMU.

(4) Includes funds to pay the first two interest payments on the notes and interest payments on the senior credit facility.

(5) Includes, as of March 31, 2002, outstanding indebtedness under our existing $535 million senior credit facility of $418.5 million and fees of $55.4 million owed to Shell. Concurrent with the closing of the offering of the initial notes, all amounts owed under our $535 million senior credit facility (with the exception of any bankers' acceptances outstanding on the Issue Date that were effectively defeased using a portion of the proceeds of the offering of the initial notes) and amounts owed to Shell were repaid and the $535 million senior credit facility was cancelled.

(6) Includes cash to be used for general and administrative expenses and other corporate purposes as well as for working capital, including $11.8 million for the payment of accounts payable.

EQUITY PLACEMENTS

         Since our incorporation in 1999, we have raised equity of $459.8 million. Our most recent equity financings of $47.4 million (through a rights offering) and $2.6 million (through a private placement) were completed in October and November of 2001, respectively. In addition to equity raised to date, certain of our existing investors have agreed to purchase, at our option, $48.9 million of equity which is available to us at any time prior to March 31, 2003 to provide further financial flexibility.

SENIOR CREDIT FACILITY

         On April 23, 2002, we executed a credit agreement for a senior credit facility of $100 million, which is comprised of a $75 million debt service and construction completion facility which is to be used to fund the first two interest payments on the notes and interest on the senior credit facility, with the surplus to be available to fund Project construction costs as required, and a $25 million letter of credit facility which is to be used to support our overdraft arrangements under the joint venture agreement and our reclamation obligations.

SUBORDINATED COST OVERRUN FACILITY

         We have an $88 million subordinated cost overrun facility which can be used at our option at any time to fund certain Project costs. Borrowings under this facility can be converted by us at maturity at our option into our Common Shares. We have not drawn on this facility.

PROJECT DELAY/COST OVERRUN INSURANCE

         We have a $197.5 million insurance policy that insures us against certain losses of revenues, from some delays in reaching certain production levels and insures certain specified costs beyond the original budget contained in the feasibility study. The maintenance of this policy is required by the joint venture agreement. We have been working very closely with our insurers and we intend to file an interim claim under this policy in the second quarter of 2002.

OTHER CORPORATE INFORMATION

         We were incorporated under the Business Corporations Act (Alberta) on June 18, 1999. Our principal executive offices are located at Suite 2400, Ernst & Young Tower, 440 Second Avenue S.W., Calgary, Alberta, T2P 5E9. Our registered office is located at 3700, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2. Our phone number is (403) 233-1700. Our Common Shares are listed and posted for trading on The Toronto Stock Exchange under the trading symbol "WTO."

                          SUMMARY OF THE EXCHANGE OFFER

         We are offering to exchange US$450,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

EXCHANGE OFFER..........................  We will exchange our exchange notes for a like aggregate principal amount
                                          at maturity of our initial notes.


EXPIRATION DATE.........................  This exchange offer will expire at
                                          5:00 p.m., New York City time, on
                                          August 9, 2002, unless we decide to
                                          extend it.


CONDITIONS TO THE EXCHANGE OFFER........  We will complete this exchange offer only if:

                                          o  there is no change in the laws and
                                             regulations which would impair our
                                             ability to proceed with this
                                             exchange offer,
                                          o  there is no change in the current
                                             interpretation of the staff of the
                                             Commission which permits resales of
                                             the exchange notes,
                                          o  there is no stop order issued by
                                             the Commission which would suspend
                                             the effectiveness of the
                                             registration statement which
                                             includes this prospectus or the
                                             qualification of the exchange notes
                                             under the Trust Indenture Act of
                                             1939,
                                          o  there is no litigation or
                                             threatened litigation which would
                                             impair our ability to proceed with
                                             this exchange offer, and
                                          o  we obtain all the governmental
                                             approvals we deem necessary to
                                             complete this exchange offer.

                                             Please refer to the section in this
                                             prospectus entitled "The Exchange
                                             Offer--Conditions to the Exchange
                                             Offer."

PROCEDURES FOR TENDERING INITIAL          To participate in this exchange offer,
  NOTES.................................  you must complete, sign and date the letter of transmittal or its facsimile
                                          and transmit it, together with your
                                          initial notes to be exchanged and all
                                          other documents required by the letter
                                          of transmittal, to The Bank of Nova
                                          Scotia Trust Company of New York, as
                                          exchange agent, at its address
                                          indicated under "The Exchange
                                          Offer--Exchange Agent." In the
                                          alternative, you can tender your
                                          initial notes by book-entry delivery
                                          following the procedures described in
                                          this prospectus. If your initial notes
                                          are registered in the name of a
                                          broker, dealer, commercial bank, trust
                                          company or other nominee, you should
                                          contact that person promptly to tender
                                          your initial notes in this exchange
                                          offer. For more information on
                                          tendering your notes, please refer to
                                          the section in this prospectus
                                          entitled "The Exchange
                                          Offer--Procedures for Tendering
                                          Initial Notes."

SPECIAL PROCEDURES FOR BENEFICIAL         If you are a beneficial owner of
  OWNERS................................  initial notes that are registered in the name of a broker, dealer,
                                          commercial bank, trust company or
                                          other nominee and you wish to tender
                                          your initial notes in the exchange
                                          offer, you should contact the
                                          registered holder promptly and
                                          instruct that person to tender on your
                                          behalf.

GUARANTEED DELIVERY PROCEDURES..........  If you wish to tender your initial notes and you cannot get the required
                                          documents to the exchange agent on
                                          time, you may tender your notes by
                                          using the guaranteed delivery
                                          procedures described
                                          under the section of this prospectus
                                          entitled "The Exchange
                                          Offer--Procedures for Tendering
                                          Initial Notes--Guaranteed Delivery
                                          Procedure."

WITHDRAWAL RIGHTS.......................  You may withdraw the tender of your initial notes at any time before 5:00
                                          p.m., New York City time, on the
                                          expiration date of the exchange offer.
                                          To withdraw, you must send a written
                                          or facsimile transmission notice of
                                          withdrawal to the exchange agent at
                                          its address indicated under "The
                                          Exchange Offer--Exchange Agent" before
                                          5:00 p.m., New York City time, on the
                                          expiration date of the exchange offer.

ACCEPTANCE OF INITIAL NOTES AND           If all the conditions to the
  DELIVER OF EXCHANGE NOTES.............  completion of this exchange offer are satisfied, we will accept any and all
                                          initial notes that are properly
                                          tendered in this exchange offer on or
                                          before 5:00 p.m., New York City time,
                                          on the expiration date. We will return
                                          any initial note that we do not accept
                                          for exchange to you without expense as
                                          promptly as practicable after the
                                          expiration date. We will deliver the
                                          exchange notes to you as
                                          promptly as practicable after the
                                          expiration date and the acceptance of
                                          your initial notes for exchange.
                                          Please refer to the section in this
                                          prospectus entitled "The Exchange
                                          Offer--Acceptance of Initial Notes for
                                          Exchange; Delivery of Exchange Notes."

INCOME TAX CONSEQUENCES                   Exchanging your initial notes for
  RELATING TO THE EXCHANGE OFFER........  exchange notes will not be a taxable event to you for United States federal
                                          income tax purposes. Please refer to
                                          the section of this prospectus
                                          entitled "Income Tax Consequences--
                                          U.S. Federal Income Tax Consequences."

EXCHANGE AGENT..........................  The Bank of Nova Scotia Trust Company
                                          of New York is serving as exchange
                                          agent in the exchange offer.

FEES AND EXPENSES.......................  We will pay all expenses related to this exchange offer. Please refer to
                                          the section of this prospectus
                                          entitled "The Exchange Offer--Fees and
                                          Expenses."

USE OF PROCEEDS.........................  We will not receive any proceeds from the issuance of the exchange notes. We
                                          are making this exchange offer solely
                                          to satisfy certain of our obligations
                                          under our registration rights
                                          agreement entered into in connection
                                          with the offering of the initial
                                          notes.

CONSEQUENCES TO HOLDERS WHO DO            If you do not participate in this
  NOT PARTICIPATE IN THE EXCHANGE         exchange offer:
  OFFER.................................

                                          o  you will not necessarily be able to
                                             require us to register your initial
                                             notes under the Securities Act of
                                             1933, as amended, or the Securities
                                             Act,
                                          o  you will not be able to resell,
                                             offer to resell or otherwise
                                             transfer your initial notes unless
                                             they are registered under the
                                             Securities Act or unless you
                                             resell, offer to resell or
                                             otherwise transfer them under an
                                             exemption from the registration
                                             requirements of, or in a
                                             transaction not subject to, the
                                             Securities Act, and

                                          o  the trading market for your initial
                                             notes will become more limited to
                                             the extent other holders of initial
                                             notes participate in the exchange
                                             offer.

                                             Please refer to the section of this
                                             prospectus entitled "Risk
                                             Factors--Your failure to
                                             participate in the exchange offer
                                             will have adverse consequences."

RESALES.................................  It may be possible for you to resell the notes issued in the exchange offer
                                          without compliance with the
                                          registration and prospectus delivery
                                          provisions of the Securities Act,
                                          subject to some conditions. Each
                                          broker-dealer that receives exchange
                                          notes for its own account in exchange
                                          for initial notes, where such initial
                                          notes were acquired by such
                                          broker-dealer as a result of
                                          market-making activities or other
                                          trading activities, must acknowledge
                                          that it will deliver a prospectus in
                                          connection with any resale of such
                                          exchange notes. See "Plan of
                                          Distribution". Please refer to the
                                          sections of this prospectus entitled
                                          "Risk Factors--Risks Relating to the
                                          Exchange Offer--Some persons who
                                          participate in the exchange offer must
                                          deliver a prospectus in connection
                                          with resales of the exchange notes"
                                          and "Plan of Distribution."


                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

         The summary below describes the principal terms of the exchange notes offering. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the "Description of the Exchange Notes" section of this prospectus for a more detailed description of the exchange notes offering.


ISSUER..................................  Western Oil Sands Inc.

EXCHANGE NOTES OFFERED..................  US$450 million aggregate principal amount of 8 3/8% Senior Secured Notes
                                          due 2012. The form and terms of the
                                          exchange notes are the same as the
                                          form and terms of the initial notes
                                          except that the issuance of the
                                          exchange notes is registered under the
                                          Securities Act, the exchange notes
                                          will not bear legends restricting
                                          their transfer and will not be
                                          entitled to registration rights under
                                          our registration rights agreement. The
                                          exchange notes will evidence the same
                                          debt as the initial notes, and both
                                          the initial notes and the exchange
                                          notes will be governed by the same
                                          notes indenture.

MATURITY DATE...........................  May 1, 2012.

INTEREST................................  8 3/8% per year. We will make interest payments in US dollars.

INTEREST PAYMENT DATES..................  May 1 and November 1 of each year, beginning on November 1, 2002.

CONSTRUCTION ACCOUNT....................  We have placed approximately $189.3 million of the net proceeds from the
                                          sale of the initial notes into a
                                          construction account held by the
                                          collateral agent. Deposited funds may
                                          be disbursed from the construction
                                          account only to pay obligations
                                          related to the Project. See
                                          "Description of the Exchange
                                          Notes--Construction Account".

MIRROR NOTES............................  We advanced the gross proceeds from the sale of the initial notes, or
                                          US$450.0 million, to Western Oil Sands
                                          Finance Inc., our wholly-owned
                                          subsidiary. Western Oil Sands Finance
                                          issued to us a secured mirror note in
                                          the principal amount of US$450.0
                                          million. Western Oil Sands Finance in
                                          turn loaned the US$450.0 million to
                                          Western Oil Sands L.P., which issued
                                          to Western Oil Sands Finance a
                                          secured mirror note in the principal
                                          amount of US$450.0 million.  Each of
                                          the mirror notes (exclusive of the
                                          security therefor) has been assigned
                                          to the Trustee for the sole benefit of
                                          the holders of the notes. See
                                          "Description of the Exchange Notes--
                                          Mirror Notes".

COLLATERAL..............................  The exchange notes will be secured by first priority liens on the
                                          construction account and the mirror
                                          notes. The exchange notes will also be
                                          secured by liens on all of our
                                          interest in the assets and related
                                          agreements utilized to mine, extract,
                                          transport and upgrade our share of
                                          bitumen from oil sands deposits on the
                                          western portion of Lease 13. The liens
                                          securing the exchange notes (other
                                          than liens in respect of the
                                          construction account and the mirror
                                          notes) will be third in priority to
                                          the liens securing our joint venture
                                          obligations to the other owners under
                                          the joint venture agreement and the
                                          claims of the lender under the senior
                                          credit facility. The priority of the
                                          liens and the rights and remedies of
                                          the various creditors will be governed
                                          by several inter-creditor agreements.
                                          See "Inter-Creditor Agreements and
                                          Collateral".

COLLATERAL RELEASE......................  Except for the assignment of the mirror notes, the collateral securing
                                          the exchange notes (including the
                                          collateral securing the mirror notes)
                                          may, at our option, be released if we
                                          obtain a corporate credit rating of at
                                          least Baa2 from Moody's Investor
                                          Services Inc., or Moody's, and BBB
                                          from Standard & Poor's, or S&P, and
                                          certain other conditions are
                                          satisfied. See "Description of the
                                          Exchange Notes--Certain
                                          Definitions--Collateral Release Date".
                                          In addition, certain covenants to
                                          which we and our restricted
                                          subsidiaries are subject will not be
                                          applicable following the Collateral
                                          Release Date. See "Description of the
                                          Exchange Notes--Fall-Away of
                                          Covenants".

RANKING.................................  The exchange notes will rank senior in right of payment to all of our
                                          subordinated indebtedness and will
                                          rank PARI PASSU in right of payment
                                          with all of our other existing or
                                          future unsubordinated indebtedness.
                                          See "Descriptions of the Exchange
                                          Notes--Ranking".

INTER-CREDITOR AGREEMENTS...............  The security over the collateral
                                          (other than the construction account
                                          and the mirror notes) is subject to
                                          various inter-creditor and
                                          counterparty consent agreements which
                                          we have entered into with Shell and
                                          Chevron, the owners and operators of
                                          third-party facilities, our lenders
                                          and third-party lenders. These
                                          agreements provide for consents to the
                                          grant of security, priority of
                                          security, notice of default, cure
                                          periods, and various related matters.
                                          See "Inter- Creditor Agreements and
                                          Collateral".

OPTIONAL REDEMPTION.....................  We may redeem some or all of the exchange notes at any time at a
                                          redemption price of 100% plus the
                                          optional redemption make whole premium
                                          and accrued and unpaid interest, if
                                          any, to the redemption date. See
                                          "Description of the Exchange
                                          Notes--Optional Redemption".

REDEMPTION FOR CHANGES IN                 We will make payments on the exchange
  CANADIAN OF OTHER WITHHOLDING           notes free of withholding or deduction
  TAXES.................................  for Canadian or other taxes. If withholding or deduction is required,
                                          we will be required to pay additional
                                          amounts so that the net amounts you
                                          receive will equal the amount you
                                          would have received if withholding or
                                          deduction had not been
                                          imposed. In that event, however, we
                                          can redeem the exchange notes, in
                                          whole but not in part, at 100% of
                                          their principal amount, plus accrued
                                          and unpaid interest, if any, to the
                                          redemption date. See "Description of
                                          the Exchange Notes--Additional
                                          Amounts".

CHANGE OF CONTROL OFFER.................  If we experience a change of control, we will be obligated to make an offer
                                          to holders of the exchange notes to
                                          purchase their notes at 101% of their
                                          principal amount, plus accrued and
                                          unpaid interest, if any, to the date
                                          of purchase. See "Description of the
                                          Exchange Notes--Change of Control".

PROJECT INTEREST SALE OFFER.............  Until the date on which the exchange notes are first rated investment
                                          grade, we and our restricted
                                          subsidiaries may not dispose of any
                                          beneficial interest in the Project if,
                                          after giving effect to the
                                          disposition, we and our restricted
                                          subsidiaries would not in the
                                          aggregate own more than 15% of all
                                          voting interests in each functional
                                          unit in the Project unless:

                                          o  such disposition involves our and
                                             our restricted subsidiaries' entire
                                             interests in the Project;
                                          o  we receive consideration at least
                                             equal to the fair market value of
                                             the interests sold; and
                                          o  we make an offer to the holders of
                                             the notes to purchase their notes
                                             at 100% of their principal amount,
                                             plus accrued and unpaid interest,
                                             if any, to the date of purchase.
                                             See "Description of the Exchange
                                             Notes--Certain
                                             Covenants--Limitation on Sales of
                                             the Project Interest".

ASSET SALES OF COLLATERAL...............  Until the Collateral Release Date, we
                                          may not dispose of any interest in the
                                          construction account. In addition,
                                          until the Collateral Release Date, if
                                          we or our restricted subsidiaries sell
                                          assets that are part of the other
                                          collateral securing the exchange
                                          notes, we generally must either invest
                                          the net cash proceeds from those sales
                                          in permitted collateral assets, prepay
                                          indebtedness with a lien ranking prior
                                          to the lien securing the exchange
                                          notes or make an offer to purchase
                                          exchange notes in an aggregate
                                          principal amount equal to the net cash
                                          proceeds from the asset sale. The
                                          purchase price of the notes will be
                                          100% of their principal amount, plus
                                          accrued and unpaid interest, if any,
                                          to the date of purchase. See
                                          "Description of the Exchange
                                          Notes--Certain Covenants--Limitation
                                          on Asset Sales of Collateral".

ASSET SALES OF NON-COLLATERAL...........  Until the date on which the exchange notes are first rated investment
                                          grade, if we or our restricted
                                          subsidiaries sell assets that are not
                                          part of the collateral securing the
                                          exchange notes, we generally must
                                          either invest the net cash proceeds
                                          from those sales in permitted assets
                                          within a period of time, prepay debt
                                          secured by such assets or make an
                                          offer to purchase a principal amount
                                          of the notes equal to the excess net
                                          cash proceeds. The purchase price of
                                          the exchange notes will be 100% of
                                          their principal amount, plus accrued
                                          and unpaid interest, if any, to the
                                          date of purchase. See "Description of
                                          the Exchange Notes--Certain
                                          Covenants--Limitation on Asset Sales
                                          of Non-Collateral".

CERTAIN COVENANTS.......................  The notes indenture contains restrictions on our and our restricted
                                          subsidiaries' abilities to:

                                          o  incur additional debt;

                                          o  pay dividends or distributions on
                                             our capital stock or repurchase our
                                             capital stock;
                                          o  sell our interest in the Project;
                                          o  sell assets;
                                          o  create restrictions on our
                                             restricted subsidiaries' abilities
                                             to pay dividends;
                                          o  issue stock of our restricted
                                             subsidiaries;
                                          o  make certain investments;
                                          o  create liens on collateral and
                                             non-collateral to secure debt;
                                          o  enter into transactions with
                                             affiliates;
                                          o  merge or consolidate with another
                                             company;
                                          o  enter into sale-leaseback
                                             transactions;
                                          o  engage in certain lines of
                                             business;
                                          o  designate subsidiaries as
                                             unrestricted subsidiaries;
                                          o  issue guarantees; and
                                          o  vote in favor of certain amendments
                                             to the joint venture agreement.

                                             These covenants are subject to a
                                             number of important limitations and
                                             exceptions. In addition, certain of
                                             these covenants will not be
                                             applicable after the exchange notes
                                             are rated investment grade and
                                             certain others will not be
                                             applicable following the Collateral
                                             Release Date. See "Description of
                                             the Exchange Notes--Fall-Away of
                                             Covenants".

REGISTRATION RIGHTS.....................  Under a registration rights agreement, we have agreed to file a registration
                                          statement on an appropriate form with
                                          respect to this offer to exchange the
                                          initial notes for the exchange notes,
                                          which will be registered under the
                                          Securities Act. This prospectus is
                                          part of that registration statement.

USE OF PROCEEDS.........................  We will not receive any proceeds from the issuance of the exchange notes in
                                          exchange for the outstanding initial
                                          notes. We are making this exchange
                                          solely to satisfy our obligations
                                          under the registration rights
                                          agreement entered into in connection
                                          with the offering of the initial
                                          notes.

ABSENCE OF A PUBLIC MARKET FOR            The exchange notes are new securities
  THE EXCHANGE NOTES....................  with no established market for them.
                                          We cannot assure you that a market for
                                          these exchange notes will develop or
                                          that this market will be liquid.
                                          Please refer to the section of this
                                          prospectus entitled "Risk
                                          Factors--Risks Relating to the
                                          Exchange Offer--There might not be a
                                          liquid market for resale of the
                                          exchange notes."

FORM OF THE EXCHANGE NOTES..............  The exchange notes will be represented by one or more permanent global
                                          securities in registered form
                                          deposited on behalf of The Depository
                                          Trust Company with The Bank of Nova
                                          Scotia Trust Company of New York, as
                                          custodian. You will not receive
                                          exchange notes in certificated form
                                          unless one of the events described in
                                          the section of this prospectus
                                          entitled "Book-entry, Delivery and
                                          Form--Exchange of Book Entry Notes for
                                          Certificated Notes" occurs. Instead,
                                          beneficial interests in the exchange
                                          notes will be shown on, and transfers
                                          of these exchange notes will be
                                          effected only through, records
                                          maintained in book-entry form by The
                                          Depository Trust Company with respect
                                          to its participants.

                          SUMMARY FINANCIAL PROJECTIONS

         The summary projected financial data set forth below has been extracted from the Purvin & Gertz report dated April 4, 2002 (attached as Appendix C to this prospectus). The Purvin & Gertz report sets forth four production and commodity price assumption cases:

         o        PGI Price and Production Case;

         o        PGI Price and Feasibility Study Production Case;

         o        US$20 per Barrel Price and PGI Production Case; and

         o        US$20 per Barrel Price and Feasibility Study Production Case.

         We have set forth below summaries of the PGI Price and Production Case and the US$20 per Barrel Price and Feasibility Study Production Case. The PGI Price and Production Case uses commodity price and estimated production assumptions of Purvin & Gertz, while the US$20 per Barrel Price and Feasibility Study Production Case uses the estimated production assumptions from the feasibility study. In preparing its report, Purvin & Gertz used the pricing set out in the products disposition agreement relating to the sale of VGO and the cost provisions consistent with the agreements relating to the third-party facilities. The summary projected financial data should be read together with information contained in "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and the Purvin & Gertz report.

                          PGI PRICE AND PRODUCTION CASE

                                                                                    YEARS ENDED DECEMBER 31,
                                                                                    ------------------------
                                                              2003(1)      2004        2005         2006        2007        2008
                                                              -------      ----        ----         ----        ----        ----
OPERATING AND FINANCIAL DATA:
Project bitumen production (bbls/d)......................     126,000     142,500     150,000      155,000     155,000     155,000
Project upgrader output (bbls/d).........................     166,940     175,240     184,460      190,610     190,610     190,610
Oil Price--WTI (US$/bbl).................................       21.91       22.32       22.87        23.76       24.69       25.39
Oil Price--Edmonton Par ($/bbl)..........................       32.23       31.81       31.63        32.76       33.91       34.73
Natural gas price--Henry Hub (US$/MMbtu).................        2.69        2.72        2.79         2.85        2.91        2.98
Exchange rate (US$/$)....................................        0.66        0.68        0.70         0.70        0.70        0.70
Upgrader product price-average ($/bbl)...................       27.61       30.01       29.72        30.83       31.97       32.87
Feedstock costs ($/bbl of upgraded output)...............        5.00        4.45        4.72         4.90        4.99        5.13
Operating costs ($/bbl of upgraded output)...............        9.19        9.24        8.99         8.95        9.10        9.24
OPERATING AND FINANCIAL DATA OF WESTERN:
Bitumen production (bbls/d)..............................      25,200      28,500      30,000       31,000      31,000      31,000
Upgrader output (bbls/d).................................      33,390      35,050      36,890       38,120      38,120      38,120

Gross revenue ($million).................................       336.5       383.9       400.2        429.0       444.9       457.4
Royalties ($million).....................................         1.3         1.5         1.3          1.6         1.9        32.9
Feedstock costs ($million)...............................        60.9        56.9        63.6         68.2        69.4        71.4
Operating costs ($million)...............................       112.0       118.1       121.0        124.5       126.6       128.6
General and administrative costs ($million)..............         4.8         4.9         5.0          5.1         5.2         5.3
EBITDA ($million)........................................       157.5       202.5       209.3        229.6       241.8       219.2

------------------------
(1) 2003 is based on selling light and heavy synthetic crude. 2004-2008 is based on selling a medium synthetic crude.

          US$20 PER BARREL PRICE AND FEASIBILITY STUDY PRODUCTION CASE

                                                                                    YEARS ENDED DECEMBER 31,
                                                                                    ------------------------
                                                              2003(1)      2004        2005         2006        2007        2008
                                                              -------      ----        ----         ----        ----        ----
OPERATING AND FINANCIAL DATA:
Project bitumen production (bbls/d)......................     138,500     155,000     156,550      158,120     159,700     161,290
Project upgrader output (bbls/d).........................     183,500     190,610     192,510      194,440     196,380     198,350
Oil Price--WTI (US$/bbl).................................       20.00       20.00       20.00        20.00       20.00       20.00
Oil Price--Edmonton Par ($/bbl)..........................       29.85       29.77       29.72        29.62       29.47       29.32
Natural gas price--Henry Hub (US$/MMbtu).................        3.69        3.77        3.81         3.20        3.21        3.23
Exchange rate (US$/$)....................................        0.65        0.65        0.65         0.65        0.65        0.65
Upgrader product price-average ($/bbl)...................       24.66       27.91       27.71        27.58       27.43       27.34
Feedstock costs ($/bbl of upgraded output)...............        4.46        4.14        4.41         4.40        4.29        4.28
Operating costs ($/bbl of upgraded output)...............        9.37        9.67        9.73         9.24        9.27        9.30
OPERATING AND FINANCIAL DATA OF WESTERN:
Bitumen production (bbls/d)..............................      27,700      31,000      31,310       31,620      31,940      32,260
Upgrader output (bbls/d).................................      36,700      38,120      38,500       38,890      39,280      39,670
Gross revenue ($million).................................       330.3       388.3       389.4        391.5       393.2       395.9
Royalties ($million).....................................         1.3         1.2         0.9          1.1         1.3         1.4
Feedstock costs ($million)...............................        59.8        57.6        61.9         62.4        61.5        61.9
Operating costs ($million)...............................       125.4       134.5       136.8        131.2       132.9       134.7
General and administrative costs ($million)..............         4.8         4.9         5.0          5.1         5.2         5.3
EBITDA ($million)........................................       139.0       190.1       184.8        191.7       192.3       192.6

------------------------
(1) 2003 is based on selling light and heavy synthetic crude. 2004-2008 is based on selling a medium synthetic crude.

SHELL AND CHEVRON MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DOCUMENT AND THEY WERE NOT RESPONSIBLE FOR ITS PREPARATION OR ASSEMBLY. SHELL AND CHEVRON ASSUME NO RESPONSIBILITY FOR ANY ERRORS OR OMISSIONS IN OR FOR ANY DAMAGES RESULTING FROM THE USE OF, OR RELIANCE ON, ANY PART OF THE INFORMATION CONTAINED IN THIS DOCUMENT. NEITHER SHELL NOR CHEVRON IS A PROMOTER OR SPONSOR OF US OR OUR PARTICIPATION IN THE PROJECT. THIS DOCUMENT IS NOT INTENDED TO BE A SOLICITATION BY SHELL OR CHEVRON OF INVESTMENTS IN OUR SECURITIES.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING MATTERS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE TENDERING YOUR INITIAL NOTES IN THE EXCHANGE OFFER. AN INVESTMENT IN THE NOTES IS HIGHLY SPECULATIVE DUE TO OUR PRESENT STAGE OF DEVELOPMENT. INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS", WHICH ARE QUALIFIED BY THE INFORMATION CONTAINED IN THE SECTION OF THIS PROSPECTUS ENTITLED "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS". IF ANY OF THE RISKS DESCRIBED BELOW MATERIALIZE, OUR ABILITY TO SATISFY OUR OBLIGATIONS TO THE HOLDERS OF THE EXCHANGE NOTES AND THE TRADING PRICE OF THE EXCHANGE NOTES MAY BE ADVERSELY AFFECTED.

RISKS RELATING TO OUR BUSINESS

CONSTRUCTION OF THE PROJECT MAY NOT BE COMPLETED ON TIME OR ON BUDGET.

         The exchange notes will be subject to all of the risks inherent in the Project, including construction risks and overall feasibility. There is a risk that the Project will not be completed on time or within the current budget. The Project may have delays or increased costs due to many factors, including:

         o        breakdown or failure of equipment or processes;

         o construction performance falling below expected levels of output or efficiency;

         o        design errors;

         o        contractor or operator errors;

         o        non-performance by third-party contractors;

         o        labor disputes, disruptions or declines in productivity;

         o        increases in materials or labor costs;

         o        inability to attract sufficient numbers of qualified workers;

         o        changes in Project scope;

         o        violation of permit requirements;

         o        disruption in the supply of energy; and

         o catastrophic events such as fire, earthquake, storms or explosions.

         The Project is not being constructed on a turnkey basis. We cannot assure you that the current construction and operations schedules will proceed as planned without any delays or on budget. Any such delays will likely increase the costs of the Project and may require additional financing, and we cannot assure you that such financing will be available. Cost trends with respect to the Project are reviewed and identified by the owners on a monthly basis. Accordingly, actual costs to construct the Project will vary from the estimates set forth herein and such variances may be significant. Since completion of the feasibility study, the joint venture has experienced significant engineering and construction cost increases and we cannot assure you that we will not experience further cost increases.

WE MAY NOT BE ABLE TO FUND COST OVERRUNS AND OTHER PRE-COMPLETION EXPENSES.

         The total costs to construct the Project will not be fully determined until construction of the Project is completed. In the event of cost overruns, we may not have enough capital to fund our share of costs. We cannot assure you that we will be able to draw on our subordinated cost overrun facility or that our $197.5 million of project delay/cost overrun insurance will cover any or all such overruns or that we will be able to satisfy the conditions to making a claim under such insurance or that funds from claims made will be received in a timely manner. In addition, we cannot assure you that we will be able to draw under our senior credit facility, or receive funds from persons who have committed to provide us with additional equity to fund construction completion costs. Finally, we cannot assure you that we will be able to draw on our senior credit facility to fund interest payments on the exchange notes. See "Description of Other Indebtedness".

         If any of these funds are unavailable, we cannot assure you that alternative financing will be available.

THE PROJECT MAY NOT BE ABLE TO HIRE AND RETAIN THE SKILLED EMPLOYEES IT
REQUIRES.

         The Project requires experienced employees with particular areas of expertise. There are oil sands and other industrial projects, expansions and turnarounds in Alberta that compete with us for skilled employees, and such competition may result in increases to the compensation we pay to such employees. We have already incurred increased costs as a result of such competition and decreases in productivity. We cannot assure you that all of the required employees with the necessary expertise will be available. Lack of skilled employees has already resulted in delays and would result in further delays which, in turn, would likely result in increased costs.

PRODUCTION FOLLOWING START-UP MAY NOT MEET THE PLANNED SCHEDULE OR BUDGET.

         The Project has experienced cost overruns and certain delays. There is a risk that production from the Project may not increase as quickly as planned, or at the costs anticipated. Many factors in addition to the risks described above under "--Construction of the Project may not be completed on time or on budget" could impact the pace of start-up and economic efficiency of production including:

         o the operation of any part of the Project (mine, extraction plant, upgrader or third-party facilities) falling below expected levels of performance, output or efficiency; and

         o unanticipated or unplanned shutdowns or curtailments of any component of the Project.

THE PRICE OF CRUDE OIL AND NATURAL GAS MAY FLUCTUATE AND NEGATIVELY IMPACT OUR FINANCIAL RESULTS.

         Our financial results will be dependent upon the prevailing price of crude oil and natural gas. Oil and natural gas prices fluctuate significantly in response to supply and demand factors beyond our control. Political developments, especially in the Middle East, can affect world oil supply and oil prices. As a result of the relatively higher operating costs of the Project compared to some conventional crude oil production, our operating margin is more sensitive to oil prices than that of some conventional crude oil producers.

         Any prolonged period of low oil prices could result in a decision by the owners to suspend or reduce production. Any such suspension or reduction of production would result in a corresponding substantial decrease in our revenues and earnings and could expose us to significant additional expense as a result of certain long-term contracts. If the owners did not decide to suspend or reduce production, the sale of our product at reduced prices would lower our revenues.

         In addition, because natural gas comprises a substantial part of our operating costs, any prolonged period of high natural gas prices will negatively impact our financial results.

THE PROJECTIONS AND ASSUMPTIONS ABOUT OUR FUTURE PERFORMANCE MAY PROVE TO BE INACCURATE.

         The Project is not yet complete and we have limited historical operating results. Accordingly, you have no significant historical financial information upon which to base your evaluation of our performance and the exchange notes. Our financing plan is based upon certain assumptions and financial projections regarding our share of revenues and operating, maintenance and capital costs of the Project.

         Purvin & Gertz, in its role as an independent consultant, has reviewed the Project and prepared reports on the economic aspects of the Project. The report sets forth projections for our operations and includes discussions of the many assumptions used by Purvin & Gertz in preparing their projections. Among the many assumptions used by Purvin & Gertz and by us in developing these projections are construction costs, market prices of feedstocks and energy products, the production and sale of a single synthetic crude oil stream in 2004, operating costs, exchange rates and production rates.

         These assumptions contain significant uncertainties and we can make no representation about the likelihood of any particular future set of facts or circumstances. Purvin & Gertz's projections are not necessarily an indication of our future performance. In fact, our actual results will differ, perhaps materially, from those projected. If our actual results are less favorable than those projected, or if the assumptions

Purvin & Gertz used in preparing the financial projections prove to be incorrect, we may be unable to make payments on the exchange notes and our other debt when due.

INDEPENDENT REVIEWS MAY BE INACCURATE.

         Although third parties have prepared reviews, reports and projections relating to the viability and expected performance of the Project, we cannot assure you that these reports, reviews and projections and the assumptions on which they are based will, over time, prove to be accurate.

RESERVE AND RESOURCE ESTIMATES ARE UNCERTAIN.

         There are numerous uncertainties inherent in estimating quantities of reserves and resources, including many factors beyond our control. The reserve and resource data set forth in this prospectus represent estimates only. The usefulness of such estimates is highly dependent upon the accuracy of the assumptions on which they are based, the quality of the information available and the ability to compare such information against industry standards.

         Fluctuations of oil prices may render the mining of oil sands reserves uneconomical. Other factors relating to the oil sands reserves, such as the need for orderly development of ore bodies or the processing of new or different grades of ore, may impair our profitability.

         In general, estimates of economically recoverable bitumen reserves and the related future net pre-tax cash flows are based upon a number of variable factors and assumptions, such as:

         o        historical production from similar properties;

         o        the assumed effects of regulation by governmental agencies;

         o        estimated future operating costs; and

         o        the availability of enhanced recovery techniques;

all of which may vary considerably from actual results.

         There is no history of production from our properties. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. Our reserve figures have been determined based upon assumed oil prices and operating costs. For those reasons, estimates of the economically recoverable bitumen reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom, prepared by different engineers or by the same engineers at different times, may vary substantially. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from such estimates, and such variances could be material. Because production has not yet commenced, reserve estimates may require revision based on actual production experience.

         The estimates of the mineable resources on the remainder of Lease 13, and on Leases 88 and 89 are based on data which is not as detailed as that in respect of reserves and therefore are more speculative in nature than the reserve estimates.

         The SEC PV-10 of proved reserves referred to in the summary of the GLJ report attached as Appendix A to this prospectus should not be construed as the current market value of our estimated proved reserves. The estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by the timing of production and related expenses, changes in consumption levels, and governmental regulations or taxation. In addition, the calculation of the present value of the future net cash flows uses a 10% discount and is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the oil industry in general. Furthermore, our reserves may be subject to downward or upward revision based upon actual production, results of future development, supply and demand for our upgrader products, prevailing oil and natural gas prices and other factors.

IF WE DEFAULT ON OUR OBLIGATIONS UNDER THE JOINT VENTURE AGREEMENT, SHELL AND CHEVRON WILL HAVE THE RIGHT TO PURCHASE OUR INTEREST IN THE JOINT VENTURE AT A DISCOUNT.

         If we fail to meet all or part of our obligations under the joint venture agreement, including by failing to participate in any expansion of an existing mine which does not require an expansion of the extraction plant, upgrader, major shared facilities or third party facilities (which expansions can be carried out pursuant to ordinary resolution of the executive committee), the other owners will have an option to purchase our entire ownership interest in the joint venture and related assets at a discount. The amount at which they could purchase our ownership interest would be equal to 80% of the capital costs incurred if default occurs prior to final completion, or 80% of fair market value if default occurs after final completion. See "Business--The Project--Summary of Principal Project Documents". In the event our interest in the joint venture is purchased, we would be required under the notes indenture to make an offer to purchase the exchange notes. See "Description of the Exchange Notes--Certain Covenants--Limitation on Sales of the Project Interest". We cannot assure you that in such event the proceeds from the purchase of our interest in the joint venture will be sufficient to satisfy all of our obligations to you.

IF WE DO NOT PARTICIPATE IN CERTAIN EXPANSIONS, WE WILL LOSE VOTING OR SIGNIFICANT EXPANSION RIGHTS.

         If we do not participate in expansions on the western portion of Lease 13, in certain circumstances our voting interest will be diluted and our consent will no longer be required for extraordinary resolutions. In addition, if we do not participate in an expansion on the eastern portion of Lease 13 or on Leases 88, 89 or Shell's other Athabasca leases, or if we no longer have an ownership interest in each functional unit comprising the Project, we will lose our right to participate in any further expansions, lose any rights to share in the resources contained on Leases 88, 89 and Shell's other Athabasca leases and lose any rights to participate in an area of mutual interest with the other owners. The other owners of the joint venture, Shell and Chevron, have significantly greater capital resources than us. If the other owners decide to undertake expansions, including expansions on the eastern portion of Lease 13 and on Leases 88 and 89, we cannot assure you that we will be able to fund our share of the expansion. Our participation would be subject to several conditions, including our satisfaction with feasibility studies and our access to the necessary capital resources.

IF WE PARTICIPATE IN CERTAIN EXPANSIONS, THOSE EXPANSIONS WILL BE SUBJECT TO MANY OF THE SAME RISKS AS THE PROJECT.

         We may participate in expansions on the western portion of Lease 13, on the remainder of Lease 13, on Leases 88 or 89 or on Shell's other Athabasca leases. The owners have announced plans to evaluate potential long-term development opportunities relating to the resources contained within Lease 13 and on Shell's other Athabasca leases. See "Business--The Project--Proposed Expansions and Pre-Feasibility Study Agreement". If we were to participate in any expansion, we may require additional debt financing and may require additional equity financing in order to fund our share of costs associated with an expansion. The debt financings incurred to fund such expansions may be secured by a lien on the collateral that is PARI PASSU in right of priority with the lien on the collateral for the benefit of the holders of the exchange notes. Additionally, our participation in expansions will be subject to many of the same risks as the Project.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

         The joint venture agreement permits our participation in certain expansion opportunities. Participation in any expansion opportunities may significantly increase the demands on our management resources. We may not be able to effectively manage these expansions, and any failure to do so could have a material adverse effect on our business or financial condition.

THE MINE, EXTRACTION PLANT AND UPGRADER MAY NOT PERFORM AS PLANNED.

         Many of the risks outlined above under "--Construction of the Project may not be completed on time or on budget" relating to the construction and start-up phase of the Project will also affect the operations of the Project. The Project consists of multiple facilities, all of which must be successfully integrated and coordinated. We cannot assure you that each component will operate as designed or expected or that the necessary levels of integration and coordination will be achieved. Some of the mining and extraction processes employed in the Project represent new applications of established processes, processes that are larger in scale than other commercial operations, or new processes that are scaled-up from the pilot plant processes we used to test the feasibility of the mine and extraction plant. We cannot assure you that all components of the mining and extraction facility will perform as expected or that the costs to operate this facility will not be significantly higher than we expect.

         The extraction plant will utilize a three-stage countercurrent decantation process and configurations that have not previously been used commercially in oil sands extraction and have only been tested on a reduced scale in the pilot plant at Lease 13. We cannot assure you that the extraction plant, once constructed, will achieve the same performance results as the pilot plant nor can we assure you that the extraction plant will be able to economically produce the quality and quantity of bitumen required by the upgrader.

         We cannot assure you that the upgrader, once constructed, will achieve the same performance results as the upgrader pilot plant or that the upgrader will have the same level of success in upgrading bitumen and purchased feedstocks into products with the desired specifications. Costs to operate the upgrader may be significantly higher than we expect.

THIRD-PARTY FACILITIES MAY NOT OPERATE AS PLANNED.

         The Project depends upon successful operation of facilities owned and operated by third parties. The owners are party to certain agreements with third parties to provide for, among other things, the following services and utilities:

         o        pipeline transportation to be provided through the Corridor
                  Pipeline;

         o electricity and steam to be provided to the mine and the extraction plant from the Muskeg River cogeneration facility;

         o transportation of natural gas to the Muskeg River cogeneration facility by the ATCO pipeline;

         o hydrogen to be provided to the upgrader from the HMU and Dow Chemicals Canada Inc., or Dow; and

         o electricity and steam to be provided to the upgrader from the upgrader cogeneration facility.

         For the mine and extraction plant, electricity and steam will be provided by the Muskeg River cogeneration facility. If the Muskeg River cogeneration facility fails to operate in the manner designed, there can be no assurance that the owners will be able to obtain alternative sources of electricity on a timely basis, at prices acceptable to us, or at all. If the cogeneration facility does not provide the required steam, it is unlikely that other sources of steam could be acquired on a timely basis, at prices acceptable to us, or at all.

         For the upgrader, the electricity and steam will be provided by the upgrader cogeneration facility. We cannot assure you that in the event the upgrader cogeneration facility fails to operate in the manner designed, the owners will be able to secure alternative sources of electricity and steam on a timely basis, at prices acceptable to us, or at all.

         The HMU is designed to produce approximately 75% of the upgrader's hydrogen requirements, with the remainder to be provided by Dow. If the HMU fails to perform as designed or Dow fails to deliver pursuant to its contract, there can be no assurance that the Project will be able to obtain its hydrogen requirements on a timely basis, at prices acceptable to us, or at all.

         The Project relies on transportation of bitumen and upgrader output from a pipeline system to be owned and operated by Corridor and TMPL, respectively. If the Corridor Pipeline is unavailable for any reason, we will have to find alternatives to the Corridor Pipeline which may not be available on a timely basis, at prices acceptable to us, or at all.

         Under the terms of certain third-party agreements, the owners will be committed to pay for utilities and services on a long-term "take-or-pay" basis, regardless of the extent that such utilities and services are actually used. In addition, under the terms of our agreement with Corridor, we must make scheduled payments to them even if the Corridor Pipeline has diminished capacity or is unavailable. If, due to Project delays, suspensions, shut-downs or other reasons, the owners fail to meet their commitments under these long-term agreements, the owners may incur substantial costs and may, in some circumstances, be obligated to purchase the facilities constructed by the third parties to provide the services and utilities for a purchase price in excess of the fair market value of the facilities. We cannot assure you that we will have sufficient funds to satisfy these obligations.

         Most of our contracts with third-party operators do not contain provisions for the payment of liquidated damages. Accordingly, if certain of the third-party facilities do not operate as planned, we will not have a direct financial claim against the third-party operators.

         The tariffs for certain utilities and services are based on the capital cost of the facilities, and if the costs of constructing the third-party facilities are higher than anticipated, our operating costs will be higher than anticipated.

THE PROJECT MAY EXPERIENCE EQUIPMENT FAILURES FOR WHICH WE DO NOT HAVE SUFFICIENT INSURANCE.

         The upgrader will process large volumes of hydrocarbons at high pressure and temperatures in equipment with fine tolerances. Equipment failures could result in damage to the extraction plant and upgrader and liability to third parties against which we may not be able to fully insure or may elect not to insure for various reasons, including high premium costs. Even if adequate insurance is obtained, delays in realizing on our claims and replacing damaged equipment could adversely affect our operations and revenues.

SHELL AND CHEVRON MAY NOT AGREE WITH US ON MATTERS RELATED TO THE PROJECT.

         The joint venture owners are Shell, Chevron and Western. Future plans of the Project, including decisions related to levels of production, will depend on agreement among the owners and will depend on the financial strength and views of Shell and Chevron. We cannot assure you that the owners will agree on all matters relating to the Project.

         Under the joint venture agreement, ordinary resolutions may be passed without our consent and we cannot assure you that such resolutions would not adversely affect us.

         In addition, if our voting interest in any functional unit falls below 15%, our consent will not be required for an extraordinary resolution relating to that functional unit and such resolutions may adversely affect us.

SHELL AND CHEVRON MAY NOT MEET THEIR OBLIGATIONS TO THE PROJECT.

         We are subject to the risk of non-payment by Shell or Chevron in meeting their payment obligations to the Project. To the extent any owner does not meet its obligations to fund its costs in respect of the joint venture agreement and related agreements, we, together with any other performing owners, would be required to fund those obligations.

FEEDSTOCK SUPPLY FOR THE UPGRADER AND FOR BLENDING PURPOSES MAY NOT ALWAYS BE AVAILABLE.

         The upgrader will require certain additional feedstocks to produce its output and for blending of upgrader output. To date, the owners have entered into contracts for less than 3,800 bbls/d of required feedstocks. There can be no assurance that additional feedstocks of the desired quality will be available on a timely basis, at prices acceptable to us, or at all. Unavailability of required feedstocks could have an adverse effect on the rate and quality of upgrader output.

OUR HEDGING ACTIVITIES COULD RESULT IN LOSSES OR LIMIT THE BENEFIT OF CERTAIN COMMODITY PRICE INCREASES.

         The nature of our operations results in exposure to fluctuations in commodity prices. We may use financial instruments and physical delivery contracts to hedge our exposure to these risks. If we engage in hedging we will be exposed to credit-related losses in the event of non-performance by counterparties to the financial instruments. From time to time, we may enter into hedging activities in an effort to mitigate the potential impact of declining oil prices. These activities may consist of, but are not limited to:

         o buying a price floor under which we will receive a minimum price for our oil production;

         o buying a collar under which we will receive a price within a specified range for our oil production;

         o        entering into fixed contracts for our oil production; and

         o entering into a contract to fix the differential between our outputs and WTI or Edmonton Par.

         If product prices increase above those levels specified in any future hedging agreements, we could lose the cost of floors or ceilings or a fixed price could limit us from receiving the full benefit of commodity price increases. In addition, by entering into these hedging activities, we may suffer financial loss if we are unable to commence operations on schedule or are unable to produce sufficient quantities of oil to fulfil our obligations.

         We may hedge our exposure to the costs of various inputs to the Project, such as natural gas or feedstocks. If the prices of these inputs falls below the levels specified in any future hedging agreements, we could lose the cost of ceilings or a fixed price could limit us from receiving the full benefit of commodity price decreases.

         Our hedging activities will be restricted by our senior credit facility and by the terms of the exchange notes and therefore we cannot assure you that we may be able to effect hedges to protect our revenues.

SHELL MAY NOT FULFILL ITS OBLIGATIONS TO US UNDER OUR LONG-TERM SALES CONTRACT AND THE CONTRACT REQUIRES US TO MEET PRODUCT SPECIFICATIONS.

         We expect to sell our share of VGO produced by the Project to an affiliate of Shell on a long-term basis. Since a large portion of our revenues will be received from an affiliate of Shell, we will have a concentration of credit risk. Furthermore, if the Shell affiliate does not have the capacity at the Scotford refinery to physically process our share of VGO produced by the Project after using its commercially reasonable efforts to maintain such capacity, it will not be required to purchase our share of VGO until the refinery regains such capacity. Certain modifications to the Scotford refinery are being undertaken to permit it to take the expected VGO output. If such modifications are not completed on a timely or satisfactory basis, the Scotford refinery may not be able to process the VGO output from the upgrader. If the affiliate of Shell were to default on, or not be required to fulfill its obligations to us, or if the Scotford refinery is not capable of processing the VGO, we cannot assure you that we could sell our share of VGO to other purchasers at a price equal to or greater than that provided for in our contract with the Shell affiliate, or at all.

         Additionally, the price we receive for products sold to the affiliate of Shell may vary depending on the characteristics of the products sold. To the extent the characteristics of the products fail to meet agreed upon specifications, the purchase price for such products will be adjusted downward. If the characteristics of the products are significantly below specifications, the affiliate of Shell is entitled to reject such products. Downward adjustment of the purchase price or rejection of the products could have an adverse effect on our operations and revenues, and we cannot assure you that we could sell any rejected products elsewhere. See "Business--Products Disposition Agreement".

WE MAY EXPERIENCE PRICING PRESSURE ON OUR SHARE OF THE PROJECT'S SYNTHETIC CRUDE OIL PRODUCTION DUE TO OVERSUPPLY AND COMPETITION.

         We intend to sell our share of synthetic crude oil streams to refineries in North America. These sales will compete with the sales of both synthetic and conventional crude oil. We have not entered into contracts to sell our synthetic crude oil, and we cannot assure you that we will be able to effect any such sale at prices acceptable to us, or at all. There exist other suppliers of synthetic crude oil and there are several additional projects being contemplated. If undertaken and completed, these projects will result in a significant increase in the supply of synthetic crude oil to the market. In addition, not all refineries are able to process or refine synthetic crude oil. There can be no assurance that sufficient market demand will exist at all times to absorb our share of the Project's synthetic crude oil production.

WE MAY NOT BE ABLE TO PRODUCE A HIGH VALUE SINGLE STREAM BLEND.

         We expect that within one year of start-up we will be in a position to market a single stream blend of synthetic crude oil which has a greater value than the heavy and light streams to be marketed initially. There is a risk that we will be unable to create a single stream with a higher value than the heavy and light streams. According to Purvin & Gertz, on a per barrel of bitumen basis, the EBITDA from selling two synthetic crude oil streams and VGO is estimated to be approximately $1.50/bbl to $3.00/bbl less than if one synthetic crude oil stream and VGO is sold.

WE WILL COMPETE WITH LARGER COMPANIES AND ALTERNATIVE FUELS WHEN WE SEEK TO SELL OUR SHARE OF THE PROJECT'S PRODUCTION.

         The Canadian and international petroleum industry is highly competitive in all aspects, including the distribution and marketing of petroleum products. We will compete with established oil sands operators which have established operating histories and greater financial and other resources than we have. In addition, we will compete with other producers of synthetic crude oil blends and producers of conventional crude oil, including Shell and Chevron, some of whom have lower operating costs and many of whom have extensive marketing networks. The crude oil industry also competes with other industries and alternative energy sources in supplying energy, fuel and related products to consumers. See "Business--Competition".

THE PROJECT MAY FAIL TO COMPLY WITH VARIOUS ENVIRONMENTAL APPROVALS WHICH MAY EITHER CAUSE THE WITHDRAWAL OF THESE APPROVALS OR IMPOSE OTHER COSTS.

         The construction, operation and decommissioning of the Project and reclamation of the Project's lands are conditional upon various environmental and regulatory approvals issued by governmental authorities. Further, the construction, operation and decommissioning of the Project and reclamation of the Project's lands will be subject to approvals and laws and regulations relating to environmental protection and operational safety. Risks of substantial costs and liabilities are inherent in oil sands operations, and we cannot assure you that substantial costs and liabilities will not be incurred or that the Project will be permitted to carry on its operations. Other developments, such as increasingly strict environmental and safety laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the Project's operations, could also result in substantial costs and liabilities to us, delays in operations or abandonment of the Project. See "Business--Regulations--Environmental".

         Canada is a signatory to the December 1997 Kyoto treaty with respect to instituting reductions to greenhouse gases. The Project will be a significant producer of some greenhouse gases covered by the treaty. While specific measures for meeting Canada's commitments have not been developed and the Kyoto treaty may be modified or nullified, actions taken under the treaty may adversely impact the Project. We cannot assure you that future environmental approvals, laws or regulations will not adversely impact the owners' ability to operate the Project or increase or maintain production or will not increase unit costs of production. Equipment from suppliers that can meet future emission standards may not be available on an economic basis, or at all, and other methods of reducing emissions to required levels may significantly increase operating costs or reduce output. There is a risk that the Canadian federal and/or provincial governments could pass legislation which would tax such emissions or require, directly or indirectly, reductions in such emissions produced by energy industry participants, including the Project.

THE ABANDONMENT AND RECLAMATION COSTS RELATING TO THE PROJECT MAY BE HIGHER THAN ANTICIPATED.

         We will be responsible for compliance with terms and conditions set forth in our environmental and regulatory approvals and all laws and regulations regarding the decommissioning and abandonment of the Project and reclamation of its lands. The costs related to these activities may be substantially higher than we anticipate. It is not possible to accurately predict these costs since they will be a function of regulatory requirements at the time and the value of the equipment salvaged. In addition, to the extent we do not meet the minimum credit rating required of us under the joint venture agreement, we must establish and fund a reclamation trust fund. We currently do not hold the minimum credit rating. Even if we do hold the minimum credit rating, in the future we may determine that it is prudent or required by applicable laws or regulations to establish and fund one or more additional funds to provide for payment of future decommissioning, abandonment and reclamation costs. Even if we conclude that the establishment of such a fund is prudent or required, we may lack the financial resources to do so.

CHANGES IN GOVERNMENT REGULATION OF OUR OPERATIONS MAY HARM US.

         Our mining, extraction and upgrading operations and the operations of third- party contractors are subject to extensive Canadian federal, provincial and local laws and regulations governing exploration, development, transportation, production, exports, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine safety, hazardous materials, toxic substances and other matters. Amendments to current laws and regulations governing operations and activities of mining corporations and more stringent application of such laws and regulations are actively considered from time to time and could harm the Project.

         We cannot assure you that the various government licenses and approvals sought will be granted to the Project or, if granted, will not be cancelled or will be renewed upon expiry or that income tax laws and government incentive programs relating to the Project, and the mining, oil sands and oil and gas industries generally, will not be changed in a manner which may adversely affect us.

         Currently, we benefit from a favorable royalty regime; however, we cannot assure you that this royalty regime will not change in a manner that would adversely affect us. See "Business--Royalties".

         Lease 13 is subject to the Oil Sands Tenure Regulation (Alberta) which was enacted in 2000. This legislation deems Lease 13 to be designated as producing and continued beyond its current term unless the owners fail to comply with or meet the milestones set out in the development plan in respect of Lease 13 or if the owners alter or reduce the development plan without the prior written consent of the Minister of Energy. We cannot assure you that the owners will be able to comply with or meet the milestones set out in the development plan or that the Minister will consent to any planned amendments thereto. In addition, the Minister, in certain circumstances, may change the designation of any lease subject to the legislation and provide notice requiring the owners to commence production or recovery of, or to increase existing production or recovery of bitumen within the time specified in such notice. We cannot assure you that if such a notice is given, the owners will be able to comply with its terms to maintain Lease 13. Additionally, the Oil Sands Tenure Regulation (Alberta) expires on December 1, 2004 and, if such legislation is not renewed in its present or similarly favorable form, the status of Lease 13 may be in question. See "Business--Regulations--Land Tenure".

ABORIGINAL PEOPLES MAY MAKE CLAIMS AGAINST US OR THE PROJECT REGARDING THE LANDS ON WHICH THE PROJECT IS LOCATED.

         Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. Certain aboriginal peoples have filed a claim against the Government of Canada, certain governmental entities and the City of Fort McMurray, Alberta claiming, among other things, aboriginal title to large areas of lands surrounding Fort McMurray, including the lands on which the Project and most of the other oil sands operations in Alberta are located. Such claims, if successful, could have an adverse effect on the Project.

VARIOUS HAZARDS INHERENT IN OUR OPERATIONS COULD RESULT IN LOSS OF EQUIPMENT OR LIFE.

         The operation of the Project will be subject to the customary hazards of mining, extracting, transporting and processing hydrocarbons. A casualty occurrence might result in the loss of equipment or life, as well as injury or property damage. We will not carry insurance with respect to all potential casualty occurrences and disruptions. We cannot assure you that our insurance will be sufficient to cover any such casualty occurrences or disruptions. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the Project and on our business, financial condition and results of operations.

WE ARE HIGHLY DEPENDENT ON CERTAIN KEY PERSONNEL.

         We are highly dependent upon the efforts of our senior management and certain key employees, the loss of any of whom could impede the achievement of our objectives and could have a material adverse effect on us. We do not maintain key-man insurance with respect to any of these persons.

FLUCTUATIONS IN THE US AND CANADIAN DOLLAR EXCHANGE RATE MAY CAUSE OUR OPERATING AND CAPITAL COSTS TO RISE.

         Crude oil prices are generally based on a US dollar market price, while our operating and capital costs are primarily denominated in Canadian dollars. Prior to Project start-up, adverse fluctuations in the US and Canadian dollar exchange rate may cause our capital costs to increase. Following Project start-up, adverse fluctuations in the US and Canadian dollar exchange rate may cause our operating costs to rise in relation to our revenues. We do not currently hedge against currency fluctuations and there can be no assurance that any hedging policy we may adopt would be successful.

RISKS RELATING TO THE NOTES AND THE EXCHANGE OFFER

OUR DEBT LEVELS COULD LIMIT OUR FUTURE FLEXIBILITY IN OBTAINING ADDITIONAL FINANCING AND IN PURSUING BUSINESS OPPORTUNITIES.

         As a result of the issuance of the initial notes and after giving effect to the use of proceeds from the offering of initial notes, as of December 31, 2001 we have approximately $746.0 million of debt, represented by the initial notes and by our obligations under the HMU lease. We may also incur significant additional indebtedness for various purposes, including expansions.

         Our debt level and restrictive covenants will have important effects on our future operations, including:

         o requiring a significant portion of our cash flow to pay interest and principal on our debt, making this cash flow unavailable for other purposes;

         o requiring us to meet financial tests in order to incur additional debt, which could limit our ability to fund future operations, expansions and/or acquisitions; and

         o limiting our ability to obtain additional debt and equity financing to fund capital expenditures and other requirements.

         In addition, our ability to make scheduled payments or to refinance our debt obligations (including the exchange notes) will depend upon our financial and operating performance, which, in turn, will depend upon prevailing industry and general economic conditions beyond our control. If our cash flow and capital resources are insufficient to service or repay our debt obligations, we might be forced to:

         o        reduce or delay scheduled capital expenditures;

         o        forego expansion opportunities;

         o        obtain additional capital; or

         o        restructure our debt.

         We cannot assure you that our operating performance, cash flow and capital resources will be sufficient to repay our debt in the future. If we are required to dispose of material assets or operations or restructure our debt to meet our debt service and repayment obligations, we cannot assure you that the terms of any such transaction will be favorable to us and we cannot foresee how quickly any such transaction could be completed, if at all.

THE NOTES INDENTURE CONTAINS COVENANTS LIMITING OUR DISCRETION TO OPERATE OUR BUSINESS.

         The notes indenture contains provisions that limit our discretion to operate our business, including by restricting our ability to:

         o        incur additional debt;

         o pay dividends or distributions on our capital stock or repurchase our capital stock;

         o        create liens to secure debt;

         o        sell our interests in the assets comprising the joint venture;

         o        enter into transactions with affiliates;

         o        merge or consolidate with another company;

         o        transfer and sell assets; and

         o        enter into hedging contracts.

         If we fail to comply with the restrictions set forth in the notes indenture or any other subsequent financing agreements we will be in default, and the principal and accrued interest on the exchange notes would become due and payable. A default may allow our other lenders, if the agreements so provide, to accelerate the related obligations and any other obligations to which a cross-acceleration or cross-default provision applies. In addition, other lenders may be able to terminate any previous commitments made to us to provide additional funds.

THE COLLATERAL SECURING THE EXCHANGE NOTES IS SUBJECT TO SEVERAL LIMITATIONS AND MAY BE RELEASED UNDER CERTAIN CIRCUMSTANCES.

GENERAL; RELEASE. The notes are secured by third-priority liens on all of our interest in the assets and related agreements utilized to mine, extract, transport and upgrade our share of bitumen from oil sands deposits on the western portion of Lease 13. Property and assets acquired by us which are not part of the Project, including property and assets relating to expansions, will not form part of the collateral. Your rights as a noteholder with respect to security will be governed by agreements with Shell and Chevron, certain third-party facility owners, their lenders, the lender under the senior credit facility and certain future secured lenders, as more fully described under "Inter-Creditor Agreements and Collateral". Pursuant to the joint venture agreement, we have granted to each other owner a first fixed and specific mortgage, charge, lien and security interest in, and a first floating charge on, all of our interests in the joint venture to secure our obligations under the joint venture agreement. On the date of consummation of the offering of the initial notes, we granted the lender under the senior credit facility a second-priority interest in the same assets.

         In addition to the security interest in the collateral described above, the holders of the notes will have the sole security interest in the mirror notes (exclusive of the security therefor) and the first priority security interest in all funds contained in the construction account.

         No appraisal or valuation of any of the collateral has been obtained. We cannot assure you that, in the event of a sale of all or any part of the collateral and after payment of all prior claims on such collateral, there will be sufficient proceeds to repay noteholders all amounts owed to them under the notes indenture and the exchange notes. In addition, except for the assignment of the mirror notes, the collateral securing the exchange notes (including the collateral securing the mirror notes) may, at our option, be released if we obtain a corporate credit rating of at least Baa2 from Moody's and BBB from Standard & Poor's and certain other conditions are satisfied. See "Description of the Exchange Notes--Certain Definitions--Collateral Release Date". Following that date, the exchange notes will be unsecured, and any changes to our ratings will not cause the security interest in the collateral to be reinstated.

PRIORITY OF CLAIMS. In addition to the agreements described under "Inter-Creditor Agreements and Collateral", the priority of the liens on any item of collateral securing the claims of noteholders will be determined by, among other things, the time of perfection of a security interest in that item. In addition, under various laws, certain creditors, such as purchase money lenders, may be entitled to a prior claim to that of a person who has previously perfected a security interest in an item of collateral. Furthermore, landlords', warehousemen's and materialmen's liens and certain tax liens may, as a matter of law, have priority over the liens granted in the collateral to the collateral trustee or the exchange notes trustee for the benefit of the noteholders. The notes indenture also permits significant amounts of additional indebtedness to be secured by liens on collateral which are senior to or equal in right of priority with the liens for the benefit of the noteholders. Liens that are senior to the liens for the benefit of the noteholders are permitted to be incurred at several levels of priority. See "Description of the Exchange Notes--Certain Covenants--Limitation on Liens on Collateral".

         The collateral agent, on behalf of the noteholders and the lender under the senior credit facility, has entered into an inter-creditor agreement with Shell, Chevron and an affiliate of Shell for the purpose of establishing the relative rights and obligations of the parties, each of whom hold prior security over the assets comprising the Project pursuant to the joint venture agreement. The agreement provides that the security interests of the lenders and the noteholders in the assets constituting collateral are subordinated to the security interests held by any owner under the joint venture agreement. Furthermore, in an insolvency proceeding, monies collected by the notes trustee on behalf of the noteholders must be turned over to the owners until the owners are fully paid.

         The notes trustee, for the benefit of itself and the noteholders, has entered into an inter-creditor agreement with us and with the collateral agent and the administrative agent under the senior credit facility for the purpose of establishing the relative priorities of the claims of the creditors in various items of the collateral and establishing their relative rights and remedies in respect of the collateral. The agreement provides that the claims of the noteholders in the assets constituting collateral (other than the mirror notes and the construction account) rank subsequent to the claims of the lender under the senior credit facility. Furthermore, in an insolvency proceeding monies collected by the notes trustee on behalf of the noteholders (other than from the construction account) must be turned over to the lender under the senior credit facility until the lender is fully paid.

         We do not believe there are any material existing prior liens on the collateral securing claims of persons not party to the inter-creditor agreements described above. However, we cannot assure you that future additional prior claims will not arise by reason of applicable law or that a bankruptcy or other court would not enforce the terms of the inter-creditor agreements in a manner that was disadvantageous to the noteholders.

NATURE OF THE COLLATERAL. Our sole significant asset is our 20% ownership interest in the assets comprising the joint venture. Accordingly, there are no assets related to the Project that we own in their entirety, and therefore no such assets could be so owned upon any foreclosure of the collateral. We are prevented by the joint venture agreement from disposing of these assets separately from the joint venture. This might therefore reduce the price obtained for the assets in the event of a realization, which might materially reduce the recovery by our secured creditors, including the holders of the notes. In addition, if we default on our obligations under the joint venture agreement, Shell and Chevron will have a first right to purchase our entire interest in the joint venture and related assets at a discount. See "Risks Relating to our Business--If we default on our obligations under the joint venture agreement, Shell and Chevron will have the right to purchase our interest in the joint venture at a discount".

ABILITY TO REALIZE UPON COLLATERAL. Under the principal inter-creditor agreement, prior to enforcing their claims in the collateral, the notes trustee must give the collateral agent and the representatives of the other lenders notice of the enforcement and must not commence enforcement action until the expiry of a 15 day standstill period. After the notice of enforcement is given, if any lenders holding senior priority claims in the collateral determine to proceed to enforce their claims, decisions regarding enforcement of the collateral will, subject to applicable law, be determined by the secured creditor or creditors entitled to the senior priority claims on the collateral. Decisions with respect to collateral will also be made by a majority of the members of the class holding the senior priority claim on the collateral. Even if the noteholders were to hold a senior priority lien on the collateral, there can be no assurance that they would hold the majority of interests in, and therefore control the decisions made by, that class of creditors.

         Interests of holders of senior priority claims may diverge from those of holders entitled to junior priority claims. For example, it may be in the best interest of a lienholder entitled to a senior priority claim to seek an expeditious sale of collateral, while it may be in the best interest of a lienholder entitled to a junior claim to delay the sale. No assurance can be given that noteholders will be able to realize the fair market value of their interest in the collateral.

         Any sale of the collateral following a default can only be made to a party who has a requisite minimum credit rating (see "Inter-Creditor Agreements and Collateral") and who is willing to assume a minority interest in the Project and who is willing to become a party to the joint venture agreement and other agreements relating to the joint venture and to fulfill the obligations required of an owner in such agreements. These limitations might reduce the price obtained for these assets and reduce the recovery by our secured creditors, including the holders of the notes.

         Proceeds from the sale of collateral generally will first be used to satisfy payments due to the holders of senior priority claims. There can be no assurance that the proceeds of any sale of the collateral following a default would be sufficient to satisfy payments due to holders of the notes after satisfying payment due to the holders of senior priority claims. If the proceeds from the collateral were not sufficient to pay such amounts, then noteholders would have only an unsecured claim against our remaining assets.

CANADIAN BANKRUPTCY AND INSOLVENCY LAWS. The rights of the trustee who represents the holders of the exchange notes to enforce remedies are likely to be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan of arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors affected thereby. Such a restructuring proposal, if accepted by the requisite majorities of each affected class of creditors and if approved by the relevant Canadian court, would be binding on creditors within any such class who may not otherwise by willing to accept it. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument.

         The powers of the court under the Bankruptcy and Insolvency Act and particularly under the Companies' Creditors Arrangement Act have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict if payments under the exchange notes would be made following commencement of or during such proceeding, whether or when the notes trustee could exercise its rights under the notes indenture or whether and to what extent holders of the exchange notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the notes trustee.

WE MAY BE UNABLE TO FUND AN OFFER TO REPURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

         If we experience a change of control, we will be required to make an offer to you to repurchase the exchange notes. We might not have sufficient financial resources to fund such an offer, or might be prohibited from doing so under our senior credit facility or other indebtedness, in which case, we will be required to repay such other debt or obtain consents from lenders of such debt to permit the purchase of the exchange notes. If we experience a change of control, we cannot assure you that we will have sufficient funds to repay our other debt. We also cannot assure you that, whether or not we are required to repay such debt, we will have sufficient funds to meet our repurchase obligations under the notes indenture. See "Description of the Exchange Notes--Change of Control".

WE WILL NOT BE SUBJECT TO CERTAIN COVENANTS IN THE NOTES INDENTURE FOLLOWING THE DATE ON WHICH THE EXCHANGE NOTES ARE FIRST RATED INVESTMENT GRADE AND WILL NOT BE SUBJECT TO CERTAIN OTHER COVENANTS FOLLOWING THE COLLATERAL RELEASE DATE.

         Our obligations to comply with certain provisions of the notes indenture will be terminated on the date that the exchange notes have first received an investment grade rating from Standard & Poor's and Moody's. After that time, the exchange notes will be entitled to substantially reduced covenant protection. In addition, certain other provisions of the notes indenture will be terminated on the Collateral Release Date, including the provisions providing for a security interest in the collateral. See "Description of the Exchange Notes--Certain Covenants" and "--Fall-Away of Covenants".

         If our corporate credit rating were to fall below BBB by S&P or Baa2 by Moody's or the ratings on the notes were to fall below BBB- by S&P or Baa3 by Moody's, neither the covenants nor the security interests would be reinstated. We cannot assure you that either we or the exchange notes will maintain these investment grade ratings.

THERE MIGHT NOT BE A LIQUID MARKET FOR RESALE OF THE EXCHANGE NOTES.

         The exchange notes will be a new class of securities for which there is currently no trading market. We do not intend to list the exchange notes on any securities exchange. We cannot assure you that an active or liquid trading market for the exchange notes will develop. The initial purchasers of the initial notes are not obligated to make a market in the exchange notes, and if they do choose to make such a market they may discontinue their market-making activities at any time without notice. See "Plan of Distribution". Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. If a market for the exchange notes were to develop, the exchange notes could trade at prices that may be higher or lower than reflected by their initial offering price, depending on many factors, including prevailing interest rates, our operating results and the market for similar securities.

         Historically, the market for non-investment grade debt has been volatile. We cannot assure you that the market for the notes, if any, will not be similarly volatile. Any volatility could adversely affect you as a holder of the exchange notes.

US INVESTORS IN THE EXCHANGE NOTES MAY HAVE DIFFICULTIES ENFORCING CIVIL LIABILITIES.

         We are governed by the laws of the Province of Alberta. Most of our directors, controlling persons and officers, as well as some of the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of our assets and their assets are located outside of the United States. As a result, it may be difficult for holders of exchange notes to effect service of process upon us or such persons within the United States or to enforce against us or them in the United States, judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, we have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada of liabilities predicated upon U.S. federal securities law against us, or directors, controlling persons and officers and the experts named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts.

THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE INITIAL NOTES.

         If initial notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Please refer to the subsection in "The Exchange Offer" and the risk factor entitled "Your failure to participate in the exchange offer will have adverse consequences."

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE
CONSEQUENCES.

         The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you may no longer be able to obligate us to register the initial notes under the Securities Act.

SOME PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

         In some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this Act. We do not and will not assume, or indemnify you against, this liability.

                                 USE OF PROCEEDS

         We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in the same aggregate principal amount.

                                 CAPITALIZATION

         The following table provides as of March 31, 2002:

         o        our actual capitalization; and

         o our actual capitalization as adjusted to take into account the offering of the initial notes and the application of the net proceeds of the offering of the initial notes.

         You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations", and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                        AS OF MARCH 31, 2002
                                                        --------------------
                                                           (IN THOUSANDS)
                                                     ACTUAL       AS ADJUSTED
                                                     ------       -----------

Cash and cash equivalents.........................  $  70,239      $  290,001
                                                    =========      ==========

Long-term debt (including current portion):
  Senior credit facility(1).......................         --      $        0
  Initial notes(2)................................         --      $  710,910
  Other long-term debt(3).........................  $ 513,862      $   39,932
  Subordinated cost overrun facility(4)...........         --      $        0
                                                           --              --

Total long-term debt..............................  $ 513,862      $  750,842
                                                    =========      ==========

Shareholders' equity:
  Share capital(5)................................  $ 448,373      $  448,373
  Deficit.........................................  $(14,192)      $ (14,192)
                                                    ---------      ----------

Total shareholders' equity........................  $ 434,181      $  434,181
                                                    =========      ==========

Total capitalization..............................  $ 948,043      $1,185,023
                                                     ========      ==========
------------------------
(1) This $100 million facility consists of a $75 million debt service and construction completion facility available to fund the first two interest payments on the notes and interest on the facility, with the remaining amounts to be available for Project construction costs.

(2) The initial notes offered have been converted to Canadian dollars at noon buying rate on April 16, 2002 which was US$1.00 = $1.5798.


(3) Includes outstanding indebtedness under our $535 million senior credit facility ($418.50 million), indebtedness under our HMU capital lease ($39.93 million) and fees owed to Shell ($55.44 million). Concurrent with the closing of the offering of the initial notes, all amounts drawn under our $535 million senior credit facility were repaid (with the exception of any bankers' acceptances outstanding on the Issue Date that were effectively defeased using a portion of the proceeds of the offering of the initial notes), that credit facility was cancelled and the fees owed to Shell were repaid.


(4) This $88 million facility is available to fund any Project cost overruns.

(5) Includes $12 million of our Class D Preferred Shares, Series A. The Class D Preferred Shares, Series A can be converted into our Common Shares prior to redemption on a one-for-one basis. If not previously converted, the Class D Preferred Shares, Series A are redeemable by us at any time at a price equal to their issue price, plus a cumulative dividend of 12% per year compounded semi-annually until January 1, 2007, from which date the dividend increases by 3% per quarter to a maximum of 24% per year. Cash dividends are not paid on the Class D Preferred Shares, Series A.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table sets forth our selected historical consolidated financial data for the period from June 18 to December 31, 1999 and the years ended December 31, 2000 and December 31, 2001. The financial data for each of the period from June 18 to December 31, 1999 and the years ended December 31, 2000 and 2001 have been derived from our audited consolidated financial statements for those periods, which were audited by PricewaterhouseCoopers LLP, independent accountants. In some respects, Canadian GAAP differs from US GAAP. For a discussion of the material differences in some line items between Canadian GAAP and US GAAP, you should read note 13 to our consolidated financial statements. You should read the selected consolidated financial data in conjunction with our consolidated financial statements and the notes thereto that are included elsewhere in this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                              PERIOD FROM JUNE 18 TO   YEAR ENDED   YEAR ENDED
                                    DECEMBER 31,      DECEMBER 31,  DECEMBER 31,
                                         1999            2000          2001
                                        ----             ----          ----
                                                 (in thousands)

INCOME STATEMENT DATA:
CANADIAN GAAP:
Corporate expenses ...................          --    $   5,422    $   7,015
Net income (loss) ....................          --    $  (5,422)   $  (7,015)
US GAAP:
Corporate expenses ...................          --    $  10,791    $  11,425
Net income (loss) ....................          --    $ (10,791)   $ (11,425)
CASH FLOW INFORMATION:
CANADIAN GAAP:
Operating activities .................          --    $  (5,252)   $  (6,845)
Financing activities .................   $ 103,852    $ 185,644    $ 404,941
Capital expenditures .................   $ (46,710)   $(192,141)   $(433,604)
US GAAP:
Operating activities .................          --    $ (10,621)   $ (11,255)
Financing activities .................   $ 103,852    $ 185,644    $ 404,941
Capital expenditures .................   $ (46,710)   $(186,772)   $(429,194)
BALANCE SHEET DATA (at end of period):
CANADIAN GAAP:
Total assets .........................   $ 167,509    $ 428,088    $ 854,394
Total long-term debt .................   $  40,000    $  65,477    $ 368,306
Shareholders' equity .................   $ 118,173    $ 297,904    $ 434,866
US GAAP:
Total assets .........................   $ 167,509    $ 422,719    $ 844,615
Total long-term debt .................   $  40,000    $  65,477    $ 368,306
Shareholders' equity .................   $ 118,173    $ 292,535    $ 421,387

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

         You should read the following discussion and analysis along with our audited and unaudited financial statements and the related notes appearing elsewhere in this prospectus. The discussion contains forward-looking statements that involve risks and uncertainties.

         We were incorporated on June 18, 1999 and became a reporting issuer in Canada in December 2000. We were formed for the purpose of being the general partner of Western Oil Sands L.P., a wholly-owned limited partnership that owns our 20% undivided interest in the joint venture. The Project is in its development and construction stage and accordingly our limited historical and consolidated financial information is not necessarily indicative of future results, particularly after Project start-up which we expect to occur late in the fourth quarter of 2002.

REVENUES

         Apart from our interest in the joint venture, we have no other operating assets nor do we have any other on-going operations. Accordingly, we will not recognize any operating revenues and expenses prior to the commencement of commercial operations which is expected to occur in the second quarter of 2003.

OPERATING COSTS

         Upon the commencement of commercial operations, we will be billed monthly for our 20% share of the total operating costs of the joint venture, all of which will be classified as our operating costs. These joint venture operating costs will be made up of the following components:

         o        fixed costs, including those related to:

                  -- non-energy mining activities, including labor, mine supplies, contracts, contract vehicle maintenance and mobile equipment lease payments;

                  -- non-energy upgrader activities, including labor, equipment, turnarounds and allocated project administrator costs;

                  -- extraction plant activities, including labor, operating supplies, maintenance parts and supplies and process consumables;

                  -- contracted minimum payments to various third parties, including Corridor, ATCO Power, ATCO Pipelines, Dow and Scotford HMU Leasing Inc., or SHMUL; and

                  -- general and administrative functions, including direct and allocated portions; and

         o        variable costs, including those related to:

                  -- the cost of natural gas consumed by the cogeneration facilities at the mining and extraction and upgrader sites and the HMU; and

                  -- the purchase price of feedstocks, hydrogen, catalysts, chemicals and diesel fuel purchased from third parties.

GENERAL AND ADMINISTRATIVE EXPENSES

         Our general and administrative expenses include the costs incurred to sustain and expand our staff, as well as our corporate overhead, including rental expenses for office space and office equipment required to support our operational, managerial and systems infrastructures.

INTEREST EXPENSE

         We will continue to capitalize our interest costs incurred prior to the commencement of commercial operations, at which point these costs will begin to be amortized. Upon the commencement of commercial operations, we will recognize any interest arising on our debt as an expense.

QUARTERLY FINANCIAL INFORMATION
-------------------------------


                                                                      THREE MONTH PERIOD ENDED
                         ---------------------------------------------------------------------------------------------------------
                         MARCH 31,   DECEMBER 31,   SEPTEMBER 30,   JUNE 30,   MARCH 31,   DECEMBER 31,   SEPTEMBER 30,   JUNE 30,
                         2002        2001           2001            2001       2001        2000           2000            2000
                         ----        ----           ----            ----       ----        ----           ----            ----
                        (UNAUDITED)                 (UNAUDITED)   (UNAUDITED) (UNAUDITED)
                                                   ($ THOUSANDS, EXCEPT PER SHARE NUMBERS)
Revenue ................     -           -              -               -          -           -              -               -
Net Loss................ 1,755       2,777          1,623           1,354      1,261       1,480          1,821           1,030
Loss Per Share (basic).. $0.04       $0.07          $0.04           $0.03      $0.03       $0.04          $0.08           $0.04


THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

OPERATIONS

         During the three months ended March 31, 2002, we incurred a loss of $1.8 million ($0.04 per share) compared to a loss of $1.3 million ($0.03 per share) in the comparative period last year. This loss is comprised entirely of our corporate expenses. General and administrative expenses increased by $279,000 from $1.0 million in 2001 to $1.3 million in 2002, primarily due to the addition of three new employees and increased general expenses in line with the growth in our corporate activities. Federal Large Corporations Tax also increased from $213,000 for the first quarter of 2001 to $427,000 for the first quarter of 2002, commensurate with our larger capital base.

CAPITAL EXPENDITURES

         During the first quarter of 2002, our share of Project capital expenditures totaled $110 million compared to $77.9 million in the first quarter of 2001. These expenditures include construction activities at the Muskeg River Mine and at the Scotford Upgrader, together with direct capitalized costs of $7.2 million in 2002 compared to $0.3 million in 2001. The capitalized costs are primarily comprised of bank stand-by fees and interest expenses that are being capitalized during the construction period. We capitalized a further $4.8 million during the first quarter of 2002, compared to $4.4 million in the first quarter of 2001, related to our share of costs for construction of the HMU at the upgrader, which costs are being financed under a long-term capital lease.

         In the first quarter of 2002, the owners signed an amendment to the original AFE, which increased our estimate of our share of forecasted total costs from $709.4 million to $961.6 million.

         The following table details the components of our capital asset expenditures:

CAPITAL ASSETS

                                                                         YEAR ENDED          PERIOD FROM      FROM JUNE 18, 1999 TO
                                                                        DECEMBER 31,          JUNE 18 TO            MARCH 31,
                                                                                             DECEMBER 31,
                                                   THREE MONTHS        2001       2000           1999                 2002
                                                   -------------       ----       ----           ----                 ----
                                                  ENDED MARCH 31,
                                                  ---------------
                                                        2002
                                                        ----
                                                                                     ($MILLIONS)
Expenditures
  Muskeg River mine...........................                $49.6     $212.1      $66.7               $3.9               $332.3
  Scotford upgrader(1)........................                 54.5      210.0      118.0                5.5                388.0
  Capitalized finance costs...................                  5.4        9.5        6.4                 --                 21.3
  Entry fee...................................                   --        1.2         --               34.2                 35.4
                                                                 --        ---         --               ----                 ----

Project expenditures..........................                109.5      432.8      191.1               43.6                777.0
Corporate assets..............................                  0.5        0.8        1.0                3.1                  5.4
                                                                ---        ---        ---                ---                  ---

Cash Expenditures.............................                110.0      433.6      192.1               46.7                782.4
Non-cash capitalized costs
  Shell fees and interest.....................                  1.7        6.4        7.3               40.0                 55.4
  Hydrogen Manufacturing Unit.................                  4.8       17.8       17.3                 --                 39.9
  Corporate assets............................                 (0.4)        --         --                1.1                  0.7
                                                              -----         --         --                ---                  ---

Total.........................................               $116.1     $457.8     $216.7              $87.8               $878.4
                                                             ======     ======     ======              =====               ======

------------------------
(1) Includes our share of direct Project administrator costs. Also includes our capitalized foreign exchange on Project costs of $2.3 million and ancillary costs of $0.4 million. Excluding the foreign exchange and ancillary costs, the total costs incurred by us directly on the Muskeg River mine and upgrader to March 31, 2002 amount to $717.7 million.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO PERIOD ENDED DECEMBER 31, 2000

OPERATIONS

         During the year ended December 31, 2001, we spent $7.0 million on corporate expenses, an increase of $1.6 million from the year ended December 31, 2000. As we do not yet have revenues from on-going operations to offset these costs, the net loss for the year ended December 31, 2001 equaled our corporate expenses. The net loss for the year ended December 31, 2001 was $0.17 per share compared to $0.21 per share for the year ended December 31, 2000. These corporate expenses were comprised primarily of head office costs including rent, salaries and the Federal Large Corporations Tax for the year. General and administrative expenses increased from $4.4 million for the year ended December 31, 2000 to $5.3 million for the year ended December 31, 2001, primarily due to increased investor relations activities and increased reporting costs associated with becoming a public company in December 2000. In addition, cost of living salary increases and the addition of two finance personnel contributed to the increase. A significant number of our employees have been seconded to the construction effort and, therefore these costs are borne directly by the joint venture and are charged back to us as capital additions of the Project. As the Project moves towards the operations phase, corporate expenses will increase gradually in line with operational requirements; notably in respect of marketing staff and costs, as we will be marketing our share of production that is received in kind from the Project. Federal large corporations tax increased from $850,000 in the year ended December 31, 2000 to $1.5 million in the year ended December 31, 2001, as a direct result of the expansion of our capital arising from our $144 million of net equity issuances and the utilization of credit facilities to fund construction costs. Depreciation remains at $170,000 and relates solely to office assets, as amortization of the Project assets will only begin once production has commenced.

CAPITAL EXPENDITURES

         During the year ended December 31, 2001, our share of Project capital expenditures totaled $432.8 million, compared to $191.1 million for the year ended December 31, 2000. These expenditures include work done at the Muskeg River mine and the upgrader as well as capitalized costs of $9.5 million for the year ended December 31, 2001, up from $6.4 million capitalized in the year ended December 31, 2000. The capitalized costs include primarily bank interest and stand-by fees that are being capitalized during the construction period as is consistent with industry practice and our policy. An additional $6.4 million of interest that accrued during the year on the balance payable to Shell, in respect of lease acquisition costs and infrastructure costs reimbursement, was also capitalized. We capitalized a further $17.8 million in the year ended December 31, 2001 related to our share of the costs for construction of the HMU, compared to $17.3 million in the year ended December 31, 2000. The HMU costs are being financed through a capital lease.


         In 2001 we spent $0.8 million on consulting fees and our share of pre-feasibility study costs related to new ventures and potential expansions. These costs were capitalized in accordance with generally accepted accounting practice and industry practice.


YEAR ENDED DECEMBER 31, 2000 COMPARED TO PERIOD ENDED DECEMBER 31, 1999

OPERATIONS

         During the year ended December 31, 2000, we spent $5.4 million on corporate expenses. The net loss for the year ended December 31, 2000 equated to the level of corporate expenses. Any costs incurred in the prior year were capitalized. In the year ended December 31, 2000, corporate expenses were comprised primarily of head office costs including rent, salaries and federal large corporations tax for the year. A significant number of our employees were seconded to the Project and, therefore any associated costs for these employees were borne directly by the joint venture.

CAPITAL EXPENDITURES

         Capital expenditures for the year ended December 31, 2000 amounted to $192.1 million compared to $46.7 million for the period ended December 31, 1999. This increase was in line with the Project's construction timetable. Expenditures for the year ended December 31, 2000 related primarily to work done at the Muskeg River mine and the upgrader, acquisition of corporate assets as well as capitalized costs of $6.4 million. Capitalized costs included, primarily, bank interest and stand-by fees that are being capitalized during the construction period.

LIQUIDITY AND CAPITAL RESOURCES

         In conjunction with the execution of the joint venture agreement, we completed a private placement of Non-voting Convertible Equity Shares, Class A Special Warrants and Class B Special Warrants with certain of our founders for aggregate gross proceeds of approximately $21 million. We also completed a private placement of units consisting of Non-voting Convertible Equity Shares and call obligations with certain seed investors for aggregate gross proceeds of approximately $62 million. On December 17, 1999, we completed a further private placement of Non-voting Convertible Equity Shares for aggregate gross proceeds of $40 million. In conjunction with these offerings the agent for the private placement received a commission of 138,071 Non-voting Convertible Equity Shares valued at $1.6 million.

         In December 1999, we entered into a $535 million senior credit facility with certain Canadian lending institutions to assist us in funding the budgeted construction costs of the joint venture. The $535 million senior credit facility is available for:

         o funding budgeted construction costs of the joint venture of up to $385 million;

         o funding non-budgeted construction costs of the joint venture of up to $100 million; and

         o pre-completion debt service, which includes interest costs and fees under the credit facility, of up to $50 million.

         As of December 31, 2001 we had drawn $279.5 million under our $535 million senior credit facility. Upon completion of the offering of the notes, any amounts outstanding under the $535 million senior credit facility will be repaid and the facility will be cancelled.

         On September 28, 2000, through a rights offering to the holders of existing equity securities and a private placement, we issued Non-voting Convertible Equity Shares for aggregate consideration of $130 million.

         On December 21, 2000, we completed our initial public offering of 4,000,000 Common Shares for aggregate gross proceeds of $60 million. Concurrently with our initial public offering, the Common Shares were listed on The Toronto Stock Exchange under the symbol "WTO."

         On February 1, 2001, we filed two prospectuses qualifying the issuance of an aggregate of 34,033,029 Common Shares, 494,224 Class A Warrants and 465,188 Class B Warrants issuable upon the conversion or exercise, as the case may be, of convertible securities previously issued by us.

         During the first quarter of 2001, we raised $3.7 million through the exercise of 465,188 Class B Warrants exercisable for Common Shares at $8.00 per share.

         On March 14, 2001, we entered into a $90 million credit facility which was subsequently repaid and cancelled on October 25, 2001. Also on March 14, 2001, we completed a private placement for the issuance of 666,667 Class D Preferred Shares, Series A for net proceeds of $12 million.

         On April 27, 2001 we sold 625,000 Common Shares issuable on a flow-through basis, which yielded proceeds of $10 million.

         On June 15, 2001 we entered into an additional $30 million credit facility on terms substantially similar to the terms contained in the $90 million credit facility entered into on March 14, 2001. This facility was repaid and cancelled on October 25, 2001.

         On July 25, 2001 we issued 2,266,267 Non-voting Convertible Equity Shares and 1,138,462 units consisting of Non-voting Convertible Equity Shares and call obligations and 725,589 Non-voting Convertible Equity Shares, issued on a flow-through basis and call obligations to some of our existing shareholders and received gross proceeds of approximately $57.9 million. Certain shareholders also entered into irrevocable commitments to subscribe for 725,590 Non-voting Convertible Equity Shares to be issued on a flow-through basis, upon receipt of subscription agreements and funds amounting to $11.3 million, which funds were received and the shares issued on November 2, 2001.

         On October 25, 2001, we completed a rights offering to our existing shareholders, of 3,384,835 Common Shares at a price of $14.00 per share for gross proceeds of $47.4 million.

         On October 25, 2001, we established an $88 million two-year subordinated cost overrun facility with a Canadian chartered bank. The notes issuable pursuant to draws on the subordinated cost overrun facility are convertible, at our option on maturity, and in the event of a default, at the option of the bank, into Common Shares at 95% of the then current market price. The subordinated cost overrun facility has not been drawn upon. We intend to maintain the availability of this facility following completion of the offering of the notes.

         In November 2001, we completed a private placement of 150,000 Non-voting Convertible Equity Shares issued on a flow-through basis at $17.30 per share for gross proceeds of $2.6 million. On November 27, 2001, we filed a prospectus which qualified for issuance an aggregate of 5,005,908 Common Shares issuable upon conversion of all the Non-voting Convertible Equity Shares issued in July and November 2001.

         In the first three months of 2002, we received proceeds of $1.1 million from the exercise of employee stock options into 125,500 Common Shares.

         To date, we have financed our share of joint venture costs out of proceeds from our equity financings and our various credit facilities. Our cash balances decreased by $41.1 million during the year ended December, 2001, from $94.1 million at December 31, 2000 to $53.0 million at December 31, 2001. Cash inflows were comprised of $144.0 million of equity capital (net of issue costs) raised throughout the year and $279.5 million of long-term debt issued during the year (net of repayments). Cash outflows included capital expenditures of $433.6 million, debt issue costs and deferred charges of $16.3 million, an $18.2 million increase in working capital throughout the year, corporate expenses of $7.0 million and repayment of other long-term liabilities of $2.1 million. In addition, we replaced restricted cash balances of $12.6 million that were provided to secure an overdraft facility available to fund capital commitments to the Project with letters of credit in the same amount, such that this cash became available to us in the year.

         We believe that the net proceeds from the sale of the initial notes together with all of our other sources of funds will be sufficient to fund:


         o our remaining forecasted total costs as at March 31, 2002 ($205.2 million), including contingencies and allowances;

         o our share of operating expenses until March 31, 2003 ($38.7 million);

         o general and administrative expenses and working capital requirements;

         o        the repayment of certain existing indebtedness; and

         o fees and expenses related to the notes and the senior credit facility.

         The equity which we have previously raised and the net proceeds from the sale of the initial notes, together with our credit facilities available to us, fully fund our remaining forecasted total costs to complete the Project. We have additional sources of financing including:

         o        a $197.5 million project delay/cost overrun insurance policy;

         o $48.9 million of contingent equity which is available to us, at our option, until March 31, 2003; and

         o net revenues prior to March 31, 2003 estimated by Purvin & Gertz to be up to $50 million using our start-up assumptions.

                                    BUSINESS

OUR COMPANY

         We hold a 20% undivided ownership interest in a multi-billion dollar joint venture that is exploiting a portion of one of the largest reservoirs of crude oil in the world. Shell and Chevron hold the remaining 60% and 20% ownership interests in the joint venture, respectively. The Project, which includes facilities owned by the joint venture and third parties will use established processes to mine oil sands deposits, extract and transport bitumen, and upgrade the bitumen into synthetic crude oil and VGO.

         The initial design capacity for the Project supports a non-declining bitumen production rate of approximately 155,000 bbls/d that, together with purchased feedstocks, supports total upgraded output of approximately 190,000 bbls/d. At full capacity, our share of the expected upgraded output will be approximately 38,000 bbls/d. Following start-up, we believe that the owners will be able to increase production at a relatively low capital cost through the implementation of debottlenecking and other initiatives.

         We have agreed to sell our share of VGO production, which will be approximately 12,000 bbls/d, to an affiliate of Shell under a long-term sales agreement, and we will take the remainder of our share of total sales volumes and market it to refineries throughout North America.

         We were selected by Shell in July 1999 to participate in the joint venture due to our considerable expertise in mining and resource extraction, which is critical to the success of any oil sands project and complements Shell's expertise in hydrocarbon management and upgrading. We have a combined 500 man years of mining and resource extraction expertise derived from the design, development and construction of over 15 mining and processing facilities throughout the world. We are actively involved in the construction of, and through involvement in Albian will have primary operational responsibility for, the mine and the extraction plant.

OUR INDUSTRY


         Oil sands are composed primarily of sand, bitumen, mineral rich clays and water. Bitumen, in its raw state, is a heavy, viscous, crude oil. According to the AEUB, total Canadian in-place bitumen volume is approximately 2.5 trillion bbls, of which 300 billion bbls are potentially recoverable under anticipated technology and economic conditions. While not an exact comparison, according to the NEB, these potentially recoverable bitumen resources are approximately equivalent in size to Saudi Arabia's proved conventional oil reserves.


         Canadian oil sand deposits are primarily found in the Athabasca, Cold Lake and Peace River regions of northeast and north central Alberta. According to the AEUB, the Athabasca oil sands are Alberta's largest containing all of the known surface mineable oil sands deposits in Alberta. Although large portions of the oil sands deposits are accumulated in thick seams near the surface, these deposits contain oil sands that are located at various depths, from surface outcroppings to several hundred meters below ground. The deeper deposits are potentially exploitable using in-situ methods of extraction while the deposits at or near the surface (less than 75 meters below the surface) are recovered using large scale surface mining techniques. The Athabasca oil sands are estimated by the AEUB to contain over 35 billion bbls of bitumen resources that are shallow enough to be mined with current technology under present and anticipated economic conditions. According to the reserves and resource estimates of GLJ and NorWest, respectively, Leases 13, 88 and 89 account for approximately one-quarter of these mineable resources. The bitumen extracted from the mined oil sand is subsequently transported by pipeline or conveying systems from mining facilities to extraction facilities and the processed bitumen is transported to upgrading facilities where it can be upgraded into a light synthetic crude oil for use by conventional refineries.

         Existing oil sands operators Suncor and Syncrude have focused their oil sands developments in northern Alberta, at sites near Lease 13, since 1967 and 1978, respectively. Syncrude is a joint venture among several oil and gas producers, including Imperial Oil Resources (an affiliate of Exxon Mobil Corporation) and

Petro-Canada. Since start-up, both Suncor and Syncrude have reported significant growth in production. We believe that their production increases are related to:

         o technological improvements, which have led to major reductions in capital intensity and operating costs;

         o the ability to incrementally expand output by a process of continuous optimization, or debottlenecking, of plant performance;

         o fiscal regimes which encourage expansion by allowing income to be offset by capital investment in the year incurred, thus deferring the payment of taxes; and

         o a large, high quality resource base that has not been a limitation to growth.

         Suncor's average daily synthetic crude oil production has increased from less than a reported 20,000 bbls/d in 1968 to a reported 123,200 bbls/d in 2001. Suncor's major expansion, the Millennium Project, has added approximately 115,000 bbls/d in additional production capacity. Similarly, Syncrude has reported that average daily synthetic crude oil production has increased from approximately 50,000 bbls/d in 1979 to 223,000 bbls/d in 2001. The Syncrude expansions, which include the Aurora 1 Mine and other planned expansions near the site for the Project, are expected to increase production to between approximately 535,000 bbls/d and 560,000 bbls/d by 2015.

OUR STRENGTHS

LARGE RESOURCE BASE WITH SIGNIFICANT RESERVES AND OPPORTUNITIES FOR EXPANSION

         The oil sands in the Athabasca region represent the largest known single source of crude oil in Canada. According to GLJ, the western portion of Lease 13 contains approximately 1.7 billion bbls of proved and probable reserves, which is sufficient for 30 years of non-declining bitumen production at 155,000 bbls/d. Our share of total reserves is approximately 336 million bbls. Total estimated bitumen reserves and resources of Leases 13, 88 and 89 are, according to GLJ and NorWest, approximately 8.8 billion bbls, with our share, assuming we maintain a 20% participation, totaling approximately 1.8 billion bbls.

LOWER COST AND RISK PROFILE COMPARED TO CONVENTIONAL OIL EXPLORATION AND PRODUCTION

         Unlike conventional oil exploration and production, the Project is expected to have a constant non-declining rate of daily production and therefore will not have to incur ongoing exploration risk to maintain its production rate. Our total costs per bbl, which include operating, finding and development and royalty costs, are expected to be lower than the average total costs per bbl for conventional oil producers primarily due to our finding and development costs which are currently estimated to be less than $2.90 per bbl. Our royalties are expected to be less than 1% of gross revenues until capital costs associated with the mine and extraction plant, including a return on capital, are fully recovered. Income taxes will be deferred due to accelerated capital cost allowances.

STRONG SPONSORSHIP

         The joint venture benefits from the participation, sponsorship and execution capabilities of Shell and Chevron. Shell and its affiliates provide significant expertise in the upgrading process and in managing large and multi-stage projects around the world. Chevron and its affiliates provide substantial expertise in the upgrading process as a recognized leader in catalysts and hydro-cracking and hydro-treating technologies. In addition, both Shell and Chevron add significant refining expertise and have extensive capital resources.

PROVEN PROCESSES

         The Project will use many of the operating processes employed by other oil sands operations in the Athabasca region. The joint venture benefits from knowledge of process improvements that have resulted in operating efficiencies and reduced operating costs for other oil sands projects over the last several years. In addition, the Project has adopted mining and extraction techniques commonly used in other mineral extraction processes, including those for copper, gold, coal and nickel, that are expected to further improve operating efficiency and product quality and reduce environmental emissions. The oil sands extraction process employed by the Project was successfully tested during the 12 month operation of the Project's pilot plant. Furthermore, the upgrader will utilize a process that is employed by a number of other upgraders and refineries in North America, including Syncrude.

ESTABLISHED MARKETS FOR PRODUCTS

         We have agreed to sell our share of VGO production, which will be approximately one-third of our share of upgraded output, to an affiliate of Shell under a long-term sales agreement. The remaining upgrader output and any third party feedstocks will initially form the basis for two streams of synthetic crude oil (one heavy and one light), and later a single stream, which we intend to sell to numerous refineries throughout North America. Synthetic crude oil has been produced by other oil sands projects in the Athabasca region for more than 20 years, and has competed with conventional crude oil production. We expect that the demand for the two synthetic crude oil streams which we initially produce will be strong due to their favorable sulphur and aromatics content. We believe that within one year of start-up we will be in a position to take our share of upgrader output and create a single stream blend which we believe will have an even higher demand and a greater value than the two synthetic crude oil streams.

EXPERIENCED WESTERN MANAGEMENT TEAM

         We contribute design, construction and operations expertise for the critical mining and extraction processes of the joint venture. In June 1999, Guy Turcotte, our President and CEO, joined 20 former BHP personnel, who have a combined 500 man years of mining and resource extraction expertise, to form Western and to participate in the joint venture. In addition, Mr. Turcotte has more than 20 years of oil and gas production and marketing experience. He was the founder of Chauvco Resources Ltd. (sold to Pioneer Natural Resources Company in 1997) and is the Chairman and CEO of Fort Chicago Energy Partners, the largest partner in the $5 billion Alliance Pipeline.

THE PROJECT

BACKGROUND

         Shell purchased Lease 13 in 1956 and purchased other oil sand properties, including Leases 88 and 89, in 1996. Shell and others thoroughly characterized the resources underlying these properties, but chose not to develop them for many years due to the relatively high capital intensity of these projects and the high historic cost of mining, extracting and refining the oil sands and bitumen. In the 1990's, Shell decided to reassess the development of its oil sands properties due in part to the success experienced by other oil sands operators in reducing their capital and operating costs through the evolution of mining and extraction processes and favorable changes to the governmental royalty and fiscal regimes applicable to oil sands operations. Shell began the development of the Project in 1996 when it initiated a pre-feasibility review for an oil sands development on Lease 13 and an integrated upgrader near its existing Scotford refinery in Fort Saskatchewan, Alberta. Shell initially chose BHP to participate in the pre-feasibility and feasibility studies of the Project due to BHP's expertise in mining and resource extraction. The pre-feasibility study determined that the Project had sufficient technical and commercial merit to justify a full feasibility study and in 1998, Shell and BHP commissioned a full feasibility study.

         In early 1999, BHP made a strategic decision to focus on existing conventional exploration and production and advised Shell that it would not participate in the joint venture beyond the feasibility study. In a subsequent decision, BHP elected to downsize its mineral development capability in North America, an action that ultimately permitted the BHP team that was involved in the execution of the feasibility study to become employed by us. As a result of BHP's decision not to participate in the joint venture, Shell conducted an extensive review of potential replacements for BHP, and selected Chevron and Western to participate in the joint venture. After the completion of the feasibility study and the preparation of the necessary joint venture documentation, Shell, Chevron and Western elected to proceed with the Project on December 6, 1999.

BITUMEN RESERVES AND RESOURCES

         The joint venture will develop the western portion of Lease 13, a large oil sands lease in the Athabasca region of northeastern Alberta, Canada held by the owners and granted by the Government of Alberta. The western portion of Lease 13 covers approximately 50,000 acres on a six-by-twelve mile lease. The western portion of Lease 13 contains, on average, in excess of 11.5% bitumen by weight and has a relatively low stripping ratio. The combination of a large ore body, high ore grade and low stripping ratio results in one of the largest undeveloped total mineable oil sands areas within the oil sands deposits of the Athabasca region.

         According to GLJ, the western portion of Lease 13 contains approximately 1.7 billion bbls of proved and probable reserves and is sufficient for 30 years of non-declining bitumen production at 155,000 bbls/d. We have the option to participate in expansion opportunities, including on the remainder of Lease 13 and on two other nearby oil sands leases owned by Shell, Leases 88 and
89. The following table outlines the joint venture's proved and probable reserves on the western portion of Lease 13, as estimated by GLJ, and the resources available for future expansion opportunities on the remainder of Lease 13 and Leases 88 and 89, as verified by NorWest:

                                                              TOTAL    OUR SHARE
                                                              -----    ---------
                                                             (MMBBLS)   (MMBBLS)
                                                             --------   --------

JOINT VENTURE
  Reserves on western portion of Lease 13..................   1,681         336
                                                              =====         ===

FUTURE OPPORTUNITIES(1)
  Resources on remainder of Lease 13.......................   3,200         640
  Resources on Leases 88 and 89............................   3,900         780
                                                              -----         ---

                                                              7,100       1,420
                                                              =====       =====
------------------------

(1) Assumes we maintain a 20% participation, which entails certain significant costs and risks. See "Risk Factors".

         Estimates of recoverable portions of bitumen resources are based on current technology and economic efficiency of the mining and extraction process.

PROJECT OVERVIEW

         The principal facilities of the joint venture will be constructed and owned directly by the owners, while other facilities will be constructed and owned by various third parties. The production process consists of four primary activities including mining and overburden removal, extraction, transportation and upgrading. A list of joint venture owned and third-party facilities and a process flow diagram for the Project (after our initial year of production) are set forth below.

JOINT VENTURE FACILITIES

         o        Muskeg River Mine

         o        Extraction Plant

         o        Upgrader

SHARED FACILITIES

         o        HMU

THIRD-PARTY FACILITIES

         o        Corridor Pipeline

         o        ATCO Cogeneration Facilities

         o        ATCO Pipeline

                                    [GRAPHIC OMITTED]

MINING AND OVERBURDEN REMOVAL

         The Muskeg River mine will employ proven continuous open pit mining methods that have been effectively utilized by existing oil sands operators. However, the mine will also incorporate design improvements that we believe will provide increased operational flexibility, reduced oil sands losses, higher productivity and increased energy efficiency compared to the oil sands mining operations of existing operators. The Muskeg River mine will employ a fleet of trucks and shovels that operate 24 hours a day, 365 days per year, subject to normal course maintenance shutdowns.

         A combination of electric cable shovels and hydraulic shovels will be used to excavate the waste and ore and load it into large haul trucks. The cable shovels have up to 100 ton capacity buckets, while the hydraulic shovels have up to 80 ton capacity buckets. It is expected that three cable shovels and two hydraulic shovels will be used. Approximately 275,000 tonnes per day of ore, in addition to approximately 155,000 tonnes per day of overburden, low grade (waste) oil sand and extraction plant rejects will be mined. From the start of operations, waste and ore haul trucks will be used interchangeably. The haul truck fleet will consist of up to 25 haul trucks each with a load capacity of up to 400 tons in order to transport an average of 14,000 tonnes of ore per hour and overburden waste.

         The truck and shovel techniques to be used at the Muskeg River mine reflect the improvements that have occurred in oil sands mining methods over the last decade. Previously, bucketwheels, or a combination of draglines and bucketwheels, were considered the most economical method of mining oil sands but are being phased out. Enhanced efficiencies of truck and shovel mining include higher productivity, energy conservation, more reliable equipment, operational flexibility, consistent and reliable ore feed to the extraction plant, reduced oil sands losses and co-ordinated and progressive mine reclamation.

         Once ore has been excavated, it is subjected to a conditioning process. The haul trucks dump the ore into a semi-mobile crusher where it is reduced in size and then moved into rotary breakers where it is further reduced to 2-inch and smaller particles. Oversize material is rejected and warm water is added to create a slurry which flows through a pipeline that conditions the ore as it is transported to the extraction plant. The semi-mobile crusher will be strategically moved every two to four years to reduce the distance the trucks must travel, thereby reducing haulage costs and improving operating efficiencies.

EXTRACTION

         The extraction plant at the Muskeg River mine site will separate bitumen from mined oil sands and process the bitumen to meet the specifications of the upgrader. The extraction plant has an initial design capacity of 155,000 bbls/d of bitumen. The extraction process consists of primary extraction and froth treatment stages. The following simplified process flow diagram and summary explanations illustrate and describe generally the extraction process.

                                    [GRAPHIC OMITTED]

         o Primary Extraction. The primary extraction process separates bitumen from much of the sand, clay and other materials. Air is added to the warm water slurry received from the mine site and discharged into two primary separation cells, which are large gravity separation vessels. The bitumen attaches to air bubbles and floats to the top to form a bitumen rich froth while most of the sand and fine clays settle to the bottom of the vessels and are pumped to the tailings processing system. The bitumen-rich froth is decanted and then processed through a steam stripper which removes air bubbles and some of the remaining solids. The bitumen-rich froth is then directed to storage tanks where it awaits further treatment in the countercurrent decantation process. The froth contains about 60% bitumen, 30% water, and 10% sand and fine clay.

         o Froth Treatment. Bitumen froth is drawn from the storage tanks and directed to a countercurrent decantation circuit. In this circuit, the bitumen froth is diluted with a paraffinic hydrocarbon solvent and introduced into countercurrent settling vessels to remove most of the water and solids, and heavy asphaltenes. This is a two-train, three-stage circuit in which bitumen froth is successively cleaned of undesirable solids, water and heavy asphaltene particles. Some of the solvent will then be removed from the bitumen to yield a diluted bitumen with appropriate viscosity for shipment to the upgrader via the Corridor Pipeline. Residual solvent is recovered from the froth treatment tailings stream. The water, sand and fine clay is sent, via pipeline, along with the tailings material from the primary extraction process to the tailings thickening circuit and settling pond where the warm water is reclaimed for reuse in the ore preparation process. The froth treatment process was tested at the pilot plant during a 12 month period during which the countercurrent decantation process produced a clean bitumen grade that is essential for satisfactory processing in the upgrader's hydro-treating circuit.

         The extraction process follows well established oil sands extraction techniques with the exception of the froth treatment stage, which utilizes a three-stage countercurrent decantation process that is commonly applied in other mineral extraction processes, including those for copper, gold, coal and nickel. The bitumen product resulting from the extraction process is a very clean heavy crude oil that is low in asphaltenes, fines, clays, ultrafines and other contaminants.

         Albian Sands Energy Inc., or Albian, was formed for the sole purpose of constructing and operating the mine and the extraction plant. Albian is owned by the owners in proportion to their respective ownership interests in the joint venture. About one-half of our employees provide management services to Albian pursuant to the mining and extraction services agreement. Albian manages and has primary responsibility for the construction and operation of the mine and the extraction plant, subject to directions provided by the executive committee of the joint venture.

UPGRADING

         The diluted bitumen separated in the extraction process is delivered via the Corridor Pipeline to the upgrader. Upgrading is the final stage of the production process. The initial design of the upgrader supports the processing of 155,000 bbls/d of bitumen. An additional 30,000 bbls/d of feedstocks and the equivalent of approximately 5,000 bbls/d of hydrogen are added to the bitumen to produce synthetic crude oil and VGO. The upgrader is expected to have a total output of 190,000 bbls/d which includes 60,000 bbls/d of VGO. It is the current intention of the owners to purchase additional third party bitumen feedstocks which may be either processed through the upgrader as feedstock or directly blended into our heavy synthetic crude oil stream as required. The total sales volume will be 190,000 bbls/d plus any third party bitumen feedstocks not processed through the upgrader. Initially, our heavy stream will be a heavy synthetic blend (20(0) API) with a sulphur content lower than most heavy crude oils, comprised of premium synthetic sweet components and purchased third party bitumen blends. Our light stream will be composed of a premium light sweet synthetic crude (35(0) API) characterized by low sulphur, a high distillate yield (kerosene) and the absence of vacuum residue. The mix of feedstocks and bitumen can be altered to produce various custom-made refinery feedstocks and synthetic crude oil blends. Within one year of start-up we believe that we will be in a position to take our share of upgrader output and create a single stream blend of synthetic crude which we believe will have a higher demand and greater value than the heavy and light streams initially marketed.

         Once the diluted bitumen arrives at the upgrader, it is distilled to recover diluent, which is then returned to the extraction plant via pipeline. The primary upgrading unit will generate product streams suitable for processing in conventional refineries. The hydro-conversion process used at the upgrader is currently being employed at a number of upgraders including Syncrude, which has reported that it utilizes the process for 40,000 bbls/d of its production. The hydro-conversion process yields 103 bbls of oil per 100 bbls of bitumen and feedstock blend and has several positive environmental characteristics relative to a coking process, including reduced carbon dioxide and sulphur dioxide emissions. A process flow diagram for the upgrader (after our initial year of production) is set forth below.

                                    [GRAPHIC OMITTED]

MARKETING AND SALES ARRANGEMENTS

         We have agreed to sell approximately 12,000 bbls/d of VGO to an affiliate of Shell under a long-term sales agreement. Our share of synthetic crude oil production will be approximately 26,000 bbls/d (plus our share of additional third party bitumen blend acquired) and will be taken in-kind. We intend to market our synthetic crude oil to domestic refineries in western Canada and Ontario, and refineries in the midwest, Rocky Mountain states and the northwest regions of the United States.

         The synthetic crude oil streams to be marketed will compete with other crude oils in the market place. We believe that demand for the Project's synthetic crude oil streams will be strong due to their relatively low sulphur and aromatics content. We have initiated contact with potential crude oil customers in Canada and the northern United States. Definitive assay specifications have been developed which will properly value the synthetic crude oil streams that will initially be marketed.

         We will ship our synthetic crude oil via the Corridor Pipeline to the pipeline systems in Edmonton, Alberta, the hub of the western Canadian refining industry. Provisions for pipeline deliveries are being established through TMPL and Enbridge. We believe there is adequate refining and transportation capacity to enable us to transport and market our share of production.

TAILINGS DISPOSAL AND RECLAMATION

         During the first five to seven years of operation, all of the tailings from the extraction process will be transported to an external tailings settling pond by pipeline to enable the solids to settle from the water. Subsequent to this five to seven year period, fresh coarse dewatered tailings produced in the extraction plant will be processed and deposited in dyked-off areas in the mine pit.

         An objective of the tailings management plan will be to minimize the size of the tailings settling pond. We expect to accomplish this by arranging the mine plan to provide available storage for the consolidated tailings in the mine pit as soon as possible and subsequently by increasing the production of consolidated tailings, as space in the mine pit becomes available. The major benefit of this consolidated tailings method will be to enable the mined area to be reclaimed as a solid landform as the tailings deposits progressively consolidate towards a geotechnically stable mine backfill. This is designed to minimize land disturbance and the subsequent impact on the environment.

         Contemporaneous reclamation is one advantage of truck and shovel mining. It will permit disturbed areas to be returned to productive and diverse environments during the life of the Project. Sufficient organic soils will be stripped ahead of the mining faces and either stockpiled or directly placed on disposal sites to facilitate ongoing reclamation.

         At the end of the mine life, all remaining surface disposal sites will be reclaimed. The remaining void from the last few years of mining will be used to dispose of any fine tailings and water from the tailings settling pond, and will be capped with fresh water to form a lake. Appropriate drainage systems will be incorporated into the final landform to provide a self-sustaining ecosystem.

THIRD-PARTY FACILITIES

PIPELINE TRANSPORTATION

         Pipelines will be owned and operated by third parties to fulfill the Project's transportation requirements. The most significant of these pipelines will be the Corridor Pipeline, which is being constructed and will be owned by Corridor and will be operated by TMPL. The Corridor Pipeline consists of the following two pipelines:

         o        the 444 kilometer Dilbit pipeline system consisting of:

                  -- a 24-inch pipeline with an initial design capacity of approximately 225,000 bbls/d that will transport diluted bitumen from the extraction plant to the upgrader; and

                  -- a 12-inch pipeline with an initial design capacity of approximately 65,000 bbls/d that will transport diluent from the upgrader to the extraction plant.

         o        the 43 kilometer upgrader pipeline system consisting of:

                  -- a 20-inch pipeline that will transport production from the upgrader to pipeline transportation facilities in Edmonton; and

                  -- a 16-inch pipeline that will transport feedstocks for use in the upgrading process from transportation facilities in Edmonton to the upgrader.

         Tariffs to be charged to the joint venture for its use of the Corridor Pipeline have been established under a traditional rate-based approach that will provide Corridor with a full recovery of operating, finance and maintenance costs and a return on capital. The joint venture has a long-term "take-or-pay" contract for capacity on the Corridor Pipeline, with an obligation to pay regardless of actual levels of use even if the Corridor Pipeline is unavailable. In cases where there is excess pipeline capacity in the Corridor Pipeline, capacity may be sold to third-parties and the revenues will be shared among the owners and, in certain circumstances, Corridor.

         In addition to the Corridor Pipeline, the Project will also use a 110 kilometer pipeline to supply natural gas to the cogeneration facility at the mine and extraction plant. This recently constructed pipeline is owned and operated by ATCO Pipelines and consists of a 16-inch pipeline with an initial design capacity of 95 million cubic feet per day that will deliver natural gas from the TransCanada Transmission Chipewyan Station. The existing ATCO natural gas pipeline system in the area will be extended to transport natural gas to the upgrader cogeneration facility.

         The joint venture benefits from its contracts with TMPL and ATCO Pipelines. TMPL owns and operates pipelines that transport crude oil, diluted bitumen and refined products from Edmonton to the west coast of

Canada. TMPL is an established operator that has operated its pipelines continuously since 1953. ATCO Pipelines also has significant experience in natural gas transportation and it operates a pipeline system with more than 7,900 kilometers of gas transmission lines and 212 producer receipt points.

COGENERATION AND UTILITIES

MINING AND EXTRACTION ENERGY. The power and steam needed to support the mining and extraction facility is to be supplied by a conventional cogeneration facility that is being constructed, and will be owned and operated by ATCO Power, an experienced independent power producer. This facility will consist of:

         o two natural gas-fired turbine and generator sets with low nitrous oxide burners, each with output of approximately 85 megawatts; and

         o two heat recovery steam generators with supplemental heat injection, each with heat output of approximately 1,000 gigajoules per hour.

         Energy from the turbine's hot exhaust gas will be captured and used to generate steam for use in the extraction process. The cogeneration facility will have a high voltage power substation that will be connected to the Alberta Interconnected System power grid via one or more 260 kilovolt power lines. Natural gas fuel will be transported to the cogeneration facility by the ATCO pipeline. The mine and extraction plant will use more than one-half of the electricity generated by the cogeneration facility, with the balance being available to ATCO Power for sale into the Alberta power grid.

         The joint venture will purchase power and steam under a long-term "take or pay" purchase contract with ATCO Power, with pricing based on a full recovery of operating, maintenance and capital costs for the cogeneration facility. The joint venture will be obligated to pay for its committed base levels of power regardless of actual use.

UPGRADER ENERGY. The power and steam necessary to support the upgrader will be supplied by a cogeneration facility that is being constructed by the owners. This facility will be owned and operated by ATCO Power and will consist of:

         o one natural gas-fired turbine and generator set equipped with low nitrous oxide burners, with output of approximately 80 megawatts, and

         o one steam turbine generator with output of approximately 70 megawatts.

         A heat recovery steam generator will supply supplemental steam to the upgrader. The upgrader will use approximately 75% of the electricity generated by the cogeneration facility, with the balance being available to ATCO Power for sale to third parties. An existing power substation will provide grid access for the cogeneration facility and three existing 240 kilovolt power lines will connect the plant to the Alberta power grid. In addition, the existing ATCO natural gas pipeline system in the area will be extended to transport natural gas to the cogeneration facility.

         The joint venture will purchase power and steam under a long-term "take-or-pay" purchase contract with ATCO Power, with pricing based upon a full recovery of operating, maintenance and capital costs for the cogeneration facility. The joint venture will be obligated to pay for its committed base levels of power regardless of actual use.

UTILITIES. Initially, water for the extraction plant will be supplied from the Athabasca River. After a period of clarification in the tailings system, water will be recycled, thereby reducing usage of river water.

HYDROGEN SUPPLY

         Approximately 75% of the hydrogen requirements for the upgrader will be provided by the HMU. The HMU will also supply hydrogen to the Scotford refinery. The remaining 25% of the hydrogen requirements for the upgrader will be supplied pursuant to a long-term purchase agreement with Dow. Hydrogen purchased from Dow is to be delivered to the upgrader through a pipeline that is 9 kilometers long and 30 inches in diameter.

         The HMU is owned by SHMUL, which in turn is owned by the owners, independently from the joint venture, and an affiliate of Shell. The capital investment by SHMUL in the HMU is being financed through a secured bank loan in principal amount of up to $290 million. The owners and an affiliate of Shell have entered into a capital lease with SHMUL in respect of the HMU. Our ownership interest in the HMU, which will be operated by an affiliate of Shell, is approximately 18%.

         The HMU is a two-train hydrogen plant and uses conventional steam methane reforming followed by pressure swing absorption. The upgrader will provide process gas which the HMU will use, along with natural gas, as feedstock to produce approximately 216 million cubic feet per day of hydrogen. The process was designed by Krupp Uhde/Parsons Energy and Chemical Group Inc. and is similar to units that are operated by Shell at the existing Scotford refinery.

PROJECT DEVELOPMENT AND CONSTRUCTION

PROJECT DEVELOPMENT

         The Project has six primary stages, two of which have been completed. These stages are:

         o Pre-Feasibility.Undertaken in 1996, this initial stage was completed in late 1997 at a cost of approximately $25 million. The pre-feasibility stage involved the development of an updated geological model to utilize all historical data and the results of more recent core hole and geophysical information from three winter field programs and identified and designed mitigation programs for the major risks regarding design, engineering, construction and operation of the mine, extraction plant and upgrader.

         o Feasibility.This stage was completed in late 1999 at a cost of approximately $108 million. The feasibility study considered, among other things, resource characterization and reserves, proposed technical scope and associated facility costs, commercial arrangements, environmental considerations, risk factors and risk mitigation and project economics. Additionally, the feasibility study included third-party technical analysis. The technical risks that were identified in the feasibility study were tested in pilot plant operations, which ran for a 12 month period and produced bitumen that exceeded the quality specifications required by the upgrader.

         o Execution.This stage began in late 1999 and is expected to be completed late in the fourth quarter of 2002. This stage involves the detailed design, materials procurement and construction of the mine, extraction plant, upgrader, pipeline systems, HMU and cogeneration facilities, including establishing all necessary systems, suppliers, contractors, procedures and hiring staff.

         o Start-up Procedures.We expect this stage to begin in late summer 2002 and end late in the fourth quarter of 2002. Prior to initiating full-scale operations, all systems will be checked and tested against the design basis and equipment will be commissioned.

         o Operations.We expect this stage to begin late in the fourth quarter of 2002. The owners will begin the ongoing task of fine-tuning and optimizing all aspects of the Project as we ramp-up to full capacity.

         o Debottlenecking.Following start-up late in the fourth quarter of 2002, we believe that the owners will be able to implement debottlenecking and other opportunities that may increase production at a relatively low capital cost. We anticipate that this will be possible in all our facilities, including the mine, extraction plant and upgrader.

PROJECT MANAGEMENT GROUP

         The Project uses EPCM contractors, with significant experience in large-scale construction projects, including other oil sands projects. Shell is the project administrator and, under the direction of the executive committee of the joint venture, has primary responsibility for construction of the Project. Shell and its affiliates have extensive experience in managing large and multi-stage projects around the world. Albian, Shell, TMPL/Corridor, ATCO Power and ATCO Pipelines each form a management group, with responsibilities for the completion of specific components of the Project. Each brings significant expertise in its area of primary responsibility and organizes, supervises and manages its own development team as well as any EPCM contractors. The respective areas of primary responsibility are:

PROJECT COMPONENT                          RESPONSIBLE MANAGEMENT GROUP
-----------------                          ----------------------------

Mining and Extraction...................   Albian / Western
Cogeneration / Gas Pipeline.............   ATCO Power / ATCO Pipelines
Corridor Pipeline.......................   TMPL / Corridor
Upgrader................................   Shell

PROJECT EPCM CONTRACTORS

         The Project management groups, with the exception of ATCO Power and ATCO Pipelines (which are using standardized designs), draw upon the knowledge and expertise of major EPCM contractors that have a focus in the specific fields related to their respective Project components. This is particularly important given the large magnitude and diverse nature of the various components of the Project. The EPCM contractors are engaged under cost recovery and fixed fee arrangements with some EPCM contractors having incentives forperformance. The diagram below sets forth those EPCM contractors responsible for key components of the Project.

                                    [GRAPHIC OMITTED]

JOINT VENTURE COSTS AND PROJECT SCHEDULE

         The Project's design, engineering and procurement are within 2% of completion currently and construction is at peak activity levels. We believe the Project will start-up late in the fourth quarter of 2002 and will reach 85% of design capacity in the second quarter of 2003. Operations teams have been established and are working closely with the EPCM contractors and owners' management groups to optimize start-up performance. As of March 31, 2002, engineering and construction of the mining and extraction facility were approximately 100% and 79% complete, respectively. As of March 31, 2002, engineering and construction of the upgrader were approximately 98% and 69% complete, respectively. All major equipment purchases are complete or under committed cost agreements.

         Based on information available to us as of March 31, 2002, we have estimated that our share of forecasted total costs, prior to mitigation initiatives, is approximately $961.6 million. Upon completion of the offering of the initial notes our remaining forecasted total costs were fully funded. This forecast includes our estimate of unallocated contingencies and allowances of approximately $29.5 million.


         During the last half of 2001, the Project administrator undertook a definitive cost estimate with respect to the upgrader. This definitive estimate analyzed the schedule and costs to complete the upgrader in detail, however it was developed during the period when productivity and progress on the Project were low due to a shortage of labor. Therefore, in preparing the analysis, certain productivity, progress and other factors were used to develop the draft definitive estimate. As a result of the trends at that time and the work performed in respect of the definitive estimate, the Project administrator announced that it expected that start-up could slip into early 2003. The positive change to the availability of labor which occurred early in the fall of 2001 and the success of management initiatives undertaken, have resulted in progress levels improving beyond the assumptions contained in the draft definitive estimate. In the first quarter of 2002 the owners signed an amendment to the original AFE. We estimate that our share of total forecasted costs is $961.6 million, which is approximately 3.6% less than the Project administrator's current view of costs and includes our share of operating expenses from start-up to March 31, 2003 and unallocated contingencies and allowances. Our estimate of costs is based on a start-up for late in the fourth quarter of 2002. Notwithstanding significant progress in all areas, the Project continues to face significant cost pressures based on productivity, man hours, schedule delays and other costs. Labor productivity levels and other costs at each construction site have varied throughout the development of the Project and labor productivity and such other costs have not met our expectations. We believe, therefore, that our share of remaining total forecasted costs will increase and that such increase may be material.

         Since completion of the feasibility study, the joint venture has experienced, and continues to experience, significant engineering and construction cost increases. The primary drivers of these cost increases include:


         o        increased labor costs;

         o        inadequate estimates of piping complexity at the upgrader;

         o        scope changes; and

         o        further engineering definition.


         In November of 2001, various organizational changes and initiatives occurred in respect of the upgrader construction. These changes were instituted in order to increase the efficiency of supervision with the ultimate goal of increasing construction progress. These initiatives included streamlined reporting requirements with the contractors, debottlenecking the decision making process, labor recognition plans and rewards, reorganization of the downstream project construction team that incorporated a simplified organizational structure, increased accountability, more rigorous workforce planning, enhanced management controls and various others. However, notwithstanding these intiatives which have assisted in maintaining a favorable start-up schedule, the Project continues to face significant cost pressures based on productivity, man hours, schedule delays and other costs.


MINING AND EXTRACTION

         Through Albian, the mine and extraction plant operator, the owners negotiate and enter into contracts for the construction of the mine and extraction plant, implement the detailed process design specifications, supervise matters arising under the contracts for construction and work to ensure that construction is conducted in an appropriate manner. A consortium of firms, collectively known as the mine consortium, is designing and constructing the mining and extraction facility. The mine consortium has a broad range of mining and mineral processing expertise and specific experience in executing the design and construction of major oil sands projects. The members of the mine consortium are AGRA Monenco Inc., Fluor Daniel Wright Ltd., H.A. Simons Ltd., North American Construction Group and the Fort McKay Group of Companies. There is also direct involvement by Colt Engineering Corporation and GKO Engineering. Albian commenced construction of the mine and extraction plant in late 1999. Mechanical completion is scheduled for June and August 2002 for trains 1 and 2, respectively, with start-up late in the fourth quarter of 2002.

         The commissioning of the various facilities included in the Project will be completed in phases. The extraction plant will be completed by late summer and first oil will be supplied to the Corridor Pipeline sometime later, providing the owners with the ability to test and trouble-shoot various facilities.

         A major shift from construction to pre-commissioning to operations is now taking place. In addition there is increased focus on start-up planning and start-up activities. Construction execution is now being switched to a system based approach and each system will be tested for technical integrity, adherence to design and operability to ensure a smooth and efficient start-up.

UPGRADER

         Through Shell, the operator of the upgrader, the owners hired a number of contractors for the various key components of the upgrader, including the HMU, due to the upgrader's significant scope. Bantrel Inc. was selected as an overall managing contractor and, in this capacity, provides the policies, procedures and systems necessary to co-ordinate the activities of the seven separate technology and engineering firms responsible for the key components of the upgrader. Construction of the upgrader began in May 1999. Mechanical completion is scheduled for the fourth quarter of 2002 with start-up late in the fourth quarter of 2002.

THIRD-PARTY FACILITIES

SCHEDULE AND BUDGET. The construction of all third-party facilities is progressing on schedule to permit start-up late in the fourth quarter of 2002. Based on performance to date, we believe that the third-party facilities will be completed within or close to their collective estimated costs.

PIPELINES. Construction of the Corridor Pipeline commenced in August 2000 and is scheduled for completion in the fourth quarter of 2002. As of March 31, 2002, engineering was approximately 96.5% complete and construction was approximately 88% complete. Construction of the ATCO pipeline commenced in August 2000 and was completed in June 2001.

COGENERATION FACILITIES. Construction of the cogeneration facility at the Muskeg River mine began in December 2000 and is scheduled for completion in August 2002. As of March 31, 2002, engineering was complete and construction was approximately 71.5% complete. Construction of the cogeneration facility at the upgrader site commenced in February 2001 and is scheduled for completion in July 2002. As of March 31, 2002, engineering was complete and construction was approximately 55.3% complete.

HYDROGEN MANUFACTURING UNIT. Construction commenced in May 2000 and is scheduled for completion in May 2002. As of March 31, 2002, engineering was complete and construction was approximately 83% complete.

REGULATORY APPROVALS

         The Project has obtained all material regulatory approvals and permits that it requires for the construction, completion and operation of the Project. Minor additional regulatory approvals and amendments will be required in the ordinary course of business but we do not anticipate any significant difficulty in the Project's ability to obtain these approvals when and if they must be procured.

LABOR RELATIONS


         We are currently at the peak of Project construction with more than 11,700 people (with approximately 7,700 people located at the upgrader site and 4,000 at the mining and extraction facilities) constructing the Project. The owners have engaged various contractors to build the components of the Project and many of these contractors employ unionized personnel. Labor stability of the unionized contract work force is maintained through a number of industry agreements which set labor rates and working conditions for unionized trade workers engaged in the construction and maintenance of various projects in Alberta, including the Project.

         Up until the completion of Suncor's Millennium Project, the owners and their contractors had encountered difficulty in obtaining the requisite number of skilled employees necessary to construct the Project in accordance with original scheduling and productivity estimates. As a result of the increased availability of large numbers of skilled workers, construction progress and productivity has improved significantly. Although refinery turnarounds in the spring of 2002 will increase the demand for skilled personnel, the owners believe that they have effective programs in place, including financial incentives, in order to retain the required labor.

INSURANCE

         Insurance policies are carried by the joint venture to protect the owners and by us for our own protection. The insurance carried by the joint venture is customary for large construction projects. Shell is responsible for administering all insurance reporting and claims under the joint venture insurance. The joint venture maintains the following insurance coverage:

                 POLICY TYPE                            LIMIT
                 -----------                            -----

Wrap-up liability...........................        $100 million
Errors and omissions........................         $50 million
Builder's all risk..........................        $500 million
Advance loss of profits.....................        $500 million
Ocean/air cargo.............................         $35 million

         In addition to the joint venture insurance, for so long as we do not have the required minimum credit rating, we are required by the joint venture agreement to carry our own project delay/cost-overrun insurance policy. Our current policy is in the amount of $197.5 million, which will cover certain costs, expenses and losses of revenue arising from some events and occurrences beyond our control. The Project delay/cost overrun policy includes coverage for the following:

         o revenue losses and continuing expenses arising from delays in achieving the production levels which are set forth in the feasibility study;

         o expenditures reasonably incurred to modify, repair or replace equipment that is necessary to achieve the production levels which are set forth in the feasibility study;

         o costs of work or expenses beyond the budgeted joint venture costs that are directly related to achieving the production levels which are set forth in the feasibility study; and

         o debt service costs related to obligations incurred to finance any of the above items.


         We have assembled a team comprised of insurance, engineering, accounting, process and legal advisors, all of whom are highly specialized in insurance claim matters. As a result of the significant cost overruns incurred which were beyond our budgeted expenditures to achieve the production levels which were set out in the feasibility study, we have filed an initial interim claim with the insurers under our project delay/cost overrun insurance in the amount of $116 million. Given the nature of the overruns and the coverage in place, we anticipate receiving interim payments as provided for in the policy.


         We have been working very closely with this group of advisors and we intend to make an interim claim with the insurers in the second quarter of 2002. We have met with representatives of the insurers who have commenced the process of gathering information in respect of matters relating to the project delay/cost overrun policy, however these discussions are not sufficiently advanced to allow us to assess the timing or extent of the payment of any claims which will be made.

         Upon commencement of operations, we intend to have in place insurance designed to protect our ownership interest against losses or damage to the owners' facilities, to preserve our operating income and to protect against our risk of loss to third parties.

PROPOSED EXPANSIONS AND PRE-FEASIBILITY STUDY AGREEMENT

         The owners have announced that they intend to evaluate potential long-term development opportunities relating to the resources contained within Lease 13 and on Shell's other Athabasca leases. These opportunities include:

         o optimization and expansion of the western portion of Lease 13 and Lease 90, which is one of Shell's other Athabasca leases, to increase total bitumen production from the current design of 155,000 bbls/d to 225,000 bbls/d. This development would likely occur in the 2005 to 2010 time frame;

         o development of a new mine and extraction facility, known as the Jackpine mine--phase one, to be located on the eastern portion of Lease 13 with a capacity of approximately 200,000 bbls/d of bitumen production. This development would follow expansion of the western portion of Lease 13; and

         o development of additional resources located on Leases 88 and 89, known as the Jackpine mine phase two, with a capacity of approximately 100,000 bbls/d of bitumen production. This development would follow the development of Jackpine mine--phase one.

         In conjunction with these developments, Western, Shell and Chevron have entered into a scoping study agreement in respect of the development of the Jackpine mine--phase one. The objective of the agreement is to obtain primary regulatory approvals, licenses, permits and authorizations for the construction of the Jackpine mine--phase one mine and extraction plant and may also in certain circumstances incorporate the resources for Leases 88, 89 and/or Lease
90. The interests of the parties to this agreement will be the same as in the joint venture agreement; however, the terms of the joint venture agreement will not govern this undertaking. The budgeted cost of these activities to the owners is approximately $18.7 million, of which our share is approximately $3.7 million. This agreement is not an amendment to the joint venture agreement and is not considered a feasibility study or an expansion pursuant to the joint venture agreement, nor will it trigger any rights for notices for proposed expansions under the joint venture agreement. This agreement does not add to nor detract from any of our rights under the joint venture agreement. The overall management has been delegated to the executive committee of the joint venture which will specifically delegate certain matters to the project administrator. We may withdraw from the agreement at any time, however, we may be reinstated by paying twice the costs we would have otherwise been required to pay to preserve our rights to participate in a feasibility study and expansion pursuant to the joint venture agreement. In May 2002, Shell submitted an application and environmental impact assessment to the AEUB and Alberta Environment requesting approval for the proposed Jackpine mine--phase one.

ROYALTIES

         The Province of Alberta imposes royalties of varying rates on the production of crude oil from lands in which it owns the mineral rights. Alberta's current royalty system for oil sands, introduced in September 1997, is designed to support the development of the oil sands industry. An initial royalty of 1% of the quantity of oil sands product that is recovered and delivered to the royalty calculation point (which, for the Project, is prior to upgrading of the bitumen produced) is payable until the owners have recovered specified allowed costs, including certain exploration and development costs, operating costs, a return allowance (based on the monthly federal long-term bond rate) and royalties paid to the Crown. Subsequent thereto, the royalty payable will be the greater of the 1% royalty and that percentage of the quantity of the oil sands so recovered and delivered determined by dividing the net revenue of the project by the gross revenue of the project, and multiplying the quotient by
25. The royalty payable to the Crown is free and clear of all deductions.

REGULATIONS

LAND TENURE

         Oil produced from oil sands is produced under Crown oil sands leases granted by the Province of Alberta. Such Crown oil sands leases have an initial term of 15 years, and continue thereafter to the extent that such leases are subject to a development plan approved under the Oil Sands Conservation Regulation (Alberta). Under current law, the lease will be continued as long as the development plan is complied with and is not altered or reduced or the lease is producing at an acceptable level. The real property related to the pipelines, the upgrader and the cogeneration facilities fall into two basic categories of ownership:

         o a number of locations, including some pumping/compressor stations, are owned in fee simple; and

         o the majority of locations are covered by leases, easements, rights-of-way, permits or licenses from landowners or governmental authorities permitting the land to be used in such a manner.

OPERATIONS

         In Alberta, the regulation of oil sands operations, pipelines and upgraders is undertaken by the AEUB under various statutes, including the Oil Sands Conservation Act (Alberta), and by Alberta Environment under the Environmental Protection and Enhancement Act (Alberta). In addition to requiring certain approvals prior to the construction and operation of oil sands mining projects, pipelines and upgraders, the Oil Sands Conservation Act allows the AEUB to inspect and investigate and to make remedial orders where a practice employed or a facility used is hazardous to human health or the environment. Similar powers are available to Alberta Environment. Certain changes to oil sands mining operations, pipelines and upgraders also require the approval of the AEUB, Alberta Environment or both.

EXPORTS AND MARKETING

         In Canada, producers of oil negotiate sales contracts directly with oil purchasers, generally at market prices. The price depends in part on oil quality, prices of competing fuels, distance to market and the value of refined products. Oil exported from Canada is subject to regulation by the Government of Canada through the National Energy Board. Oil exports from Canada may be made for a term not exceeding one year in the case of oil other than heavy crude oil and not exceeding two years in the case of heavy crude oil, so long as an order approving any such export has been obtained from the National Energy Board. Any oil export to be made for a longer duration requires an exporter to obtain an export license from the National Energy Board which requires the approval of the Canadian federal government. The term of the license may not exceed 25 years.

ENVIRONMENTAL

         Oil sands operations are subject to environmental regulation under Canadian provincial and federal legislation. In December 1997, Shell filed applications for the mining and extraction facility and the upgrader with the provincial government for approvals pursuant to section 10 of the Oil Sands Conservation Act (Alberta), the Environmental Protection and Enhancement Act (Alberta) and the Water Resources Act (Alberta).

         Included in the application to the provincial government was an environmental impact assessment which assessed the impacts associated with the development, operation and reclamation of the Project within the context of existing regional developments. The assessment identified several favorable environmental aspects of the Project, including the following:

         o the non-caustic extraction process which reduces water quality concerns and allows for faster consolidation of tailings to facilitate contemporaneous reclamation;

         o the transportation of diluted bitumen to the upgrader for processing will reduce regional air emissions that would otherwise occur in the Fort McMurray area;

         o the absence of coke as a by-product of the upgrading process which results in higher recoveries of bitumen;

         o contemporaneous reclamation of the Muskeg River mine site which decreases surface disturbance; and

         o low levels of carbon dioxide and sulphur dioxide emissions resulting from the upgrading process.

         The owners have committed to an environmental management system approach to operate the Project based on these and other advantages. This system aims to support environmentally sound development through the integration of environmental planning and accountability at all levels of operations and management.

         The key environmental issues to be managed by the owners in the development of the mine are similar to those currently being managed by existing oil sands operators and communities and include the health of local and regional residents and Project employees, surface disturbance on the terrestrial ecosystem, effects on traditional land use and historical resources, local and regional air quality, water quality, health of the aquatic ecosystem in the Athabasca and Muskeg rivers and cumulative effects on wildlife populations and aquatic resources. The owners have committed to both site-specific and regional monitoring programs that will track the effects of the Project and the cumulative effects of regional development on environmental components and ecosystems.

         The owners will operate the Project to achieve compliance with applicable statutes, regulations, codes, permit conditions and, to the extent practicable, government guidelines. Where the applicable laws are not clear or do not address all environmental concerns, the owners will apply appropriate internal standards and guidelines to address such concerns. In addition to complying with legislation and regulations and exercising due diligence, the owners will strive to continuously improve the overall environmental performance of the operation and products while aspiring to achieve short-term and long-term commercial success for the Project.

SUMMARY OF PRINCIPAL PROJECT DOCUMENTS

         The following describes the general terms of the joint venture agreement and other relevant agreements.

JOINT VENTURE AND RELATED AGREEMENTS

GENERAL. The joint venture, which commenced December 6, 1999, provides for the following:

         o        the mining of oil sands from the western portion of Lease 13;

         o the extraction of bitumen from the oil sands at the extraction plant and the preparation of diluted bitumen for transportation in a pipeline;

         o the transportation of diluted bitumen via the Corridor Pipeline to the upgrader;

         o the removal of diluent from the bitumen, and the return of diluent to the extraction plant;

         o the upgrading of bitumen in the upgrader and the addition of feedstocks to create refinery feedstocks and synthetic crude oil blends;

         o certain rights of us and Chevron to participate in mining operations and associated upgrading on the remainder of Lease 13 and in Shell's other Athabasca leases;

         o an area of mutual interest for expansion of operations of the joint venture beyond Shell's existing leases;

         o        the disposition of the upgrader output; and

         o        the construction and operations relating to the foregoing.

         The joint venture has been established under a number of agreements among the owners. The owners have in turn entered into other agreements with third parties.

         The principal agreement establishing the joint venture and governing the relationship of the owners is the joint venture agreement. This agreement also imposes constraints on certain of the other Project agreements.

         The joint venture agreement specifies the formation of the joint venture and the manner in which the joint venture is to be administered, and provides for the creation of the executive committee, which is the decision making body in respect of most matters relating to the Project. The joint venture agreement also specifies the responsibilities of the project administrator, secondments of owners' personnel, budgets, costs, technology matters, dispositions, defaults, environmental matters, expansions, owner's rights vis-a-vis each other, as well as financial, accounting, banking matters, basic design parameters of the Project and other matters.

EXECUTIVE COMMITTEE AND PROJECT ADMINISTRATOR. The joint venture agreement establishes an executive committee that is responsible for most decisions relating to the joint venture. One of Shell's representatives has been appointed as the first Chairman, and each owner has two representatives on the executive committee. We have appointed Mr. Guy Turcotte and Mr. John Frangos as our executive committee representatives and Mr. David Dyck as an alternate. Meetings are called by the Chairman but are held at least monthly during the initial construction period and quarterly after completion. Matters are decided by ordinary joint venture resolution other than those matters that are specified to require an extraordinary joint venture resolution. Among other things, extraordinary joint venture resolutions are required for material changes in the basic design of the Project (other than a change resulting from an expansion), suspension of construction of a facility, certain curtailments or permanent shut-down and abandonment of any facility, removal of the project administrator or an operator, custom processing, amending the lifting rules, certain matters relating to third parties, amendments to certain Project agreements and schedules to the joint venture agreement and certain other matters. Any extraordinary resolution requires the affirmative vote of two or more owners representing at least 85% of the voting interests in the functional unit of the Project to which the vote relates. As such, under the current ownership arrangement, unanimity is required among the owners in respect of a vote for an extraordinary resolution. Unanimity is effectively required among the owners in respect of, among other things, a vote for amendments to the Project agreements, to mortgage or encumber the Project or the Project assets, changes to individual facility initial construction budgets of $10 million or more, and where the Project agreements expressly require. The executive committee has the ability to delegate certain functions to subcommittees and to the project administrator. The executive committee will also oversee the operations of Albian and Shell as operators of the mine and extraction plant and the upgrader and related facilities and ensure that each owner has an ongoing opportunity to provide qualified secondees to the Project. An optimization group has been formed pursuant to the joint venture agreement to provide direction to the upgrader operator in respect of upgrader product matters.

         The project administrator, which initially is Shell, has an administrative function and deals with day to day matters that include making payments under third-party Project agreements and dealing with administrative matters relating to non-performing owners. The project administrator is responsible for carrying out the directions of the executive committee and appointing an individual to act as project integration manager.

WESTERN PERSONNEL. Albian will operate the mining and the extraction facility pursuant to an operating agreement. The mining and extraction services agreement provides that we will supply certain mining and extraction management services including the full and part-time services of certain of our employees and consultants to Albian. Furthermore, we will identify additional personnel to be employed by Albian beyond our personnel who are necessary for the construction and operation of the mine and the extraction plant. Certain of our personnel will be dedicated to the Project until three years after extraction plant start-up while others, whose functions relate solely to construction, will be dedicated to the Project until six months after extraction plant start-up. The mining and extraction services agreement may be terminated by us or by the project administrator in certain circumstances. All costs incurred by us and approved by the executive committee in respect of the provision of our services under the mining and extraction services agreement shall be reimbursed by Albian. The joint venture agreement also provides that the owners will not provide services to or operate any other oil sands project in the Athabasca region until three years after extraction plant start-up except in accordance with the joint venture agreement.

INVESTMENTS BY WESTERN. We will not undertake any material investments (other than in respect of the Project or an expansion thereto, the development of Shell's other Athabasca leases or a lease under the participation and area of mutual interest agreement), unless the fees owed by us to Shell have been paid in full and until six months after all the key components of the Project have concurrently operated continuously at not less than 85% of their design capacity; provided that a material investment may be made by us at any time with the consent of Shell and Chevron, which consent shall not be withheld unless, at the time the consent is requested, the investment could reasonably be expected to materially adversely affect our ability to perform our obligations in respect of the Project.

COSTS. All costs for the joint venture are to be borne by the owners in proportion to their ownership interest in each of the key components of the joint venture. Each owner must set up accounts that fund the project administrator's or relevant operator's concentration accounts that end each day with a zero balance. The owner's funding accounts are required to have overdraft protection to ensure funds are available when called upon by the project administrator or relevant operator. Should an owner not meet its obligation to fund a concentration account in respect of costs relating to the major shared facilities agreement and to Project agreements relating to the key components of the Project other than third-party project agreements, the other owners will be required to fund the concentration account on behalf of the non-paying owner with any such funds paid by the other owners deemed to be immediately due and payable by the non-paying owner.

SECURITY INTEREST AND NON-PERFORMING OWNERS. Pursuant to the joint venture agreement, each owner has granted to each other owner a first fixed and specific mortgage, charge, lien, and security interest in, and a first floating charge on, all of its interest in the joint venture to secure its obligations under the joint venture. Before an owner may grant any other security interest in its joint venture interest, it must first obtain a lender's acknowledgment from the secured party. In the event of non-payment or of defaults by an owner under the joint venture agreement, performing owners have various remedies available to them, including the right, for so long as the defaulting owner remains in default, to exercise an irrevocable option granted to performing owners to purchase the defaulting owner's entire joint venture interest and related assets for an amount which is equal to 80% of the capital costs incurred by or on behalf of such owner, if the default occurs prior to Project start-up, or 80% of the fair market value of the joint venture interest plus 80% of the value of any reclamation trust that has been established by the defaulting owner minus the net present value of the defaulting owner's Project reclamation costs if the default occurs after Project start-up. Additionally, the upgrader operator and third-party purchasers of upgraded products may each be directed to pay to the project administrator, on behalf of the other owners, the purchase price paid by any such third-party or received by the upgrader operator in respect of the defaulting owner's interest in any upgraded products.

EVENTS OF DEFAULT. An owner will be in default in certain circumstances, including, if:

         o certain bankruptcy-related events occur with respect to such owner;

         o an owner creates, voluntarily or involuntarily, a security interest in its joint venture interest that is not subordinated to the other owners' security interests and such security interest remains for 30 days;

         o the owner fails to perform any material obligation under the Project agreements and the breach is not cured on a timely basis;

         o the owner fails to pay amounts owing in respect of third-party agreements if such failure would allow the contracted services to be curtailed and the breach is not cured on a timely basis;

         o the owner fails to make a required payment to a reclamation trust;

         o a person who guaranteed the owner's obligation has certain bankruptcy-related events occur unless an equivalent guarantee or security is provided;

         o in the case of limited partnerships (i.e. Western Oil Sands L.P.), the general partner of the limited partnership has certain bankruptcy-related events occur and a new general partner is not appointed in a timely manner; or

         o notice is given to the owner of the cancellation of its overdraft protection under the banking procedure and such overdraft protection is not reinstated before the end of the notice period.

         An owner that is in default pursuant to the Project agreements will have all of its rights suspended except for its right to receive minutes of executive committee meetings and Project construction, operation and financial reports.

FORCE MAJEURE. An owner will not be in default with respect to non-performance of its obligations under the joint venture agreement, other than financial obligations, to the extent its non-performance is caused by certain events beyond its reasonable control. Lack of funds and changes in economic circumstances will not constitute events beyond an owner's reasonable control. An owner claiming suspension of its obligations due to force majeure must promptly notify the other owners and thereafter diligently remedy the cause and effect of the force majeure event.

EXPANSIONS AND PARTICIPATION AND AREA OF MUTUAL INTEREST AGREEMENT. Should an owner with at least a 20% interest in a functional unit wish to undertake an expansion of a functional unit, the mining of the remainder of Lease 13 or the construction of a new mine under the participation and area of mutual interest agreement, it must first advise the other owners and provide a period of time for them to decide whether or not they will participate in the feasibility study for the proposed expansion. If an owner does not originally participate in a feasibility study it may, upon completion of the feasibility study, purchase the right to participate in the feasibility study and the expansion by paying twice the cost of its proportionate share of the feasibility study unless such owner's share of the expansion has been taken up by a non-owner third-party.

         An owner desiring to undertake a project expansion may do so only after providing a full indemnity to the non-participating owners if it has the minimum credit rating required under the joint venture agreement or if it does not wish to, or cannot provide the indemnity, by meeting certain defined expansion criteria, taking into account the nature and level of experience and reputations of the proposed contractors, appropriate insurance coverage, proper design basis and the compliance with all laws. An expansion solely of an existing Project mine will only require the approval of the executive committee. See "Risk Factors".

         Expansion of mining operations on the remainder of Lease 13, or expansion in respect of the upgrader prior to five years after Project start-up may only be undertaken with the written approval of Shell (provided that for expansion of mining operations on the remainder of Lease 13, Shell or an affiliate has an ownership interest in that portion, and for expansions in respect of the upgrader, Shell or an affiliate has an ownership interest in the upgrader and is an owner and operator of the Scotford refinery at the time in respect of expansion to the upgrader). In order to participate in an expansion in respect of the remainder of Lease 13, we and Chevron will be required to acquire our ownership interest in these leases by paying to Shell a nominal price per barrel based on the share of the recoverable bitumen reserves to be acquired by us and Chevron, respectively. Owners' interests in functional units will be adjusted to reflect relative participation in expansions. Expansions may only be undertaken by owners with total ownership interest of a minimum of 40% in the functional unit to be expanded. If an owner other than Shell does not participate in an expansion on the east portion of Lease 13 or in Shell's other Athabasca leases, it will lose the right to participate in further expansions.

         The participation and area of mutual interest agreement provides that we and Chevron may participate with Shell in bitumen recovery projects on Shell's other Athabasca leases on the same ownership basis as is currently held in the Project. If we participate in a new oil sands project on Shell's other Athabasca leases, we will be required to acquire the ownership interest in Shell's other Athabasca leases by paying Shell a nominal amount per barrel on our share of the recoverable bitumen reserves acquired. Shell has also provided the other owners with a qualified right of first refusal on Shell's other Athabasca leases should Shell wish to dispose or surrender them, subject to certain exceptions. The participation and area of mutual interest agreement also provides that prior to December 6, 2009, an owner acquiring an interest in oil sands leases within a defined area must afford the other owners an opportunity to participate in such leases on an equal basis.

UPGRADER, SHARED SERVICES AND FACILITIES. The owners have entered into various agreements with respect to upgrader operations, including the major shared facilities agreement which appoints Shell as operator and provides for the construction, ownership and operation of those facilities relating to both the upgrader and Shell's refinery by the owners and a non-owner affiliate company of Shell.

         These shared facilities include:

         o        the sulphur recovery unit;

         o        the demineralization unit;

         o        the waste water treatment unit;

         o        the sour water processing unit; and

         o        the HMU and the Dow hydrogen facilities.

         The upgrader and refinery shared services and facilities agreement sets out the cost sharing agreement between the upgrader owners, represented by Shell, and the Scotford refinery owner, an affiliate company of Shell, with respect to a number of matters including security, maintenance, equipment, effluent treatment, roads, cafeteria, laboratory, warehousing and other shared facilities and services. The owners have entered into site leases with the non-owner Shell affiliate in respect of the lands which underlie the upgrader and certain other facilities.

DISPOSITIONS. Until three years following Project start-up, owners may only assign, sell, transfer, grant security in, or otherwise dispose of any ownership interests in the Project if such disposition is:

         o a grant of security in respect of an ownership interest in the Project and the secured party acknowledges it is subject to the joint venture agreement and is subordinate to the liens granted by the owners to each other thereunder and that it is further subject to the major shared facilities agreement and the security granted by the owners to a non-owner affiliate company of Shell thereunder;

         o        a disposition to an affiliate of an owner; or

         o a certain limited type of monetization by Shell or Chevron of its respective ownership interests in the Project,

and, in addition to the foregoing permitted dispositions, beginning three years after Project start-up owners may make dispositions subject to the following conditions:

         o compliance by the disposing owner with rights of first refusal granted by each owner to the other owners;

         o the proposed transferee having a minimum required credit rating, unless such disposition is a monetization. See "Inter-Creditor Agreements and Collateral";

         o delivery of the prior written acknowledgement by the proposed transferee that it will be bound by the terms of the Project agreements;

         o        consent of the other owners, not to be unreasonably withheld;
                  and

         o receipt of all required third-party approvals and acknowledgements.

         Partial dispositions are only permissible if the selling owner's ownership interest is 10% or greater after the sale. The owners have also granted each other a right of first refusal in respect of proposed dispositions other than to their respective affiliates.

TERM. The joint venture continues until:

         o all abandonment and decommissioning obligations of the owners have been fulfilled in accordance with applicable laws and all required regulatory approvals have been received;

         o        all third-party Project agreements have been terminated; and

         o all accounts among the owners in respect of the Project have been settled.

ENVIRONMENTAL. A greenhouse gas management plan agreed upon by the owners has been established. The plan addresses the reduction of carbon dioxide emissions generated by the Project and includes a public communications program to deal with greenhouse gas emissions.

         The owners are severally responsible for payment of site reclamation and restoration at the end of the Project. To ensure that this obligation will be met, if an owner does not have the minimum credit rating, such owner must establish a reclamation trust fund. Commencing five years after Project start-up, an owner who does not have the minimum credit rating will, for so long as it does not have the minimum credit rating, pay into the reclamation trust fund a monthly contributed amount calculated so that at the end of the economic life of the mine and at all times thereafter, the amount in the reclamation trust fund (including after tax income) will equal the present value of such owner's Project reclamation obligations. The monthly contributed amount will be adjusted to reflect the executive committee's view of projected reclamation costs each year. Excess amounts accumulated in the reclamation trust fund will be repaid to the owner and deficiencies will require additional contributions. If, and for so long as, an owner that established a reclamation trust fund achieves the minimum credit rating it may withdraw any funds placed in trust by it.

         Each owner will be responsible for all liabilities associated with environmental, site reclamation and restoration laws in proportion to its ownership interest on a several basis. An owner lacking a minimum credit rating must maintain sudden and accidental pollution insurance at a minimum level determined by an ordinary resolution of the executive committee. We do not currently have the required minimum credit rating.

TECHNOLOGY. Any jointly developed technology related to a functional unit will be owned by the owners of that functional unit in proportion to their ownership interests together with certain licensing rights. Subject to certain exceptions, all jointly developed technology may only be used in the Athabasca region in relation to the Project.

SHARED FACILITIES AND SERVICES AGREEMENT

         The upgrader operator has entered into agreements with an affiliate of Shell that provide for the sharing of certain items including telephone systems, maintenance and warehousing facilities, equipment, laboratory, cafeteria, roads and effluent disposal systems. The shared services include items such as emergency response, security, maintenance, warehouse and information systems. The owners will generally be responsible for costs on a usage basis. Some capital costs for the expansion of existing facilities will be incurred by the owners.

         In addition, Shell, on behalf of the owners, has entered into the major shared facilities agreement which will govern the relationship between the parties in respect of the major shared facilities to be located at the Scotford site and which provides for the ownership, construction, expansion and operation of certain facilities.

PRODUCTS DISPOSITION AGREEMENT

         The owners are parties to the Athabasca Oil Sands Project Products Disposition Agreement, or PDA, with an affiliate of Shell. The PDA provides that the Shell affiliate will purchase a specified daily volume of VGO from the upgrader owners other than Shell for a term of 25 years for use in the Scotford refinery. VGO represents approximately one-third of the total upgrader output. The price for VGO is a fixed discount to Edmonton Par for the first 15 years with the discount being escalated by 1% in each of the remaining 10 years.

         The price for VGO may vary depending on the specifications of the VGO. To the extent the VGO has product characteristics below certain of the specifications set out in the PDA for prescribed periods, the purchase price for the VGO will be adjusted either upwards or downwards according to established formulas. If the VGO has product characteristics significantly below certain of the specifications set out in the PDA, the Shell affiliate is entitled to reject such VGO without penalty or other monetary obligation. See "Risk Factors--Risk Relating to Our Business--Shell may not fulfill its obligations to us under our long-term sales contract; the contract requires us to meet product specifications".

         The actual daily volume of VGO purchased by the Shell affiliate could be less than the specified amount due to full or partial shutdowns of the refinery or curtailments in the refinery processing rate, or the inability to transport the VGO from the upgrader to the refinery, provided that reductions will not be allowed if they are attributable to any voluntary redesign of the refinery or any lack of or loss of demand for any of the refined products produced at the refinery. Similarly, the actual volume of VGO may be less than the specified volume in the event the VGO produced by the upgrader or supplied by the owners from other sources is less than the specified amount due to full or partial shutdowns of the upgrader or curtailments in the upgrader processing rate. In certain circumstances the Shell affiliate will compensate us for any inability to purchase VGO, other than by reason of a force majeure event, by paying the difference between the price otherwise received and the price payable under the PDA. Similarly, in certain circumstances we will be required to compensate the Shell affiliate for our inability to deliver VGO, other than by reason of a force majeure event, by paying the difference between the price otherwise paid for VGO feedstock and the price payable under the PDA. The PDA establishes the framework for determining the location of deliveries and the remedies for failure by an owner to take delivery of its share of VGO from the upgrader.

CORRIDOR PIPELINE AGREEMENTS

         The owners have entered into various contracts with Corridor and its affiliates whereby Corridor and its affiliates have agreed to construct and operate the Corridor Pipeline. The initial term of these agreements is for 25 years and the owners will have the option to extend the agreement indefinitely. Under these agreements, the owners have agreed to ship all of their bitumen, diluent and other pipeline products from the Muskeg River mine through the Corridor Pipeline. Additionally, the owners have agreed to ship all pipeline products resulting from expansions through the Corridor Pipeline unless they can obtain a lower price which Corridor is unwilling to match. Corridor and its affiliates have obtained financing which is being used to pay the costs of construction of the Corridor Pipeline. Beginning when the Corridor Pipeline is commissioned (expected to be the fourth quarter of 2002, or up to three months later if the other Project facilities are not ready for operations and the owners exercise their option to extend the date on which payments commence), the owners will begin making payments to Corridor and its affiliates in monthly amounts which will be sufficient to provide Corridor and its affiliates with funds that will repay the capital costs of constructing the pipeline over the term of the contract (including capitalized interest) and the operating expenses of Corridor and its affiliates in respect of the Corridor Pipeline and will provide Corridor a return on investment. These payments are required regardless of whether the Corridor Pipeline is operational and regardless of whether the owners utilize any of its capacity. Additionally, the Corridor Pipeline agreements provide for additional payments by an owner that does not have the minimum credit rating.

         The owners have certain rights to suspend construction of the Corridor Pipeline because of delays in the overall Project. If such suspension continues for more than one year, the owners will have the right to purchase the Corridor Pipeline from Corridor and Corridor will have the right to require the owners to purchase the pipeline from it, in each case, at a price based on Corridor's unrecovered capital costs.

         The Corridor Pipeline agreements also allow for additional shipping capacity to be sold by Corridor to the owners as well as to third parties not affiliated with the Project.

ATCO COGENERATION AGREEMENTS

         The owners have entered into various contracts with ATCO whereby ATCO will construct the Muskeg River cogeneration facility and operate both this cogeneration facility and the upgrader cogeneration facility which will provide electricity and steam to be utilized at the extraction plant and upgrader, respectively. The electricity and steam will be produced using natural gas supplied to ATCO by the owners. The joint venture will utilize a portion of the electricity generated by the facilities and ATCO will sell the remaining electricity to third parties. The initial term of these agreements is 25 years, and the owners will have the option to extend the agreements. Beginning on the later of the date on which the upgrader has met certain performance requirements and the date on which the upgrader cogeneration facility has met or is deemed to have met certain performance requirements, the owners will begin making payments to ATCO relating to the upgrader cogeneration facility for the electrical and steam capacity devoted to the upgrader. Beginning when the Muskeg River mine cogeneration facility is commissioned (or up to three months later if the other Project facilities are not ready for operations and the owners exercise their option to extend the date on which payments commence), the owners will begin making payments to ATCO in monthly amounts relating to the Muskeg River mine cogeneration facility for the electrical and steam capacity devoted to the Muskeg River mine. These monthly payments will provide ATCO with the funds necessary to repay the capital costs of constructing the ATCO cogeneration facilities (including capitalized interest) to the extent related to that portion of the facilities' dedicated to the Project and will be sufficient to cover the operating expenses of ATCO attributable to the portion of the facilities' electrical capacity devoted to the Project and will provide ATCO with a return on investment. The payments are required regardless of whether the owners utilize any of the capacity devoted to the Project.

         The owners will have the right to suspend construction of the ATCO cogeneration facilities if other aspects of the Project are delayed. If suspension of construction of the upgrader cogeneration facility causes commencement of payments to ATCO respecting such facility (as above described) to occur more than one year following the projected commencement date (currently December 31, 2002), or if suspension of construction of the Muskeg River mine lasts for more than one year (or if all suspensions of construction of the Muskeg River mine last for an aggregate of more than 547 days), the owners will have the right to purchase the applicable facilities from ATCO and ATCO will have the right to require the owners to purchase the applicable facilities from it.

MOBILE EQUIPMENT LEASE

         Pursuant to leases made available under a master equipment lease agreement and related agreements dated July 30, 2001, trucks, shovels and certain other mobile equipment to be used for mining and overburden removal will be leased by the owners. The master equipment lease agreement enables the owners to lease the equipment from time to time as required for lease terms of between two and seven years. The relevant agreements currently provide for a commitment from the lessor to acquire and lease to the joint venture equipment having an aggregate acquisition cost of up to $60 million. This commitment expires on July 28, 2002, but may be renewed and extended if requested by the joint venture and agreed to on behalf of the lessor (provided that the joint venture is not entitled to request a renewal and extension that would result in the lessor acquiring and leasing to the joint venture equipment having an aggregate acquisition cost in excess of $260 million).

         The owners will have the right to purchase the leased equipment (subject to certain restrictions if not all equipment then leased is being purchased) at any time until the end of the applicable lease term. If the owners do not elect to purchase the leased equipment by the end of its applicable lease term, all equipment then under lease (regardless of the applicable lease terms) must be returned to the lessor. In returning the equipment, the owners must meet certain return conditions, including requirements that the equipment be returned in a certain condition. If after electing to return the equipment, the owners are not able to comply with the return conditions at the time of return, the owners will be required to purchase all equipment then under lease at a purchase price equal to the original acquisition cost of the equipment. If the equipment is returned to the lessor and the lessor is unable to recover through remarketing efforts the acquisition cost of the returned equipment, together with remarketing costs, the owners will be obligated to pay to the lessor the shortfall amount up to a maximum of 85% of the acquisition cost of the returned equipment.

         If the owners default on any of their obligations under the master equipment lease agreement or related agreements, the lessor will have the right to exercise various default rights. These default rights include the right to take possession of the leased equipment, terminate any or all of the leases, the right to require the owners to purchase the equipment at a purchase price equal to the original acquisition cost of the equipment, the right to enforce performance by the owners or recover liquidated damages or, at the lessor's option, actual damages, and the right to pursue any other remedy available to the lessor at law. The exercise by the lessor of any default right is generally subject to the requirement that the lessor first give the owners notice of, and an opportunity to cure, the default.

COMPETITION

         The Canadian and international petroleum industry, including the distribution and marketing of petroleum products, is highly competitive. The Project will compete with other producers of synthetic crude oil blends and other traditional producers of crude oil. We will compete with other oil companies in the marketing and sale of oil to transporters, distributors, refiners and end users, including industrial, commercial and individual customers. Crude oil competes with other energy sources for use in fuel applications and in related products for consumers.

         The oil sands industry is highly competitive, especially in development and application of new operating technologies and techniques as they relate to the upgrading process. The Project's competitive position depends on the owners' geological, geophysical and engineering expertise, financial resources, their ability to construct the Project facilities and the efficiency of their mining, extraction and upgrading processes.

         There are two additional oil sands operators in Alberta, Syncrude and Suncor, which represent our principal competition in the synthetic crude oil market. The Project competes with these oil sands operators for qualified labor, particularly during the construction stage of the Project's development. The Project also competes with Suncor and Syncrude as well as with other oil and mining companies in attempting to secure equipment necessary for the mining, extraction, transportation and upgrading of bitumen.

         Companies that have not previously invested in oil sands may choose to acquire reserves or resources to establish firm supplies, as an investment or as a new development opportunity. Such companies may compete against us.

OFFICE PROPERTIES

         We have entered into a ten year lease for 15,948 square feet of corporate office space in Calgary, Alberta to house our corporate executive offices and administrative functions. We believe that this space will be sufficient for our corporate activities and we do not believe that we will encounter any difficulty in obtaining further space if needed in the future.

EMPLOYEES

         We currently employ 28 people, of which 15 are seconded to the Project. Of our employees, 18 are technical positions, four are considered management, two are involved in business development and four are administrative personnel.

LITIGATION

         Klemke Mining Corporation, a company which had provided certain earth moving and other contracting services to the Project, has filed a statement of claim in the Court of Queen's Bench of Alberta seeking damages of $60.2 million against the owners and Albian in respect of a breach of an alleged contract. We, the other owners and Albian have filed a statement of defence to the statement of claim.

         Other than as described above, we are not involved in, or aware of any threatened, legal proceedings that, individually or in the aggregate could have a material adverse effect on our business or financial condition.

                                   MANAGEMENT

         The following table sets forth the name, age as of the date hereof and position held of our directors, officers and key employees.


NAME                                  AGE                  POSITIONS HELD
----                                  ---                  --------------
Guy J. Turcotte....................   50  President, Chief Executive Officer and Director
Geoffrey A. Cumming................   50  Chairman and Director
John Frangos.......................   61  Executive Vice-President and Chief Operating Officer
David A. Dyck......................   41  Vice-President, Finance and Chief Financial Officer
Gerry Luft.........................   53  Vice-President Marketing
Charles W. Berard..................   48  Corporate Secretary
W. Michael Andersen................   55  Human Resources
Allen P. Barber....................   54  Vice-President, Commercial--Albian
John C. Hannah.....................   63  Vice-President, Operations--Albian
Stanley C. Jonsson.................   56  Senior Advisor to the Project administrator
Raymond L. Morley..................   58  Business Development
Glen F. Andrews....................   68  Director
Tullio Cedraschi...................   63  Director
Walter W. Grist....................   62  Director
Brian F. MacNeill..................   63  Director
Robert G. Puchniak.................   55  Director
Mac H. Van Wielingen...............   49  Director


DIRECTORS, OFFICERS AND KEY PERSONNEL

GUY J. TURCOTTE, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

         Mr. Turcotte was appointed our Chairman and Chief Executive Officer in June 1999. Effective January 1, 2002, Mr. Turcotte ceased being Chairman and assumed the position of President, filling the vacancy created with the retirement of Timothy Winterer effective December 31, 2001. Mr. Turcotte was appointed Chairman and Chief Executive Officer of Fort Chicago Energy Partners, L.P. in September 1997. Fort Chicago is a public limited partnership listed on The Toronto Stock Exchange which holds a 26% interest in the $5.0 billion Alliance Pipeline of which Mr. Turcotte is the current Chairman. Fort Chicago is the single largest owner in the Alliance Pipeline. Mr. Turcotte also holds the position of Chief Executive Officer of Stone Creek Properties Inc., a private real estate corporation. Mr. Turcotte is a director of a number of public and private corporations including Alliance Pipeline Limited, Fort Chicago and The Westaim Corporation. Mr. Turcotte holds a Masters of Business Administration from the University of Alberta, a Bachelor of Science (with honours) in Chemical Engineering from Tulsa, Oklahoma and a Diploma in Gas Technology (with honours) from the Northern Alberta Institute of Technology.

GEOFFREY A. CUMMING, CHAIRMAN AND DIRECTOR

         Mr. Cumming was appointed our Chairman on February 25, 2002. Mr. Cumming is Vice-Chairman and Chief Executive Officer of Gardiner Group Capital Limited of Toronto, Ontario and Managing Director of Emerald Capital Limited in Auckland, New Zealand. Gardiner Group Capital Limited is a private Canadian investment corporation, owned by the estate of the late George R. Gardiner and possesses a long-term investment orientation. Gardiner Group Capital Limited holds an array of public and private investments with particular focus on the Canadian petroleum industry and Australia and New Zealand. Mr. Cumming holds a variety of public and private directorships in Canada and New Zealand. From 1989 to 1994, he was President and Chief Executive Officer of Gardiner Oil & Gas Limited. Mr. Cumming worked previously as a principal with Peters & Co. Limited, a Canadian energy investment dealer, and for the Global Energy Group of the Royal Bank of Canada. Mr. Cumming is a past governor of the Canadian Association of Petroleum Producers and a past chairman of the New Zealand branch of the Young Presidents Organization.

Mr. Cumming holds an Honours B.A. in economics from the University of Calgary and a M.Sc. (Economics) from the London School of Economics.

JOHN FRANGOS, EXECUTIVE VICE-PRESIDENT AND CHIEF OPERATING OFFICER

         Mr. Frangos has been employed by us since October 1999 and initiated our formation in May 1999. He was appointed Executive Vice-President and Chief Operating Officer effective January 1, 2002. He has been employed in the mining industry for 35 years. His career includes 5 years with Bechtel Corp. in their mining and metals division and 27 years with BHP and predecessor corporations in project management, strategic planning, mine operations management, corporate management and business development. In his last 3 years at BHP, from 1996 to 1999, he held the position of Vice-President International Business Development for the Minerals Business unit. In this capacity, he has managed a group of executives involved in the identification, evaluation and capture of minerals opportunities around the world, including the Project in which he managed BHP's involvement, beginning in 1997. Mr. Frangos is a member of the Society of the American Institute of Mining, Metallurgy and Petroleum Engineers. Mr. Frangos holds a Diploma in Mechanical and Electrical Engineering and an Associate Diploma in Mechanical Engineering from the Institute of Technology (now the University of Technology) in Brisbane, Australia, and a Masters of Business Administration from Golden Gate University in San Francisco.

DAVID A. DYCK, VICE-PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER

         Mr. Dyck was appointed our Vice-President, Finance and Chief Financial Officer in April of 2000. Prior to joining the Western executive team, Mr. Dyck was employed with Summit Resources Limited, a junior oil and gas exploration and production company, where in October 1996, he was appointed Vice-President Finance and Chief Financial Officer and in September 1998 he was promoted to Senior Vice-President Finance & Administration and Chief Financial Officer. Throughout his 16 years of experience in the oil and gas industry Mr. Dyck has been responsible for all areas of accounting, finance, tax, budgeting, planning and investor relations. Mr. Dyck received his Bachelor of Commerce Degree (with Distinction) in 1985 from the University of Saskatchewan. In 1987, Mr. Dyck obtained his Chartered Accountant designation while employed with Thorne Riddell Chartered Accountants. Mr. Dyck is a member of the Alberta and Canadian Institutes of Chartered Accountants, the Financial Executives Institute, the Canadian Petroleum Tax Society and the Treasury Management Association of Canada.

GERRY LUFT, VICE-PRESIDENT, MARKETING

         Mr. Luft was appointed our Vice-President, Marketing effective January 1, 2002. Prior to assuming this position, Mr. Luft acted in a consultant role to us since June 1999 and he was directly involved in negotiating certain of the terms of the joint venture on our behalf. During the past seven years of his career, Mr. Luft was President of ProServ Energy Inc. which consulted to numerous oil and gas companies in western Canada and participated in direct management and ownership of crude oil blending operations located in Saskatchewan. Throughout his 25 years of experience in the oil and gas industry, Mr. Luft has been responsible for all areas of crude oil, natural gas, natural gas liquids, and sulphur marketing, pipeline management and development, refinery supply optimization, and business development. Mr. Luft received his Bachelor of Commerce Degree from the University of Calgary, and completed the MBA executive program from the University of Western Ontario located in London, Ontario.

CHARLES W. BERARD, CORPORATE SECRETARY

         Mr. Berard is a partner in the Calgary law firm of Macleod Dixon LLP and has been practicing in the corporate and resource areas for in excess of 20 years. Mr. Berard is currently a director of several public and private corporations including Vermilion Resources Ltd., International Properties Group Ltd., Geodyne Energy Inc., Torode Realty Inc., Kaiser Francis Oil Company of Canada, Consolidated Properties Ltd., Ranchgate Oil and Gas Limited and Connacher Oil and Gas Limited. Mr. Berard has also worked in various positions in the mining industry in Canada including at BHP's former open pit operations in Port Hardy, British Columbia and at the Navasivik Mine located on Baffin Island, NWT. Mr. Berard is a member of the Canadian Institute of Mining and Metallurgy. Mr. Berard holds a Bachelor of Engineering degree in Mining

Engineering from McGill University and holds a Bachelor of Law degree in civil law and a Bachelor of Law degree in common law, both from the University of Ottawa.

W. MICHAEL ANDERSEN, HUMAN RESOURCES

         Mr. Andersen has been employed by us since October 1999. Prior to 1999, he was employed in the San Francisco based minerals group of BHP and predecessor companies as Vice-President, Human Resources. During his 25 year career with BHP, Mr. Andersen was responsible for human resources management at business operations in the countries of Australia, Belgium, Brazil, Canada, Chile, Indonesia, Japan, Mali, the United Kingdom, the United States and Zimbabwe. Mr. Andersen is a member of the National Mining Association Human Resources Committee, and he serves on the Board of Directors for the Minerals Information Institute, as well as the Romney Spring Meeting Group. Mr. Andersen holds a Masters degree in Industrial and Personnel Relations from the University of Oregon's Institute of Industrial and Labor Relations and a Bachelor of Science degree in Psychology from the University of California, Berkeley.

ALLEN P. BARBER, VICE-PRESIDENT, COMMERCIAL--ALBIAN

         Mr. Barber has been employed by us since October 1999 and has been seconded to and is currently serving as Vice-President, Commercial of Albian. He has been employed in the mining industry since 1969. Mr. Barber was employed by BHP Minerals until September 1999, advancing through the positions of Chief Mining Engineer, Mine Superintendent, Manager Environment, Health and Safety, and Manager New Business Evaluation. Since July 1996 Mr. Barber has been focused on developing the Project. He has managed BHP's team in Calgary since June 1997 and in conjunction with the Shell team has taken the Project from pre-feasibility through feasibility and into development. A major portion of his time has been spent negotiating the various agreements among the owners and third parties. Mr. Barber holds a Bachelor of Science degree in mining engineering from the University of Utah and is a registered professional engineer in New Mexico.

JOHN C. HANNAH, VICE-PRESIDENT, OPERATIONS--ALBIAN

         Mr. Hannah has been employed by us since August 2000 and has been seconded to and is currently serving as Vice-President, Operations of Albian. He has spent the last 28 years of his career in the minerals industry in project engineering, mine and plant maintenance operations and productions, and mine and executive management for BHP and its predecessor corporations. Since 1988, Mr. Hannah has held positions as Vice-President, Operations at Minera Escondida, the world's second largest copper mine; President of Minera Escondida; Group General Manager and Senior Vice-President of BHP Australia Coal, the world's largest producer of metallurgical coal; Group General Manager and Executive Vice-President of BHP Coal; and President of BHP Iron Ore, among the world's largest producers of blast furnace feed. Mr. Hannah received his Bachelor of Civil Engineering from the University of British Columbia.

STANLEY C. JONSSON, SENIOR ADVISOR TO THE PROJECT ADMINISTRATOR

         Mr. Jonsson has been employed by us since October 1999 and has been seconded to and is currently serving as a Senior Advisor to the Project administrator. Prior to 1999, Mr. Jonsson was employed by BHP and its predecessors for 22 years. His last position with BHP was Senior Vice-President, Development, BHP World Minerals Business Unit, with responsibility for strategic planning, market analysis, resource evaluation, mine planning, new business development, farm-in and farm-outs, environment, engineering and construction. Mr. Jonsson is a Certified Professional Mechanical Engineer in the state of California, a director of the National Coal Association and past President of the American Chamber of Commerce in Chile. Mr. Jonsson holds a Masters of Business Administration degree and a Bachelor of Science degree in Mechanical Engineering from the University of California, Berkeley.

RAYMOND L. MORLEY, BUSINESS DEVELOPMENT

         Mr. Morley has been employed by us since October 1999. Prior to 1999, he was employed in the San Francisco mining group of BHP and predecessor corporations for 20 years. During his career with BHP,

Mr. Morley has managed the Western US (including Alaska) exploration program, the BHP Minerals strategic planning effort and international business development. Mr. Morley generated the Project opportunity for BHP. Mr. Morley is a director of Tiberon Minerals Ltd. and McVicar Minerals Ltd. Mr. Morley served on the board of the Northwest Mining Association and on the Energy Minerals committee of the American Association of Professional Geologists. He is a member of the Society of Economic Geologists and a Chartered Engineer in The Institution of Mining and Metallurgy. Mr. Morley holds a Masters of Business Administration from Anderson School University of New Mexico, a Masters degree in Geology from New Mexico Tech and a Bachelor of Science degree in Geology from the University of Notre Dame.

GLEN F. ANDREWS, DIRECTOR

         Mr. Andrews was President of BHP Copper North America from June 1998 until his retirement in June 1999. Prior thereto, he was Executive Vice-President and Group General Manager of BHP Copper with responsibilities for South America and Pacific regions and later North America. Mr. Andrews has been employed in the resource industry since 1960. From 1992 to 1998, Mr. Andrews was a Chairman of the Minera Escondida Owners Council. Mr. Andrews holds a Bachelor of Science degree in Engineering from the University of Alberta.

TULLIO CEDRASCHI, DIRECTOR

         Mr. Cedraschi is President and Chief Executive Officer of CN Investment Division, a position he has held since 1977. The CN Investment Division is responsible for investing the assets of the Canadian National Railways Pension Trust Funds. The Canadian National Railways Pension Trust Funds' assets have a market value of approximately $12 billion. Mr. Cedraschi is a director of Helix Investments (Canada) Inc. and Freehold Resources Ltd. He is a Governor of McGill University, Chairman of the McGill Investment Committee, and Governor and former President of the National Theatre School of Canada. Mr. Cedraschi is a former director of S G Warburg plc, Hollinger Inc. and Cambridge Shopping Centres Ltd. Mr. Cedraschi holds an M.B.A. from McGill University.

WALTER W. GRIST, DIRECTOR

         Mr. Grist is a Managing Director in the Corporate Finance Department of the private banking firm Brown Brothers Harriman & Co., or Brown Brothers. Currently, Mr. Grist is one of several managers of Brown Brothers' 1818 Funds. The 1818 Funds are private investment funds of which Brown Brothers is the general partner. Mr. Grist has been at Brown Brothers for over 30 years and his responsibilities have included providing financial advisory services to foreign and domestic clients as well as other merger and acquisition related services. Mr. Grist also serves on the board of directors of VAALCO Energy Inc. and Computerized Medical Systems Inc. and in the past has held directorships for Western Gas Resources Inc., Steri-Oss Inc., WellCare Management Group Inc. and Government Property Investors, Inc. Mr. Grist holds a Bachelor of Science in Business Administration from New York University.

BRIAN F. MACNEILL, DIRECTOR

         Mr. MacNeill was President and Chief Executive Officer of Enbridge Inc., an energy, transportation, distribution and services corporation, from 1991 to 2001. Mr. MacNeill is currently Chairman of the Board of Directors of Petro- Canada and Chairman of the Board of Governors of the University of Calgary. Mr. MacNeill is a Director of Enbridge Inc., The Toronto-Dominion Bank, Dofasco Inc., Sears Canada Inc., Telus Corporation and Veritas DGC Inc. Mr. MacNeill is a member of the Alberta and Ontario Institutes of Chartered Accountants. Mr. MacNeill holds a Bachelor of Commerce degree from Montana State University and earned a Certified Public Accountant designation while with Haskin and Sells, San Francisco, California and holds a Chartered Accountant designation in Canada.

ROBERT G. PUCHNIAK, DIRECTOR

         Mr. Puchniak was appointed Executive Vice-President and Chief Financial Officer of James Richardson & Sons, Limited, an investment and holding corporation, in March 2001 and prior thereto was Vice-President, Finance and Investment with James Richardson & Sons, Limited since November 1996. Mr. Puchniak has been President and Chief Executive Officer of Tundra Oil and Gas Ltd., a private oil and gas corporation, since January 1989. Mr. Puchniak has also held positions with Gendis Inc. and Richardson Securities Limited. Mr. Puchniak is a director of a number of public and private corporations including James Richardson International Limited, Tundra Oil and Gas Ltd., Opti Canada Inc., Terraquest Energy Corporation, Wapella Pipelines Ltd. and Lombard Realty Limited. Past involvements include Director, Moffat Communications Limited and Richland Petroleum Corporation; Chairman, Manitoba Teachers' Retirement Fund; Chairman, Council of Examiners, Institute of Chartered Financial Analysts; and President, Winnipeg Society of Financial Analysts. Mr. Puchniak holds a Bachelor of Commerce (Honours) degree from the University of Manitoba and was awarded the University Gold Medal for his achievements. He earned a Chartered Financial Analyst designation in 1975.

MAC H. VAN WIELINGEN, DIRECTOR

         Mr. Van Wielingen is the Chairman of ARC Financial Group Ltd., an investment management and merchant banking corporation focused on the energy sector in Canada. Mr. Van Wielingen is also Vice Chairman and a director of ARC Energy Trust and Chairman of ARC STRATEGIC Energy Fund. He is also Chairman and director of Gauntlet Energy Corporation and a director of TESCO Corporation. Mr. Van Wielingen is also a director of the United Way of Calgary and area. Mr. Van Wielingen holds an Honours Business Degree from the University of Western Ontario Business School and has studied post-graduate Economics at Harvard University.

              EXECUTIVE COMPENSATION AND REMUNERATION OF DIRECTORS

EXECUTIVE COMPENSATION

         The following table discloses, for the periods indicated, total compensation received by the following executive officers:

         o        our Chief Executive Officer; and

         o executive officers (other than the Chief Executive Officer) whose total salary and bonus exceeded $100,000 in respect of fiscal 2001 (referred to as the Named Executive Officers).

SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM COMPENSATION
                                                                                                      ----------------------
                                            ANNUAL COMPENSATION                             AWARDS              PAYOUTS
                                            -------------------                             ------              -------
NAME AND PRINCIPAL POSITION         YEAR(1)   SALARY   BONUS  OTHER ANNUAL  SECURITIES UNDER   RESTRICTED SHARES  LTIP    ALL OTHER
---------------------------         -------    ($)     ($)    COMPENSATION  OPTIONS GRANTED     OR RESTRICTED   PAYOUTS COMPENSATION
                                               ---     ---       ($)               (#)           SHARE UNITS      ($)        ($)
                                                                 ---               ---               ($)          ---        ---
                                                                                                     ---
Guy J. Turcotte(3) .................  2001   $100,000   Nil   N/A(2)               Nil               Nil           Nil       Nil
Chairman and Chief Executive Officer  2000   $100,000   Nil   N/A(2)               Nil               Nil           Nil       Nil
Timothy R. Winterer(3) .............  2001   $400,000   Nil   N/A(2)               Nil               Nil           Nil       Nil
President and Chief Operating ......  2000   $396,028   Nil   N/A(2)            10,000               Nil           Nil       Nil
Officer
David A. Dyck(4) ...................  2001   $173,250   Nil   N/A(2)            15,000               Nil           Nil       Nil
Vice-President, Finance and Chief ..  2000   $113,438   Nil   N/A(2)            60,000               Nil           Nil       Nil
Financial Officer

------------------------
(1) Western was only required to publicly disclose this information commencing in 2000.

(2) The aggregate amount of such compensation is no greater than the lesser of $50,000 and 10% of the total of the annual salary and bonus of the Named Executive Officer for the financial year specified.

(3) Effective December 31, 2001, Mr. Winterer retired. Guy Turcotte assumed the role of President and John Frangos was appointed Executive Vice-President and Chief Operating Officer effective January 1, 2002.

(4) Mr. Dyck was appointed Vice-President, Finance and Chief Financial Officer on April 24, 2000.

OPTIONS GRANTED FOR COMMON SHARES DURING THE YEAR ENDED DECEMBER 31, 2001

         The following table sets forth the options granted to our Named Executive Officers in fiscal 2001.

NAME                           SECURITIES      % OF TOTAL       EXERCISE OR BASE     MARKET VALUE OF         EXPIRATION DATE(2)
----                              UNDER      OPTIONS GRANTED   PRICE ($/SECURITY)       SECURITIES           ------------------
                                 OPTIONS     TO EMPLOYEES IN   ------------------   UNDERLYING OPTIONS
                               GRANTED(1)     FINANCIAL YEAR                       ON THE DATE OF GRANT
                                   (#)        --------------                           ($/SECURITY)
                                   ---                                                 ------------
Guy J. Turcotte............          Nil            0%                 N/A                   N/A             N/A
Timothy R. Winterer........          Nil            0%                 N/A                   N/A             N/A
David A. Dyck..............       15,000          7.4%              $14.70                $14.20             June 12, 2007
                                                                                                             Final Expiry Date:
                                                                                                             June 12, 2010

------------------------
(1)      Represents stock options to acquire Common Shares.

(2) Stock options generally vest over four years in equal annual amounts of 25% of the total outstanding stock option. The stock options generally expire five years from the date of vesting.

AGGREGATE OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2001 AND OPTION VALUES AS AT DECEMBER 31, 2001

         The following table sets forth all options exercised during the fiscal year ended December 31, 2001 and the fiscal year-end values for options granted to our Named Executive Officers.

NAME                                            SECURITIES      AGGREGATE          UNEXERCISED            VALUE OF UNEXERCISED
----                                           ACQUIRED ON    VALUE REALIZED OPTIONS/SARS AT FY-END   IN-THE-MONEY OPTIONS/SARS AT
                                                 EXERCISE          ($)            EXERCISABLE/             FY-END EXERCISABLE/
                                                   (#)             ---            UNEXERCISABLE            UNEXERCISABLE(1)(2)
                                                   ---                                 (#)                         ($)
                                                                                       ---                         ---
Guy J. Turcotte...........................         Nil            Nil                   0 / 0                           0 / 0
Timothy R. Winterer.......................         Nil            Nil           80,000/80,000              847,200/847,200(3)
David A. Dyck.............................         Nil            Nil           15,000/60,000                 158,850/549,900

------------------------
(1) The closing price of our Common Shares on The Toronto Stock Exchange on December 31, 2001 was $19.09.

(2) Calculated by multiplying the number of Common Shares purchasable on exercise of the options by the difference between the market price of the Common Shares at December 31, 2001 and the exercise price of the options.

(3) Subsequent to year end, Mr. Winterer exercised options to acquire 80,000 Common Shares and options to acquire 80,000 Common Shares were cancelled.

COMPENSATION OF DIRECTORS

         Our directors are entitled to participate in our stock option plan. During the fiscal year ended December 31, 2001, 25,000 options were granted to one of the independent, non-management directors. No other compensation was paid to our directors who are not executive officers for their services as directors. Effective January 1, 2002 our directors will receive compensation comprised of an annual retainer of $8,000; $1,000 per meeting attended in person ($350 if attended by telephone); and $600 per board committee meeting attended ($250 if attended by telephone).

EMPLOYMENT CONTRACTS AND EXECUTIVE COMPENSATION

         Our employees who will be providing services to Albian have entered into employment agreements with us. The terms of the employment agreements will, subject to extension or early termination, continue for six months after extraction plant start-up for those employees involved in the construction of the mine and extraction plant and continue until three years after extraction plant start-up for those employees involved in the operations of the mine and extraction plant.

         Employees are entitled to base salary, reimbursement of reasonable travel and business related expenses and certain benefits established by us from time to time. The compensation committee of our Board of Directors will be responsible for reviewing our compensation policies and guidelines with a view to establishing base salaries, bonuses and incentive compensation programs (including under the stock option plan) which are competitive within the industry and reflect the individual competencies and experience of our senior officers based on its review of market comparisons and advice from independent external consultants.

                                  STOCK OPTIONS

         We established a stock option plan for the issuance of options to purchase our Common Shares to our directors, officers and employees of us and our subsidiaries and persons providing ongoing services to us and our subsidiaries. The maximum number of stock options available under our stock option plan shall not, without the approval of our shareholders, exceed 3,000,000 Common Shares. In any event, Common Shares reserved for issuance pursuant to stock options granted under our stock option plan cannot exceed 6.3% of our issued and outstanding Common Shares without shareholder approval.

         At the time a stock option is granted, our Board of Directors determines the number of our Common Shares purchasable under the option, the date when the option is to become effective and, subject to the provisions of our stock option plan, all other terms and conditions of the stock option. An optionee is entitled to hold more than one stock option at any time, however, no one optionee can receive stock options entitling the optionee to purchase more than 5% of our outstanding Common Shares (calculated on a non-diluted basis).

         The exercise price of each stock option is determined in the discretion of the compensation committee of our Board of Directors at the time of granting stock options, provided that the exercise price will not be less than the closing trading price of our Common Shares on the principal Canadian stock exchange on which such shares are listed on the last trading day prior to the date of grant or, if such Common Shares are not so listed, the price determined by the compensation committee of our Board of Directors, acting in good faith. All stock options are for a term and exercisable from time to time as determined in the discretion of our Board of Directors at the time of grant, provided that no stock option shall have a term exceeding ten years.


         The following table sets forth the details of all options granted to May 31, 2002:


                                                                             MARKET VALUE
                                                                            OF SECURITIES
NAME                      SECURITIES UNDER % OF TOTAL  EXERCISE PRICE     UNDERLYING OPTIONS  INITIAL EXPIRATION    FINAL EXPIRATION
----                         OPTIONS         OPTIONS     ($/SHARE)           ON THE DATE            DATE(2)             DATE(2)
                             GRANTED(#)      GRANTED     ---------            OF GRANT              -------             -------
                             ----------      -------                        ($/SECURITY)(1)
                                                                            ---------------
Directors(3)..............     137,500       10.0%            8.50                8.50          Dec. 22, 2005       Dec. 22, 2008
                                25,000        1.8%           14.20               14.20          June 12, 2007       June 12, 2010
Executive Officers(4).....     150,000       11.0%            8.50                8.50          Dec. 22, 2005       Dec. 22, 2008
                                60,000        4.4%            8.50                8.50          April 24, 2006      April 24, 2009
                                15,000        1.1%           14.20               14.20          June 12, 2007       June 12, 2010
                                55,000        4.0%           15.70               15.70          Dec. 5, 2007        Dec. 5, 2010
                               355,000       25.9%        24.00(5)               24.00          Feb. 25, 2008       Feb. 25, 2011(6)
Employees(4)..............     429,500       31.4%            8.50                8.50          Dec. 22, 2005       Dec. 22, 2008
                                10,000        0.7%           12.00               12.00          Oct. 18, 2006       Oct. 18, 2009
                                 2,000        0.1%           14.25               14.25          Feb. 1, 2007        Feb. 1, 2010
                               104,500        7.6%           14.20               14.20          June 12, 2007       June 12, 2010
                                25,000        1.8%        24.00(5)               24.00          Feb. 25, 2008       Feb. 25, 2011(6)

Total.....................   1,368,500        100%

------------------------
(1) The exercise price of the $8.50 stock options was determined by reference to the issue price of $8.50 per share which was paid under a private placement completed on December 17, 1999 and the exercise price of the $12.00 stock options was determined by reference to the issue price of $12.00 which was paid under a private placement and rights offering completed on September 28, 2000.

(2) All stock options of current directors, officers and employees will vest over four years in equal annual amounts of 25% of the total outstanding stock options. The stock options will expire five years from the date when they become vested resulting in the range of expiration dates noted above. The terms of vesting and certain other terms of certain stock options granted to a former executive officer and a former employee have been amended and, effective January 1, 2001, options to acquire 40,000 Common Shares and 5,000 Common Shares, respectively, became fully vested and exercisable.

(3) Only includes the seven of our directors who are not also executive officers.

(4)      Including former executive officers and employees.

(5) The exercise price is subject to escalation as determined by the Compensation Committee.

(6) The expiry date may be determined to be an earlier date in the discretion of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Charles W. Berard, one of our officers, is a partner of Macleod Dixon LLP. Macleod Dixon LLP is passing upon Canadian legal matters for us relating to the offering of the exchange notes. Macleod Dixon LLP has provided legal services to us from time to time, including in connection with the offering of the exchange notes and the preparation of this prospectus. Mr. Berard currently owns less than 1% of our outstanding securities.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth those persons who own of record or are known by us to own beneficially, directly or indirectly, our Common Shares or our Class D Shares as of May 31, 2002 in an amount equal to or greater than 10% of our outstanding Common Shares or Class D Shares:

NAME AND MUNICIPALITY OF RESIDENCE        SHARES HELD     PERCENT OF SHARES HELD
----------------------------------        -----------     ----------------------

Gardiner Group Capital Limited..........        800,000                      3%
Toronto, Ontario                          Common Shares  (1.7% of Common Shares
                                                            and 100% of Class D
                                                                         Shares)

         Our directors and officers, together with their respective spouses and children and corporations controlled by them, as a group, own or control, directly or indirectly, 6,754,043 Common Shares or approximately 14.2% of the issued and outstanding Common Shares as of May 31, 2002.

                        DESCRIPTION OF CONTINGENT EQUITY

         As of December 31, 2001 we had outstanding $48.9 million of call obligations expiring March 31, 2003. 3,040,000 of these call obligations are exercisable, at our option, into one Non-voting Convertible Equity Share at a price of $5.00 per share.

         An additional 2,589,641 call obligations which expire March 31, 2003 are exercisable, at our option, into units, consisting of one Non-voting Convertible Equity Share and one warrant to purchase a Non-voting Convertible Equity Share, at a price of $13.00 per unit. Each warrant entitles the holder to acquire one Non-voting Convertible Equity Share for a period of four years from the date that we exercise our call rights at an exercise price equal to the 10 day weighted average trading price of our Common Shares prior to the date of exercise of the call obligations. Certain of the call obligations are secured by guarantees of the holders and, at our option, the funding obligations underlying certain other call obligations must be secured by the posting of acceptable security by the holders. Prior to exercising our call rights under these 2,689,641 call obligations, we are required to undertake a rights offering to our shareholders on terms and conditions no less favorable than those of the call obligations.

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

                    INTER-CREDITOR AGREEMENTS AND COLLATERAL

INTER-CREDITOR AND COUNTERPARTY CONSENT AGREEMENTS

         The rights of a holder of exchange notes in respect of the security it will hold will be subject to various agreements which we have entered into with Shell and Chevron, the owners and operators of third-party facilities, certain of their lenders, and our lenders.

         The inter-creditor agreements to which we and our creditors are a party contain restrictions on the identity of our future secured creditors. Future secured lenders (other than hedge providers) may share in the collateral covered by the inter-creditor agreements only with the consent of Shell and Chevron, which may not be unreasonably withheld. In addition, no future lenders may share in the collateral covered by the inter-creditor agreements if the maturity of the relevant indebtedness is later than the scheduled maturity of the notes without the consent of Shell and Chevron.

PRINCIPAL INTER-CREDITOR AGREEMENT

         The notes trustee, the collateral agent, and the administrative agent under the senior credit facility have entered into the Western Oil Sands inter-creditor agreement governing their respective rights in respect of the collateral. The principal inter-creditor agreement also governs any future secured lenders of our permitted debt whose security is held by the collateral agent.

         In the principal inter-creditor agreement, the lenders (acting through their respective representatives selected for that purpose for each separate credit facility) agree:

         o that all security is held for the joint benefit of the lenders under the principal inter-creditor agreement except as otherwise provided in the principal inter-creditor agreement;

         o to provide each other with information relating to amounts owed by us to them for the purposes of the principal inter-creditor agreement; and

         o to provide each other with notice of events of default, notice of acceleration and notice of commencement of legal proceedings against us.

         The Western Oil Sands inter-creditor agreement provides the framework for our lenders to have different "priority levels" with respect to the distribution of proceeds following a realization against our assets. These "priority levels" on payment effectively determine each lender's priority against the security we have granted to our lenders that is governed by the principal inter-creditor agreement. The levels themselves will be dictated by the terms of our various permitted indebtedness. See "Description of the Exchange Notes--Limitation on Liens on Collateral". The liens of the noteholders in our interest in the assets and related agreements utilized to mine, extract, transport and upgrade our share of bitumen from oil sand deposits on the western portion of Lease 13 will rank third in priority. Pursuant to the joint venture agreement, we have granted to each other owner a first fixed and specific mortgage, charge, lien and security interest in, and a first floating charge on, all of our interests in the joint venture to secure our obligations under the joint venture agreement. We have granted the lender under the senior credit facility a second-priority interest in the same assets. See "Risk Factors--The collateral securing the exchange notes is subject to several limitations and may be released under certain circumstances".

         In respect of security enforcement actions, any secured lender wishing to enforce will give notice to the collateral agent and each other lender representative, following which no action may be taken for 15 days (subject to certain limited and customary exceptions) to allow other secured lenders to elect to join enforcement. Such notice period may be waived by all lenders and, in any event, shall only apply to the enforcement of the common security and shall not limit the enforcement of other remedies by our lenders. Following such 15 day period, any enforcing secured lender wishing to take particular enforcement action can direct the collateral agent to do so, provided that the lenders at the first ranking priority level will be the ones who direct and control the enforcement proceedings and, unless they are not taking any positive enforcement action, no other lender can direct the enforcement. Unless waived by the enforcing secured lenders, the enforcement must first take the form of an application for a court-appointed receiver. However, if no such receiver is appointed by the court, the top priority level lenders may use whatever other remedies

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

are open to them. The proceeds of any such enforcement will be applied first to enforcement expenses, and then in accordance with the priority levels of the obligations owed by us, provided that no obligations with respect to a lower priority level will be paid until all of the obligations of the enforcing secured lenders of each higher priority level has been paid in full.

         Notwithstanding the shared security and enforcement mechanisms, the lenders agree that the mirror notes (exclusive of the security therefor) and the construction account are security held solely for the benefit of the noteholders, and all enforcement against this security may only be directed by the noteholders.

         The lenders further agree that any decisions or determinations required to be made with respect to the common security by the secured lenders, or by the enforcing secured lenders, unless otherwise provided for in the principal inter-creditor agreement, will be made on the basis of the majority of the commitments and obligations outstanding prior to default and, after default, by the majority of obligations outstanding.

JV OWNERS INTER-CREDITOR AGREEMENT

         The collateral agent, on behalf of the holders of notes and the lender of the senior credit facility, has entered into an inter-creditor agreement with Shell, Chevron and an affiliate of Shell, to govern the rights and obligations of the parties as against Shell, Chevron and an affiliate of Shell, each of whom hold prior security over the Project assets granted by us under the joint venture agreement. The joint venture agreement requires our lenders to enter into an agreement of this nature as a condition to allowing us to mortgage our joint venture interest. In this inter-creditor agreement, the parties:

         o        consent to each others' security and agree not to contest it;

         o agree to provide each other with notices of default or termination under their respective documents;

         o confirm that the lenders' security is subordinated to the security held by Shell, Chevron, an affiliate of Shell and any other owner under the joint venture agreement and major shared facilities agreement;

         o agree that in insolvency proceedings, monies collected by the lenders at any time prior to Shell, Chevron and an affiliate of Shell being fully paid must be turned over to them. However, if Shell, Chevron and an affiliate of Shell receive monies on account of liability claims that they have against us for their future losses or damages as a result of our non-performance, they must turn those amounts over to the collateral agent until the lenders are fully repaid;

         o        agree that the lenders can retain monies we pay to them until:

                  --       insolvency proceedings commence against us;

                  -- Shell, Chevron and an affiliate of Shell begin enforcing their secured rights or set-off rights against us; or

                  -- Shell, Chevron and an affiliate of Shell give a notice of our default under the joint venture agreement to the collateral agent; and

         o confirm that any enforcement of security and entry into possession by the lenders will be subject to the joint venture agreement and the major shared facilities agreement, as will any sale or realization by the lenders. In particular, the lenders agree that any sale or realization is subject to the disposition restrictions in the joint venture agreement including that the acquiror must have:

                  -- a minimum senior unsecured debt rating of A- by S&P, or A3 by Moody's or A (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standard;

                  -- a minimum indicative rating of A- by S&P, or A3 by Moody's or A (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

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

         However, if such disposition results from any enforcement of security within a period of five years from the date of the issuance of the initial notes, the ratings are reduced to:

                  -- a minimum senior unsecured debt rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards;

                  -- a minimum indicative rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above;

         o agree to a 30 day standstill period by Shell, Chevron and an affiliate of Shell following our default under the joint venture agreement before they are entitled to begin exercising remedies against us (other than their secured rights or set-off rights against our share of monies due to us), and provide for lender cure rights in certain circumstances, and the postponement of their termination rights in respect of the Project agreements in certain circumstances;

         o provide for a further 120 day period beyond the 30 day cure period before Shell, Chevron and an affiliate of Shell can finalize foreclosure proceedings against us; and

         o agree on certain mechanics for the lenders to realize or foreclose on our interest in the Project assets, and to recognize and deal with the first rights of refusal and option rights held by the owners under the joint venture agreement in respect of realization by the lenders.

         Shell, Chevron and the affiliate of Shell have no obligation to extend the application of this inter-creditor agreement to other credit agreements (other than permitted hedging agreements), although in certain circumstances they have agreed not to unreasonably withhold their consent to our request that they do so if the lenders fall into certain prescribed categories of financial institutions. Further, unless Chevron and the affiliate of Shell agree, this inter-creditor agreement cannot apply to any credit agreement with a maturity date ending after the scheduled maturity date of the notes. In any case where this inter-creditor agreement does not apply, the form of inter-creditor agreement that Shell, Chevron and the affiliate of Shell will be required to accept under the joint venture agreement will not be as favorable to those new lenders.

ATCO AND CORRIDOR

         The collateral agent has entered into counterparty consent and acknowledgement agreements with ATCO Pipelines, ATCO Power and Corridor, as the counterparties, in respect of the major project agreements governing utilities, cogeneration, the ATCO Pipeline and the Corridor Pipeline, all on substantially similar terms. In those agreements:

         o the counterparties consent to us granting security over our interest in the relevant agreements;

         o all parties agree to provide each other with notices of default or termination under their respective documents;

         o the counterparties agree to allow a 30 day cure period for our default under the relevant agreements before exercising remedies against us; and

         o the parties provide for the conditions on which the lenders can realize and sell our rights under the relevant agreements. In particular, the lenders agree that any sale or realization is subject to the disposition restrictions in the joint venture agreement including that the acquiror must have:

                  -- a minimum senior unsecured debt rating of A- by S&P, or A3 by Moody's or A (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards, or

                  -- a minimum indicative rating of A- by S&P, or A3 by Moody's or A (low) by DBRS; or

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

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

         However, if such disposition results from any enforcement of security within a period of five years from the date of the issuance of the initial notes, the ratings are reduced to:

                  -- a minimum senior unsecured debt rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards;

                  -- a minimum indicative rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

HYDROGEN MANUFACTURING UNIT

         The HMU is leased to us and to the other owners under a capital lease from SHMUL. SHMUL acquired the HMU with proceeds of a loan from its lenders, which have first security in SHMUL's interest as lessor under that lease, and first security in our approximately 18% interest in the share capital of SHMUL. The collateral agent will hold our lessee interest under that capital lease as security for our lenders. SHMUL's lenders have entered into an inter-creditor agreement with the collateral agent to govern their rights and the rights of our lenders, primarily in respect of that capital lease and our equity in SHMUL. In that agreement the parties:

         o consent to the security granted by SHMUL and us in our respective interests in the HMU and the capital lease and agree not to contest it;

         o agree to provide each other with notices of default or termination under their respective documents;

         o provide for a 30 business day cure period before the lease can be terminated or remedies exercised by SHMUL and its lenders;

         o provide for the conditions on which the lenders can realize and sell our rights under the lease. In particular, the lenders agree that any sale or realization is subject to the disposition restrictions in the joint venture agreement including that the acquiror must have:

                  -- a minimum senior unsecured debt rating of A- by S&P, or A3 by Moody's or A (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards;

                  -- a minimum indicative rating of A- by S&P, or A3 by Moody's or A (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

         However, if such disposition results from any enforcement of security within a period of five years from the date of the issuance of the initial notes, the ratings are reduced to:

                  -- a minimum senior unsecured debt rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards;

                  -- a minimum indicative rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above; and

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

         o provide for the priority of the SHMUL lenders' security interest in the SHMUL shares and the subordination of the security interest held by our lenders in the shares; and

         o provide for the conditions on which our lenders can perform our obligations in order to preserve our rights under the capital lease.

MOBILE EQUIPMENT LEASE

         Pursuant to a master equipment lease agreement, trucks, shovels and other mobile mining equipment will be leased to us and the other owners. The security trustee will hold our lessee interests under leases as security for our lenders. The lessor of this equipment has entered into an inter-creditor agreement with the collateral agent to govern their rights and the rights of our lenders, primarily in respect of the leases, and our interest in the equipment. In that agreement the parties:

         o consent to the security granted by us in our interests in the leases and agree not to contest it;

         o agree to provide each other with notices of default or termination under their respective documents;

         o provide for a 30 business day cure period before the leases can be terminated or remedies exercised by the lessor;

         o provide for the conditions on which the lenders can realize and sell our rights under the leases. In particular, the lenders agree that any sale or realization is subject to the disposition restrictions in the joint venture agreement and the inter-creditor agreement with the other joint venture owners including that the acquiror must have:

                  -- a minimum senior unsecured debt rating of AA- by S&P, or AA3 by Moody's or AA (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards;

                  -- a minimum indicative rating of AA- by S&P, or AA3 by Moody's or AA (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

         However, if such disposition results from any enforcement of security within a period of five years from the date of the issuance of the initial notes, the ratings are reduced to:

                  -- a minimum senior unsecured debt rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards;

                  -- a minimum indicative rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

         Thereafter, the joint venture agreement minimum ratings will again become applicable. The master equipment lease agreement provides that, if the collective debt ratings of the owners would not meet certain criteria as a result of any assignment of an owner's lessee interest, the owners must purchase all the leased equipment at its original acquisition cost. This requirement would apply to any assignment by our lenders through realization proceedings; and

         o provide for the conditions on which our lenders can perform our obligations in order to preserve our rights under the leases.

LAND OWNERS

         Shell is the freehold owner of certain lands that have been leased to the owners to be used as the site for the upgrader. The leases require that an agreement among the owners, the lessor and our lenders be

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

entered into to govern the respective rights of Shell, as lessor, and our lenders. The inter-creditor agreement to be entered into by the collateral agent with the joint venture owners includes provisions pursuant to which Shell and our lenders agree as follows:

         o Shell consents to the lenders' security and agrees not to contest it;

         o the parties agree to provide each other with notices of default or termination under their respective documents;

         o the lenders confirm that their security is subordinated to the lessor interest of Shell;

         o the parties confirm that any enforcement of security and entry into possession by the lenders will be subject to the joint venture agreement and the major shared facilities agreement, as will any sale or realization by the lenders. In particular, the lenders agree that any sale or realization is subject to the disposition restrictions in the joint venture agreement including that the acquiror must have:

                  -- a minimum senior unsecured debt rating of A- by S&P, or A3 by Moody's or A (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards;

                  -- a minimum indicative rating of A- by S&P, or A3 by Moody's or A (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

         However, if such disposition results from any enforcement of scurity within a period of five years from the date of the issuance of the initial notes, the ratings are reduced to:

                  -- a minimum senior unsecured debt rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS and if such debt is rated by two or more of such agencies, at least two of such ratings meet such standards; or

                  -- a minimum indicative rating of BBB- by S&P, or Baa3 by Moody's or BBB (low) by DBRS; or

                  -- if its obligations pursuant to the agreement will be guaranteed, the guarantor has an indicative rating from one of the aforementioned rating agencies which is equal to or higher than the ratings set forth above.

         o Shell agrees to a 30 day standstill period following our, or any other owner's default, under the lease before it is entitled to begin exercising remedies against us, and to provide the lenders with lender cure rights in certain circumstances.

ATCO'S AND CORRIDOR'S LENDERS

         ATCO and Corridor have entered into credit facilities with their lenders to finance construction of the Corridor Pipeline, the upgrader cogeneration facility and various utilities. Their lenders require interlender acknowledgement and consent agreements with our lenders to deal with the major agreements that the owners are party to, and which ATCO and Corridor have assigned as security to their lenders. In those agreements:

         o our lenders consent to the security ATCO and Corridor provided to their respective lenders;

         o both lenders agree not to take realization steps without notifying the other lenders; and

         o both lenders agree not to enforce their security in a manner inconsistent with the inter-creditor acknowledgement and consent agreements referred to above.

         In addition to the foregoing, we and the other owners are parties to a lender and shipper acknowledgement agreement with Corridor's lenders in respect of the firm service agreement governing the Corridor Pipeline, an ATCO consent and acknowledgement agreement with ATCO's lenders relating to the upgrader cogeneration project agreements and an ATCO consent and acknowledgement agreement with

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

ATCO's lenders relating to the Muskeg River cogeneration project agreement. In those acknowledgement agreements:

         o        we consent to Corridor and ATCO's security to their lenders;

         o we agree to give notice of defaults to their lenders and to consider cure actions they might propose in that regard;

         o we agree not to contest their security and to accept certain limitations on exercising our remedies in a manner adverse to their lenders, including provision of notices and cure periods;

         o we preserve our rights to acquire the various project facilities as may be provided in the underlying agreements, and in certain circumstances to assume their debt as partial or full payment therefor, or to discharge that debt; and

         o we deal with their lenders' rights to realize on the assets subject to the owners' purchase rights, and their lenders' rights to resume realization if the owners do not exercise those rights.

DESCRIPTION OF COLLATERAL

         Pursuant to the security documents, we and 852006 Alberta Ltd., Western Oil Sands Finance Inc. and Western Oil Sands L.P., our restricted subsidiaries, have granted to the collateral agent, for the benefit of the notes trustee and the holders of the notes, security interests in certain of their real and personal property. Such security interests will not extend to any property and assets which do not form part of the Project that are acquired by us or any of our restricted subsidiaries after the issue date of the initial notes.

         Our obligations under the exchange notes will be secured by liens on our direct and indirect ownership interests in all assets and related agreements utilized or to be utilized to mine, extract, transport and upgrade our share of bitumen from oil sands deposits on the western portion of Lease 13, including:

         o        the mine on the western portion of Lease 13;

         o        the extraction plant;

         o        the upgrader;

         o our contractual rights under all related agreements, including:

                  --       the ATCO cogeneration facilities agreements;

                  --       the Corridor Pipeline agreements;

                  --       the mobile equipment lease;

                  --       the shared facilities and services agreement;

                  --       the products disposition agreement;

                  --       the shared facilities and services agreement; and

                  --       the joint venture agreement;

in each case as contemplated in the joint venture agreement as in effect on the issue date of the initial notes and to the extent applicable to the western portion of Lease 13. In addition, the exchange notes are secured by liens on:

         o        all amounts on deposit in the construction account;

         o        the mirror notes; and

         o all of the outstanding shares of each of our subsidiaries which is a corporation and all of the outstanding partnership units of Western Oil Sands L.P.

         Except for the payment obligations under the mirror notes, we have pledged our entire interest in the collateral, including the security for the mirror notes and our partnership interest in Western Oil Sands L.P.,

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

to the collateral agent pursuant to a debenture, a general security agreement, a share pledge agreement and a unit pledge agreement. The mirror notes represent the intercompany loan to be made by us to Western Oil Sands Finance Inc., and the intercompany loan to be made by Western Oil Sands Finance Inc. to Western Oil Sands L.P., which loans were funded by the gross proceeds of the offering of the initial notes. The mirror notes were assigned to the notes trustee pursuant to an assignment of notes agreement. As security for its mirror note, Western Oil Sands L.P. pledged its entire interest in the collateral, including its ownership interest in the joint venture, to the collateral agent pursuant to a debenture and a general security agreement. As security for its mirror note, Western Oil Sands Finance Inc. pledged its entire interest in the collateral, including its interest in the mirror note and related security from Western Oil Sands L.P., to the collateral agent pursuant to a debenture, a general security agreement and an assignment agreement. As security for the mirror note issued by Western Oil Sands Finance Inc., 852006 Alberta Ltd. pledged its entire interest in the collateral, including its partnership interest in Western Oil Sands L.P., pursuant to a guarantee and a unit pledge agreement.

         In general, the liens on the collateral granted to the collateral agent, for its benefit and the benefit of the notes trustee and the holders of the notes, are subject to the prior liens of the joint venture owners, the prior claims of the senior credit facility and certain other liens and claims. See "Description of the Exchange Notes--Certain Covenants--Limitations on Liens on Collateral" and "Risk Factors--The collateral securing the exchange notes is subject to several limitations and may be released under certain circumstances".

         If an event of default occurs under the notes indenture, the notes trustee, on behalf of the holders of the notes, in addition to any rights or remedies available to it under the notes indenture, may, subject to the provisions of the inter-creditor agreements, cause the collateral agent to take such action as the notes trustee deems advisable to protect and enforce its rights in the collateral, including the institution of receivership or foreclosure proceedings. The proceeds received by the collateral agent, after payment of the expenses of such proceedings and other amounts then payable to the collateral agent and any prior lienholder (whether pursuant to the inter-creditor agreements or otherwise), to which the notes trustee and the noteholders are entitled from any receivership or foreclosure proceedings in respect of any collateral by which the notes are secured will be applied by the notes trustee under the notes indenture, first, to pay the expenses and other amounts payable to the notes trustee and, thereafter, to pay the principal of, premium, if any, and interest on the notes.

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

                        DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

         We have entered into a senior credit facility which is comprised of two revolving credit facilities in an aggregate amount of $100 million which include:

         o $75 million available to finance interest payable on the notes and to finance interest, fees and other costs payable to the bank syndicate with the surplus to be available to fund our Project construction costs (the "debt service/completion facility"); and

         o $25 million available to issue letters of credit to backstop our overdraft arrangements under the joint venture agreement and our land reclamation requirements (the "LC facility").

         The debt service/completion facility will be available on a revolving basis until six months after completion of the Project. Thereafter, this facility will become non-revolving and any unused portion of this facility will be cancelled. This facility will be required to be repaid in full on April 23, 2005.

         The LC facility is available on a 364-day revolving basis subject to annual extensions with the consent of the lender, failing which this facility will become non-revolving at the end of the then current 364-day period, any undrawn availability will be cancelled and any drawn amount will be required to be repaid within one year thereafter.

         Borrowings under these credit facilities are expected to bear interest at the following rates per annum:

         o Canadian or US dollar prime rate advances at the agent's prime rate plus a margin of 1.00%;

         o        US dollar LIBOR advances at LIBOR plus a margin of 2.00%;

         o Canadian dollar bankers' acceptance at the applicable discount rate referred to on the "CDOR Page" of Reuters Monitor Money Rates plus a margin of 2.00%; and

         o Canadian or US dollar letters of credit at an issuance fee of 2.00% for financial letters of credit and 1.00% for non-financial letters of credit.

         In addition, a standby fee applies to the undrawn availability during the applicable revolving period at a rate per annum of 0.75%.

         The documentation governing the facilities includes covenants which restrict our ability to:

         o        incur indebtedness;

         o        change our business;

         o        incur liens;

         o effect fundamental changes such as liquidations, dissolutions and wind-ups of a subsidiary (other than Western Oil Sands L.P.) unless the successor is us or a wholly-owned subsidiary which has provided security;

         o effect sales of assets or our ownership interest in the Project;

         o make investments, loans, guarantees and other types of financial assistance;

         o repurchase equity or pay cash dividends until after completion;

         o        enter into transactions with affiliates;

         o        enter into hedging transactions; and

         o        make capital expenditures.

         Events of default under these credit facilities include non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cessation of business, certain enforcement, bankruptcy and insolvency events, material judgments or environmental claims, a change of control, defaults under certain other material indebtedness and agreements, termination of certain material agreements,

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material breach by other Project owners of their obligations and failure to achieve completion of the Project by December 31, 2003 (subject to an extension of up to three months if insurance or equity proceeds will place us in the same financial position as if completion occurred by December 31, 2003). Upon the occurrence of an event of default, the agent may terminate the facilities and declare all outstanding amounts to be due and payable.

         The conditions precedent to draw under these credit facilities include that we have sufficient funding prior to each drawdown or the shortfall is less than $40 million and has existed for less than 90 days.

         Our obligations under these credit facilities are secured by the same security arrangements which secure the notes, but the scope of such security will encompass all of our and our subsidiaries' present and after-acquired property other than the mirror notes. Except with respect to the construction account, the claims of the lender under these credit facilities will rank ahead of the claims of noteholders. See "Inter-Creditor Agreements and Collateral".

SUBORDINATED COST OVERRUN FACILITY

         We are party to a subordinated cost overrun facility in an aggregate amount of $88 million dated October 25, 2001. The subordinated cost overrun facility is a non-revolving note purchase facility, the purpose of which is to finance our obligations under the joint venture and to service interest and other obligations payable under this facility.

         Under the terms of the subordinated cost overrun facility we have provided standard representations and warranties and have also made certain negative covenants, including providing limitations on incurring additional debt.

         We may draw under this facility every 14 days until the maturity date which is October 25, 2003. Prior to our first drawdown we must satisfy standard conditions precedent. Prior to any further drawdowns, we must meet certain other conditions such as not being in default, all fees having been paid and no notice of conversion to equity shall have been given.

         At our option, borrowings under the cost overrun facility will:

         o in the case of bankers' acceptance notes, be discounted by the annual yield applicable to Canadian Dollars bankers' acceptances having identical issue and comparable maturity dates and will bear interest at the lender's bankers' acceptance rate plus 1.75% per annum; or

         o in the case of prime rate notes, accrue interest at the prime rate established by Bank of Nova Scotia for Canadian Dollar demand loans in Canada plus 0.75% per annum.

         Provided no major event of insolvency or cross acceleration or abandonment has occurred, we can force a conversion of the facility into equity at maturity by giving the lender a notice 30 trading days prior to the maturity date of the facility that we wish to convert all amounts owing under the facility into freely tradeable common shares at a price equal to 95% of the then current market price. Further, at any time when an event of default under the facility has occurred and is continuing, the lender may notify us that it will convert all or any part in excess of $10 million of the outstanding obligations under the facility into our common shares on the same basis described above. Upon any conversion of the facility to equity, we have an obligation to file a prospectus to qualify any shares issued by us on an equity conversion.

         We may, at any time, upon giving notice, cancel or permanently reduce any unutilized portion of the facility. In addition, we may repay, without penalty, the whole or any part of the principal amount owing under the facility. The facility is to be repaid on October 25, 2003.

         We are obligated to make mandatory repayments and/or cancellations of the facility from the net proceeds of long term debt (other than replacement debt and other permitted debt) to the extent permitted by the notes indenture and our senior credit agreement or the issuance of new equity (other than our existing equity call obligations, existing or future stock options, existing purchase warrants and any other equity proceeds to the extent that such other proceeds do not exceed $25 million plus an additional amount to cover certain cost overruns in the Project). The lender has agreed that the proceeds of the initial notes

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and the senior credit facility qualify as permitted debt and may be used for their intended purpose (without reduction or cancellation of the facility).

         Events of default under the facility include non-payment of any amounts due under the facility; breach of covenants; inaccuracy of representations and warranties, cessation of business, certain bankruptcy and insolvency events, a change of control, default under the notes indenture or our senior credit facility, default as an owner or under any joint venture contracts that have a material adverse effect on us, security realization or seizure of any of our assets with a value of $50 million or greater, judgement against us in an amount greater than $50 million and abandonment of the Project.

         This facility is unsecured and subordinated to the notes and our senior credit facility but can be repaid subject to the applicable limitations in the notes indenture and the senior credit agreement.

HMU CAPITAL LEASE

         The owner of the HMU is SHMUL. The cost of the HMU is being financed through a secured bank loan in the principal amount of up to $290 million made available by a syndicate of banks to SHMUL. Upon the completion of construction of the HMU, SHMUL has agreed to lease the HMU to the owners for a term of 25 years with an option to extend for an additional 15 years. Pursuant to this capital lease, rent is a flow through of the lessor's financing costs that reflect accrued interest plus, in respect of our ownership interest, an amortization of 2.5% per year. Prior to the completion of the HMU, accrued interest on the financing will be capitalized and rent will not become payable until the earlier of completion of the HMU and June 30, 2003.

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

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

         We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

         The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Exchange Notes."

         We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer. In addition, nothing in this exchange offer will prevent us from exercising our right to discharge our obligations on the initial notes by depositing certain securities with the trustee and otherwise.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION


         This exchange offer will expire at 5:00 p.m., New York City time, on August 9, 2002, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934, or the Exchange Act.


         We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

         We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change, including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

PROCEDURES FOR TENDERING INITIAL NOTES

PROPER EXECUTION AND DELIVERY OF LETTERS OF TRANSMITTAL

         To tender your initial notes in this exchange offer, you must use ONE OF THE THREE alternative procedures described below:

                  (1) REGULAR DELIVERY PROCEDURE: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the

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

         certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

                  (2) BOOK-ENTRY DELIVERY PROCEDURE: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

                  (3) GUARANTEED DELIVERY PROCEDURE: If time will not permit you to complete your tender by using the procedures described in
         (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "--Guaranteed Delivery Procedure" below.

         The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

         Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

         If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

                  (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

                  (2) a commercial bank or trust company having an office or correspondent in the United States, or

                  (3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, UNLESS the initial notes are tendered:

                           (a) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

                           (b) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

         If the letter of transmittal or any bond powers are signed by:

                  (1) the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

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

                  (2) a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

                  (3) a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

                  (4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

         To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

BOOK-ENTRY DELIVERY PROCEDURE

         Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

         A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURE

         If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

                  (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

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

                  (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

                  (3) the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

         Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

         We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

         All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

         We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

         If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "--Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

         We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

         If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be

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

credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

         By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of your tendered notes for exchange by us.

         Any notice of withdrawal must:

                  (1) specify the name of the person having tendered the initial notes to be withdrawn,

                  (2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

                  (3) be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

                  (4) specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

                  (5) if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

         We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

         The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer.

         You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "--Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

         We will complete this exchange offer only if:

                  (1) there is no change in the laws and regulations which, in our judgment or in the opinion of our counsel, would reasonably be expected to impair our ability to proceed with this exchange offer,

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

                  (2) there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange notes,

                  (3) there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose,

                  (4) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that in our judgment or in the opinion of our counsel would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer, and

                  (5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

         These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and we may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

         If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

                  (1) refuse to accept and return to their holders any initial notes that have been tendered,

                  (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

                  (3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

         We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

         We have appointed The Bank of Nova Scotia Trust Company of New York as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By mail:                       The Bank of Nova Scotia Trust Company of New York
                               One Liberty Plaza, 23rd Floor
                               New York, New York  10006
                               Attention: Exchanges
By hand/overnight
delivery:                      The Bank of Nova Scotia Trust Company of New York
                               One Liberty Plaza, 23rd Floor
                               New York, New York  10006
                               Attention: Exchanges
Facsimile Transmission:        (212) 225-5436
Confirm by Telephone:          (212) 225-5427
Attention:                     Exchanges

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

FEES AND EXPENSES

         We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

         We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

         We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

                  (1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

                  (2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

                  (3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

         If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

         The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you may no longer be able to obligate us to register the initial notes under the Securities Act.

DELIVERY OF PROSPECTUS

         Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

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                        DESCRIPTION OF THE EXCHANGE NOTES

         The initial notes were, and the exchange notes will be issued under an indenture (the "INDENTURE") dated as of April 23, 2002 by and between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (the "Trustee"). The following summary of the Indenture does not include all of the information included in the Indenture and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of most of the capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only Western Oil Sands Inc. and not its Subsidiaries.

         The notes will be issued in fully registered form only, without coupons, in denominations of US$1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the notes. The Company will pay principal (and premium, if any) on the notes at the Trustee's corporate office in New York, New York. Interest may be paid at the Trustee's corporate trust office, by check mailed to the registered address of the holders or by wire transfer if instructions therefor are furnished by a holder. Any initial notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

         The notes are limited in aggregate principal amount to US$450.0 million, and will mature on May 1, 2012. Interest on the notes will accrue at the rate of 8 3/8% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing on November 1, 2002, to the persons who are registered holders at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

         The notes will not be entitled to the benefit of any mandatory sinking fund.

CREDIT RATINGS

         We have received a Ba2 rating from Moody's and a BB+ rating from Standard and Poor's in respect of our senior secured notes, including the initial notes and the exchange notes. Credit ratings are intended to provide investors with an independent measure of credit quality of an issue of securities. S&P rates debt instruments by rating categories ranging from AAA, which represents the highest quality of securities, to D, which represents the lowest quality of securities rated. Moody's rates debt instruments by rating categories ranging from Aaa, which represents the highest quality of securities, to C, which represents the lowest quality of securities.

         According to the Moody's rating system, debt securities rated Ba are judged to have speculative elements; their future cannot be considered as well-assured and often the protection of interest and principal payments may be very moderate and uncertain, and therefore not well safeguarded throughout future economic cycles. Moody's applies numerical modifiers (1, 2 and 3) in each rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its rating category, the modifier 2 indicates a mid-range ranking and the modifier 3 indicates a ranking in the lower end of its rating category.

         According to the S&P rating system, debt securities rated BB exhibit less vulnerability to non-payment than other speculative issues. However, there are major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation. A plus (+) or minus (-) description after a rating shows the

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relative standing within the major rating categories (AA to CCC). The lack of one of these designations indicates a rating which is essentially in the middle of the category.

         The credit ratings accorded to our senior secured notes are not recommendations to purchase, hold or sell our senior secured notes inasmuch as those ratings do not comment as to market price or suitability for a particular investor. There is no assurance that those ratings will remain in effect for any given period of time or that those ratings will not be revised or withdrawn entirely by those rating agencies in the future if, in their judgment, circumstances so warrant.

ADDITIONAL AMOUNTS

         All payments by the Company in respect of the notes or by any Guarantor in respect of its Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto ("TAXES"), imposed or levied by or on behalf of Canada or any other jurisdiction in which the Company or any Guarantor or any successor of the Company or any Guarantor is organized or resident for tax purposes or conducts business, or from which or through which payment is made, or any political subdivision or authority thereof or therein having power to tax (any of the aforementioned being a "TAXING JURISDICTION"). The Indenture provides that if the Company or any Guarantor, as the case may be, is required to make any withholding or deduction for or on account of any Taxes from any payment made under or with respect to the notes or its Guarantee, as the case may be, the Company or any Guarantor, as the case may be, will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received had such Taxes not been withheld or deducted; PROVIDED that no Additional Amounts will be payable to a holder of notes (an "EXCLUDED HOLDER") (i) with which the Company or any Guarantor, as the case may be, does not deal at arm's length (within the meaning of the INCOME TAX ACT (Canada)) at the time of making such payment, (ii) which is subject to such Taxes by reason of its being connected with the jurisdiction imposing such Taxes otherwise than by the mere holding of the notes or the receipt of payments thereunder, (iii) which presents any note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such date, the date on which the full amount payable having been so received, notice to that effect shall have been given to the holders by the Trustee, except to the extent that the holder would have been entitled to such Additional Amounts on presenting such note for payment on the last day of the applicable 60-day period, (iv) which failed to duly and timely comply with a timely request of the Company to provide information, documents or other evidence concerning the holder's nationality, residence, entitlement to treaty benefits, identity or connection with a relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause (iv), (v) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Taxes, (vi) which is a fiduciary, a partnership or not the beneficial owner of any payment on a note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the holder of such note or (vii) to which any combination of the foregoing numbered clauses of this proviso applies.

         The Company or any Guarantor, as the case may be, will also (i) make such withholding or deduction as required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or any Guarantor, as the case may be, will furnish, within 60 days after the date the payment of any Taxes is due pursuant to applicable law, to the Trustee copies of tax receipts evidencing that such payment has been made by the Company or such Guarantor, as the case may be, in such form as provided in the normal course by the taxing authority imposing such Taxes and is reasonably available to the Company or such Guarantor, as the case may be. The Trustee shall make such evidence available to the holders of notes upon request.

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

         If the Company or any Guarantor, as the case may be, has paid any Additional Amounts to any holder of notes, or, if different, the beneficial owners of an interest in any note, and such person is entitled to a refund of the Taxes to which such Additional Amounts are attributable from any competent taxation authority or other governmental body, then (i) such person shall, as soon as practicable but in any event within 30 days after receiving a written request therefor from the Company or such Guarantor, as the case may be, comply with any administrative procedure to obtain such refund and (ii) upon receipt of such refund, promptly pay over such refund to the Company or such Guarantor, as the case may be. If Additional Amounts are paid to a holder, or, if different, the beneficial owner of an interest in any note, and it is subsequently determined that such person was not entitled to such Additional Amounts, then such person shall promptly refund to the Company or such Guarantor, as the case may be, the amount of all such Additional Amounts previously paid to such person.

         The Company will indemnify and hold harmless each holder of notes that are outstanding on the date that withholding or deduction was required pursuant to applicable law (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (i) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes or any Guarantee, as the case may be, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and
(iii) any Taxes imposed with respect to any reimbursement under clause (i) or
(ii) above.

         The Company will pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the notes, the Indenture or any related document ("DOCUMENTARY TAXES").

         The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture. Whenever in the Indenture there is mentioned, in any context, (i) the payment of principal (and premium, if any),
(ii) purchase prices in connection with a repurchase of notes, (iii) interest or
(iv) any other amount payable on or with respect to any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         The Company may redeem, at its option, all, but not less than all, the notes at a redemption price equal to 100% of the principal amount so redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date if the Company determines and certifies to the Trustee immediately prior to the giving of the notice of redemption that (i) it or any Guarantor has or will become obligated to pay any Additional Amounts in respect of the notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or taxing authority thereof or therein affecting taxation, or any change in administrative position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change, amendment, application or interpretation is announced on or after the Issue Date and (ii) such obligation cannot be avoided by the Company or such Guarantor taking reasonable measures available to it. Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each holder of notes at its registered address.

         No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or such Guarantor would but for such redemption be obligated to pay such Additional Amounts or later than 180 days after the Company or such Guarantor first becomes liable to pay any Additional Amounts as a result of any changes in or amendments to laws, regulations or administrative positions described above. At the time such notice is given, the Company's or such Guarantor's obligation to pay such Additional Amounts must remain in effect.

OPTIONAL REDEMPTION

         The notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, at a redemption price equal to the sum of (a) the principal amount thereof plus any accrued and unpaid interest, if any, thereon to the redemption date, and (b) the "OPTIONAL REDEMPTION MAKE WHOLE PREMIUM," which shall equal the excess, if any, of (i) the sum of the present values of all remaining

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scheduled payments of principal, premium and interest (other than accrued interest payable on such redemption date) from the applicable redemption date to maturity, discounted semi-annually on each applicable interest payment date at a rate equal to the sum of the Treasury Rate (as defined below) plus 50 basis points, based on a 360-day year of two 180-day periods, over (ii) the outstanding principal balance of such note (or portion thereof).

         "TREASURY RATE" with respect to a note means the per annum rate, determined by the Trustee and approved by the Company, equal to the yield for US Treasury securities with a term equal to the then remaining term to maturity as indicated by Bloomberg Financial Markets (page PXI or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available source of similar market data) at approximately 10:00 A.M., New York City time, on the applicable day, calculated based on straight line interpolation of the yields of the nearest relevant on-the-run US Treasury securities.

SELECTION AND NOTICE OF REDEMPTION

         In the event that less than all of the notes are to be redeemed at any time, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no notes of a principal amount of US$1,000 or less shall be redeemed in part.

         Notice of an optional redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

CHANGE OF CONTROL

         The Indenture provides that upon the occurrence of a Change of Control, each holder of notes will have the right to require that the Company purchase all or a portion of such holder's notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the purchase date.

         Within 30 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "CHANGE OF CONTROL PURCHASE DATE"). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the Change of Control Purchase Date.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

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RANKING

         The Indebtedness of the Company evidenced by the notes will rank senior in right of payment to all Subordinated Indebtedness of the Company and will rank PARI PASSU in right of payment with all other existing or future unsubordinated Indebtedness of the Company. The Indebtedness of any Guarantor evidenced by its Guarantee will rank senior in right of payment to all Subordinated Indebtedness of such Guarantor and will rank PARI PASSU in right of payment with all other existing and future unsubordinated Indebtedness of such Guarantor.

         The notes will be effectively subordinate in right of payment to all existing and future liabilities, including trade payables, of any of the Company's future subsidiaries which are not Guarantors.

         As of the Issue Date, certain of the liens in favor of the holders of the notes ranked behind liens held by other creditors of the Company. The Indenture and the Inter-Creditor Agreements permit a significant amount of indebtedness to be secured by liens on the Collateral on a senior and PARI PASSU basis following the Issue Date. See "Risk Factors--Risks Relating to the Exchange Notes." The collateral securing the notes is subject to several limitations. See "Inter-Creditor Agreements and Collateral" for a discussion of the relative priority of the Trustee's claims against certain of the Collateral securing the notes as compared with that of certain other creditors. In addition, the Collateral securing the notes will be released permanently on the Collateral Release Date and the notes will be unsecured obligations of the Company from such date.

MIRROR NOTES

         Upon closing of the offering of the initial notes, we advanced US$450.0 million to Newco, our wholly-owned subsidiary which is a single purpose company incorporated to participate in this transaction. Newco issued to us a secured Mirror Note in the principal amount of US$450.0 million, which is secured by the Collateral granted by Newco.

         Newco loaned the US$450.0 million received from us to Western L.P., which issued to Newco a secured Mirror Note in the principal amount of US$450.0 million, is secured by the Collateral granted by Western L.P. Each of the Mirror Notes has been assigned to the Trustee for the sole benefit of the holders of the notes. However, the underlying collateral is not for the sole benefit of the holders of the notes but is subject to the priorities set forth in the Inter-Creditor Agreements.

         The obligations of Newco to the Company under its Mirror Note and the obligations of Western L.P. to Newco under its Mirror Note are guaranteed by 852006 Alberta Ltd., our wholly-owned subsidiary, which is secured by the Collateral granted by 852006 Alberta Ltd.

CONSTRUCTION ACCOUNT

         Under the Indenture, on the Issue Date approximately $189.3 million of the net proceeds from the sale of initial notes was placed in a construction account held by the Collateral Agent. The Indenture provides that deposited funds, together with earnings thereon, may be disbursed from the construction account only to pay obligations of the Company or any Restricted Subsidiary related to the Project, as directed in writing to the Collateral Agent by the Company. Upon Completion of the Project, all funds remaining in the construction account shall be released to the Company, and the construction account shall terminate. Upon the acceleration of the maturity of the notes or the failure to pay principal or premium when due, the Indenture provides for the foreclosure by the Collateral Agent upon the proceeds of the construction account. Pending such disbursement, all funds contained in the construction account will be invested in Cash Equivalents. In addition to the other Collateral, the notes are secured by a first priority security interest in all funds contained in the construction account, pending disbursement or release pursuant to the Indenture.

SECURITY

         For a description of certain of the Collateral securing the notes and the Inter-Creditor Agreements which establish among certain creditors the relative rights and priorities of such creditors, including noteholders, in and to the Collateral (whether under the Indenture or the Mirror Notes), see "Inter-Creditor Agreements and Collateral." Except for the assignment of the Mirror Notes, the liens on the Collateral in

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favor of the noteholders will be permanently released on the Collateral Release
Date and the notes will be unsecured obligations of the Company from such date.

CERTAIN COVENANTS

         The Indenture contains among others, the following covenants:

LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "INCUR") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company, any Mirror Note Issuer and any Guarantor (or any Restricted Subsidiary that substantially contemporaneously with such incurrence becomes a Mirror Note Issuer or Guarantor) may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0:1.0 ("RATIO INDEBTEDNESS").

         No Ratio Indebtedness shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of Permitted Indebtedness.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of its Capital Stock to holders of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (including by means of a Person (including an Unrestricted Subsidiary) making such a payment with the proceeds of an Investment made by the Company or any Restricted Subsidiary);

                  (c) make any principal payment on or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, in each case prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary) (a "SUBORDINATED INDEBTEDNESS PAYMENT"); or

                  (d)      make any Investment (other than Permitted
         Investments)

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto:

                  (1) a Default or an Event of Default shall have occurred and be continuing;

                  (2) the Company is not able to incur at least $1.00 of Ratio Indebtedness in compliance with the covenant described under "--Limitation on Incurrence of Additional Indebtedness"; or

                  (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of the Company's or the applicable Restricted Subsidiary's proportionate interest in such

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

         property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

                           (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter during which the Completion of the Project occurs and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); PLUS

                           (w) 100% of the net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net cash proceeds taken into account with respect to Indebtedness incurred pursuant to clause (4) of the definition of "Permitted Indebtedness"); PLUS

                           (x) without duplication of any amounts included in clause (3)(w) above, 100% of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Capital Stock (excluding any net cash proceeds taken into account with respect to Indebtedness incurred pursuant to clause (4) of the definition of "Permitted Indebtedness") subsequent to the Issue Date; PLUS

                           (y) an amount equal to the lesser of (A) the sum of the Fair Market Value of the Capital Stock of an Unrestricted Subsidiary owned by the Company and/or the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Company and each Restricted Subsidiary on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries" or
                  (B) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries"; PLUS

                           (z) 100% of the net cash proceeds received by the Company from the issuance or sale after the Issue Date (other than to a Subsidiary) of any Indebtedness or other securities of the Company that are convertible into or exercisable or exchangeable for Qualified Capital Stock of the Company and that have been so converted, exercised or exchanged, as the case may be.

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) the acquisition of any shares of Capital Stock of the Company or the making of any Subordinated Indebtedness Payment either
         (A) by way of or in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                  (3) so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock (or rights or options therefor) of the Company from officers, directors, employees or consultants pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $2.5 million in any twelve-month period;

                  (4) the making of any Subordinated Indebtedness Payment either (A) in exchange for Subordinated Indebtedness that constitutes Refinancing Indebtedness or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than as a Subsidiary of the Company) of Subordinated Indebtedness that constitutes Refinancing Indebtedness;

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                  (5)      dividends and distributions paid on Common Stock of a
         Restricted Subsidiary on a PRO RATA basis;

                  (6) payment or redemption on or after January 1, 2007 of amounts owed under the Company's Class D Preferred Stock existing and subject to the terms as in effect on the Issue Date; and

                  (7) at any time after Completion of the Project, the making of Restricted Payments which do not, in the aggregate, exceed US$30.0 million.

         In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the first paragraph of this covenant "--Limitation on Restricted Payments," amounts expended pursuant to clause (1), (2), (3) or (6) shall be included in such calculations; PROVIDED that any Restricted Payment made with Qualified Capital Stock shall not reduce amounts available for Restricted Payments in accordance with clause (3) of the first paragraph of this covenant "--Limitation on Restricted Payments".

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON SALES OF THE PROJECT INTEREST. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly sell, transfer or otherwise dispose of any beneficial ownership interest owned by it in the Project (other than to the Company, any Mirror Note Issuer or any Guarantor) if, after giving effect to such sale, transfer or other disposition, the Company and its Restricted Subsidiaries would not in the aggregate own in excess of 15% of all Voting Interests in each Functional Unit that constitutes part of the Project (solely if such Functional Unit constitutes part of the Project) unless

                  (1) such sale, transfer or other disposition includes all of the ownership interests in the Project owned by the Company and its Subsidiaries to a Person other than the Company or a Subsidiary of the Company;

                  (2) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale, transfer or other disposition at least equal to the Fair Market Value of its ownership interests in the Project sold, transferred or otherwise disposed of; and

                  (3) the Company makes the offer to purchase all of the outstanding notes as described below (the "PROJECT INTEREST SALE OFFER") at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

         Within 30 days following the date upon which such sale, transfer or other disposition occurs, the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Project Interest Sale Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "PROJECT INTEREST SALE OFFER PURCHASE DATE"). Holders electing to have a note purchased pursuant to a Project Interest Sale Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the Project Interest Sale Offer Purchase Date.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Project Interest Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

         If such sale, transfer or other disposition of ownership interests in the Project constitutes a Change of Control, the Company shall comply with the obligations set forth under "--Change of Control" and shall not be obligated to also comply with the provisions of this covenant.

         A sale, transfer or other disposition governed by this covenant shall not be subject to the covenant described below under "--Limitation on Asset Sales of Collateral".

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON ASSET SALES OF COLLATERAL. The Company will not and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any interest in a Mirror Note or the construction account. In addition, the Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale of other Collateral unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration in connection with such Asset Sale at least equal to the Fair Market Value of the Company's or the applicable Restricted Subsidiary's proportionate interest in the assets sold, transferred or otherwise disposed of;

                  (2) the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Permitted Collateral Assets; and

                  (3) such Asset Sale complies with all applicable provisions described under "Possession, Use and Release of Collateral."

         On the 366th day after the Company or a Restricted Subsidiary receives Net Cash Proceeds from an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale either (A) to permanently repay any Indebtedness secured by a Lien ranking prior to, or (provided that a pro rata portion of such Net Cash Proceeds is applied to the repayment of the notes) PARI PASSU with, the Lien on the applicable Collateral for the benefit of the holders of notes, (B) to acquire Permitted Collateral Assets or (C) a combination of prepayment and investment permitted by the foregoing clauses (A) and (B) (each, a "NET COLLATERAL PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Collateral Proceeds Offer Trigger Date as permitted in the preceding clauses (A), (B) and (C) (each a "NET COLLATERAL PROCEEDS OFFER AMOUNT") shall be applied by the Company to make an offer to purchase (the "NET COLLATERAL PROCEEDS OFFER") on a date (the "NET COLLATERAL PROCEEDS OFFER PURCHASE DATE") not less than 30 nor more than 60 days following the later of the applicable Net Collateral Proceeds Offer Trigger Date and the date the Company receives Net Cash Proceeds from the sale of applicable Collateral, from all holders on a PRO RATA basis, that principal amount of notes equal to the Net Collateral Proceeds Offer Amount (subject to reduction as provided in the last sentence of this paragraph) at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, thereon to the purchase date; PROVIDED, HOWEVER, that if at any time (i) any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with such an Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents or (ii) any cash or Cash Equivalents paid as consideration in connection with such Asset Sale are received by the Company or a Restricted Subsidiary and the use by the Company or a Restricted Subsidiary of such cash or Cash Equivalents in which the Company or any Restricted Subsidiary has an undivided beneficial ownership interest ceases to be subject to any restriction under agreements with the other beneficial owners of such cash or Cash Equivalents preventing the Company or a Restricted Subsidiary from applying such cash or Cash Equivalents to any use permitted by clause (A), (B) or (C) above or to repurchase notes, then such conversion, disposition or cessation, as the case maybe, shall be deemed to constitute such an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Notwithstanding the foregoing, if a portion of the Net Collateral Proceeds Offer Amount with respect to any Collateral is required to be utilized to repay or offer to purchase Indebtedness secured by a Lien on such Collateral ranking PARI PASSU with the Lien on such Collateral for the benefit of the holders of the notes, a PRO RATA portion of such Net Collateral Proceeds Offer Amount (based on the aggregate principal amount of outstanding notes and the aggregate principal amount of such other Indebtedness) may be utilized to permanently repay or purchase and retire such other Indebtedness.

         The Company may defer the Net Collateral Proceeds Offer until there is an aggregate unutilized Net Collateral Proceeds Offer Amount equal to or in excess of US$20.0 million resulting from one or more Asset

Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of US$20.0 million, shall be applied as required pursuant to the preceding paragraph).

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the Collateral of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Company's or the applicable Restricted Subsidiary's proportionate interest in the Fair Market Value of such Collateral of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds to the successor corporation for purposes of this covenant.

         Each Net Collateral Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the later of the Net Collateral Proceeds Offer Trigger Date and the date the Company receives Net Cash Proceeds from the sale of applicable Collateral, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Collateral Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of US$1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Collateral Proceeds Offer Amount available to purchase notes, notes of tendering holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Collateral Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Collateral Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated on the Collateral Release Date.

LIMITATION ON ASSET SALES OF NON-COLLATERAL. The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale of an asset that is not Collateral unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration in connection with such Asset Sale at least equal to the Fair Market Value of the Company's or the applicable Restricted Subsidiary's proportionate interest in the assets sold, transferred or otherwise disposed of; and

                  (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Permitted Assets.

         On the 366th day after the Company or a Restricted Subsidiary receives Net Cash Proceeds from such an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale either (A) to repay any Indebtedness secured by a Lien on the assets subject to such Asset Sale, (B) to acquire Permitted Assets or (C) a combination of prepayment and investment permitted by the foregoing clauses (A) and (B) (each, a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in the preceding clauses (A), (B) and (C) (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company to make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PURCHASE DATE") not less than 30 nor more than 60 days following the later of the applicable Net Proceeds Offer Trigger Date and the date the Company receives Net Cash Proceeds from the sale of applicable Collateral, from all holders on a PRO RATA basis, that principal amount of notes equal to the Net Proceeds Offer Amount (subject to reduction as provided in the last sentence of this paragraph) at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, thereon to the purchase date; PROVIDED,

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

HOWEVER, that if at any time (i) any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any such Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents or (ii) any cash or Cash Equivalents paid as consideration in connection with such Asset Sale are received by the Company or a Restricted Subsidiary and the use by the Company or a Restricted Subsidiary of such cash or Cash Equivalents in which the Company or any Restricted Subsidiary has an undivided beneficial ownership interest ceases to be subject to any restriction under agreements with the other beneficial owners of such cash or Cash Equivalents preventing the Company or a Restricted Subsidiary from applying such cash or Cash Equivalents to any use permitted by clause (A), (B) or (C) above or to repurchase notes, then such conversion, disposition or cessation shall be deemed to constitute such an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Notwithstanding the foregoing, if a portion of the Net Proceeds Offer Amount with respect to any Asset Sale is required to be utilized to repay or offer to purchase any Indebtedness (other than Subordinated Indebtedness), a pro rata portion of such Net Proceeds Offer Amount (based on aggregate principal amount of outstanding notes and the aggregate principal amount of such other Indebtedness) may be utilized to permanently repay or purchase and retire such other Indebtedness.

         The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of US$20.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of US$20.0 million, shall be applied as required pursuant to the preceding paragraph).

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the Non-Collateral of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Company's or the applicable Restricted Subsidiary's proportionate interest in the Fair Market Value of such Non-Collateral of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds to the successor corporation for purposes of this covenant.

         Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the later of the Net Proceeds Offer Trigger Date and the date the Company receives Net Cash Proceeds from the sale of applicable Collateral, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of US$1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

         (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

         (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

in each of clauses (a), (b) and (c) above, except for such encumbrances or restrictions existing under or by reasons of:

                  (1)      applicable law;

                  (2) the Indenture, the Mirror Notes, any Guarantees and the Security Documents;

                  (3)      the Senior Credit Facility;

                  (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest;

                  (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

                  (7) any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are not materially more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date;

                  (8) restrictions applicable to any Restricted Subsidiary substantially all of whose assets relate to Oil Sands Projects (other than the Project);

                  (9) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under the Indenture;

                  (10) any agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5), (6) or
         (8) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (5), (6) or (8); and

                  (11) any agreement governing the sale or disposition of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The
Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, transfer or dispose of any Capital Stock of any Restricted Subsidiary that is not a Guarantor (other than the granting of Liens permitted by the covenant described under "--Limitation on Liens on Collateral" or "--Limitation on Liens on Non-Collateral," as applicable) unless such issuance, sale, transfer or disposition results in the issuer of such Capital Stock no longer being a Restricted Subsidiary.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON LIENS ON COLLATERAL. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind upon a Mirror Note or, prior to the Collateral Release Date, the construction account except, in each case, for Liens created by the Indenture or the Security Documents for the benefit of the holders of notes.

         (A) In addition, prior to the Collateral Release Date, the Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any other Collateral, whether owned on the Issue Date or acquired after the Issue Date, other than:

                  (1) Liens in favor of JV Owners as contemplated by the Joint Venture Agreement as such agreement is in effect on the Issue Date;

                  (2) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                  (3) Liens created under the HMU Lease and under any renewal, replacement or refinancing thereof, in each case governing the types of assets included under or contemplated by the HMU Lease as of the Issue Date;

                  (4) Liens created under the Mobile Equipment Lease and under any lease or other arrangement that renews, replaces or refinances the Mobile Equipment Lease, in each case governing the types of assets included under or contemplated by the Mobile Equipment Lease as of the Issue Date;

                  (5) Liens in favor of an MSF Owner as contemplated by the Major Shared Facilities Agreement as such agreement is in effect on the Issue Date;

                  (6) Liens securing Obligations under the Senior Credit Facility incurred for purposes permitted thereunder and Refinancing Indebtedness in respect thereof, not to exceed $100.0 million in aggregate principal amount;

                  (7) Liens created under the Indenture and the Security Documents for the benefit of the holders of notes;

                  (8) Liens ranking PARI PASSU in priority with Liens for the benefit of the holders of notes securing Indebtedness incurred to finance Oil Sands Projects which is secured by assets or property relating to an Oil Sands Project, including Debottle-necking Indebtedness (and any Refinancing Indebtedness incurred to Refinance such Indebtedness); PROVIDED that the notes are equally and ratably secured by any other assets of the Company and/or the Restricted Subsidiaries securing such Indebtedness for so long as such Indebtedness is secured by a Lien on Collateral ranking PARI PASSU in priority with Liens for the benefit of the holders of notes (other than Collateral granted for the benefit of the holders of notes by reason of this proviso);

                  (9) Liens granted for the benefit of the holders of notes by reason of the proviso of clause (8) of this covenant;

                  (10) Liens securing working capital and other Indebtedness in an aggregate amount not to exceed the sum of (i) US$75.0 million in principal amount and (ii) all other Obligations in respect of such working capital and other Indebtedness (other than principal in excess of US$75.0 million and any interest or fees relating to such excess);

                  (11) Liens securing letters of credit provided pursuant to obligations of the Company and its Restricted Subsidiaries under the Joint Venture Agreement as such agreement is in effect on the Issue Date;

                  (12) Liens securing letters of credit provided to secure environmental reclamation obligations to governmental agencies, workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (13) Liens ranking at the same level in right of priority with respect to Liens for the benefit of the holders of the notes as the Indebtedness to which such Interest Swap Obligations relate ranks with respect to the notes, in each case securing Obligations under Interest Swap Obligations of a type permitted to be incurred under clause (6) of the definition of "Permitted Indebtedness" incurred in the ordinary course of business and not for speculative purposes;

                  (14) Liens securing Obligations under Currency Agreements of a type permitted to be incurred under clause (7) of the definition of "Permitted Indebtedness" which are incurred in the ordinary course of business and not for speculative purposes; PROVIDED that, until Completion of the Project, with respect to any such Liens ranking senior in priority to Liens for the benefit of the holders of the notes, such Liens either (a) secure hedges of notional purchase prices to be received in connection with Commodity Agreements permitted to be incurred under clauses (15) and (16) of this covenant, or (b) secure notional principal amounts that, taken together with amounts hedged pursuant to clause (a) above, do not in the aggregate exceed 50% of budgeted revenue from the Project during the two-year period following expected Completion of the Project (as evidenced by an Officer's Certificate of the Company delivered to the Trustee within 30 days of the effective date of such hedge);

                  (15) Liens securing Obligations under Commodity Agreements (other than for Consumable Commodities) of a type permitted to be incurred under clause (8) of the definition of "Permitted Indebtedness" which relate to hedges (including forward sales, collars, floors and other hedges) of production of the Project and which are incurred in the ordinary course of business and not for speculative purposes; PROVIDED that, until Completion of the Project, with respect to any such Liens ranking senior in priority to Liens for the benefit of the holders of the notes, such Commodity Agreements shall not involve hedges in excess of the greater of (a) amounts permitted to be hedged under the Senior Credit Facility as in effect on the Issue Date as "Permitted Senior Hedging"; and (b) 25% of budgeted production from the Project during the two-year period following Completion of the Project (as evidenced by an Officer's Certificate of the Company delivered to the Trustee within 30 days of the effective date of such hedge);

                  (16) Liens securing Obligations under Commodity Agreements for Consumable Commodities of a type permitted to be incurred under clause (8) of the definition of "Permitted Indebtedness" which relate to hedges (including forward sales, collars, floors and other hedges) of Consumable Commodities and which are incurred in the ordinary course of business and not for speculative purposes; PROVIDED that, until Completion of the Project, with respect to any such Liens ranking senior in priority to Liens for the benefit of the holders of the notes, such Commodity Agreements shall not involve hedges in excess of the greater of (a) amounts permitted under the Senior Credit Facility as in effect on the Issue Date as "Permitted Senior Hedging" and (b) 25% of budgeted consumption of Consumable Commodities by the Project during the two-year period following Completion of the Project (as evidenced by an Officer's Certificate of the Company delivered to the Trustee within 30 days of the effective date of such hedge);

                  (17) Liens securing Obligations in an aggregate amount from time to time after Completion of the Project not to exceed the sum of (i) principal amount equal to 5% of Adjusted Consolidated Net Tangible Assets and (ii) all other Obligations thereunder (other than principal in excess of an amount equal to 5% of Adjusted Consolidated Net Tangible Assets and any interest or fees relating to such excess);

                  (18) Liens ranking junior in priority to Liens for the benefit of the holders of notes;

                  (19)     Permitted Liens;

                  (20) Liens securing Obligations under Indebtedness permitted to be incurred under clause (18) of the definition of "Permitted Indebtedness"; and

                  (21) any other Liens expressly permitted by the terms of the applicable Security Documents.

         (B) From and following the Collateral Release Date, the Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, permit or suffer to exist any Liens of any kind against or upon any property, right or asset that would have constituted a portion of the Collateral prior to the Collateral Release Date unless the notes are secured equally and ratably with (or prior to) any and all obligations secured by such Liens, other than:

                  (1) Liens in favor of JV Owners as contemplated by the Joint Venture Agreement as such agreement is in effect on the Issue Date;

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                  (2)      Liens existing on the Issue Date to the extent and in
         the manner such Liens are in effect on the Issue Date (other than Liens ranking PARI PASSU or junior to the Notes on the Collateral Release
         Date);

                  (3) Liens created under the HMU Lease and under any renewal, replacement or refinancing thereof, in each case governing the types of assets included under or contemplated by the HMU Lease as of the Issue Date;

                  (4) Liens created under the Mobile Equipment Lease and under any lease or other arrangement that renews, replaces or refinances the Mobile Equipment Lease, in each case governing the types of assets included under or contemplated by the Mobile Equipment Lease as of the Issue Date;

                  (5) Liens in favor of an MSF Owner as contemplated by the Major Shared Facilities Agreement as such agreement is in effect on the Issue Date;

                  (6) Liens securing Obligations under the Senior Credit Facility incurred for purposes permitted thereunder and Refinancing Indebtedness in respect thereof, not to exceed $100.0 million in aggregate principal amount;

                  (7) Liens created under the Indenture and the Security Documents for the benefit of the holders of notes;

                  (8) Liens granted for the benefit of the holders of notes;

                  (9) Liens securing working capital and other Indebtedness in an aggregate amount not to exceed the sum of (i) US$75.0 million in principal amount and (ii) all other Obligations in respect of such working capital and other Indebtedness (other than principal in excess of US$75.0 million and any interest or fees relating to such excess);

                  (10) Liens securing letters of credit provided pursuant to obligations of the Company and its Restricted Subsidiaries under the Joint Venture Agreement as such agreement is in effect on the Issue Date;

                  (11) Liens securing letters of credit provided to secure environmental reclamation obligations to governmental agencies, workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (12) Liens ranking at the same level in right of priority as the Liens relating to the Indebtedness to which Interest Swap Obligations relate, in each case securing Obligations under Interest Swap Obligations of a type permitted to be incurred under clause (6) of the definition of "Permitted Indebtedness" incurred in the ordinary course of business and not for speculative purposes, PROVIDED that the Liens in respect of the Indebtedness to which such Interest Swap Obligations relate are otherwise permitted under this paragraph (B);

                  (13) Liens securing Obligations under Currency Agreements of a type permitted to be incurred under clause (7) of the definition of "Permitted Indebtedness" which are incurred in the ordinary course of business and not for speculative purposes;

                  (14) Liens securing Obligations under Commodity Agreements (other than for Consumable Commodities) of a type permitted to be incurred under clause (8) of the definition of "Permitted Indebtedness" which relate to hedges (including forward sales, collars, floors and other hedges) of production of the Project and which are incurred in the ordinary course of business and not for speculative purposes;

                  (15) Liens securing Obligations under Commodity Agreements for Consumable Commodities of a type permitted to be incurred under clause (8) of the definition of "Permitted Indebtedness" which relate to hedges (including forward sales, collars, floors and other hedges) of Consumable Commodities and which are incurred in the ordinary course of business and not for speculative purposes;

                  (16) Liens securing Obligations in an aggregate amount from time to time after Completion of the Project not to exceed the sum of (i) principal amount equal to 5% of Adjusted Consolidated Net

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         Tangible Assets and (ii) all other Obligations thereunder (other than principal in excess of an amount equal to 5% of Adjusted Consolidated Net Tangible Assets and any interest or fees relating to such excess);

                  (17) Liens ranking junior in priority to Liens for the benefit of the holders of notes if the notes are secured by a Lien on the same assets covered by such junior Lien;

                  (18)     Permitted Liens;

                  (19) Liens securing Obligations under Indebtedness permitted to be incurred under clause (18) of the definition of "Permitted Indebtedness"; and

                  (20) any other Liens expressly permitted by the terms of the applicable Security Documents.

         (C) If any Lien incurred by the Company or any Restricted Subsidiary would qualify in more than one of the categories of Liens set forth in this covenant, the Company may designate under which category such incurrence shall be deemed to have been made.

         To the extent not specified in this covenant, Liens permitted by this covenant may be senior, PARI PASSU or junior in right of priority to Liens for the benefit of the holders of notes. To the extent Liens permitted by this covenant are specified as ranking senior in priority to the Liens for the benefit of the holders of the notes, such permitted Liens may be senior, PARI PASSU or junior in priority to the Liens for the benefit of the holders of the notes. To the extent Liens permitted by this covenant are specified as ranking PARI PASSU in priority with the Liens for the benefit of the holders of the notes, such permitted Liens may be PARI PASSU with or junior to the Liens for the benefit of the holders of the notes. Any holder of Obligations secured by Liens ranking PARI PASSU or junior in priority to the Liens for the benefit of the holders of the notes shall become a party to and comply with all of the provisions of the Principal Inter-Creditor Agreement applicable to the Collateral which secures such Obligations.

         If requested in writing by the Company, the Trustee and the Collateral Agent shall execute and deliver such documents, instruments or statements and take such other action as the Company may request to evidence or confirm that a Lien falling under this "Limitation on Liens on Collateral" provision is senior or PARI PASSU, as applicable, in priority under the Inter-Creditor Agreement to Liens for the benefit of the holders of the notes, so long as an opinion from legal counsel has been provided to the Trustee to the effect that the indenture governing the notes permits such a Lien.

         For the avoidance of doubt, the Company or any of its Restricted Subsidiaries may create, incur, assume, permit or suffer to exist any Liens upon the Collateral that are not permitted by any one or more of the clauses of paragraph (A) or paragraph (B), as the case may be, if such Liens are permitted under any other clause or clauses of such paragraph.

LIMITATION ON LIENS ON NON-COLLATERAL. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company, any Mirror Note Issuer or any Guarantor not included in the Collateral and/or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless the notes, a Mirror Note or a Guarantee, as applicable, is equally and ratably secured, except for:

                  (1) Liens existing as of the Issue Date, including, without limitation, Liens in favor of the lenders under the Senior Credit Facility;

                  (2) Liens on property, assets, rights or proceeds acquired after the Issue Date;

                  (3) Liens on rights in respect of any leases relating to oil sands properties other than the lease on the western portion of Lease 13;

                  (4) Liens securing the notes, any Mirror Note or any Guarantee;

                  (5) Liens in favor of the Company, any Mirror Note Issuer or a Guarantor;

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

                  (6) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness secured by a Lien on property or assets not included in the Collateral permitted under the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

                  (7)      Permitted Liens.

MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (1) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia or of Canada or any province or territory thereof and (y) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the Indenture, the Security Documents, the Inter-Creditor Agreements and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall (i) be able to incur at least $1.00 of Ratio Indebtedness pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness" and (ii) have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; PROVIDED that the Company shall not be required to comply with the provisions of this clause (2) (and this clause (2) shall terminate) in the event that at any time the notes attain Investment Grade status;

                  (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (4) the Company or the Surviving Entity shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

         No Mirror Note Issuer or Guarantor (other than (i) any Mirror Note Issuer whose Mirror Note is to be cancelled in accordance with the terms of the Mirror Note and the Indenture, (ii) any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and the Indenture, and (iii) any Mirror Note Guarantor whose Mirror Note Guarantee is to be cancelled in accordance with the terms of the Mirror Note Guarantee and the Indenture, in each case in connection with any transaction complying with the provisions of the covenant described under "--Limitation on Asset Sales of Collateral" or "--Limitation on Asset Sales of Non-Collateral," as applicable) will, and the Company will not cause or permit any such Person to, consolidate with or merge with or into any other Person other than the Company, a Mirror Note Issuer or a Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or of Canada or any province or territory thereof;

                  (2) such entity assumes by Mirror Note, supplemental indenture or Mirror Note Guarantee, as the case may be, all of the obligations, if any, of the Mirror Note Issuer or the Guarantor, as the case may be, under the Indenture, the Security Documents, the Inter-Creditor Agreements, the Mirror Notes, the applicable Guarantee and the Registration Rights Agreement;

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant (if still in effect); and

                  (5) the Company shall have delivered to the Trustee an officer's certificate and opinion of counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "AFFILIATE TRANSACTION"), other than:

                  (x) Affiliate Transactions permitted under paragraph (b) below; and

                  (y) Affiliate Transactions on terms that are not materially less favorable than those that would have reasonably been expected in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

         All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with respect to which the Company's ownership interest has a Fair Market Value in excess of US$10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) with respect to which the Company's ownership interest has an aggregate Fair Market Value of more than US$25.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

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

         (b)      The restrictions set forth in clause (a) shall not apply to:

                  (1) employment, consulting and compensation arrangements and agreements of the Company or any Restricted Subsidiary consistent with past practice or approved by a majority of the disinterested members of the Board of Directors (or a committee comprised of disinterested directors);

                  (2) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

                  (3) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; PROVIDED that such transactions are not otherwise prohibited by the Indenture;

                  (4) affiliate transactions existing on the Issue Date and on the terms in effect on the Issue Date, and extensions and renewals of such transactions on the terms in effect on the Issue Date; and

                  (5) Restricted Payments or Permitted Investments permitted by the Indenture.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

ISSUANCE OF SUBSIDIARY GUARANTEES AND MIRROR NOTE GUARANTEES. If the Company forms or acquires any Restricted Subsidiary (other than an Acquired Subsidiary for so long as it is not a Wholly Owned Restricted Subsidiary) that is not a Guarantor or Mirror Note Issuer and that incurs any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary), or if any Restricted Subsidiary that is not a Guarantor or a Mirror Note Issuer guarantees any Indebtedness of the Company, a Guarantor or a Mirror Note Issuer (other than a guarantee of Indebtedness owing to the Company or a Restricted Subsidiary), then the Company shall cause such Restricted Subsidiary to:

                  (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee (each, a "SUBSIDIARY GUARANTEE") all of the Company's obligations under the notes and the Indenture on the terms set forth in the Indenture or unconditionally guarantee to the Person to whom the applicable Mirror
         Note is issued (each, a "MIRROR NOTE GUARANTEE") all of the Mirror Note Issuers' obligations under the Mirror Notes; and

                  (2) deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture or Mirror Note Guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

         Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Subsidiary Guarantee or Mirror Note Guarantee and become a Guarantor. At any time the Indebtedness or guarantee of Indebtedness referred to above is repaid or released without further obligation by such Restricted Subsidiary, such Restricted Subsidiary need no longer be a Guarantor for purposes of this covenant, and the Trustee shall promptly execute such documents and instrument as the Company or such Restricted Subsidiary may request to evidence the termination of the applicable Guarantee.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

PAYMENTS FOR CONSENT. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes, any Guarantees, the Mirror Notes, the Security Documents or the Inter-Creditor Agreements unless such consideration is offered to be paid to all holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. As of the Issue Date, there were no Unrestricted Subsidiaries.

                  (1) After the Issue Date and prior to the date the notes attain Investment Grade status, the Company may designate any Subsidiary of the Company (other than Western L.P., Newco, a Guarantor, or a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "DESIGNATION") only if:

                           (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                           (b) either (i) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "DESIGNATION AMOUNT") equal to the sum of
                  (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date or (ii) the Subsidiary to be so designated has total assets of US$10,000 or less when taken individually, and has total assets of US$100,000 or less when taken together with all other Subsidiaries so designated since the Issue Date at the time of their designation.

         From and following the date the notes attain Investment Grade status, the Company may not designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture. For the avoidance of doubt, this provision will not affect the status of any Subsidiary that is an Unrestricted Subsidiary as of the date the notes first attain Investment Grade status.

         In the event of any Designation under clause (b)(i) above, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture.

                  (2) The Indenture further provides that the Company will not, and will not permit any Restricted Subsidiary to, at any time:

                           (a) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

                           (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

                           (c) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clauses (a), (b) or (c), to the extent the amount for which such Person would be liable would be a Restricted Payment permitted under the covenant described under "--Limitation on Restricted Payments".

                  (3) The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("REVOCATION"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

                           (a) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

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

                           (b)      all Liens and Indebtedness of such
                  Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

         All Designations and Revocations must be evidenced by an officer's certificate of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                  (4) The Company's obligations to comply with the provisions of the preceding paragraph (2) will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON EXTRAORDINARY RESOLUTIONS, UNANIMOUS RESOLUTIONS AND AMENDMENTS
TO JOINT VENTURE AND PROJECT AGREEMENTS. Except to effect incurrence of Indebtedness, incurrence of Liens, Asset Sales and other transactions to be effected by the Company and its Restricted Subsidiaries in compliance with the other provisions of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to:

                  (1) vote in favor of any Extraordinary Resolution (as defined in the Joint Venture Agreement as in effect on the Issue Date), or consent in writing to any matter requiring written consent of all of the JV Owners, or amend, waive or modify the Joint Venture Agreement or any related agreement to:

                           (a) permit any ownership interests in or assets included in the Project to become subject to any Liens created by any Person other than the Company or any Restricted Subsidiary unless such Liens could have been incurred by a Restricted Subsidiary under the Indenture, in which case (i) such Liens shall be deemed to have been incurred by a Restricted Subsidiary for all purposes of the Indenture, and
                  (ii) the assets securing such Liens shall also secure the notes pursuant to a Lien subject only to Liens that would have been permitted to be incurred on such assets if such assets were owned by a Restricted Subsidiary; or

                           (b) permit any Person other than the Company or any Restricted Subsidiary through which ownership interests in or assets included in the Project are held to incur any Indebtedness unless such Indebtedness could have been incurred by a Restricted Subsidiary under the Indenture, in which case such Indebtedness shall be deemed to have been incurred by a Restricted Subsidiary for all purposes of the Indenture; or

                           (c) permit any Person other than the Company or any Restricted Subsidiary to sell, transfer or otherwise dispose of any ownership interests in or assets included in the Project unless (i) such sale, transfer or other disposition could have been made by a Restricted Subsidiary in compliance with the covenant described under "--Limitation on Sales of the Project Interest" and (ii) the proceeds from such sale, transfer or other disposition are applied in accordance with the covenant described under "--Limitation on Asset Sales of Collateral"; or

                  (2) amend, waive or modify any other material agreement (including, without limitation, material agreements with Persons other than the JV Owners) related to the Project in a manner that, when taken together with all amendments, waivers, modifications and agreements made concurrently therewith, could reasonably be expected to (i) adversely affect the ability of the Company to pay when due any principal, interest or premium with respect to the notes, or (ii) materially adversely affect the validity or priority of any Lien for the benefit of the holders of the notes on the Collateral taken as a whole, or on any material portion of the Collateral.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of paragraphs (1)(b) and (c) and 2(ii) of this covenant will be terminated on the Collateral Release Date.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any portion of the Collateral. Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may enter into Sale and Leaseback Transactions with respect to any portion of the Collateral; PROVIDED that (a) the Attributable Value of such Sale and Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Restricted Subsidiary, as the case may be, (b) after giving PRO FORMA effect to any such Sale and Leaseback Transaction and the foregoing clause (a), the Company would be able to incur such deemed Indebtedness pursuant to the covenant described under "Limitation on Incurrence of Additional Indebtedness" above (to the extent the Company and its Restricted Subsidiaries are then required to comply with the provisions of such covenant) and (c) such Sale and Leaseback Transaction shall be in compliance with the covenant described under "Limitations on Liens on Collateral" (to the extent the Company and its Restricted Subsidiaries are then required to comply with the provisions of such covenant).

LIMITATION ON BUSINESS ACTIVITIES. The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any trade or business other than a Permitted Business.

         The Company's and its Restricted Subsidiaries' obligations to comply with the provisions of this covenant will be terminated in the event that at any time the notes attain Investment Grade status.

LIMITATION ON STATUS AS INVESTMENT COMPANY. The Company will not, and will not permit any of its Subsidiaries to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT")).

MAINTENANCE OF INSURANCE. The Company will maintain, and will cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts and with such deductibles, retention, self-insurance and co-insurance provisions as are customarily carried by similar businesses of similar size; PROVIDED that the Company or any Restricted Subsidiary may discontinue any policy of insurance (other than the Cost Overrun Insurance, which the Company will use all reasonable efforts to maintain until Completion of the Project) if it reasonably determines in good faith that such discontinuance will not adversely affect the holders of notes.

REPORTS TO HOLDERS. The Indenture provides that whether or not required by the rules and regulations of the Commission, the Company shall furnish to the holders of the notes all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 20-F, 40-F and 6-K, as applicable, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's chartered accountants. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). The Company will also comply with the other provisions of TIA 314(a).

EVENTS OF DEFAULT

         The following events are defined in the Indenture as "EVENTS OF
DEFAULT":

                  (1) the failure to pay interest on any notes when the same becomes due and payable which default continues for a period of 30 days;

                  (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer, Project Interest Sale Offer, Net Collateral Proceeds Offer or a Net Proceeds Offer);

                  (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture or the notes which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets," which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) default by the Company or any Restricted Subsidiary in the performance of or compliance with, or breach of, any material term, covenant, condition, or provision of the Security Documents or the Inter-Creditor Agreements, which default or breach shall continue unremedied for 45 days after written notice to the Company and the

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         applicable Pledgor by the Trustee or to the Company and the applicable
         Pledgor and the Trustee by holders of at least 25% in aggregate principal amount of the outstanding notes;

                  (5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default, as the same may be extended or waived (a "PAYMENT DEFAULT") or (B) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been an uncured and unwaived payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days), aggregates US$50.0 million;

                  (6) one or more judgments in an aggregate amount in excess of US$50.0 million not covered by adequate insurance shall have been rendered by a court of competent jurisdiction against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid, unbonded or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (7) either any holder of Indebtedness secured by any of the Collateral or any holder of at least US$50.0 million in aggregate principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of US$50.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;

                  (8) except as contemplated by their terms, (A) any of the Security Documents or the Inter-Creditor Agreements ceases to be in full force and effect or (B) any of the Security Documents or the Inter-Creditor Agreements ceases to give the Collateral Agent or the Trustee (as applicable under the relevant documents), in any material respect, the Liens, rights, powers and privileges purported to be created thereby which default in the case of clause (B) continues unremedied for a period of 45 days;

                  (9) (A) any Guarantor which is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture) or (B) through no fault of the Company or any Subsidiary of the Company, any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of such a Significant Subsidiary is found to be invalid which default in the case of clause (B) continues unremedied for a period of 30 days; or

                  (10) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries occur.

         If an Event of Default (other than an Event of Default specified in clause (10) above) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of, premium, if any, and accrued interest on all the notes to be due and payable by notice in writing to the Company and (if given by the holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (10) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

         The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph (but before a foreclosure (whether pursuant to judicial proceedings or otherwise) or the taking of ownership in lieu of foreclosure, upon any Collateral by the Collateral Agent (on

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behalf of the Trustee or the holders of notes), by the Trustee or at the direction of the holders of notes), the holders of a majority in principal amount of the then outstanding notes may rescind and cancel such declaration and its consequences:

                  (1) if the rescission would not conflict with any judgment or decree;

                  (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) if the Trustee has been paid its reasonable compensation and reimbursed for its reasonable expenses, disbursements and advances; and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in clause (10) of the description above of Events of Default, the Trustee shall have received an officer's certificate and an opinion of counsel that such Event of Default has been cured or waived.

         No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

         The holders of a majority in principal amount of the then outstanding notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any notes.

         Holders of the notes may not enforce the Indenture, the notes, any Guarantees, the Security Documents or the Inter-Creditor Agreements except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights, or powers under the Indenture, the notes, any Guarantees, the Security Documents or the Inter-Creditor Agreements at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture, the Security Documents and the Inter-Creditor Agreements and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power confined to the Trustee.

         Under the Indenture, the Company is required to provide an officer's certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default (PROVIDED that the Company shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

FALL-AWAY OF COVENANTS

         From and following such time as the notes are first rated Investment Grade, the covenants described under the following headings will not apply:

                  (1) "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness";

                  (2)      "--Certain Covenants--Limitation on Restricted
         Payments";

                  (3) "--Certain Covenants--Limitation on Sales of the Project Interest";

                  (4) "--Certain Covenants--Limitation on Asset Sales of Non-Collateral";

                  (5) "--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

                  (6) "--Certain Covenants--Limitation on Issuances of Capital Stock of Restricted Subsidiaries";

                  (7) "--Certain Covenants--Limitation on Transactions with Affiliates";

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                  (8)      "--Certain Covenants--Issuance of Subsidiary
         Guarantees and Mirror Note Guarantees"; and

                  (9)      "--Certain Covenants--Limitation on Business
         Activities."

         In addition, certain provisions of the covenants described under "--Certain Covenants--Merger, Consolidation and Sale of Assets" and "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries" will not apply from and following such time as the notes are first rated Investment Grade.

         From and following the Collateral Release Date, the covenant described under the heading "--Certain Covenants--Limitation on Asset Sales of Collateral" will not apply. In addition, certain provisions of the covenant described under "--Certain Covenants--Limitation on Extraordinary Resolutions, Unanimous Resolutions and Amendments to Joint Venture and Project Agreements" and "--Certain Covenants--Limitation on Liens on Collateral" will not apply from and following the Collateral Release Date.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the outstanding notes ("LEGAL DEFEASANCE"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

                  (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

                  (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

                  (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

                  (4)      the Legal Defeasance provisions of the Indenture.

         In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("COVENANT DEFEASANCE") and thereafter any omission or failure to comply, with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise Legal Defeasance or Covenant Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in US dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Canadian tax authorities a ruling or (B) since the

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         date of the Indenture, there has been a change in the applicable
         Canadian federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (4) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (5) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for Canadian federal tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (6) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (7) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (8) the Company shall have delivered to the Trustee an officer's certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (9) the Company shall have delivered to the Trustee an officer's certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (10) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of debt ranking senior to the notes, including without limitation, those arising under the Indenture, and
         (B) after the 91st day following the deposit, payments to the holders of notes from such trust funds will not be rescinded or voided under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

SATISFACTION AND DISCHARGE

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes and all rights of the Trustee and the holders of notes in and to the Collateral under the Security Documents and the Inter-Creditor Agreements shall be released when:

                  (1) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to

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         the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) the Company and/or the Guarantors have paid all other sums payable under the Indenture, the Security Documents and the Inter-Creditor Agreements; and

                  (3) the Company has delivered to the Trustee an officer's certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

         From time to time, the Company and the Trustee, without the consent of the holders, may amend the Indenture, the notes, any Guarantee, the Mirror Notes, the Security Documents and the Inter-Creditor Agreements for certain specified purposes, including curing ambiguities, defects or inconsistencies, and may make minor amendments to such documents, instruments and agreements, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture, the notes, any Guarantee, the Mirror Notes, the Security Documents and the Inter-Creditor Agreements may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each holder affected thereby, no amendment may:

                  (1) reduce the amount of notes whose holders must consent to an amendment;

                  (2) reduce the rate of, or change or have the effect of changing the time for payment of, interest, including defaulted interest, on any note;

                  (3) reduce the principal of or change or have the effect of changing, the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any notes payable in any currency other than that stated in the notes;

                  (5) make any change in provisions of the Indenture protecting the right of each holder to receive payment of principal of, premium, if any, and interest on such notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the then outstanding notes to waive Events of Default;

                  (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control, to make or consummate a Project Interest Sale Offer with respect to sale, transfer or other disposition of a Project Interest that gives rise to the requirement to make a Project Interest Sale Offer that has been consummated, or to make and consummate a Net Collateral Proceeds Offer or a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Guarantee or any Mirror Note in any manner adverse to the holders of the notes;

                  (8) modify the provisions of "--Certain Covenants-- Payments for Consent" in any manner adverse to a holder of notes;

                  (9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture;

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                  (10)     modify or change any provision of the Indenture, the
         Mirror Notes, the Security Documents or the Inter-Creditor Agreements affecting the ranking of the notes or any Guarantee or the priority of the claims of the noteholders in and to the Collateral in any manner adverse to the holders of the notes; or

                  (11) directly or indirectly release any Lien on the Collateral except in compliance with the terms of the Indenture, the Security Documents and the Inter-Creditor Agreements; or (ii) modify or change any provision of the Mirror Notes in any manner adverse to the holders of notes.

POSSESSION, USE AND RELEASE OF COLLATERAL

         Unless an Event of Default shall have occurred and be continuing, the Pledgors will have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than the amounts held in the construction account and any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited or required to be deposited with the Collateral Agent and other than as set forth in the Security Documents and the Inter-Creditor Agreements), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

RELEASE OF COLLATERAL. On the Collateral Release Date, except for the assignment of the Mirror Notes, all Liens on the Collateral in favor of the holders of notes (including the Collateral securing the Mirror Notes) shall be released, and the Trustee shall execute such documents, instruments and termination statements (and shall instruct the Collateral Agent to execute such documents, instruments and termination statements) as the Company may request to effect and evidence such release. Upon the Collateral Release Date the Collateral shall be free and clear of all Liens created by, through, under or in favor of the holders of notes. Prior to the Collateral Release Date (from and following which date the Pledgors will not be subject to the restrictions set forth in the remainder of this covenant), the Pledgors will have the right to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys not constituting Net Cash Proceeds from an Asset Sale, which Trust Moneys are subject to release from the Lien of the Security Documents as provided under "--Use of Trust Moneys" below), upon compliance with the requirements and conditions of the provisions described below, and the Trustee shall promptly instruct the Collateral Agent to promptly release the same from the Lien of any of the Security Documents upon receipt by the Trustee and the Collateral Agent of a notice requesting such release and describing the property to be so released, together with delivery of the following, among other matters:

                  (a) An Officer's Certificate of the Company and any other Pledgor, as applicable, dated not more than 30 days prior to the date of the application for such release and signed also, in the case of property to be released in which the Company's proportionate interest has a book value of more than US$50.0 million and in the case of the following clauses (ii) and (iv), by an Independent Appraiser or, if such property consists of securities, by any Independent Financial Advisor, in each case stating in substance as to certain matters, including the following:

                           (i) that in the opinion of the signers, the security afforded by the Security Documents will not be impaired by such release in contravention of the provisions of the Indenture because either (1) other assets (including, in the case of any acquisition of Permitted Collateral Assets, the assets so acquired) are to be substituted as Substitute Collateral in accordance with the "Substitute Collateral" provisions described below or (2) the Company's or the applicable Pledgor's proportionate interest in the Collateral to be released is not Net Cash Proceeds from an Asset Sale and is not being replaced with Substitute Collateral, has a Fair Market Value of less than US$50.0 million and is not necessary for the efficient operation of the remaining property of the Company and the Restricted Subsidiaries or in the conduct of their business or (3) the Collateral to be released is Trust Moneys representing Net Cash Proceeds from an Asset Sale that are either being utilized in accordance with, or are not required, or cannot be required to be used to offer to purchase notes under, the covenant described under "--Certain Covenants--Limitation of Asset Sales of Collateral" or (4) the Collateral to be released is being released in connection with an Asset Sale of such Collateral and the Net Cash Proceeds and Substitute Collateral from such Asset Sale are being delivered to the Collateral Agent in accordance with, and to the extent required by, the provisions of clause (ii) of paragraph (b) below;

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                           (ii)     except in the case of a release referred to
                  the preceding paragraphs (a)(i)(2) or (a)(i)(3), that the Company or any other Pledgor, as applicable, has either disposed of or will dispose of the Collateral so to be released in compliance with all applicable terms of the Indenture and for a consideration representing, in the opinion of the signers, the Company's or the applicable Pledgor's proportionate interest in its Fair Market Value, which consideration will be subject to the Lien of the Security Documents (except as provided in paragraph (b) below), and subject to no Lien other than Liens permitted by the Indenture and the Security Documents and the Principal Inter-Creditor Agreement, all of such consideration to be briefly described in the certificate;

                           (iii) that no Event of Default has occurred and is continuing;

                           (iv) the Fair Market Value, in the opinion of the signers, of the Company's or the applicable Pledgor's proportionate interest in the property to be released at the date of such application for release; and

                           (v) that all conditions precedent in the Indenture, the Security Documents and the Principal Inter-Creditor Agreement relating to the release of the Collateral in question have been complied with.

                  (b) If release is required by reason of an Asset Sale of Collateral, possession by the Collateral Agent of (i) the Substitute Collateral (if and to the extent the Substitute Collateral consists of property the possession of which is necessary for the perfection by the Collateral Agent of a Lien thereon) and all documents required by the "Substitute Collateral" provisions below and (ii) the Net Cash Proceeds; PROVIDED that if the Collateral so to be released is subject to a prior Lien permitted by the Security Documents, in lieu of delivering proceeds of such Substitute Collateral and/or Net Cash Proceeds, there also may be delivered to the Trustee and the Collateral Agent a certificate of the trustee, mortgagee or other holder of such prior Lien that it has received such Substitute Collateral and/or Net Cash Proceeds and has been irrevocably authorized by the applicable Pledgor to pay over to the Collateral Agent any balance of such Substitute Collateral and/or Net Cash Proceeds remaining after the discharge of such Indebtedness secured by such prior Lien.

         In case an Event of Default shall have occurred and be continuing, the Company and the other Pledgors, while in possession of the Collateral, may do any of the things enumerated in these "Release of Collateral" provisions only if the Trustee, in its discretion, or the holders of a majority in aggregate principal amount of the outstanding notes shall consent to such action, in which event any certificate filed under these "Release of Collateral" provisions shall omit the statement to the effect that no Event of Default has occurred and is continuing.

         All cash or Cash Equivalents received by the Collateral Agent pursuant to the provisions described under "Release of Collateral" will be held by the Collateral Agent as Trust Moneys under the Indenture subject to application as provided in "--Release of Collateral" (in the case of any Net Cash Proceeds from Asset Sales) or in "--Use of Trust Moneys" below.

         Any releases of Collateral made in strict compliance with these "Release of Collateral" provisions shall be deemed not to impair the security interest created by the Security Documents in favor of the Collateral Agent, on behalf of the Trustee for the benefit of the holders of notes, in contravention of the provisions of the Indenture.

SUBSTITUTE COLLATERAL. Prior to the Collateral Release Date (when the Liens on the Collateral in favor of the holders of notes will be permanently released), the Company or any other Pledgor may obtain a release of any of the Collateral by subjecting other property, if the proportionate interest of the Company or any other Pledgor in such substitute property has a Fair Market Value equal to or greater than the Collateral to be released (the "SUBSTITUTE COLLATERAL"), to the Lien of any Security Document or a similar instrument in

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place of and in exchange for any of the Collateral to be released upon presentation to the Collateral Agent and the Trustee of, among other things, the following documents:

                  (a) an application of the Company and any other Pledgor, as applicable, requesting such substitution of Substitute Collateral and describing the property to be so released and the property to be substituted therefor;

                  (b) the certificates, opinions and other statements required by the "Release of Collateral" provisions summarized above, as applicable, in respect of any of the Collateral to be released;

                  (c) an officer's certificate of the Company and any other Pledgor, as applicable, stating in substance the Fair Market Value, in the opinion of the signers, of the proportionate interest of the Company or any other Pledgor in the Substitute Collateral and also signed by an Independent Appraiser or, if the property to be released consists of securities, by an Independent Financial Advisor, in each case only if such Fair Market Value of the Company's proportionate interest equals or exceeds US $50.0 million; and

                  (d) an instrument or instruments sufficient for the Lien of the Security Documents to cover the Substitute Collateral together with, in the case of personal property, an opinion of counsel stating that the Lien of the Security Documents constitutes a valid Lien on such Substitute Collateral, together with an officer's certificate stating that any specific exceptions to such Lien are Liens of the character which, under the provisions of the Indenture and the Security Documents, are permitted to be incurred.

DISPOSITION OF COLLATERAL WITHOUT RELEASE. Notwithstanding the provisions of "--Release of Collateral" or "--Substitute Collateral" above, so long as no Event of Default shall have occurred and be continuing, the Company and any other Pledgor may, without any release or consent by the Collateral Agent or the Trustee, do any number of ordinary course activities in connection with certain types of property and assets. For example, among other things the Company may sell or otherwise dispose of any machinery, equipment, furniture, tools, materials or supplies or other similar property subject to the Lien of the Security Documents which may have become worn out or obsolete or are otherwise subject to replacement in the ordinary course of business; grant rights-of-way and easements over or in respect of any real property; abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way; surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; alter, repair, replace, change the location or position of and add to it plants, structures, machinery, systems, equipment, fixtures and appurtenances; demolish, dismantle, tear down or scrap any Collateral or abandon any thereof other than land or interests in land (other than leases); grant a non-exclusive license of any intellectual property; and abandon intellectual property under certain circumstances. If requested in writing by the Company or any other Pledgor, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company or such other Pledgor may request to evidence or confirm that the Collateral falling under this "Disposition of Collateral Without Release" provision has been released from the Liens of each of the Security Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

RELEASE OF INVENTORY AND ACCOUNTS RECEIVABLE COLLATERAL. Notwithstanding any provision to the contrary in the Indenture, Collateral comprised of accounts receivable, inventory or (prior to an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such receivables in the ordinary course of business. If requested in writing by the Company or any other Pledgor, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company or such other Pledgor may request to evidence or confirm that the Collateral falling under this "Release of Inventory and Accounts Receivable Collateral" provision has been released from the Liens of each of the Security Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

USE OF TRUST MONEYS. Until the Collateral Release Date, all Trust Moneys (including, without limitation, all Net Cash Proceeds required to be deposited with the Collateral Agent) shall be held by the Collateral

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Agent as a part of the Collateral securing the notes and, so long (other than in the case of clause (i)) as no Default shall have occurred and be continuing, may either (i) if such Trust Moneys are sums contained in the construction account, be released in accordance with the terms thereof described as above under "--Construction Account", (ii) be released in accordance with "--Release of Collateral" above if such Trust Moneys represent Net Cash Proceeds from an Asset Sale or (iii) at the direction of the Company and any other applicable Pledgor, be applied by the Collateral Agent from time to time to the acquisition of assets to be made subject to the Lien of the Security Documents pursuant to the "Substitute Collateral" provisions above, to the payment of the principal, premium, if any, and interest at maturity, redemption or other permanent repayment of (a) notes or (b) any Indebtedness with a Lien ranking prior to or PARI PASSU with Liens thereon for the benefit of the holders of notes, in each case in accordance with the terms of the Indenture. The Company and any other applicable Pledgor may also withdraw Trust Moneys constituting the proceeds of insurance upon any part of the Collateral or an award for any Collateral taken by eminent domain to reimburse the Company or such other Pledgor for repair or replacement of such Collateral; PROVIDED that, with respect to Indebtedness secured by PARI PASSU Liens, not greater than a pro rata portion (based on the outstanding principal amounts of the notes and such other Indebtedness) of such Trust Moneys may be used to make payments with respect to such Indebtedness. Notwithstanding the foregoing, on the Collateral Release Date the Trustee shall instruct the Collateral Agent to release to the Company all Trust Moneys.

REGARDING THE TRUSTEE AND THE COLLATERAL AGENT

         The Bank of Nova Scotia Trust Company of New York will serve as Trustee under the Indenture, and Computershare Trust Company of Canada will act as Collateral Agent under the Inter-Creditor Agreements and the Security Documents. Computershare Trust Company of Canada will also, in its capacity as Collateral Agent, be serving as a collateral agent for the other Secured Creditors under the Principal Inter-Creditor Agreement. The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Principal Inter-Creditor Agreement provides that the Collateral Agent will perform only such duties as are specifically set forth in the Principal Inter-Creditor Agreement and the other Inter-Creditor Agreements and Security Documents to which it is a party. See "Inter-Creditor Agreements and Collateral".

         The Indenture and the provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict or resign.

GOVERNING LAW

         The Indenture and the initial notes are, and the exchange notes and the Subsidiary Guarantees (if any) will be, governed by the laws of the State of New York without regard to the principles of conflicts of law. The Security Documents, Mirror Notes, the Mirror Note Guarantees and Inter-Creditor Agreements are governed by the laws of the Province of Alberta, Canada.

ENFORCEABILITY OF JUDGMENTS

         Since substantially all of the Collateral is located outside the United States, any judgment obtained in the United States against the Company or any Guarantor, including judgments with respect to the payment of principal or interest on the notes, may not be collectible within the United States.

         The Company has been informed by their counsel that the laws of the province of Alberta permit an action to be brought in a court of competent jurisdiction in the province of Alberta (an "ALBERTA COURT") on any final and conclusive judgment IN PERSONAM of any federal or state court located in the Borough of

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Manhattan in The City of New York (a "NEW YORK COURT") that is subsisting and unsatisfied respecting the enforcement of the Indenture, the Notes, any Guarantees, the Security Documents, the Inter-Creditor Agreements and the Registration Rights Agreement that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by an Alberta Court (and submission by the Company and any Guarantor in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the province of Alberta or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (iv) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Alberta court; and
(v) the action to enforce such judgment is commenced within six years of the date of such judgment. Assuming that the Indenture, the notes, any Guarantees and the Registration Rights Agreement are interpreted and understood under New York law to have the same meaning and contents as they would have under the laws of Alberta, an Alberta Court would not avoid the recognition of judgments of a New York Court respecting the Indenture, the notes, any Guarantees and the Registration Rights Agreement on the basis of public policy, as that term is understood under the laws of the Province of Alberta and the laws of Canada applicable therein.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the definition of all such terms, as well as any other terms used herein for which no definition is provided.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries, or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

         "ACQUIRED SUBSIDIARY" means a Person which becomes a Restricted Subsidiary after the Issue Date; PROVIDED that such Person has outstanding voting Capital Stock prior to becoming a Subsidiary of the Company and a majority of such voting Capital Stock was owned by Persons other than the Company and its Restricted Subsidiaries.

         "ADDITIONAL AMOUNTS" has the meaning set forth under "--Additional Amounts."

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means, as of the date of determination, without duplication, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated using year-end constant prices and zero inflation assumptions and discounted at 10% before any provincial or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or audited by Independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to Oil Sands Projects, (B) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report, and (C) estimated oil and gas reserves of the Company and its Restricted Subsidiary attributable to extensions, expansions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development, exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (A), (B) and (C), in accordance with standard industry practice, result in such additions or revisions, in each case calculated in accordance with Commission guidelines to the extent applicable, utilizing the prices utilized in such year-end reserve report, and decreased by, as of the

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date of determination, the discounted future net revenue of (D) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the date of such year-end reserve report and (E) reductions in the estimated oil and gas reserves of the Company and its Restricted
Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development, exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (D) and (E), in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with Commission guidelines to the extent applicable, utilizing the prices utilized in such year-end reserve report; PROVIDED that, in the case of each of the determinations made pursuant to clauses (A) through (E), such increases and decreases shall be as estimated by the Company's engineers or engineers retained by it, except that if as a result of such acquisitions, dispositions, discoveries, extensions, expansions or revisions, there is a Material Change that is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by independent petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the net working capital (which shall be calculated as all current assets of the Company and its Restricted Subsidiaries minus all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness on a date no earlier than the date of the Company's latest annual or quarterly financial statements) and (iv) the greater of (I) the net book value of the other tangible assets of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company's latest audited financial statements, MINUS (b) the sum of (i) minority interests of third parties to the extent included in the calculation of the immediately preceding clause (a) and
(ii) the discounted future net revenue, calculated in accordance with Commission guidelines to the extent applicable, utilizing the same prices utilized in the Company's year-end reserve report, attributable to oil and gas reserves of the Company and its Restricted Subsidiaries subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or that otherwise are required to be delivered to third parties.

         "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative of the foregoing. For the avoidance of doubt and for all purposes in connection with the Indenture and the notes, none of Shell, Chevron or any of their respective Affiliates shall be considered an Affiliate of the Company or any of its Subsidiaries solely by virtue of the Joint Venture Agreement as in effect on the Issue Date.

         "AFFILIATE TRANSACTION" has the meaning set forth under "--Certain Covenants--Limitation on Transactions with Affiliates."

         "ASSET ACQUISITION" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

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         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with the Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include:

                  (1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than US$10.0 million;

                  (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets";

                  (3) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (4) a disposition in the ordinary course of business of obsolete, worn-out or otherwise unsuitable assets or excess equipment or of assets or equipment no longer used or useful;

                  (5) a disposition of inventory in the ordinary course of business; or

                  (6) any Restricted Payment made in accordance with the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

         "ATTRIBUTABLE VALUE" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate PER ANNUM equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

         "BANK OF NOVA SCOTIA SUBORDINATED FACILITY" means the subordinated non-revolving note purchase facility provided by the Bank of Nova Scotia to the Company pursuant to the Master Note Purchase Agreement entered into as of October 25, 2001, as amended or modified from time to time.

         "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary, an Assistant Secretary or other officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "CAPITAL STOCK" means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of

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this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "CASH EQUIVALENTS" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States or the Canadian Government, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S") or having one of the two highest ratings obtainable from Dominion Bond Rating Service ("DBRS");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or at least R-1 (high) by DBRS;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province thereof or any US or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                  (1) any sale, lease, exchange or other transfer of control (by contract, sale or otherwise) (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

                  (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

                  (3) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

                  (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (5) any merger, consolidation, amalgamation or share exchange in which Persons who were the owners of the voting Capital Stock of the Company immediately prior to the consummation of such transaction do not own at least a majority of the voting Capital Stock of the surviving entity.

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         "CHANGE OF CONTROL OFFER" has the meaning set forth under "--Change of
Control."

         "CHANGE OF CONTROL PURCHASE DATE" has the meaning set forth under "--Change of Control."

         "COLLATERAL" means all assets, property and rights constituting the Project and securing the notes, a Mirror Note or a Guarantee pursuant to the Indenture and the Security Documents.

         "COLLATERAL RELEASE DATE" means the date selected by the Company on or after the date on which the Company first attains a corporate credit rating of at least BBB by S&P and a long-term senior unsecured issuer rating or a senior implied issuer rating (or, in each case, the equivalent thereof) of at least Baa2 by Moody's, PROVIDED that to the extent the Company's corporate credit rating is BBB by S&P or the Company's long-term senior unsecured issuer rating or senior implied issuer rating (or, in each case, the equivalent thereof) is Baa2 by Moody's, such rating shall not be accompanied by either (i) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or
(ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof and PROVIDED further that no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to the occurrence of the Collateral Release Date.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

         "COMMODITY AGREEMENTS" means any agreement or arrangement designed to hedge against fluctuations in commodity (including, without limitation, oil and natural gas) values.

         "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "COMPLETION OF THE PROJECT" means the first day of the fiscal quarter in which each of (i) the initial mine contemplated by the Joint Venture Agreement for the western portion of Lease 13; and (ii) the extraction plant contemplated by the Joint Venture Agreement to be constructed near the surface of the western portion of Lease 13 is operational, and the upgrader contemplated by the Joint Venture Agreement to be used in upgrading bitumen mined from the western portion of Lease 13 has operated at not less than 75% of the capacity at which it is designed to operate for a period of 15 consecutive days, as determined by the Company and certified to the Trustee in an Officer's Certificate.

         "CONSOLIDATED EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of:

                  (1)      Consolidated Net Income; and

                  (2) to the extent Consolidated Net Income has been reduced thereby:

                           (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

                           (B)      Consolidated Interest Expense, and

                           (C)      Consolidated Non-cash Charges,

LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition,

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"Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any Asset Sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (PROVIDED that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

         If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                  (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

         "CONSOLIDATED FIXED CHARGES" means, with respect to the Company for any period, the sum, without duplication, of:

                  (1)      Consolidated Interest Expense, plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state, foreign and local income tax rate of the Company, expressed as a decimal.

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         "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, the sum of, without duplication:

                  (1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

                           (A)      any amortization of debt discount,

                           (B)      the net costs under Interest Swap
                  Obligations,

                           (C)      all capitalized interest, and

                           (D) the interest portion of any deferred payment obligation; and

                  (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         The amortization of interest previously capitalized and paid in cash will not be counted twice for purposes of this definition.

         "CONSOLIDATED NET INCOME" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded therefrom:

                  (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

                  (2) extraordinary or non-recurring gains or losses (determined on an after-tax basis);

                  (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

                  (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                  (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

                  (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                  (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

         "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "CONSUMABLE COMMODITIES" means any commodities or inputs used in connection with the Project, including without limitation natural gas, hydrogen, bitumen, electricity, chemicals and thermal energy.

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

         "COST OVERRUN INSURANCE" means the Non-Traditional Coverage established in favor of the Company and Western L.P. pursuant to Policy No. CS 8690, placed through Jardine Lloyd Thompson Canada Inc. and dated July 18, 2000.

         "COVENANT DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

         "DE-BOTTLENECKING INDEBTEDNESS" means Indebtedness used to finance incremental increases in capacity of the Project.

         "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "DESIGNATION" has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

         "DESIGNATION AMOUNT" has the meaning set forth under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

         "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the notes.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

         "EXCLUDED HOLDER" has the meaning set forth under "--Additional
Amounts".

         "FAIR MARKET VALUE" means, with respect to any asset or property (or ownership interest therein, as the case may be) of the applicable Person, the price which could be negotiated in an arm's-length transaction, or ownership interest therein, as the case may be, of the applicable Person between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as otherwise provided in the Indenture, Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

         "FUNCTIONAL UNIT" has the meaning set forth in the Joint Venture Agreement as in effect on the Issue Date.

         "GAAP" means generally accepted accounting principles as may be approved by a significant segment of the accounting profession of Canada as in effect from time to time.

         "GUARANTEE" means either a Subsidiary Guarantee or a Mirror Note Guarantee.

         "GUARANTOR" means each Restricted Subsidiary that in the future executes a Subsidiary Guarantee or Mirror Note Guarantee pursuant to the covenant described under "--Certain Covenants--Issuance of Subsidiary Guarantees and Mirror Note Guarantees" or otherwise; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee or Mirror Note Guarantee is released in accordance with the terms of the Indenture.

         "HMU LEASE" means the Capital Lease Agreement dated as of June 28, 2000 between Scotford HMU Leasing Inc. and Shell Canada Limited, Shell Canada Products Limited, Chevron Canada Resources Limited and Western L.P., as amended or modified from time to time.

         "INCUR" has the meaning set forth under "--Certain Covenants-- Limitation on Incurrence on Additional Indebtedness".

         "INDEBTEDNESS" means, with respect to any Person, without duplication:

                  (1)      all Obligations of such Person for borrowed money;

                  (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction;

                  (6) guarantees and other contingent obligations of such Person in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clauses (8) and (9) below;

                  (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

                  (8) all Obligations under Currency Agreements, Commodity Agreements and Interest Swap Obligations of such Person; and

                  (9) all Disqualified Capital Stock of the Company and all Preferred Stock of a Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any.

         For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock. For the avoidance of doubt, obligations under operating leases, including obligations under the Mobile Equipment Lease as in effect on the Issue Date, do not constitute Indebtedness.

         "INDEPENDENT APPRAISER" means a person who in the ordinary course of its business appraises assets, who is recognized and licensed to do so, and who
(a) does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (b) in the judgment of an officer of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INDEPENDENT FINANCIAL ADVISOR" means a firm (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "INITIAL PURCHASERS" means Salomon Smith Barney Inc. and TD Securities
(USA) Inc.

         "INTER-CREDITOR AGREEMENTS" means:

                  (1) Principal Inter-Creditor Agreement dated the Issue Date among Western Oil Sands Inc., 852006 Alberta Ltd., Western Oil Sands L.P., Western Oil Sands Finance Inc., The Toronto-Dominion

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

         Bank, The Bank of Nova Scotia Trust Company of New York and Computershare Trust Company of Canada and the other Persons party thereto from time to time in accordance with the terms thereof (the "PRINCIPAL INTER-CREDITOR AGREEMENT");

                  (2) Counterparty Consent and Acknowledgement Agreement among ATCO Pipelines, Western Oil Sands L.P. and Computershare Trust Company of Canada dated the Issue Date;

                  (3) Counterparty Consent and Acknowledgement Agreement among ATCO Power Canada Ltd., Western Oil Sands L.P. and Computershare Trust Company of Canada dated the Issue Date;

                  (4) Counterparty Consent and Acknowledgement Agreement among ATCO Power Canada Ltd., ATCO Resources Ltd., Western Oil Sands L.P. and Computershare Trust Company of Canada dated the Issue Date;

                  (5) Counterparty Consent and Acknowledgement Agreement among Corridor Pipeline Limited, Trans Mountain Pipe Line Company Ltd., BC Gas Inc., Western Oil Sands L.P. and Computershare Trust Company of Canada dated the Issue Date;

                  (6) HMU/Western Inter-Creditor Agreement among Canadian Imperial Bank of Commerce, Computershare Trust Company of Canada, Scotford HMU Leasing Inc., Western Oil Sands L.P. and Western Oil Sands Inc. dated the Issue Date;

                  (7) Western Oil Sands Inter-Creditor Agreement among Shell Canada Limited, Western Oil Sands L.P., Western Oil Sands Inc., 852006 Alberta Ltd., Western Oil Sands Finance Inc., Chevron Canada Limited, Shell Canada Products, Computershare Trust Company of Canada, The Toronto-Dominion Bank and The Bank of Nova Scotia Trust Company of New York dated the Issue Date;

                  (8) Interlenders Acknowledgement Agreement among ATCO Power Canada Ltd., Royal Bank of Canada, Montreal Trust Company of Canada, Computershare Trust Company of Canada, Western Oil Sands L.P. and ATCO Resources Ltd. dated the Issue Date;

                  (9) Interlenders Acknowledgement Agreement among Corridor Pipeline Limited, The Canada Trust Company, Computershare Trust Company of Canada and Western Oil Sands L.P. dated the Issue Date;

                  (10) Acknowledgement Agreement among MRM Mobile Equipment Leasing L.P., Computershare Trust Company of Canada, Western Oil Sands L.P. and Western Oil Sands Inc. dated the Issue Date;

                  (11) Interlenders Acknowledgement Agreement among ATCO Power Canada Ltd., Bank of Montreal, Computershare Trust Company of Canada, Western Oil Sands L.P., SaskPower International Inc. and ATCO Resources Ltd. dated the Issue Date; and

                  (12) Bridge Facility Intercreditor Agreement among The Bank of Nova Scotia Trust Company of New York, The Bank of Nova Scotia, Western Oil Sands Inc., Western Oil Sands L.P., 852006 Alberta Ltd. and Western Oil Sands Finance Inc. dated the Issue Date, in each case as the same may be amended or modified from time to time.

         "INTEREST SWAP OBLIGATIONS" means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

         "INVESTMENT COMPANY ACT" has the meaning set forth under "--Certain Covenants--Limitation on Status as Investment Company."

         "INVESTMENT GRADE" means, with respect to the notes, that the notes have a rating of both (i) in the case of S&P, at least BBB-, and (ii) in the case of Moody's, at least Baa3; PROVIDED that a rating of BBB-, with respect to S&P or Baa3, with respect to Moody's, shall not qualify under this definition if either such rating agency shall have then placed the notes on credit watch with negative implications.

         "ISSUE DATE" means April 23, 2002.

         "JOINT VENTURE AGREEMENT" means the Athabasca Oil Sands Project Joint Venture Agreement dated as of December 6, 1999, as amended or modified from time to time, including any schedules, exhibits and annexes thereto and documents referred to therein.

         "JV OWNERS" means Shell, Chevron, Western L.P. and their respective successors and assigns pursuant to the Joint Venture Agreement.

         "LEGAL DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

         "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "MATERIAL CHANGE" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 10% during a fiscal quarter in the discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with clause
(a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that there will be excluded from the calculation of Material Change any acquisition during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist.

         "MIRROR NOTE GUARANTEE" has the meaning set forth under "--Certain Covenants--Issuance of Subsidiary Guarantees and Mirror Note Guarantees."

         "MIRROR NOTE ISSUER" means Newco and Western L.P.

         "MIRROR NOTES" means the promissory notes issued by Newco and Western L.P. on the Issue Date evidencing Indebtedness equal in aggregate principal amount to that of the notes outstanding from time to time.

         "MOBILE EQUIPMENT LEASE" means the Master Lease Agreement dated July 30, 2001 among MRM Mobile Equipment Leasing L.P., as lessor, and Shell Canada Limited, Chevron Canada Resources Limited and Western L.P., as lessees, as its terms (other than the maximum principal amount of the leases thereunder except as such amount may be increased due to increases in the costs of replacement equipment) may be amended or modified from time to time.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of

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cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

                  (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

                  (4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

PROVIDED, HOWEVER, that cash and/or Cash Equivalents in which the Company or a Restricted Subsidiary has an individual beneficial ownership interest shall not be deemed to be received by the Company or a Restricted Subsidiary until such time as such cash and/or Cash Equivalents are free from any restrictions under agreements with the other beneficial owners of such cash and/or Cash Equivalents preventing the Company or a Restricted Subsidiary from applying such cash and/or Cash Equivalents to any use permitted by clause (A), (B) or (C) of the second paragraph of the covenant described under "--Certain Covenants--Limitation of Asset Sales of Collateral" or by clause (A), (B) or (C) of the second paragraph of the covenant described under "--Certain Covenants--Limitation on Asset Sales of Non-Collateral," as applicable, or to purchase notes.

         "NET COLLATERAL PROCEEDS OFFER" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Collateral."

         "NET COLLATERAL PROCEEDS OFFER AMOUNT" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Collateral."

         "NET COLLATERAL PROCEEDS OFFER PURCHASE DATE" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Collateral."

         "NET COLLATERAL PROCEEDS OFFER TRIGGER DATE" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Collateral."

         "NET PROCEEDS OFFER" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Non-Collateral."

         "NET PROCEEDS OFFER AMOUNT" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Non-Collateral."

         "NET PROCEEDS OFFER PURCHASE DATE" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Non-Collateral."

         "NET PROCEEDS OFFER TRIGGER DATE" has the meaning set forth under "--Certain Covenants--Limitation on Asset Sales of Non-Collateral."

         "NEWCO" means Western Oil Sands Finance Inc.

         "NON-COLLATERAL" means all assets, property and rights that are not Collateral.

         "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OIL SANDS PROJECTS" means a business principally involving the exploration, extraction, production, refining, marketing or sale of hydrocarbon products from oil sands and activities relating thereto or in

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

furtherance thereof (including feasibility studies with respect thereto). If the Company or any Restricted Subsidiary acquires in any transaction assets not principally involving the exploration, extraction, production, refining, marketing or sale of petroleum products from oil sands and activities relating thereto or in furtherance thereof (such exploration, extraction, production, refining, marketing or sales, "OIL SANDS RELATED ACTIVITIES") but that are used or useful in a Permitted Business, any such assets may be included under this definition so long as the Company is diligently and in good faith attempting to dispose of the non-compliant assets so that the assets acquired and held by the Company or any Restricted Subsidiary, in the aggregate, principally involve oil sands related activities.

         "OWNERSHIP INTEREST" has the meaning set forth in the Joint Venture Agreement as in effect on the Issue Date.

         "PERMITTED ASSETS" means any assets to be utilized in a Permitted Business.

         "PERMITTED BUSINESS" means the exploration, extraction, production, refining, marketing and sale of hydrocarbon products and activities relating thereto or in furtherance thereof (including feasibility studies with respect thereto).

         "PERMITTED COLLATERAL ASSETS" means (1) assets that replace the assets that were subject to the applicable Asset Sale, (2) tangible assets or reserves or resources used or useful in a Permitted Business (or any Person whose assets consist substantially of such assets), or (3) other assets used or useful in an Oil Sands Project.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

                  (1) Indebtedness under the notes, the Indenture and any Guarantees;

                  (2) Indebtedness under (i) the Senior Credit Facility and Refinancing Indebtedness in respect thereof in an aggregate principal amount not to exceed $100.0 million, and (ii) the Bank of Nova Scotia Subordinated Facility and Refinancing Indebtedness in respect thereof in an aggregate principal amount not to exceed $88.0 million;

                  (3) Indebtedness incurred following Completion of the Project in an aggregate principal amount at any time outstanding which, together with Indebtedness outstanding under the Debt Service/Completion Facility and the Bank of Nova Scotia Subordinated Facility (but for the avoidance of doubt excluding Indebtedness outstanding under the Letter of Credit Facility), does not exceed the sum of (i) $50.0 million PLUS (ii) 20% of Adjusted Consolidated Net Tangible Assets;

                  (4) Indebtedness of the Company, a Mirror Note Issuer or a Guarantor incurred to finance Oil Sands Projects; PROVIDED that if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the ratio of (i) total Indebtedness outstanding incurred to finance Oil Sands Projects to (ii) the sum of (a) 100% of the net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance or sale subsequent to the Issue Date and on or prior to the date such incurrence of Indebtedness occurs of Qualified Capital Stock of the Company, (b) without duplication of amounts included in clause (4)(ii)(a) above, 100% of the net cash proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the date such incurrence of Indebtedness occurs and (c) if positive, 100% of the cumulative Consolidated Net Income during the period beginning on the first day of the fiscal quarter during which the Issue Date occurs and through the end of the most recent fiscal quarter for which consolidated financial statements of the Company are available prior to the date of incurrence of such Indebtedness, would not be greater than 3.0:2.0;

                  (5) De-Bottlenecking Indebtedness (and any Refinancing Indebtedness incurred to refinance such De-Bottlenecking Indebtedness) in an aggregate principal amount not to exceed $60.0 million at any time outstanding;

                  (6)      Interest Swap Obligations of the Company, a Mirror
         Note Issuer or a Guarantor covering Indebtedness of the Company or any Restricted Subsidiary entered into in the ordinary course of

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         business; PROVIDED, HOWEVER, that the notional principal amount of such
         Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (7) Indebtedness under Currency Agreements entered into in the ordinary course of business; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding, other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (8) Indebtedness under Commodity Agreements entered into in the ordinary course of business and reasonably designed to protect the Company or any Restricted Subsidiary against fluctuations (including, without limitation, oil and natural gas) in commodity values; PROVIDED that such Commodity Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding, other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

                  (9) Indebtedness of a Restricted Subsidiary to the Company, a Guarantor, a Mirror Note Issuer or an Unlevered Restricted Subsidiary for so long as such Indebtedness is held by the Company, a Guarantor, a Mirror Note Issuer, Western L.P. (so long as Western L.P. is a Restricted Subsidiary) or an Unlevered Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company, a Guarantor, a Mirror Note Issuer or an Unlevered Restricted Subsidiary; PROVIDED that if as of any date any Person other than the Company, a Guarantor, a Mirror Note Issuer or an Unlevered Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this paragraph (9);

                  (10) Indebtedness of the Company to a Guarantor, Western L.P., Newco or an Unlevered Restricted Subsidiary, for so long as such Indebtedness is held by a Guarantor, Western L.P., Newco or an Unlevered Restricted Subsidiary, in each case subject to no Lien held by a Person other than a Guarantor, Western L.P., Newco or an Unlevered Restricted Subsidiary; PROVIDED that if as of any date any Person other than a Guarantor, Western L.P., Newco or an Unlevered Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company under this paragraph (10);

                  (11) Indebtedness of the Company or any of the Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five business days after receipt of notice of its incurrence;

                  (12) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company, or any such Restricted Subsidiary, as the case may be, provided pursuant to obligations of the Company or any Restricted Subsidiary under the Joint Venture Agreement as such agreement is in effect on the Issue Date;

                  (13) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company, or any such Restricted Subsidiary, as the case may be, provided in order to provide security for environmental reclamation obligations to governmental agencies, workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (14) Refinancing Indebtedness incurred to Refinance (i) Ratio Indebtedness, (ii) Indebtedness incurred pursuant to clause (4) or (21) of this definition or (iii) Indebtedness incurred pursuant to this clause (14);

                  (15)     Indebtedness represented by the Mirror Notes;

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                  (16)     additional Indebtedness for working capital and other
         purposes of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed US$75.0 million at any time outstanding;

                  (17) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Refinancing Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

                  (18) Indebtedness under any overdraft facilities required to be entered into pursuant to the Joint Venture Agreement as in effect on the Issue Date so long as amounts incurred under such a facility are discharged within 22 days of incurrence;

                  (19) Indebtedness incurred in connection with any lease or purchase of the types of assets included under or contemplated by the Mobile Equipment Lease (and any Refinancing Indebtedness incurred to Refinance such Indebtedness) in an aggregate principal amount not to exceed $60.0 million at any time outstanding or such greater amount as may be required due to increases in the replacement cost of the equipment leased or purchased thereunder;

                  (20) Indebtedness incurred in connection with any lease or purchase of the types of assets included under or contemplated by the HMU Lease (and any Refinancing Indebtedness incurred to Refinance such Indebtedness) in an aggregate principal amount not to exceed $58.0 million at any time outstanding; and

                  (21) Indebtedness existing on the Issue Date as in effect on the Issue Date.

         If any Indebtedness incurred by the Company or any Restricted Subsidiary would qualify in more than one of the categories of Permitted Indebtedness as set forth in clauses (1) through (21) of this definition, the Company may designate under which category such incurrence shall be deemed to have been made.

         "PERMITTED INVESTMENTS" means:

                  (1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

                  (2) Investments in the Company by any Restricted Subsidiary; PROVIDED that any Indebtedness evidencing such Investment is unsecured (except to the extent permitted by clause (6) of the definition of "Permitted Liens");

                  (3)      Investments in cash and Cash Equivalents;

                  (4) loans and advances to employees, officers and directors of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of $5.0 million at any one time outstanding;

                  (5) Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture;

                  (6) Investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (7) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenants described under "--Certain Covenants--Limitation on Asset Sales of Collateral" and "--Certain Covenants--Limitation on Asset Sales of Non-Collateral";

                  (8) Investments in Oil Sands Projects or a Person whose business principally involves Oil Sands Projects;

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                  (9)      Investments in Persons, including, without
         limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, not to exceed $25.0 million;

                  (10)     Investments existing on the Issue Date; and

                  (11)     Investments in the notes.

         "PERMITTED LIENS" means the following types of Liens:

                  (1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves (if any) as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

                  (5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

                  (6) Liens for the benefit of the Company, any Mirror Note Issuer or any Guarantor;

                  (7) Liens arising under or in respect of operating leases, including lessor Liens;

                  (8) Liens under or pursuant to any judgment rendered or claim filed so long as the judgment or claim shall be contested and adequately bonded;

                  (9) undetermined or inchoate Liens incidental to construction or operations which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested;

                  (10) Liens in favor of a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in the ordinary course;

                  (11) the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions to title; and

                  (12) Liens encumbering a cash collateral account with The Toronto-Dominion Bank made to effectively defease any bankers' acceptances outstanding on the Issue Date under the existing $535 million senior credit facility.

         "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "PLEDGOR" means each of the Company and its Restricted Subsidiaries that grants a Lien on any Collateral pursuant to the Indenture or a Security Document.

         "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

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         "PROJECT" means the direct or indirect ownership interests of the
Company and its Restricted Subsidiaries in:

                  (i) the mining of oil sands from the western portion of Lease 13 (as defined in the Joint Venture Agreement as in effect on the Issue Date);

                  (ii)     the extraction of bitumen from such oil sands;

                  (iii)    the Lease 13 cogeneration project;

                  (iv)     the Corridor Pipeline system project;

                  (v) the upgrading of bitumen from such oil sands into refinery feedstocks;

                  (vi)     the Downstream Cogeneration project; and

                  (vii) the major shared facilities pursuant to the Major Shared Facilities Agreement dated as of December 6, 1999 among Shell, Western L.P., Chevron and Shell Canada Products Limited (the "MAJOR SHARED FACILITIES AGREEMENT"),

in each case, as contemplated by the Joint Venture Agreement as in effect on the Issue Date and to the extent applicable to the western portion of Lease 13.

         "PROJECT INTEREST SALE OFFER" has the meaning set forth under "--Certain Covenants--Limitation on Sales of the Project Interest."

         "PROJECT INTEREST SALE OFFER PURCHASE DATE" has the meaning set forth under "--Certain Covenants--Limitation on Sales of the Project Interest."

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or construction or improvement of any property; PROVIDED that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

         "RATIO INDEBTEDNESS" has the meaning set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness."

         "REFERENCE DATE" has the meaning set forth under "--Certain Covenants--Limitation on Restricted Payments."

         "REFINANCE" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness in each case that does not:

                  (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably necessary to Refinance such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

                  (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced,

PROVIDED that if such Refinancing Indebtedness is secured by liens on the Collateral ranking pari passu or junior to the liens in favor of the holders of the notes, the holder of such Indebtedness shall become a party to and comply with all of the provisions of the Inter-Creditor Agreements applicable to the Collateral which secures such Indebtedness.

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

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated April 23, 2002 between the Company and the Initial Purchasers.

         "RESTRICTED PAYMENT" has the meaning set forth under "--Certain Covenants--Limitation on Restricted Payments."

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

         "REVOCATION" has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

         "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such Property.

         "SECURED CREDITORS" means holders of obligations secured by Liens on Collateral who are parties to the Principal Inter-Creditor Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITY DOCUMENTS" means the Principal Inter-Creditor Agreement and all agreements in favor of the Collateral Agent that create a security interest in the Collateral.

         "SENIOR CREDIT FACILITY" means the Credit Agreement dated as of the Issue Date among the Company, the lenders party thereto in their capacities as lenders thereunder and the agent, comprised of:

                  (1) a debt service and construction completion facility (the "Debt Service/Completion Facility") and

                  (2) a letter of credit facility (the "Letter of Credit Facility"),

together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring or adding Subsidiaries as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company, Western L.P., Newco or a Guarantor which is expressly subordinated in right of payment to the notes, a Mirror Note or the Guarantee of such Guarantor, as the case may be.

         "SUBORDINATED INDEBTEDNESS PAYMENT" has the meaning set forth under "--Certain Covenants--Limitation on Restricted Payments."

         "SUBSIDIARY", with respect to any Person, means (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (2) any other Person of

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

which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "SUBSIDIARY GUARANTEE" has the meaning set forth under "--Certain Covenants--Issuance of Subsidiary Guarantees and Mirror Note Guarantees."

         "SUBSTITUTE COLLATERAL" has meaning ascribed to that term under "--Possession, Use and Release of Collateral."

         "SURVIVING ENTITY" has the meaning set forth under "--Certain Covenants--Merger, Consolidation and Sale of Assets."

         "TAXES" has the meaning set forth under "--Additional Amounts."

         "TRANSACTION DATE" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

         "TRUST MONEYS" means (i) all amounts in the construction account and
(ii) all cash or Cash Equivalents received by the Trustee or the Collateral Agent, as the case may be: (a) upon the release of property from the Lien of any of the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations; (b) as compensation for, or proceeds of the sale of all or any party of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee or the Collateral Agent, as the case may be, for any loss, liability or expense incurred by it); (d) pursuant to certain provisions of the mortgages included in the Security Documents; (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or the Collateral Agent, as the case may be, or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or (f) for application under the Indenture as provided in the Indenture, any Security Document or any Inter-Creditor Agreement, or whose disposition is not otherwise specifically provided for in the Indenture, any Security Document or any Inter-Creditor Agreement.

         "UNLEVERED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary that has no Indebtedness owing to any Person other than the Company or a Restricted Subsidiary.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

         "VOTING INTERESTS" has the meaning set forth in the Joint Venture Agreement as in effect on the Issue Date.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "WESTERN L.P." means Western Oil Sands L.P., an Alberta limited partnership.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" of the Company means any Restricted Subsidiary of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Restricted Subsidiary.

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                        DESCRIPTION OF THE INITIAL NOTES

         The initial notes were issued and sold on April 23, 2002, in a private transaction that was exempt from the registration requirements of the Securities Act. The form and terms of the initial notes are the same as the form and terms of the exchange notes, except that:

         o the initial notes are not registered under the Securities Act and bear legends restricting their transfer, and

         o holders of initial notes have rights under a registration rights agreement which will terminate upon the consummation of the exchange offer.

         Please refer to the section of this prospectus entitled "Description of the Exchange Notes," which begins on page 93.

                          BOOK-ENTRY, DELIVERY AND FORM

         Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and we will register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

DEPOSITORY TRUST COMPANY PROCEDURES

         For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company, the Euroclear System and Clearstream Banking, S.A. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

         The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to The Depository Trust Company's system is also indirectly available to other entities that clear through, or maintain a direct or indirect custodial relationship with, a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

         The Depository Trust Company has also advised us that, in accordance with its procedures,

                  (1) upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and

                  (2) it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

         Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems

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

or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream. These depositories, in turn, will hold these positions in their names on the books of The Depository Trust Company. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of The Depository Trust Company. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

         The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

         Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

         Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of the exchange agent, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for:

                  (1) any aspect of The Depository Trust Company's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or

                  (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

         The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

         Neither we nor the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and the exchange agent and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

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         Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

         The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

         Although The Depository Trust Company, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of the exchange agent, the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

         A global note will be exchangeable for definitive notes in registered certificated form if:

                  (1) The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository [within 90 days];

                  (2) The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act [and we fail to appoint a successor within 90 days]; or

                  (3) a default or an event of default under the indenture for the notes has occurred and is continuing.

         In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

         Initial notes issued in certificated form may be exchanged for beneficial interests in the global note.

SAME DAY SETTLEMENT

         We expect that the interests in the global notes will be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System. As a result, secondary market trading activity in these

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interests will settle in immediately available funds, subject in all cases to the rules and procedures of The Depository Trust Company and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company's settlement date.

PAYMENT

         The notes indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York. This office will initially be the office of the Paying Agent maintained for that purpose. At our option however, we may make these installments of interest by:

                  (1) check mailed to the holders of notes at their respective addresses provided in the register of holder of notes, or

                  (2)      transfer to an account maintained by the payee.

                               REGISTRATION RIGHTS

         We entered into a registration rights agreement in connection with the offering of the initial notes (the "Registration Rights Agreement"), pursuant to which we agreed, for the benefit of the holders of the initial notes, to file with the Commission following the issue date of the initial notes a registration statement (the "Exchange Offer Registration Statement") under the Securities Act relating to this exchange offering.

         We agreed to cause the Exchange Offer Registration Statement to be declared effective by the Commission within 180 days following the issue date of the initial notes if MJDS is available to us, and within 270 days after the issue date of the initial notes if MJDS is no longer available due to a change in law or regulations. We further agreed to complete this exchange offering promptly but in no event later than within 40 days after the Exchange Offer Registration Statement has become effective, to hold the offer open for at least 30 days, and exchange exchange notes for all initial notes validly tendered and not withdrawn before the expiration of this exchange offering.

         Under existing Commission interpretations, the exchange notes will in general be freely transferable after this exchange offering without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in this exchange offering will be subject to a prospectus delivery requirement with respect to resales of the exchange notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the initial notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the exchange notes. The Exchange Offer Registration Statement will be kept effective as long as necessary after this exchange offering has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each holder of initial notes (other than certain specified holders) who wishes to exchange such

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initial notes for exchange notes in this exchange offering will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of this exchange offering it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not us or an affiliate of ours.

         However, if:

         (1) the existing Commission interpretations are changed such that we cannot effect this exchange offering or this exchange offering is not for any reason consummated within 40 days after the effectiveness of the Exchange Offer Registration Statement; or

         (2)      any initial purchaser so requests under certain circumstances;
                  or

         (3) this exchange offering is not available to any holder of the initial notes,

we will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of exchange notes, use our commercially reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the initial notes for resale by holders or, in the case of clause (2), of the initial notes held by the initial purchasers for resale by the initial purchasers (the "Resale Registration") to become effective and to remain effective until two years following the issue date of the initial notes or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

         We will, in the event of the Resale Registration, provide to the holder or holders of the applicable initial notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holder or holders when the Resale Registration for the applicable initial notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable initial notes. A holder of initial notes that sells such initial notes pursuant to the Resale Registration generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

         If we cannot complete this exchange offering in the United States, we will be obligated to pay liquidated damages.

         The interest rate borne by the notes increases by 0.25% per year if:

         o the Exchange Offer Registration Statement is not declared effective on or before the 180th day after the date the initial notes are issued if MJDS is available to us, and within 270 days after the issue date of the initial notes if MJDS is no longer available due to a change in law or regulations;

         o this exchange offering in the United States is not completed (or a shelf registration statement with respect to the notes is not declared effective) 40 days after the effectiveness of the registration statement; or

         o any registration statement required by the Registration Rights Agreement is filed and declared effective but then ceases to be effective (except as specifically permitted in the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective.

         The amount of additional interest will increase by an additional 0.25% for each subsequent 90 day period until the registration default described in any of the bullet points above has been cured. The maximum aggregate amount of increase from the original interest rate under these provisions is 1.25% per year. Upon:

         o the effectiveness of the Exchange Offer Registration Statement after the 180-day period or 270-day period, as the case may be, described in the first bullet above;

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

                  o the completion of this exchange offering in the United States or the effectiveness of a shelf registration statement, as the case may be, after the 40-day period described in the second bullet above; or

         o the effectiveness of a succeeding registration statement after the date in the third bullet above;

the interest rate borne by the initial notes or exchange notes, as the case may be, from the date of such filing, effectiveness or completion, as the case may be, will be reduced to the original interest rate listed on the cover page of this prospectus.

         The description in this prospectus of some of the provisions of the Registration Rights Agreement is a summary only. We urge you to read all the provisions of the Registration Rights Agreement, a copy of which is available from us upon request, because it, and not this summary, defines your rights.

                             INCOME TAX CONSEQUENCES

         The following summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective holder and no representation with respect to the tax consequences to any particular holder is made. Accordingly, prospective holders should consult with their own tax advisers for advice with respect to the income tax consequences of acquiring, holding and disposing of the exchange notes having regard to their particular circumstances.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Macleod Dixon LLP, Canadian legal counsel to Western, the following summary describes the principal Canadian federal income tax considerations as of the date of this prospectus, generally applicable to a purchaser of initial notes and exchange notes (a "Non-Resident Holder") who, for the purposes of the INCOME TAX ACT (Canada) (the "ITA") at all relevant times, is not, and is not deemed to be, resident in Canada, does not use or hold and is not deemed to use or hold the initial notes or exchange notes in carrying on a business in Canada, deals at arm's length with Western, is not an authorized foreign bank and is not an insurer that carries on an insurance business in Canada and elsewhere.

         This summary takes into account the current provisions of the ITA and the regulations passed pursuant to the ITA (the "ITA Regulations") in force as of the date of this prospectus, any proposals to amend the ITA and the ITA Regulations publicly announced by the date of this prospectus by the federal Minister of Finance and the current published administrative practices of the Canada Customs and Revenue Agency. This description is not exhaustive of all Canadian federal income tax considerations and does not anticipate any changes in law whether by legislative, governmental or judicial action other than the passage of such publicly announced proposed amendments to the ITA or ITA Regulations, nor does it take into account provincial, territorial or foreign tax considerations which may differ from the Canadian federal income tax considerations described in this prospectus.

         This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder of initial notes or exchange notes. Prospective holders should consult their own Canadian tax advisors with respect to the Canadian income tax considerations associated with their participation in this exchange offering.

         Pursuant to the ITA, interest paid or credited or deemed to be paid or credited by Western on the initial notes or exchange notes, as the case may be, to a Non-Resident Holder will be exempt from Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable pursuant to the ITA by a Non-Resident Holder in respect of the acquisition, ownership or disposition of the initial notes or exchange notes including exchange of the exchange notes for the initial notes.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the material United States federal income tax consequences of the exchange of initial notes for exchange notes in accordance with the exchange offer and of the ownership and disposition of those exchange notes by United States persons (as defined below) who acquire the exchange

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notes in the exchange offer. This discussion assumes that United States persons hold the exchange notes as capital assets ("United States Holders") within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Furthermore, the following discussion does not purport to be a complete analysis of all of the potential United States federal income tax considerations that may be relevant to particular holders of exchange notes in light of their particular circumstances nor does it deal with persons that are subject to special tax rules, such as dealers in securities or currencies, financial institutions, insurance companies, tax-exempt organizations, persons holding the initial notes or exchange notes as part of a straddle, hedge or conversion transaction or a synthetic security or other integrated transaction, holders whose "functional currency" is not the United States dollar, and holders who are not United States Holders. In addition, the discussion below does not address tax consequences applicable to subsequent purchasers of the exchange notes nor does it address the tax consequences of the law of any state, locality or foreign jurisdiction. There can be no assurance that the United States Internal Revenue Service ("IRS") will take a similar view as to any of the tax consequences described in this summary.

         The following is based on currently existing provisions of the Code, existing and proposed Treasury regulations under the Code and current administrative rulings and court decisions. Everything listed in the previous sentence may change, possibly on a retroactive basis, and any change could affect the continuing validity of this discussion.

         PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THEM IN LIGHT OF THEIR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

         As used in this section, the term "United States person" means a beneficial owner of a note that is: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision of the United States; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust which is (A) subject to the supervision of a court within the United States and the control of a United States fiduciary as described in Section 7701(a)(30) of the Code; or (B) has made a valid election to be treated as a United States person.

EXCHANGE OF INITIAL NOTES FOR EXCHANGE NOTES

         The exchange of initial notes for exchange notes pursuant to the exchange offer will not constitute a recognition event for U.S. federal income tax purposes. Consequently, (1) no gain or loss will be realized by a United States Holder upon receipt of an exchange note, (2) the holding period of the exchange note will include the holding period of the initial note exchanged for the exchange note, (3) the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the initial note exchanged therefor immediately before the exchange and (4) any market discount or bond premium (discussed below) applicable to the initial notes should carry over to the exchange notes. Further, the tax consequences of ownership and disposition of any exchange note should be the same as the tax consequences of ownership and disposition of an initial note.

PAYMENTS OF INTEREST

         Interest on a note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. In addition to interest on the notes, a United States Holder will be required to include in income any additional amounts received pursuant to the section of this offering memorandum entitled "Summary of Terms of the Exchange Notes -- Redemption for Changes in Canadian or Other Withholding Taxes" and any taxes withheld from interest payments, notwithstanding that the United States Holder does not in fact receive such withheld taxes.

         A United States Holder may be entitled to claim a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Canadian income taxes withheld and paid over to the Canadian taxing authorities or for any of those taxes paid directly to the Canadian taxing authorities.

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

The rules governing the foreign tax credit are complex. Investors are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances. Interest income on an exchange note generally will constitute foreign source income and generally will be considered "passive" income or "financial services" income (or, if Canadian withholding tax at a rate of 5% or more were to be imposed, as "high withholding tax interest"), which are treated separately from other types of income in computing the foreign tax credit allowable to United States Holders under the Code.

MARKET DISCOUNT AND BOND PREMIUM

         If a United States Holder purchased an initial note after its initial issuance for an amount that is less than its principal amount, then, subject to a statutory de minimis rule, the difference generally will be treated as market discount. If a United States Holder exchanges an initial note, with respect to which there is market discount, for an exchange note pursuant to the exchange offer, the market discount applicable to the initial note should carry over to the exchange note so received. In that case, any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, including dispositions which are nonrecognition transactions under certain provisions of the Code, the exchange note will be included in gross income and characterized as ordinary income to the extent of the market discount that (1) has not previously been included in income and (2) is treated as having accrued on the exchange note prior to the payment or disposition. In addition, to the extent that the exchange notes are acquired with market discount, a United States Holder generally may be required to defer a portion of the interest expense on indebtedness incurred or continued to purchase or carry such notes. Market discount generally accrues on a straight-line basis over the remaining term of the exchange note. A taxpayer may elect, however, to accrue market discount on a constant yield basis. Further, a United States Holder may elect to include market discount in gross income currently as it accrues. If such an election is made, the preceding rules relating to the recognition of market discount and deferral of interest expense will not apply. An election made to include market discount in gross income as it accrues will apply to all debt instruments acquired by the United States Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

         If a United States Holder purchased an initial note for an amount in excess of principal, the excess will be treated as bond premium. If a United States Holder exchanges an initial note, with respect to which there is bond premium, for an exchange note pursuant to the exchange offer, the bond premium applicable to the initial note should carry over to the exchange note so received. In general, a United States Holder may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which the election applies and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

SALE, EXCHANGE AND REDEMPTION OF NOTES

         Upon the sale, exchange or redemption of an exchange note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption (less any accrued interest, which will be taxable as ordinary interest income) and the United States Holder's adjusted tax basis in the exchange note. A United States Holder's adjusted tax basis in a note generally will be the adjusted tax basis of such holder in the initial note that was exchanged therefor, increased by market discount, if any, that is included in such holder's income and reduced (but not below zero) by any amortized bond premium which a United States Holder has elected to deduct from taxable income on an annual basis. If a United States Holder exchanges an initial note, with respect to which there is market discount or bond premium, for an exchange note pursuant to the exchange offer, the market discount or bond premium applicable to the initial note should carry over to the exchange note so received. In general, market discount on an initial note is the excess, if any, of the principal amount of an initial note over the United States Holder's tax basis in such initial note at the time of acquisition (unless the amount of such excess is less than a specified DE MINIMIS amount, in which case market discount is considered to be zero). In general, bond premium on an initial note equals the excess, if any, of the purchase price of the initial note over the amount payable at maturity of the initial note (other than stated interest thereon). Except as provided above

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(see "Market Discount and Bond Premium"), gain or loss realized on the sale, exchange or redemption of an exchange note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the exchange note has been held for more than one year. Under current law, net capital gains of individuals are, under some circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations. If the United States Holder is a U.S. resident (as defined in section 865 of the Code), gains realized upon disposition of an exchange note by such United States Holder generally will be U.S. source income, and disposition losses generally will be allocated to reduce U.S. source income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         In general, information reporting requirements will apply to certain payments of principal and interest on a note and to the payments of proceeds of the sale of an exchange note made to United States Holders other than certain exempt recipients (such as corporations). A United States Holder that is not an exempt recipient will generally be subject to backup withholding with respect to such payments (currently at a rate of 30%, declining until 2006 to 28%, which rate will remain constant until replaced by a 31% rate beginning in 2011) unless the United States Holder provides an accurate taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules.

         Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder's U.S. federal income tax liability or refundable to the extent that it exceeds such liability. A United States Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS.

         THE U.S. FEDERAL INCOME TAX DISCUSSION PROVIDED ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT APPLY TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF OWNING, HOLDING, AND DISPOSING OF A NOTE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the commencement of this exchange offer, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus meeting the requirements of the Securities Act.


         We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the expiration of this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.


                              CERTAIN LEGAL MATTERS

         Certain legal matters in connection with the exchange offer will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York (concerning matters of U.S. law), and Macleod Dixon LLP, Calgary, Alberta (concerning certain matters of Canadian law). Charles W. Berard, one of our officers, is a partner of Macleod Dixon LLP.


                                     EXPERTS

         Information about our estimated net proved and probable reserves and the present values of future net cash flows attributable to these reserves as of January 1, 2002 and January 1, 2003 was prepared by GLJ. Information about our estimated resources was prepared by NorWest.

         Purvin & Gertz prepared the "Summary Review of the Athabasca Oil Sands Project, Including Reports by NorWest Mine Services, Inc." included as Appendix B to this prospectus and the "Update of Summary Review of the Athabasca Oil Sands Project, Including NorWest's Update of Muskeg River" included as Appendix C to this prospectus. These summaries contain projected financial data related to the Project. We include these reports and these projections in the prospectus in reliance upon Purvin & Gertz's authority as a leading consulting and engineering firm experienced in review of the design, construction and operations of petroleum projects. Purvin & Gertz in turn relied on other consultants as noted and assumes no responsibility for such other consultants results. You should read these reports in their entirety for information contained therein with respect to the Project, Purvin & Gertz's role and the related matters discussed therein, including the projected financial data in those reports.


                              INTERESTS OF EXPERTS

         As at the date hereof,the partners and associates of each of Macleod Dixon LLP as a group own beneficially, directly or indirectly, less than 1% of the outstanding Common Shares. As at the date hereof, the partners of PricewaterhouseCoopers LLP, the auditors of Western, as a group did not beneficially own any of the outstanding Common Shares.

         As at the date hereof, the principals of Purvin & Gertz, Inc., independent petroleum consultants to Western, as a group did not beneficially own any of the outstanding Common Shares. As at the date hereof, the principals of NorWest Corporation and Gilbert Laustsen Jung Associates Ltd., independent petroleum consultants to Western, as respective groups own beneficially, directly or indirectly, less than 1% of the outstanding Common Shares.


                            INDEPENDENT ACCOUNTANTS

         Our financial statements as at December 31, 2001 and 2000 and for the period ended December 31, 1999 and the years ended December 31, 2001 and 2000, included in this prospectus have been audited by PricewaterhouseCoopers LLP, Chartered Accountants, as stated in their report appearing herein.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form F-10 with the Securities and Exchange Commission covering the exchange notes. This prospectus is part of our registration statement. For further information about us and the exchange notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus might not contain all of the information that you might find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

         We are subject to the periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934, and accordingly we file reports and other information with the Securities and Exchange Commission. Copies of our reports and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission. However, we are a "foreign private issuer" as defined in Rule 405 of the Securities Act, and therefore are not required to comply with Exchange Act provisions regarding proxy statements and short swing profit disclosure.

         Copies of these materials may also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         We also file information, such as periodic reports and financial information, with the Canadian Securities Administrators, which may be accessed at www.sedar.com.

         Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to us at Suite 2400, Ernst & Young Tower, 440 Second Avenue S.W., Calgary, Alberta, T2P 5E9.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----


Auditors' Report.............................................................F-2

Consolidated Balance Sheets as at December 31, 2001 and 2000.................F-3

Consolidated Statements of Operations for years ended
  December 31, 2001 and 2000 and the period ended December 31, 1999..........F-4

Consolidated Statements of Cash Flows for the years ended
  December 31, 2001 and 2000 and the period ended December 31, 1999..........F-5

Notes to the Consolidated Financial Statements...............................F-6

                                AUDITORS' REPORT

TO THE SHAREHOLDERS OF WESTERN OIL SANDS INC.

         We have audited the consolidated balance sheets of Western Oil Sands Inc. as at December 31, 2001 and 2000 and the consolidated statements of operations, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Western Oil Sands Inc. as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Canada
February 15, 2002 except for note 12
which is as at April 23, 2002

                             WESTERN OIL SANDS INC.
                           CONSOLIDATED BALANCE SHEETS
                                  ($ THOUSANDS)

                                                                     DECEMBER 31
                                                                     -----------
                                                MARCH 31 2002     2001          2000
                                                -------------     ----          ----
                                                 (UNAUDITED)
                                     ASSETS
Current Assets
  Cash .......................................   $  70,239    $  52,973    $  94,111
  Restricted cash ............................          --           --       12,601
  Accounts receivable ........................       3,781        7,228        1,233
                                                 ---------    ---------    ---------

                                                    74,020       60,201      107,945
                                                 ---------    ---------    ---------

Capital Assets (Note 3) ......................     878,415      761,939      304,255
Deferred Charges (Note 4) ....................      32,402       32,254       15,888
                                                 ---------    ---------    ---------

                                                   910,817      794,193      320,143
                                                 ---------    ---------    ---------

                                                 $ 984,837    $ 854,394    $ 428,088
                                                 =========    =========    =========

                                   LIABILITIES
Current Liabilities
  Accounts payable and accrued liabilities ...   $  36,794    $  51,222    $  64,707
                                                 ---------    ---------    ---------

                                                    36,794       51,222       64,707
Long-term Liabilities
  Long-term Debt (Note 5) ....................     418,496      279,481           --
  Other (Note 7) .............................      95,366       88,825       65,477
                                                 ---------    ---------    ---------

                                                   513,862      368,306       65,477
                                                 ---------    ---------    ---------

                                                   550,656      419,528      130,184
                                                 ---------    ---------    ---------

Shareholders' Equity
Share Capital (Note 8) .......................     448,373      447,303      303,326
Deficit ......................................     (14,192)     (12,437)      (5,422)
                                                 ---------    ---------    ---------

                                                   434,181      434,866      297,904
                                                 ---------    ---------    ---------

                                                 $ 984,837    $ 854,394    $ 428,088
                                                 =========    =========    =========

         See accompanying Notes to the Consolidated Financial Statements

Approved by the Board of Directors:

/s/ Robert G. Puchniak                                  /s/ Brian F. MacNeill
----------------------                                  ---------------------
Robert G. Puchniak                                      Brian F. MacNeill
Director                                                Director

                             WESTERN OIL SANDS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     ($ THOUSANDS, EXCEPT AMOUNTS PER SHARE)

                                          THREE MONTHS ENDED       PERIOD ENDED DECEMBER 31
                                          ------------------       ------------------------
                                                MARCH 31
                                                --------
                                            2002        2001       2001        2000     1999
                                            ----        ----       ----        ----     ----
                                              (UNAUDITED)
CORPORATE EXPENSES
  General and administrative..............  $  1,285    $  1,006   $  5,310    $  4,402 $   --
  Large Corporations Tax..................       427         213      1,535         850     --
  Depreciation............................        43          42        170         170     --

NET LOSS..................................  $  1,755    $  1,261   $  7,015    $  5,422 $   --
                                            --------    --------   --------    -------- ------

Deficit at Beginning of Year..............    12,437       5,422      5,422          --     --
                                            --------    --------   --------          --     --

Deficit at End of Year....................  $ 14,192    $  6,683   $ 12,437    $  5,422 $   --
                                            ========    ========   ========     ======= ======

Net Loss per share (Note 8)...............  $   0.04    $   0.03   $   0.17    $   0.21 $   --
                                            ========    ========   ========    ======== ======

         See accompanying Notes to the Consolidated Financial Statements

                             WESTERN OIL SANDS INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  ($ THOUSANDS)

                                                   THREE MONTHS ENDED MARCH 31      PERIOD ENDED DECEMBER 31
                                                   ---------------------------      ------------------------
                                                      2002            2001      2001          2000          1999
                                                      ----            ----      ----          ----          ----
                                                           (UNAUDITED)
CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES
  Net loss ......................................   $  (1,755)   $  (1,261)   $  (7,015)   $  (5,422)   $      --
  Depreciation ..................................          43           42          170          170           --
                                                           --           --          ---          ---           --

                                                       (1,712)      (1,219)      (6,845)      (5,252)          --
                                                    ---------    ---------    ---------    ---------    ---------

FINANCING ACTIVITIES
  Issue of share capital ........................       1,070       15,524      143,978      185,153      117,173
  Issue of long-term debt, net of repayment .....     139,014           --      279,481           --           --
  Debt issue and deferred costs .................        (148)      (4,942)     (16,366)      (4,698)     (11,190)
  Increase in long-term liabilities .............          --           --           --        4,250           --
  Repayment of long-term liabilities ............          --           --       (2,152)      (1,192)          --
  (Increase) decrease in non-cash working capital        (675)       3,331           --        2,131       (2,131)
                                                    ---------    ---------    ---------    ---------    ---------

CASH GENERATED ..................................     139,261       13,913      404,941      185,644      103,852
                                                    ---------    ---------    ---------    ---------    ---------

INVESTING ACTIVITIES
  Capital expenditures ..........................    (109,978)     (77,880)    (433,604)    (192,141)     (46,710)
  Restricted cash ...............................        --           (260)      12,601      (12,601)        --
  (Increase) decrease in non-cash working capital     (10,305)        (223)     (18,231)      52,304        9,015
                                                    ---------    ---------    ---------    ---------    ---------

CASH INVESTED ...................................    (120,283)     (78,363)    (439,234)    (152,438)     (37,695)
                                                    ---------    ---------    ---------    ---------    ---------

Increase (decrease) in Cash .....................      17,266      (65,669)     (41,138)      27,954       66,157
Cash at Beginning of Year .......................      52,973       94,111       94,111       66,157         --
                                                    ---------    ---------    ---------    ---------    ---------

Cash at End of Year* ............................   $  70,239    $  28,442    $  52,973    $  94,111    $  66,157
                                                    =========    =========    =========    =========    =========

* Cash comprises cash and temporary investments.

         See accompanying Notes to the Consolidated Financial Statements

                             WESTERN OIL SANDS INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


                     (TABULAR DOLLAR AMOUNTS IN $ THOUSANDS)
            (INFORMATION AS AT MARCH 31, 2002 AND FOR THE THREE MONTH
               PERIODS ENDED MARCH 31, 2002 AND 2001, AND FOR THE
                  PERIOD ENDED DECEMBER 31, 1999 IS UNAUDITED)


1.       BUSINESS OF THE CORPORATION

         Western Oil Sands Inc. (the "Corporation") was incorporated on June 18, 1999 under the laws of the Province of Alberta. The Corporation was created to acquire a direct, undivided 20% working interest in an oil sands project in the Athabasca region of northeast Alberta ("the oil sands project"). The oil sands project will consist of direct or indirect participation in the design, construction and operation of mining, extracting, transporting and upgrading of oil sands deposits. The consolidated financial statements for the period ended December 31, 1999 represent the results and cash flows from incorporation to December 31, 1999.

2.       SUMMARY OF ACCOUNTING POLICIES

(a) PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary corporations and limited partnership, 852006 Alberta Limited, Western Oil Sands Finance Inc. (inactive) and Western Oil Sands L.P. The Corporation's oil sands activities are conducted jointly with others who have direct, undivided interests in the same assets. These financial statements reflect only the Corporation's proportionate interest in such activities.

(b) MEASUREMENT UNCERTAINTY The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

(c) CAPITAL ASSETS Capital assets are recorded at cost less accumulated provisions for depreciation, depletion and amortization. Capitalized costs include costs specifically related to the acquisition, exploration, development and construction of the oil sands project. Capital assets are reviewed for impairment whenever events or conditions indicate that their net carrying amount may not be recoverable from estimated future cash flows.

         Depletion over the life of proved reserves is on a unit of production basis, commencing when the facilities are substantially complete and after commercial production has begun. Capital assets are depreciated on a straight-line basis over their useful lives, except for lease acquisition costs and certain mine assets, which are amortized and depreciated over the life of proved reserves. The estimated useful lives of depreciable capital assets are as follows:

                  Leasehold improvements.....................       5 years
                  Furniture and fixtures.....................       5 years
                  Computers..................................       3 years

(d) FUTURE SITE RESTORATION Estimated future site restoration and reclamation costs are provided on a unit of production method based on estimated proved reserves. Actual costs are charged against the provision when incurred.

(e) FOREIGN CURRENCY TRANSLATION Transactions in foreign currencies are translated into Canadian dollars at exchange rates prevailing at the transaction dates. Monetary assets and liabilities are translated into Canadian dollars at rates of exchange in effect at the end of the period while non-monetary assets and liabilities are translated at historical rates of exchange.

(f) FINANCIAL INSTRUMENTS The Corporation's financial assets and liabilities as at March 31, 2002, December 31, 2001 and December 31, 2000 included cash accounts, temporary investments, accounts receivable and accounts payable and long-term liabilities. The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

         o Short-term financial assets and liabilities are valued at their carrying amounts as presented in the Balance Sheet, which are reasonable estimates of fair value due to the relatively short period to maturity of these instruments.

         o The fair value of long-term liabilities is determined based upon market prices at December 31, 2001 for other similar liabilities with similar terms and conditions. The fair value of this item is equal to book value.

(g) STOCK-BASED COMPENSATION PLAN The Corporation has a stock-based compensation plan which is described in Note 8. No compensation expense is recognized for the plan when the stock options are issued. Any consideration received on exercise of stock options is credited to share capital.

         Effective January 1, 2002, the Corporation adopted CICA 3870 "Stock-based Compensation and Other Stock-based Payments". The new standard is applied prospectively to all stock-based payments to non-employees, and to employee awards that are direct awards of stock, stock appreciation rights and similar awards to be settled in cash. The new standard is applied to all grants of stock options on or after January 1, 2002, and is applied retroactively for grants outstanding at January 1, 2002 that call for settlement in cash or stock appreciation rights that call for settlement in equity instruments. The Corporation had no such grants qualifying for retroactive treatment.

(h) LOSS PER SHARE On January 1, 2001, the Corporation retroactively adopted the new CICA standard for the computation and disclosure of earnings per share, with all prior periods being restated. Under the new standard, the treasury stock method is used to determine the dilutive effects of stock options and other dilutive instruments. The adoption of the new accounting standard changes any fully diluted earnings per share number to a diluted earnings per share number. Neither fully diluted nor diluted net loss per share amounts have been presented as the results are anti-dilutive.

(i) CASH AND CASH EQUIVALENTS Cash and cash equivalents presented in the consolidated financial statements include short-term investments with a maturity of three months or less when purchased.

3.       CAPITAL ASSETS

                                                          AS AT DECEMBER 31
                                                          -----------------
                                                           2001         2000
                                                           ----         ----

         Oil Sands Project..................            $756,181      $299,250
         Corporate Assets...................               6,098         5,175
                                                        --------      --------

                                                         762,279       304,425
         Less: accumulated depreciation.....                (340)         (170)
                                                        --------      --------

                                                        $761,939      $304,255
                                                        ========      ========

         It is the Corporation's policy to capitalize carrying costs including net interest for capital assets which are acquired, constructed or developed over time. As at December 31, 2001, $15.5 million of net interest (December 31, 2000--$4.5 million) has been capitalized as part of the cost of the oil sands project. Cash interest paid for the year ended December 31, 2001 was $6.7 million (December 31, 2000--$0.3 million). Cash interest received for the year ended December 31, 2001 was $2.9 million (December 31, 2000--$3.1 million).

4.       DEFERRED CHARGES

                                                          AS AT DECEMBER 31
                                                          -----------------
                                                           2001         2000
                                                           ----         ----

         Deferred charges...................            $ 32,254      $ 15,888
                                                        ========      ========

         Deferred charges include primarily debt financing costs that have been incurred in establishing the Corporation's various debt facilities. These amounts will be amortized over the term of the related debt facilities following the start-up of the oil sands project.

5.       LONG-TERM DEBT

(a) On December 6, 1999 the Corporation entered into a credit agreement with a banking syndicate led by three Canadian chartered banks to provide credit facilities to the Corporation in the amount of $535 million as follows: $385 million of budgeted construction costs of the oil sands project; $100 million of cost overrun construction costs; and up to $50 million of pre-completion debt servicing costs. The conditions precedent for drawing under the credit facility are customary for facilities of this nature, including receipt of satisfactory documentation for drawdown, evidence of acceptable insurance and receipt of acceptable updated third party consulting reports. At December 31, 2001 an amount of $279.5 million had been drawn upon this facility.

         The loan commitment will be in-place until completion of the oil sands project, such completion to occur on or before December 31, 2003. Any undrawn portion at completion of the oil sands project will be cancelled and the loan balance will be non-revolving.

         Following completion of the oil sands project, a certain portion of the cash flow will be dedicated to repayment of the loan and a principal payment in the amount of $150 million is due on the second anniversary of completion of the oil sands project. All amounts under the loan commitment shall be paid by the third anniversary of completion, not to be later than December 31, 2006.

         The credit facility contains certain covenants and other provisions which restrict the Corporation's ability to incur additional indebtedness, pay dividends or make distributions of any kind, undertake an expansion of the oil sands project, dispose of its interest in the oil sands project, or change the nature of its business. The credit facility provides the banks with security over all of the assets of the Corporation.

         Borrowings under the facility bear interest at the lenders' prime lending rate plus a margin of 175 basis points, or at the bankers' acceptance rate or LIBOR rates plus a margin of 275 basis points. The Corporation has agreed to pay a standby fee of 1% per annum of the undrawn facilities.

(b) On October 25, 2001 the Corporation established a new $88 million two-year bridge note purchase facility with a Canadian Chartered Bank. The notes issuable pursuant to draws on the bridge facility are convertible, at maturity at the option of the Corporation and in the event of a default at the option of the bank into Common Shares of the Corporation. Borrowings under the facility bear interest at the lenders' prime lending rate, or at the bankers' acceptance rate plus a margin of 100 basis points. The Corporation has agreed to pay a standby fee of 0.5% per annum on the undrawn facilities. At December 31, 2001 this facility had not been drawn upon.

6.       INCOME TAXES

         At December 31, 2001, the Corporation has approximately $12.4 million of loss carry forwards and tax pools in excess of book values. In addition, the Corporation has $28.5 million of financing issue costs, which can be used to offset future taxable income. The potential future benefit relating to the loss carry forwards and share issue costs has not been recorded in these financial statements. Recognition of future tax benefits relating to the share issue costs would be recorded as an increase to Share Capital. Cash taxes paid during the year ended December 31, 2001 was $1.0 million (December 31, 2000--$0.4 million) and related solely to Large Corporations Tax.

7.       OTHER LONG-TERM LIABILITIES

                                                          AS AT DECEMBER 31
                                                          -----------------
                                                           2001         2000
                                                           ----         ----

         Payable to Shell Canada Limited....            $ 53,687      $ 47,259
         Capital lease obligation...........              35,138        17,314
         Other..............................                  --           904
                                                        --------      --------
                                                        $ 88,825      $ 65,477
                                                        ========      ========

         The Corporation is obligated to pay $40 million to acquire an interest in the lease and to compensate the vendor of the interest for the benefit of existing infrastructure at the upgrader site. The Corporation has elected to defer payment of the $40 million by paying an annual deferral charge which includes interest plus an adjustment for income taxes. A total of $16 million plus accrued interest and adjustment is payable within 5 years of project start up and $24 million plus accrued interest and adjustment is payable within 10 years of project start up.

         The capital lease obligation is the Corporation's share of the hydrogen-manufacturing unit for the oil sands project. A schedule of repayment has been excluded because the final amounts, estimated to be $40 to $60 million, will not be finalized until construction of the unit has been completed.

8.       SHARE CAPITAL

(a) AUTHORIZED The Corporation is authorized to issue an unlimited number of Class A shares ("Common Shares"), an unlimited number of non-voting Convertible Class B Equity Shares ("Class B Shares"), an unlimited number of non-voting Class C Preferred Shares and an unlimited number of Class D Preferred Shares, issuable in series.

         The Common Shares are without nominal or par value. The Class B Shares are convertible into Common Shares upon successful completion of a public offering or certain other events, but with no additional consideration owing to the Corporation. There have been no Class C Preferred Shares issued. The Class D Preferred Shares, Series A, which have been issued, are convertible into Common Shares prior to redemption on a one for one basis.

(b)      ISSUED AND OUTSTANDING

COMMON SHARES                                           NUMBER           AMOUNT
-------------                                           ------           ------
                                                      OF SHARES
                                                      ---------

June 18, 1999--Issued for cash..............                  11    $        --


Balance at December 31, 1999................                  11             --
Issued for cash.............................           4,000,000         60,000
Share issue costs...........................                  --         (3,540)
                                                     -----------    -----------

Balance at December 31, 2000................           4,000,011    $    56,460
Issued on conversion of:
      Class B Shares........................          37,935,280        315,656
      Class A Special Warrants..............             279,950            912
      Class B Special Warrants..............             823,707          2,059
Issued on exercise of Class B Warrants......             465,188          3,721
Issued for cash(3)..........................             625,000         10,000
Issued upon rights offering.................           3,384,835         47,388
Share issue costs...........................                  --           (856)
                                                     -----------    -----------
Balance at December 31, 2001................          47,513,971    $   435,340
                                                     ===========    ===========

CLASS B SHARES
Issued for cash in 1999.....................          22,220,296    $   115,202
                                                     -----------    -----------

Balance at December 31, 1999................          22,220,296        115,202
Issued for cash(1)..........................          10,709,076        130,000
Share issue costs...........................                  --         (1,307)
                                                     -----------    -----------

Balance at December 31, 2000................          32,929,372    $   243,895
Issued for cash(2)..........................           5,005,908         71,761
Converted to Common Shares..................         (37,935,280)      (315,656)
                                                     -----------    -----------

Balance at December 31, 2001................                  --    $        --
                                                     ===========    ===========

CLASS A SPECIAL WARRANTS
Issued for cash in 1999.....................             279,950    $       912
                                                     -----------    -----------

Balance at December 31, 1999 and
   December 31, 2000                                     279,950    $       912
Converted to Common Shares..................            (279,950)          (912)
                                                     -----------    -----------

Balance at December 31, 2001................                  --    $        --
                                                     -----------    -----------

COMMON SHARES                                           NUMBER           AMOUNT
-------------                                           ------           ------
                                                      OF SHARES
                                                      ---------

CLASS B SPECIAL WARRANTS
Issued for cash in 1999.....................             823,707    $     2,059
                                                     -----------    -----------

Balance at December 31, 1999 and
   December 31, 2000........................             823,707    $     2,059
Converted to Common Shares..................            (823,707)        (2,059)
                                                     -----------    -----------

Balance at December 31, 2001................                  --    $        --
                                                     -----------    -----------

CLASS D PREFERRED SHARES
Balance at December 31, 1999 and
   December 31, 2000........................                  --    $        --
Issued for cash.............................             666,667         12,000
Share issue costs...........................                                (37)
                                                     -----------    -----------

Balance at December 31, 2001................             666,667    $    11,963
                                                     -----------    -----------

TOTAL SHARE CAPITAL AT DECEMBER 31, 2001....          48,180,638    $   447,303
                                                     ===========    ===========

Common shares issued on exercise of
   employee options.........................             125,500    $     1,067
Share issue cost recovery...................                  --              3
                                                     -----------    -----------

TOTAL SHARE CAPITAL AT MARCH 31, 2002.......          48,306,138    $   448,373
                                                     ===========    ===========
------------------------

(1) Includes 1,491,084 shares issued by the Corporation on a flow-through basis. In accordance with certain provisions of the Income Tax Act, Canadian exploration expenses or Canadian development expenses related to expenditures of the subscribed funds will be transferred to the shareholders. When the expenditures are renounced and the tax deductions are transferred to the shareholders, future income tax liabilities will increase and share capital will be reduced.

(2) Includes 1,601,179 shares issued by the Corporation on a flow-through basis.

(3) Includes 625,000 shares issued by the Corporation on a flow-through basis.

(c) NET LOSS PER SHARE In calculating the weighted average number of common shares outstanding, the Corporation includes Common Shares, Class B shares, Class A Special Warrants, and Class B Special Warrants. The Class B Shares have been included as they are entitled to dividends in parity with the Common Shares. On February 1, 2001 the Corporation qualified for distribution the Common Shares issuable on conversion or exercise of the Class B Shares and the Class A and B Special Warrants. Weighted average number of common shares outstanding for December 31, 2001 is 41,404,904 (December 31, 2000--26,220,847).

(d) CLASS D PREFERRED SHARES On March 14, 2001, the Corporation completed a private placement for the issuance of 666,667 Class D Preferred Shares, Series A, for proceeds of $12 million. The Class D Preferred Shares, Series A, can be converted into Common Shares prior to redemption on a one for one basis at the holder's option, which would result in the forfeiture of any accrued dividend. If not previously converted, they are redeemable at the option of the Corporation at any time at a price equal to their issue price, plus a cumulative dividend of 12% per year compounded semi-annually until January 1, 2007, from which date the dividend increases by 3% per quarter to a maximum of 24% per year. Cash dividends are not paid on the Class D Preferred Shares.

(e) CALL OBLIGATIONS The Corporation has entered into call obligation agreements with certain shareholders, which obligate the holders of the obligations to purchase up to 3,040,000 Class B Shares for $5.00 per share. The Corporation is entitled to require the subscriber to exercise their call obligations at its discretion upon the satisfaction of certain conditions. These call obligations were to expire on December 31, 2001, but were extended until March 31, 2003. An additional 2,589,641 call obligations were entered into in July 2001, whereby each call obligation is exercisable into one Class B Share and one warrant to purchase a Class B Share upon the payment of $13.00 per call obligation. These call obligations are exercisable until March 31, 2003 at the Corporation's discretion and the underlying warrant is exercisable at the then market price for a period of four years after the call obligation exercise. There is a requirement imposed by the TSE to undertake a rights offering prior to exercising any of the call obligations entered into in July 2001.

(f) WARRANTS Effective February 1, 2001 the Corporation qualified for distribution 34,033,029 Common Shares, 494,224 Class A Warrants and 465,188 Class B Warrants resulting from the conversion of 32,929,372 Class B Shares; 279,950 Class A Special Warrants; and 823,707 Class B Special Warrants. In the first quarter of 2001, all Warrant Options and the 465,188 Class B Warrants were exercised. Consequently, the Corporation issued 465,188 Common Shares and received proceeds of $3.7 million. Each Class A Warrant entitles the holder to purchase one Common Share at $2.50 per share until five years after start-up of the oil sands project. At December 31, 2001, there were 494,224 Class A Warrants outstanding.

(g) ISSUANCES On July 25, 2001, the Corporation completed a private placement to certain of its existing shareholders for the issuance of 4,130,318 Class B Shares, of which 725,589 were issued on a flow-through basis, for aggregate proceeds of $57.9 million. Certain shareholders also undertook to subscribe for 725,590 Class B Shares on a flow-through basis that were issued on November 1, 2001 for proceeds of $11.3 million. In addition, the Corporation issued a further 150,000 Class B shares on a flow-through basis on November 1, 2001 at a price of $17.30 per share, for gross proceeds of $2.6 million. All 5,005,908 Class B Shares issued during the year were converted into Common Shares on November 27, 2001 upon qualification by prospectus, for no additional proceeds.

         On October 25, 2001 the Corporation completed a Rights Offering, whereby Rights to subscribe for 3,384,835 Common Shares at a price of $14.00 per Share were offered to the holders of Common Shares and Class B Shares, for aggregate proceeds of $47.4 million.

(h) STOCK OPTIONS The Corporation has established a Stock Option Plan for the issuance of options to purchase Common Shares to directors, officers and employees of the Corporation and its subsidiaries and persons providing ongoing services to the Corporation and its subsidiaries. Options granted under the Stock Option Plan generally vest on an annual basis over four years. The stock options expire five years from each vesting date.

         The following table summarizes Stock Options outstanding and exercisable under the Stock Option Plan at December 31, 2001:

                                                         2001                                     2000
                                                         ----                                     ----
                                            NUMBER OF            WEIGHTED           NUMBER OF            WEIGHTED
                                             OPTIONS             AVERAGE             OPTIONS              AVERAGE
                                             -------          EXERCISE PRICE         -------          EXERCISE PRICE
                                                              --------------                          --------------
                                           (THOUSANDS)                             (THOUSANDS)
Outstanding at beginning of year..........      1,077                $8.53                997                 $8.50
Granted...................................        201                14.61                 80                  8.94
Exercised.................................         --                   --                 --                    --
Cancelled.................................       (40)                 8.50                 --                    --
                                                 ----                 ----                 --                    --

Outstanding at end of year................      1,238                $9.52              1,077                 $8.53
                                                =====                =====              =====                 =====

                                                         OPTIONS OUTSTANDING
                                                         --------------------                       OPTIONS EXERCISABLE
                                                                   WEIGHTED                         -------------------
EXERCISE PRICE $                                 NUMBER OF         AVERAGE       AVERAGE        NUMBER OF            WEIGHTED
----------------                                  OPTIONS         REMAINING      EXERCISE        OPTIONS              AVERAGE
                                                  -------            LIFE         PRICE          -------          EXERCISE PRICE
                                                                     ----         -----                           --------------
                                                (THOUSANDS)        (MONTHS)                    (THOUSANDS)
$8.50-$12.00..............................          1,037           69.5        $8.53                526                 $8.53
$12.01-$16.00.............................            201           85.0        14.61                 --                    --
                                                      ---           ----        -----                 --                    --

                                                    1,238           72.0        $9.52                526                 $8.53
                                                    =====           ====        =====                ===                 =====

         The number of Common Shares reserved for issuance under the Stock Option Plan was 3,000,000 at December 31, 2001 (3,000,000 at December 31, 2000). No compensation expense has been recognized when stock options are granted, in accordance with Note 2(g). Had compensation expense been determined based on the fair value method for awards made after December 31, 2001, the Corporation's net income and earnings per share would have been adjusted to the pro forma amounts indicated below:

                                                             THREE MONTHS ENDED
                                                               MARCH 31, 2002
                                                               --------------

         Net loss for the period-- as reported.......              $1,755
         Net loss for the period-- pro forma.........              $1,832
         Loss per share-- as reported................               $0.04
         Loss per share-- pro forma..................               $0.04

         The pro forma amounts exclude the effect of stock options granted prior to January 1, 2002. The weighted average fair value of options granted during the three months ended March 31, 2002, was $8.44 per option using the Black-Scholes option pricing model. The following table sets out the assumptions used in applying the Black-Scholes model:

                                                             THREE MONTHS ENDED
                                                               MARCH 31, 2002
                                                               --------------

         Risk free interest rate.....................                4.61%
         Expected life (in years)....................                5.00
         Expected volatility.........................                0.30
         Dividend per share..........................                 --

9.       SHAREHOLDERS' RIGHTS PLAN

         The Corporation has a shareholders' rights plan (the "Plan"). Under the Plan, one right will be issued with each Common Share issued. The rights remain attached to the Common Share and are not exercisable or separable unless one or more certain specified events occur. If a person or group acting in concert acquires 20 per cent or more of the Common Shares of the Corporation, the rights will entitle the holders thereof (other than the acquiring person or group) to purchase Common Shares of the Corporation at a 50 per cent discount from the then market price. The rights are not triggered by a "Permitted Bid", as defined in the Plan.

10.      COMMITMENTS

         On December 6, 1999 the Corporation executed an Authority for Expenditure ("AFE") related to the oil sands project. The original AFE obligated the Corporation to expend $709.4 million from 1999 to 2003. During the course of construction, additional costs of $248 million have been identified that will be required to complete the oil sands project. On the basis of this level of expenditures, the Corporation has funding arrangements that are sufficient to cover its share of commitments. The Corporation continues to pursue initiatives to optimize and refine its capital structure as it progresses through project construction to operations.

         In addition the Corporation has executed or will execute long-term third party agreements to provide for the following services and utilities; pipeline transportation of bitumen and upgraded products, electrical and thermal energy, production and supply of hydrogen and transportation of natural gas. Under the terms of these agreements, the Corporation is committed to pay for these utilities and services on a long-term basis, regardless of the extent that such services and utilities are actually used. If due to project delay, suspension, shut down or other reason, the Corporation fails to meet its commitment under these agreements, the Corporation may incur substantial costs and may, in some circumstances, be obligated to purchase the facilities constructed by the third parties for a purchase price in excess of the fair market value of the facilities.

         The Corporation and the other owners of the oil sands joint venture will be entering into long-term capital lease obligations for certain facilities and equipment related to the oil sands project in addition to the amounts committed to under the AFE. The Corporation has anticipated its share of the value of the leased facilities and equipment will total $40 to $60 million.

11.      SUPPLEMENTARY INFORMATION

         The following represents the Corporation's cumulative statement of cash flow from June 18, 1999 to December 31, 2001.

                                                                CUMULATIVE
                                                              FROM INCEPTION
                                                              --------------
                                                               ($THOUSANDS)

CASH PROVIDED BY (USED IN) OPERATING
  Net loss for the period........................               $ (12,437)
  Amortization...................................                     340
                                                                ---------

                                                                  (12,097)

FINANCING
  Issue of share capital.........................                 446,303
  Increase in long-term debt, net of repayment...                 279,481
  Increase in long-term liabilities..............                   4,250
  Repayment of long-term liabilities.............                  (3,344)
  Debt issue and deferred charges................                 (32,254)
                                                                ---------

CASH GENERATED...................................                 694,436
                                                                ---------

INVESTING
  Capital expenditures...........................               (672,455)
  Restricted cash................................                      --
  Decrease in non-cash working capital...........                  43,089
                                                                ---------

CASH INVESTED....................................               (629,366)
                                                                ---------

Increase in cash.................................                  52,973
Cash at beginning of period......................                      --
                                                                ---------

Cash at end of period*...........................                 $52,973
                                                                =========

* Cash comprises cash and temporary investments.

                             WESTERN OIL SANDS INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                   (TABULAR DOLLAR AMOUNTS ARE IN $ THOUSANDS)

12.      SUBSEQUENT EVENTS

(a) On April 23, 2002, the Corporation issued US$450 million of senior secured notes bearing interest at 8.375% and repayable by May 1, 2012. A portion of the proceeds of the offering of the initial notes was used to replace the Corporation's existing $535 million credit facility and repay all amounts payable to Shell Canada Limited, with the balance of the proceeds placed in a trust account to be used for funding the Corporation's share of remaining construction costs for the oil sands project.

(b) On April 23, 2002, the Corporation established a new credit facility with a Canadian chartered bank in the amount of $100 million to be provided as follows: $75 million of debt service and construction completion costs; $25 million for letter of credit requirements. Borrowings under the facility bear interest at the lenders' prime lending rate plus a margin of 100 basis points, or at the bankers' acceptance rate plus a margin of 200 basis points. Repayment of any amounts drawn are due by the third anniversary of establishment of the credit facility.

13.      UNITED STATES ACCOUNTING PRINCIPLES AND REPORTING

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which, in most respects, conform to accounting principles generally accepted in the United States (US GAAP). Canadian GAAP differs from US GAAP in the following respects:

RECONCILIATION OF NET EARNINGS UNDER CANADIAN GAAP TO US GAAP

                                                                       PERIOD ENDED DECEMBER 31,
                                                                       -------------------------
                                                      NOTE           2001             2000           1999
                                                      ----           ----             ----           ----
Net Loss--Canadian GAAP........................                     $  7,015          $ 5,422         $ --
Impact of US GAAP
  Stand-by Fees................................        (ix)            4,410            5,369           --
Net Loss--US GAAP..............................                     $ 11,425          $10,791         $ --

Net Loss per Share
Basic--Canadian GAAP...........................                     $   0.17          $  0.21         $ --
Basic--US GAAP.................................                     $   0.28          $  0.41         $ --

CONSOLIDATED STATEMENT OF CASH FLOWS--US GAAP

                                                                       PERIOD ENDED DECEMBER 31,
                                                                       -------------------------
                                                      NOTE           2001             2000           1999
                                                      ----           ----             ----           ----
Cash provided by (used in)
  Operating activities.........................        (ix)         $(11,255)         $(10,621)       $ --
  Financing activities.........................                       404,941          185,644     103,852
  Investing activities.........................        (ix)         (434,824)         (147,069)    (37,695)

(Decrease) Increase in Cash....................                     $(41,138)         $ 27,954     $66,157

CONSOLIDATED BALANCE SHEET

                                                                         AS AT DECEMBER 31,
                                                                         ------------------
                                                                        2001                           2000
                                                                        ----                           ----
                                                     NOTE          AS REPORTED       US GAAP       AS REPORTED      US GAAP
                                                     ----          -----------       -------       -----------      -------
ASSETS
Current Assets.................................                     $ 60,201         $ 60,201         $107,945     $107,945
Capital Assets.................................        (ix)          761,939          752,160          304,255      298,886
Deferred Charges...............................                       32,254           32,254           15,888       15,888

                                                                    $854,394         $844,615         $428,088     $422,719

LIABILITIES
Current Liabilities............................         (v)          $51,222         $ 54,922         $ 64,707     $ 64,707
Long-term Debt.................................                      279,481          279,481               --           --
Other Long-term liabilities....................                       88,825           88,825           65,477       65,477

                                                                     419,528          423,228          130,184      130,184

SHAREHOLDERS' EQUITY
Share Capital..................................         (v)          447,303          443,603          303,326      303,326
Deficit........................................        (ix)          (12,437)         (22,216)          (5,422)     (10,791)
                                                                     434,866          421,387          297,904      292,535

                                                                    $854,394         $844,615         $428,088     $422,719

i.       STOCK BASED COMPENSATION

         The Corporation accounts for its stock-based compensation plans under APB Opinion No. 25 and related interpretations, under which no compensation costs have been recognized in the consolidated financial statements in respect of share options granted to employees and directors. If compensation costs had been recorded in accordance with Statement of Financial Accounting Standards ("FAS") No. 123, the Corporation's net loss and net loss per share would approximate the following pro forma amounts:

                                                   YEAR ENDED         YEAR ENDED        PERIOD ENDED
                                                  DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                      2001               2000               1999
                                                      ----               ----               ----
Compensation Costs..........................          $596               $552               $--
Net Loss:
  As reported-- US GAAP.....................       (11,425)           (10,791)               --
  Pro forma.................................       (12,021)           (11,343)               --
Net Loss per Common Share
  As reported-- US GAAP.....................         (0.28)             (0.41)               --
  Pro forma.................................         (0.29)             (0.43)               --

         The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with weighted average assumptions for grants as follows:

                                                   YEAR ENDED         YEAR ENDED        PERIOD ENDED
                                                  DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                      2001               2000               1999
                                                      ----               ----               ----
Risk free interest rate.....................         5.20%              5.94%              5.99%
Expected lives (years)......................         4.00               4.00               4.00
Expected volatility.........................         0.22               0.20               0.20
Dividend per share..........................           --                 --                 --

ii.      RECENT ACCOUNTING PRONOUNCEMENTS

         STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS

         The CICA issued CICA 3870 "Stock-based Compensation and Other Stock-based Payments", effective for fiscal years beginning on or after January 1, 2002. The new standard requires that stock-based payments to non-employees, stock appreciation rights and similar awards to be settled in cash granted to employees and non-employees, and direct awards of stock to employees and non-employees be accounted for using a fair value-based method of accounting. The Corporation anticipates that adoption of CICA 3870 will not have a material effect on its consolidated financial statements.

         FOREIGN CURRENCY TRANSLATION

         The CICA approved amendments to CICA 1650 "Foreign Currency Translation", effective for fiscal years beginning on or after January 1, 2002. The amendments eliminate the deferral and amortization of translation gains and losses on long-term monetary assets and liabilities. At this time, there will be no effect on the Corporation's consolidated financial statements.

         HEDGING RELATIONSHIPS

         The CICA issued Accounting Guideline 13 "Hedging Relationships", effective for fiscal years beginning on or after June 1, 2002. The guideline establishes certain conditions for when hedge accounting may be applied, but does not specify hedge accounting methods. At this time, there would be no effect on the Corporation's consolidated financial statements from adopting the guideline.

         ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

         The Financial Accounting Standards Board ("FASB") issued FAS No. 143 "Accounting for Asset Retirement Obligations", effective for financial statements issued for fiscal years beginning after June 15, 2002. FAS No. 143 applies to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. The effect on the Corporation's consolidated financial statements has not been determined at this time.

         ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

         FASB issued FAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The standard supersedes FAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-lived Asset to be Disposed of" and APB Opinion No. 30 "Reporting Results of Operations--Reporting the Effects of Disposal of a Segment of a Business". The standard requires an impairment to be recognized on long-lived assets when the expected undiscounted cash flows are less than the carrying amount. Impairment would be calculated as the carrying amount less the fair value of the assets. The value of long-lived assets to be disposed of by sale is measured at the lower of the carrying amount or the fair value less selling costs. In addition, earnings from discontinued operations between the measurement date and the disposal date are excluded from the net gain/loss on disposal. The Corporation anticipates that the adoption of FAS No. 144 will not have a material effect on its consolidated financial statements.

iii.     FINANCIAL INSTRUMENTS

                                                       DECEMBER 31,
                                                       ------------
                                                     2001         2000
                                                     ----         ----

Long-term liabilities
  Balance sheet amount......................        $368,306     $65,477
  Fair value................................        $368,306     $65,477

iv.      INCOME TAXES

         Under US GAAP, the net deferred income tax asset is comprised of:

                                                         DECEMBER 31,
                                                         ------------
                                                       2001         2000
                                                       ----         ----

Deferred Income tax assets
  Net operating losses carried forward......          $15,430        $7,447
  Share issue costs.........................            3,191         3,878
Deferred Income tax liabilities
  Debt issue costs..........................          (4,132)       (1,432)
Less: valuation allowance...................         (14,489)       (9,893)
                                                     --------       -------

NET DEFERRED INCOME TAX ASSET...............              $--           $--
                                                          ===           ===

v.       FLOW-THROUGH SHARES

         Under Canadian GAAP flow-through shares are recorded at their face value within share capital. When the expenditures are renounced and the tax deductions transferred to the shareholders, future income liabilities will increase and share capital will be reduced. Under US GAAP when the shares are issued the proceeds are allocated between the offering of shares and the sale of tax benefits. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the flow-through shares (given no other differences between the securities). A liability is recognized for this difference. The liability is reversed when tax benefits are renounced and a deferred tax liability recognized at that time. Income tax expense is the difference between the amount of the deferred tax liability and the liability recognized on issuance. As of December 31, 2001 the Corporation has not yet recognized any renouncements of the tax deductions to the investors. The effect of this difference is to reduce share capital by $3.7 million and increase liabilities by $3.7 million.

vi.      COMPREHENSIVE INCOME

         Comprehensive income is measured in accordance with FAS 130 "Reporting Comprehensive Income". This standard defines comprehensive income as all changes in equity other than those resulting from investments by owners and distributions to owners. The Corporation does not have any "other comprehensive income" transactions. Therefore comprehensive income under US GAAP is equal to net income under Canadian GAAP for all periods.

vii.     DEVELOPMENT STAGE ENTERPRISES

         The Corporation would be defined as a development stage company under US GAAP in accordance with FAS No. 7 "Accounting and Reporting by Development Stage Enterprises". Under FAS No. 7, the deficit accumulated during the development stage is required to be presented on the balance sheet, and this equates directly to the deficit as presented in the Corporation's balance sheet under Canadian GAAP for all periods. In addition, the Corporation is required to present cumulative statements of operations since incorporation. The Corporation's cumulative Statement of Operations as presented for the periods ended December 31, 2001 and 2000 are as follows:

                                                               CUMULATIVE SINCE INCEPTION TO
                                                               -----------------------------
                                                      DECEMBER 31, 2001             DECEMBER 31, 2000
                                                      -----------------             -----------------
                                                   AS REPORTED      US GAAP      AS REPORTED      US GAAP
                                                   -----------      -------      -----------      -------
CORPORATE EXPENSES
  General and administrative................             $9,712     $19,491          $4,402      $9,771
  Large Corporations Tax....................              2,385       2,385             850         850
  Depreciation..............................                340         340             170         170
                                                            ---         ---             ---         ---

                                                        $12,437     $22,216          $5,422     $10,791
                                                        =======     =======          ======     =======

viii.    CAPITAL ASSET IMPAIRMENT

         Under Canadian GAAP when the net carrying value of a capital asset, less its related provision for future removal and site restoration costs and future income taxes, exceeds the estimated undiscounted future net cash flows together with its residual value, the excess is charged to earnings. Under US GAAP the Corporation would account for long-lived assets in accordance with the United States provisions FAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-lived Asset to be Disposed of". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

ix.      STANDBY FEES

         Under Canadian GAAP, standby fees associated with borrowing facilities can be deferred as costs incurred during the pre-operating period. Under US GAAP, these costs associated with the start-up activities would be expensed as incurred. The effect of this difference is to increase general and administrative expenses by $4.4 million for the year ended December 31, 2001 (2000 -- $5.4 million) and to reduce capital assets at December 31, 2001 by $9.8 million (2000 -- $5.4 million).

                                   APPENDIX A
         SUMMARY OF THE REPORT OF GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

         GLJ prepared a report dated April 4, 2002 evaluating the reserves attributable to Western as of January 1, 2002 and January 1, 2003, after the expected mechanical completion of the construction of the Project.

                              SEC PV-10 CALCULATION

         Since we have no actual production or sales on which to base our year end pricing reserves evaluation, the year end 2001 constant price and zero inflation scenario uses $27.67/bbl as the upgraded bitumen price (Edmonton Par price of $31.17/bbl, less $3.50/bbl), $10.84/bbl as the bitumen price for royalty calculation purposes (12(0) API crude at Hardisty of $14.84/bbl less $4.00/bbl), $3.47/MMbtu gas. Negligible value was assigned to the sulphur.

         Effective as of January 1, 2002, the present value of our estimated future net cash flow before income taxes of our proved Project reserves, discounted at 10% is $853 million.

         The tables below summarize the oil reserves and the present value of the estimated future net cash flow attributable to our ownership interest in the joint venture as evaluated in the GLJ report. All evaluations of future net cash flow are stated prior to any provisions for income tax, reclamation costs, project financing, general and corporate overhead and fees to Shell. The future net cash flows are estimates only and should not be construed as representing the fair market value of the reserves. See the notes below the tables and "Risk Factors".

               SUMMARY OF RESERVES AND PRESENT VALUES OF ESTIMATED
                   FUTURE NET CASH FLOW AS OF JANUARY 1, 2002

         ESCALATED PRICES AND COSTS

                                                                                       PRESENT VALUES OF ESTIMATED
                                                                                       ---------------------------
                                                                                       FUTURE NET CASH FLOW BEFORE
                                                                                       ---------------------------
                                                                                               INCOME TAXES
                                                                                               ------------
                                       PROJECT        OUR INTEREST       NET AFTER       0%       10%     15%   20%
                                       --------       -------------      ----------      --       ---     ---   ---
                                       RESERVES     RESERVES (MMBBLS)     ROYALTY
                                       (MMBBLS)                           (MMBBLS)
                                       --------                           --------
                                                                                              ($ IN MILLIONS)
Proved............................           1,111             222            206        2,359       708   401    219
Probable..........................             570             114             94        2,087       351   199    134
Risked probable (50%).............             285              57             47        1,044       175    99     67
Proved plus 50% probable..........           1,396             279            253        3,403       884   501    286
Proved plus probable..............           1,681             336            300        4,447     1,059   600    353

         CONSTANT PRICES AND COSTS

                                                                                      PRESENT VALUES OF ESTIMATED
                                                                                      ---------------------------
                                                                                      FUTURE NET CASH FLOW BEFORE
                                                                                      ---------------------------
                                                                                              INCOME TAXES
                                                                                              ------------
                                      PROJECT        OUR INTEREST       NET AFTER       0%       10%     15%   20%
                                      --------       -------------      ----------      --       ---     ---   ---
                                      RESERVES     RESERVES (MMBBLS)     ROYALTY
                                      ---------    -----------------     -------
                                      (MMBBLS)                           (MMBBLS)
                                      --------                           --------
                                                                                             ($ IN MILLIONS)
Proved............................          1,111              222            220        2,705       853   505    298
Probable..........................            570              114            100        1,919       345   201    138
Risked probable (50%).............            285               57             50          960       172   101     69
Proved plus 50% probable..........          1,396              279            270        3,664     1,025   606    367
Proved plus probable..............          1,681              336            320        4,624     1,197   707    436

         The tables below summarize the oil reserves and the present value of the estimated future net cash flow attributable to our ownership interest in the joint venture as evaluated in the GLJ report as of January 1, 2003, after the expected completion of the construction of the Project and expenditure of total capital investment for the period beginning in 1999 and ending December 31, 2002. See the notes below and "Risk Factors".

           SUMMARY OF RESERVES AND PRESENT VALUES OF ESTIMATED FUTURE
                       NET CASH FLOW AS OF JANUARY 1, 2003

         ESCALATED PRICES AND COSTS

                                                                                         PRESENT VALUES OF ESTIMATED
                                                                                         ---------------------------
                                                                                         FUTURE NET CASH FLOW BEFORE
                                                                                         ---------------------------
                                                                                                 INCOME TAXES
                                                                                                 ------------
                                        PROJECT       OUR INTEREST       NET AFTER       0%       10%      15%     20%
                                        --------      -------------      ----------      --       ---      ---     ---
                                       RESERVES     RESERVES (MMBBLS)     ROYALTY
                                       ---------    -----------------     -------
                                        (MMBBLS)                          (MMBBLS)
                                                                                               ($ IN MILLIONS)
Proved............................            1,111            222            206        2,724     1,161      853    662
Probable..........................              570            114             94        2,067       365      207    139
Risked probable (50%).............              285             57             47        1,033       183      104     69
Proved plus 50% probable..........            1,396            279            253        3,758     1,344      956    732
Proved plus probable..............            1,681            336            300        4,791     1,527    1,060    801

         CONSTANT PRICES AND COSTS

                                                                                                     PRESENT VALUES OF ESTIMATED
                                                                                                     ---------------------------
                                                                                       FUTURE NET CASH FLOW BEFORE
                                                                                       ---------------------------
                                                                                               INCOME TAXES
                                                                                               ------------
                                      PROJECT       OUR INTEREST       NET AFTER       0%       10%      15%     20%
                                      --------      -------------      ----------      --       ---      ---     ---
                                     RESERVES     RESERVES (MMBBLS)     ROYALTY
                                     ---------    -----------------     -------
                                      (MMBBLS)                          (MMBBLS)
                                                                                             ($ IN MILLIONS)
Proved............................          1,111             222            220        3,070     1,321      973    757
Probable..........................            570             114            100        1,899       358      210    144
Risked probable (50%).............            285              57             50          950       179      105     72
Proved plus 50% probable..........          1,396             279            270        4,019     1,500    1,078    829
Proved plus probable..............          1,681             336            320        4,969     1,679    1,183    901

------------------------

NOTES:

         o        Columns may not add due to rounding.

         o Reserve definitions consistent with National Policy Statement 2-B of the Canadian Securities Administrators have been used in the GLJ Report, where:

         _ "Proved Reserves" are those quantities of reserves estimated as recoverable with a high degree of certainty under current technology and existing economic conditions, from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data.

         _ "Probable Reserves" are those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggests the likelihood of their existence and future recovery.

         _ "Established" is a proved plus risked probable category that incorporates 50 percent of the unrisked probable reserves, production and cash flow.

         o The Project reserves are undeveloped. No reserves have been attributed to the bitumen deposits present in the remainder of Lease 13, or Leases 88 and 89, because of the current uncertainty of their development.

         o        Oil volumes correspond to upgraded bitumen on the basis of
                  1.03 bbls per bbl of undiluted bitumen. Production from the upgrader will include volumes that are attributable to off-lease feedstock purchases that cannot be booked as Project reserves. In the escalated price case, GLJ estimates the oil pricing to be Edmonton Par less $3.50/bbl in 2003, $2.50/bbl in 2004 and $2.00/bbl thereafter. In the constant price case, GLJ estimates the oil pricing to be Edmonton Par less $3.50/bbl. These pricing forecasts reflect total revenues associated with the output from the upgrader less the purchase costs associated with feedstock.

         o Bitumen production has been forecast by GLJ to start in 2003, and reach 155,000 bbls per day by 2007 in the proved plus risked probable category. Although production is currently targeted for late 2002, any production prior to 2003 has been considered negligible. Production in the proved case is forecast to be 105,000 bbls per day in 2003 and to average 150,000 bbls per day thereafter, with a mine life of 20 years. The 150,000 bbls per day rate and 20 years of operation is consistent with the regulatory applications. In the proved plus probable case, production is forecast to grow from a rate of 124,000 bbls per day in 2003 to an average rate of 160,000 bbls per day by 2007. The reserves recovered in the proved plus probable category reflect a 10 year extension to the proved forecast consistent with the Mine plan prepared for the feasibility study which was prepared in connection with the Project.

         o Remaining capital costs relating to post-AFE Project costs are forecast in the proved plus risked probable reserves evaluation to be $386 million (2002 $).

         o Operating costs over the Project life will fluctuate, with an average of approximately $12.22/bbl (2002 $) undiluted bitumen forecast in the proved plus risked probable category. Sustaining capital of approximately $1.05/bbl (2002 $) bitumen is forecast in the proved plus risked probable category. The evaluation recognizes that a component of operating costs is tied to the price of natural gas; $3.47/MMbtu was used in the above estimate. A range of operating and capital costs are used by GLJ, with higher estimates being used in the proved category and lower estimates used in the proved plus probable category.

         o While the production, operating and capital costs were prepared with an understanding as to the feasibility study prepared in connection with the Project and due diligence reports obtained by us, these forecasts reflect GLJ's judgement and interpretations and should not be construed as corresponding to the owners' expectations.

         o Royalties are anticipated to be paid at the Muskeg River mine boundary using a deemed bitumen revenue. The basis for determining the bitumen price has not been determined. For purposes of this evaluation, GLJ has deducted $4.00/bbl from GLJ's price for 12 degree heavy oil at Hardisty to reflect the lower quality and transportation. The royalties correspond to the generic oil sand royalty regime recently enacted. An initial royalty of 1% on gross revenue is paid until 100% of the Project capital, including a return on capital, has been recovered. The royalty subsequently becomes 25% of net deemed bitumen revenue. The return allowance is set at the monthly federal long-term bond rate, which is forecast to be 4% real.

         o The constant price assumptions reflect GLJ's December 31, 2001 price of $31.17/bbl (US$19.84 WTI) Edmonton Par oil, $14.84/bbl 12 degree crude at Hardisty, $3.47/MMbtu gas and zero inflation. In the escalated price assumptions, the following GLJ price forecast effective January 1, 2002 was used:

YEAR                PROJECT       EXCHANGE       WTI CRUDE OIL       LIGHT, SWEET       HEAVY CRUDE OIL        ALBERTA SPOT
----               INFLATION        RATE          AT CUSHING          CRUDE OIL           (12 API) AT              GAS
                       %          $US/$CDN         OKLAHOMA            $CDN/BBL             HARDISTY             $/MMBTU
                       -          --------          $YS/BBL            --------             $CDN/BBL             -------
                                                    -------                                 --------
2002.............      4.0          0.63             21.75              33.75                  21.50               3.95
2003.............      4.0          0.65             21.00              31.25                  19.75               4.45
2004.............      3.0          0.67             21.00              30.50                  19.50               4.50
2005.............      2.0          0.69             21.00              29.50                  19.25               4.50
2006.............      1.5          0.70             21.25              29.50                  19.25               4.50
2007.............      1.5          0.70             21.75              30.00                  19.75               4.50
2008.............      1.5          0.70             22.00              30.50                  20.25               4.50
2009.............      1.5          0.70             22.25              31.00                  20.75               4.55
2010.............      1.5          0.70             22.50              31.50                  21.25               4.60
2011.............      1.5          0.70             23.00              32.00                  21.75               4.70
2012.............      1.5          0.70             23.25              32.50                  22.25               4.75
2013+............      1.5          0.70          +1.5%/yr           +1.5%/yr               +1.5%/yr           +1.5%/yr

             CERTIFICATE OF WESTERN OIL SANDS INC. AND THE PROMOTERS


Dated: July 8, 2002


         This short from prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities being offered by this short form prospectus as required by the securities laws of the Province of Alberta.

         /s/ Guy J. Turcotte                    /s/ David A. Dyck
         -------------------                    -----------------
 President and Chief Executive Officer        Vice-President, Finance
                                             and Chief Financial Officer

                       ON BEHALF OF THE BOARD OF DIRECTORS

         /s/ Geoffrey A. Cumming                /s/ Brian F. MacNeill
         -----------------------                ---------------------
                Director                               Director

                                    PROMOTERS

         /s/ Guy J. Turcotte                    /s/ John Frangos
         -------------------                    ----------------

                                /s/ Allen P. Barber
                                -------------------

================================================================================
                             Western Oil Sands Inc.

                        Exchange Offer for US$450,000,000
                      8 3/8% Senior Secured Notes Due 2012

                                    [GRAPHIC]

                                      -----


                               P R O S P E C T U S
                                  July 8, 2002


                                      -----

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Western Oil Sands Inc. since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

         Broker-dealers that effect transactions in these securities, whether or not participating in this exchange offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                     PART II
                    INFORMATION NOT REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The BUSINESS CORPORATIONS ACT (Alberta) provides that a corporation may, in certain circumstances, indemnify a director or officer of the corporation, a former director or officer of the corporation, a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, "Indemnified Persons") against all costs, charges and expenses reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or other body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The by-laws of the Registrant provide that it shall indemnify Indemnified Persons of the Registrant to the maximum extent permitted by the BUSINESS CORPORATIONS ACT (Alberta).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. The Registrant carries certain insurance coverage, in respect of potential claims against its directors and officers and in respect of losses of which the Registrant may be required or permitted by law to indemnify such directors and officers.

                                    EXHIBITS


EXHIBIT        DESCRIPTION
NUMBER         -----------
------

4.1*           Company Annual Information Form dated May 10, 2002.

4.2*           Company Management Information Circular dated March 27, 2002.

4.3* Company Comparative Audited Consolidated Financial Statements for the year ended December 31, 2001, together with the auditors' report thereon (contained in the Company's Annual Report for the year ended December 31, 2001).

4.4* Management's Discussion and Analysis for the year ended December 31, 2001 contained in the Company's Annual Report for the year ended December 31, 2001.

5.1*           Consent of Gilbert Laustsen Jung Associates Ltd.

5.2*           Consent of Macleod Dixon.

5.3*           Consent of NorWest Mine Services, Inc.

5.4            Consent of PricewaterhouseCoopers LLP, Chartered Accountants.

5.5*           Consent of Purvin & Gertz, Inc.

6.1*           Powers of Attorney.

7.1* Indenture, dated as of April 23, 2002 by and between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee.

7.2* Statement of Eligibility on Form T-1 of The Bank of Nova Scotia Trust Company of New York.

9.1*           Letter of Transmittal.

9.2*           Notice of Guaranteed Delivery.

------------------------

*    Previously filed.

                                    PART III
                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.


ITEM 2.  CONSENT TO SERVICE OF PROCESS


         Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.


         Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Securities and Exchange Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.



                                      III-1

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on July 8, 2002.


                                   WESTERN OIL SANDS INC.


                                   By:  /s/ David A. Dyck
                                        ---------------------------------------
                                        Name:   David A. Dyck
                                        Title:  Vice-President, Finance and
                                                Chief Financial Officer






         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 8, 2002.


SIGNATURE                  TITLE
---------                  -----

/s/ *                      President and Chief Executive Officer and Director
------------------------   (Principal Executive Officer)
Guy J. Turcotte


/s/ *                      Vice-President, Finance and Chief Financial Officer
------------------------   (Principal Financial and Accounting Officer)
David A. Dyck


/s/ *                      Chairman and Director
------------------------
Geoffrey A. Cumming


/s/ *                      Director
------------------------
Glen F. Andrews


/s/ *                      Director
------------------------
Tullio Cedraschi


/s/ *                      Director
------------------------
Walter W. Grist


/s/ *                      Director
------------------------
Brian F. MacNeill


/s/ *                      Director
------------------------
Robert G. Puchniak


/s/ *                      Director
------------------------
Mac H. Van Wielingen


Signed pursuant to power of
attorney previously filed.

*By: /s/ David A. Dyck
     ------------------------
     Name:   David A. Dyck
     Title:  Attorney-in-fact

July 8, 2002

                            AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, in Calgary, Canada, on July 8, 2002.


                                   WESTERN OIL SANDS (U.S.A.) INC.

                                   By:  /s/ David A. Dyck
                                        ---------------------------------------
                                        Name:   David A. Dyck
                                        Title:  Authorized Signatory

                                  EXHIBIT INDEX


EXHIBIT        DESCRIPTION
NUMBER         -----------
------

4.1*           Company Annual Information Form dated May 10, 2002.

4.2*           Company Management Information Circular dated March 27, 2002.

4.3* Company Comparative Audited Consolidated Financial Statements for the year ended December 31, 2001, together with the auditors' report thereon (contained in the Company's Annual Report for the year ended December 31, 2001).

4.4* Management's Discussion and Analysis for the year ended December 31, 2001 contained in the Company's Annual Report for the year ended December 31, 2001.

5.1*           Consent of Gilbert Laustsen Jung Associates Ltd.

5.2*           Consent of Macleod Dixon.

5.3*           Consent of NorWest Mine Services, Inc.

5.4            Consent of PricewaterhouseCoopers LLP, Chartered Accountants.

5.5*           Consent of Purvin & Gertz, Inc.

6.1*           Powers of Attorney.

7.1* Indenture, dated as of April 23, 2002 by and between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee.

7.2* Statement of Eligibility on Form T-1 of The Bank of Nova Scotia Trust Company of New York.

9.1*           Letter of Transmittal.

9.2*           Notice of Guaranteed Delivery.

------------------------

*    Previously filed.